As filed with the Securities and Exchange Commission on April 20, 2021.

Registration No. 333-229747

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

POST-EFFECTIVE AMENDMENT NO. 4 TO

Registration Statement Under

THE SECURITIES ACT OF 1933

Equitable Financial Life Insurance Company of America

(Exact Name of Registrant as Specified in its Charter)

Arizona

(State or Other Jurisdiction of Incorporation or Organization)

6311

(Primary Standard Industrial Classification Code Number)

86-0222062

(I. R. S. Employer Identification Number)

525 Washington Boulevard
Jersey City, New Jersey 07310
(212) 554-1234

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SHANE DALY
Vice President and Associate General Counsel

Equitable Financial Life Insurance Company of America

525 Washington Boulevard

Jersey City, New Jersey 07310
(212) 314-3912

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please Send Copies of all Communications to:
DODIE C. KENT, ESQ.
Eversheds Sutherland (US) LLP
1114 Avenue of the Americas
New York, New York 10036-7703

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Guaranteed Interest Account with Market Value Adjustment under Flexible Payment Variable Annuity Contracts

PROSPECTUS Dated May 1, 2021	Issued by Equitable Financial Life Insurance Company of America

Equitable Financial Life Insurance Company of America (the "Company") issues the Guaranteed Interest Account with Market Value Adjustment described in this prospectus. The Guaranteed Interest Account with Market Value Adjustment is available only under certain variable annuity contracts that we offer.

This Contract is no longer being sold. This prospectus is used with current Contract Owners only. We will continue to accept Purchase Payments under existing Contracts. You should note that your Contract features and charges, and your investment options, may vary depending on your state and/or the date on which you purchased your Contract. For more information about the particular options, features and charges applicable to you, please contact your financial professional and/or refer to your Contract.

Among the many terms of the Guaranteed Interest Account with Market Value Adjustment are:

•  Guaranteed interest to be credited for specific periods (referred to as "Accumulation Periods").

•  Three (3), five (5), seven (7) and ten (10) year Accumulation Periods are available.

•  Interest will be credited for the entire Accumulation Period on a daily basis. Different rates apply to each Accumulation Period and are determined by the Company from time to time at its sole discretion.

•  A Market Value Adjustment may be charged if part or all of the Guaranteed Interest Account with Market Value Adjustment is surrendered or transferred before the end of the Accumulation Period.

•  Potential purchasers should carefully consider the factors described in "Risk Factors" beginning on page 7, as well as the other information contained in this prospectus before allocating Purchase Payments or Fund Values to the Guaranteed Interest Account with Market Value Adjustment offered herein.

These are only some of the terms of the Guaranteed Interest Account with Market Value Adjustment. Please read this prospectus and the prospectus for the variable annuity contract carefully for more complete details of the Contract.

Equitable Advisors, LLC and Equitable Distributors, LLC serve as the distributors of the Contracts. They use their best efforts to sell the Contracts, but are not required to sell a specific number or dollar amount of Contracts.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The Contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

MLA-GIAMVA 05.20

TABLE OF CONTENTS

1. Definitions	3
2. Summary	4
Purpose of the Guaranteed Interest Account with Market Value Adjustment	4
Purchase Payments	4
The Accumulation Periods	4
Crediting of interest	4
The Market Value Adjustment	5
Transfers, Surrenders and Loans	5
Death benefit	7
Other provisions of the Contract	7
3. Risk factors	7
4. Description of the Guaranteed Interest Account with Market Value Adjustment	8
General	8
Allocations to the Guaranteed Interest Account with Market Value Adjustment	8
Specified Interest Rates and the Accumulation Periods	9
End of Accumulation Periods	9
The Market Value Adjustment	10
Contract charges	11
Guaranteed Interest Account at annuitization	11
5. Federal tax status	11
Introduction	11
Taxation of annuities in general	12
Qualified retirement plans	15
Federal Income tax withholding	19
6. Investments	19
7. Contracts and the Distribution of the Guaranteed Interest Account with Market Value Adjustment	20
8. Equitable Financial Life Insurance Company of America	23
9. Legal proceedings	23
10. COVID-19	24
11. Cyber-security	24
12. Additional information	24
Appendix: Information about Equitable Financial Life Insurance Company of America

1. Definitions

Accumulation Period — Currently 3, 5, 7 and 10 years. The Accumulation Period starts on the Business Day that falls on, or next follows, the date the Purchase Payment is transferred into the Guaranteed Interest Account with Market Value Adjustment and ends on the Monthly Contract Anniversary immediately prior to the last day of that Accumulation Period.

Annuitant — The person upon whose life continuation of any annuity payment depends.

Annuity Starting Date — Attainment of age 95, or at the discretion of the Owner of the Contract, a date that is at least ten years from the Effective Date of the Contract.

Business Day — Our "business day" is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4.00 p.m. Eastern Time (or as of an earlier close of regular trading). A Business Day does not include a day on which the New York Stock Exchange is not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions.

Cash Value — The Contract's Fund Value, less (1) any applicable Surrender Charge, (2) any outstanding debt, and (3) any applicable Market Value Adjustment.

Code — The Internal Revenue Code of 1986, as amended.

Company — Equitable Financial Life Insurance Company of America, the issuer of the Contract. "We," "us," and "our" also refer to the Company.

Contract — The individual flexible payment variable annuity contract under which the Guaranteed Interest Account with Market Value Adjustment is available as an allocation option.

Contract Anniversary — An anniversary of the Effective Date of the Contract.

Contract Year — Any period of twelve (12) months commencing on the Effective Date and each Contract Anniversary hereafter.

Effective Date — The date the Contract begins as shown in the Contract.

Fund Value — The aggregate dollar value as of any Business Day of all amounts accumulated under each of the Subaccounts, the Guaranteed Interest Account, and the Loan Account of the Contract.

General Account — The General Account of the Company, which consists of all of the Company's assets other than those assets allocated to the Company's separate accounts.

Good Order — Instructions that we receive at the Operations Center within the prescribed time limits, if any, specified in the Contract for the transaction requested. The instructions must be on the appropriate form or in a form satisfactory to us that includes all the information necessary to execute the requested transaction, and must be signed by the individual authorized to make the transaction. To be in "Good Order," instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions and we must be able to execute the requisite orders.

Guaranteed Interest Account with Market Value Adjustment — An account which is part of the General Account.

Loan — Available under a Contract issued under Section 401(k) of the Code, subject to availability. To be considered a Loan: (1) the term must be no more than five years, (2) repayments must be at least quarterly and substantially level, and (3) the amount is limited to dollar amounts specified by the Code, not to exceed 50% of the Fund Value.

Loan Account — A part of the General Account where Fund Value is held as collateral for a Loan. An Owner may transfer Fund Value in the Subaccounts and/or Guaranteed Interest Account with Market Value Adjustment to the Loan Account.

Market Value Adjustment or MVA — An amount added to or deducted from the amount surrendered or transferred from the Guaranteed Interest Account with Market Value Adjustment for Contracts issued in certain states.

Monthly Contract Anniversary — The date of each month corresponding to the Effective Date. For example, for a Contract with a June 15 Effective Date, the Monthly Contract Anniversary is the 15th of each month. If the Effective Date falls on the 29th, 30th or 31st day of a month, the Monthly Contract Anniversary will be the earlier of that day or the last day of the particular month in question.

Operations Center — 5788 Widewaters Parkway, Syracuse, New York 13214

Owner — The person so designated in the application to whom all rights, benefits, options, and privileges apply while the Annuitant is living. If a Contract has been absolutely assigned, the assignee becomes the Owner.

Purchase Payment — An amount paid to the Company by the Owner or on the Owner's behalf as consideration for the benefits provided by the Contract.

Subaccount — A division of Equitable Financial Life Insurance Company of America Variable Account A, the separate account supporting the variable annuity portion of the Contracts.

Surrender Charge — A deferred sales load, expressed as a percentage of Fund Value surrendered.

2. Summary

This summary provides you with a brief overview of the more important aspects of the Contract's Guaranteed Interest Account with Market Value Adjustment. It is not intended to be complete. More detailed information is contained in this prospectus on the pages following this summary and in the Contract. This summary and the entire prospectus will describe only the Guaranteed Interest Account with Market Value Adjustment. Other parts of the Contract are described in the Contract and in the prospectus for the variable annuity. Before allocating your Purchase Payments to the Guaranteed Interest Account with Market Value Adjustment, we urge you to read both prospectuses carefully.

Purpose of the Guaranteed Interest Account with Market Value Adjustment

The Guaranteed Interest Account with Market Value Adjustment is designed to provide you with an opportunity to receive a guaranteed fixed rate of interest. You can choose the period of time over which the guaranteed fixed rate of interest will be paid. That period of time is known as the Accumulation Period.

The Guaranteed Interest Account with Market Value Adjustment is also designed to provide you with the opportunity to transfer part or all of the Guaranteed Interest Account with Market Value Adjustment to the Subaccounts available to you under the Contract. It is also designed to provide you with the opportunity to surrender part or all of the Guaranteed Interest Account with Market Value Adjustment before the end of the Accumulation Period. If you ask us to transfer or surrender part or all of the Guaranteed Interest Account, we may apply an MVA. This adjustment may be positive, negative, or zero. A negative MVA can result in the loss of some or all of interest previously credited to you and the loss of a portion of the Purchase Payments you invested in the Contract.

Purchase Payments

The Purchase Payments you make for the Contract are received by the Company. Currently earnings on those Purchase Payments are not subject to taxes imposed by the U.S. Government or any state or local government.

You may allocate all or part of your Purchase Payments to the Guaranteed Interest Account with Market Value Adjustment.

The Accumulation Periods

There are 4 different Accumulation Periods currently available: a 3-year Accumulation Period, a 5-year Accumulation Period, a 7-year Accumulation Period and a 10-year Accumulation Period. You may allocate initial or additional Purchase Payments made under the Contract to one or more Accumulation Periods. You may also ask us to transfer Fund Values from the Subaccounts available under the Contract to one or more of the Accumulation Periods. There is no minimum amount required for allocation or transfer to an Accumulation Period. (See "Allocations to the Guaranteed Interest Account with Market Value Adjustment.")

Each Accumulation Period starts on the Business Day that falls on, or next follows, the date on which allocations are made and Purchase Payments are received or Fund Values are transferred. Each Accumulation Period ends on the Monthly Contract Anniversary immediately prior to the 3, 5, 7 or 10 year anniversary of the start of the Accumulation Period (the "Maturity Date"). This means that the Accumulation Period for a 3, 5, 7 or 10 year Accumulation Period may be up to 31 days shorter than 3, 5, 7 or 10 years, respectively. (See "Specified Interest Rates and the Accumulation Periods.")

Crediting of interest

The Company will credit amounts allocated to an Accumulation Period with interest at an annual rate not less than 3.50%. This interest rate is referred to as the "Specified Interest Rate." It will be credited for the duration of the Accumulation Period. Specified Interest Rates for each Accumulation Period are declared periodically at the sole discretion of the Company. (See "Specified Interest Rates and the Accumulation Periods.")

At least 15 days and at most 45 days prior to the Maturity Date, Owners having Fund Values allocated to such Accumulation Periods will be notified of the impending Maturity Date. Owners will then have the option of directing the surrender or transfer (including transfers for the purpose of obtaining a Loan) of the Fund Value within 30 days before the end of the Accumulation Period without application of any MVA.

The Specified Interest Rate will be credited to amounts allocated to an Accumulation Period, so long as such allocations are neither surrendered nor transferred prior to the Maturity Date. The Specified Interest Rate is credited daily, providing an annual effective yield. (See "Specified Interest Rates and the Accumulation Periods.")

The Market Value Adjustment

Amounts that are surrendered or transferred (including transfers for the purpose of obtaining a Loan) from an Accumulation Period more than 30 days before the Maturity Date will be subject to an MVA. An MVA will not apply upon annuitization or upon payment of a death benefit. The MVA is determined through the use of a factor, which is known as the MVA Factor. This factor is discussed in detail in the section entitled "The Market Value Adjustment." The MVA could cause an increase or decrease or no change at all in the amount of the distribution from an Accumulation Period.

Transfers, Surrenders and Loans

When you request that Fund Value in the Guaranteed Interest Account with Market Value Adjustment be transferred to Equitable Financial Life Insurance Company of America Variable Account A, surrendered, loaned to you, or used to pay any charge imposed in accordance with the Contract, you should tell the Company the source of Fund Value, by Accumulation Period, of amounts to be transferred, surrendered, loaned, or used to pay charges. Except as described in the next sentence, we will not process the transaction unless you tell us the Accumulation Period(s) from which Fund Value should paid. If you do not specify an Accumulation Period, your transaction will be processed using the Accumulation Periods in the order in which money was most recently allocated.

Transfers

Transfers may be made from the Guaranteed Interest Account with Market Value Adjustment at any time, but, if they are made before the end of the 3, 5, 7 or 10 year Accumulation Period there will be a Market Value Adjustment for Contracts issued in most states (except as described in the next sentence). If the transfer request is received in Good Order within 30 days before the end of the Accumulation Period, no Market Value Adjustment will apply. If multiple Accumulation Periods are in effect, your transfer request must specify from which Accumulation Period(s) we are to make the transfer.

Contracts issued in Maryland, Massachusetts, New Jersey, Oklahoma, Oregon, Pennsylvania, South Carolina, Texas and Washington with Fund Value must maintain a minimum Fund Value in the Guaranteed Interest Account with Market Value Adjustment of $2,500.

Surrenders

The Owner may elect to make a surrender of all or part of the Contract's Fund Value provided it is:

•  on or before the Annuity Starting Date, and

•  during the lifetime of the Annuitant.

Any such election shall specify the amount of the surrender. The surrender will be effective on the date a proper written request is received by the Company at its Operations Center in Good Order.

The amount of the surrender may be up to the Contract's Cash Value (a "full surrender"), which is its Fund Value less:

(1)  any applicable Surrender Charge, and

(2)  any applicable Market Value Adjustment, and

(3)  any outstanding debt.

The surrender may also be for a lesser amount than the Cash Value (a "partial surrender"). Requested partial surrenders that would leave a Cash Value of less than $1,000 are treated and processed as a full surrender. In such case, the entire Cash Value will be paid to the Owner. For a partial surrender, any Surrender Charge or any applicable Market Value Adjustment will reduce the Fund Value in addition to the amount requested by the Owner. A partial surrender may reduce your death benefit proportionately by the same percentage that the surrender (including any Surrender Charge and any Market Value Adjustment, if applicable) reduced Fund Value.

A surrender will result in the cancellation of units of the particular Subaccounts (with respect to the variable annuity portion of the Contract) and/or the withdrawal of amounts credited to the Guaranteed Interest Account with Market Value Adjustment Accumulation Periods, as chosen by the Owner. The aggregate value of the surrender will be equal to the dollar amount of the surrender plus, if applicable, any Surrender Charge and any applicable Market Value Adjustment. For a partial surrender, the Company will cancel units of the particular Subaccounts (with respect to the variable annuity portion of the Contract) and withdraw amounts from the Guaranteed Interest Account with Market Value Adjustment Accumulation Period under the allocation specified by the Owner. The unit value applicable to a surrender from the Subaccounts will be the unit value next determined after receipt of the surrender request in Good Order at our Operations Center. The Owner can specify partial surrender allocations by either amount or percentage. Allocations by percentage must be in whole percentages (totaling 100%). The minimum percentage of allocation for a partial surrender is 10% of any Subaccount or Guaranteed Interest Account with Market Value Adjustment designated by the Owner. The request will not be accepted if:

•  there is insufficient Fund Value in the Guaranteed Interest Account with Market Value Adjustment or a Subaccount to provide for the requested allocation against it, or

•  the request is incomplete or incorrect or otherwise not in Good Order.

Any Surrender Charge will be allocated against the Guaranteed Interest Account with Market Value Adjustment and each Subaccount in the same proportion that each allocation bears to the total amount of the partial surrender. Contracts issued in Maryland, the Commonwealth of Massachusetts, New Jersey, Oklahoma, Oregon, the Commonwealth of Pennsylvania, South Carolina, Texas and Washington must maintain a minimum Fund Value in the Guaranteed Interest Account with Market Value Adjustment of $2,500.

The variable annuity prospectus fully describes the Surrender Charges. Please refer to the variable annuity prospectus for complete details regarding the Surrender Charges under the Contracts.

The amount of any surrender, death benefit, or transfer payable from Equitable Financial Life Insurance Company of America Variable Account A will be paid in accordance with the requirements of the Investment Company Act of 1940, as amended (the "1940 Act"). However, the Company may be permitted to postpone such payment under the 1940 Act. Postponement is currently permissible only for any period during which:

(1)  the New York Stock Exchange is closed other than customary weekend and holiday closings, or

(2)  trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission, or

(3)  an emergency exists as a result of which disposal of securities held by Equitable Financial Life Insurance Company of America Variable Account A is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of Equitable Financial Life Insurance Company of America Variable Account A.

Any surrender involving payment from amounts credited to the Guaranteed Interest Account with Market Value Adjustment may be postponed, at the option of the Company, for up to 6 months from the date the request for a surrender is received by the Company in Good Order. Surrenders involving payment from the Guaranteed Interest Account with Market Value Adjustment may in certain circumstances and in certain states also be subject to a Market Value Adjustment, in addition to a Surrender Charge.

The tax results of a surrender should be carefully considered. (See "Federal tax status.")

Please note: If mandated under applicable law, we may be required to reject a Purchase Payment. In addition, we may also be required to block an Owner's account and thereby refuse to honor any request for transfers, partial surrenders, Loans or death benefits until instructions are secured from the appropriate regulator. We may also be required to provide additional information about your account to government regulators.

Loans

Qualified Contracts issued under Section 401(k) under the Code will have a loan provision (except in the case of Contracts issued in Vermont) under which a Loan can be taken using the Contract as collateral for the Loan. All of the following conditions apply in order for the amount to be considered a loan, rather than a (taxable) partial surrender:

•  The term of the Loan generally must be 5 years or less.

•  Repayments are required at least quarterly and must be substantially level.

•  The Loan amount is limited to certain dollar amounts as specified by the IRS.

The Owner (which is the plan trustee, for a Qualified Contract) must certify that these conditions are satisfied. Loans could have tax consequences. (See "Federal tax status.")

In any event, the maximum outstanding Loan on a Contract is 50% of the Fund Value in the Subaccounts and/or the Guaranteed Interest Account with Market Value Adjustment. Loans are not permitted before the end of the right to return contract period. In requesting a Loan, the Owner must specify the Subaccounts from which Fund Value equal to the amount of the Loan requested will be taken. Loans from the Guaranteed Interest Account with Market Value Adjustment are not taken until Fund Value in the Subaccounts is exhausted. If in order to provide the Owner with the amount of the Loan requested, and Fund Values must be taken from the Guaranteed Interest Account with Market Value Adjustment, then the Owner must specify the Accumulation Periods from which Fund Values equal to such amount will be taken. If the Owner fails to specify Subaccounts and Accumulation Periods, the request for a Loan will be returned to the Owner.

Values are transferred to a Loan Account that earns interest at an annual rate of 3.50%. The annual loan interest rate charged on outstanding Loans will be 6% in arrears. Thus, the annual net cost of the loan is 2.50%. Any interest not paid when due will be added to the Loan balance and bear interest at the 6% annual rate.

Loan repayments must be specifically earmarked as loan repayment and will be allocated to the Subaccounts and/or the Guaranteed Interest Account with Market Value Adjustment using the most recent payment allocation on record. Otherwise, we will treat the payment as a net Purchase Payment.

Death benefit

Upon payment of a death benefit, if there are funds allocated to the Guaranteed Interest Account with Market Value Adjustment at the time of death, any applicable Market Value Adjustment will be waived.

Other provisions of the Contract

This summary and this prospectus do not describe the other provisions of the Contract. Please refer to the separate prospectus concerning the variable annuity portion of the Contract and to the Contract itself for the details of these provisions.

3. Risk factors

Potential purchasers should carefully consider the Company's risk factors described in this section as well as the other information contained in this prospectus before allocating Purchase Payments or Fund Values to the Guaranteed Interest Account with Market Value Adjustment offered herein. Such risk factors relate to the Company's claims-paying ability and financial strength, upon which payments from the Company's General Account depend. They include:

(i)  Real estate-related risks. The risk of losses on real estate and commercial mortgage loans held in our General Account,

(ii)  General investment portfolio risks. Other risks relating to the Company's investment portfolio (e.g., especially fixed-income securities) that could affect the profitability of the Company,

(iii)  Interest rate risks. The risk that interest rate changes could make certain of the Company's products less profitable to the Company or less attractive to customers,

(iv)  Litigation risks. Risks with respect to certain sales practice litigation that could result in substantial judgments against the Company,

(v)  Risk of significant contract surrenders. The risk of increased surrenders of certain annuities as the Surrender Charges with respect to such annuities expire that could eliminate sources of revenues (charges under the annuities) and/or exhaust the Company's liquid assets and force the Company to liquidate other assets, perhaps on unfavorable terms,

(vi)  Claims experience risks. The risk of variations in claims experience that could be different than the assumptions management used in pricing the Company's products,

(vii)  Insurance regulatory risk. Risks related to certain insurance regulatory matters — i.e., that certain issues raised during examinations of the Company could have a material impact on the Company,

(viii)  Ratings risks. Risks with respect to claims paying ability ratings and financial strength ratings that could adversely affect the Company's ability to compete, and

(ix)  Federal income tax legislation risks. Risks of potential adoption of new federal income tax legislation that could adversely affect the Company and its ability to compete with non-insurance products and the demand for certain insurance products.

4. Description of the Guaranteed Interest Account with Market Value Adjustment

General

The Guaranteed Interest Account with Market Value Adjustment is an allocation option available under certain variable annuity contracts issued by the Company. Not all of the variable annuity contracts issued by the Company offer the Guaranteed Interest Account with Market Value Adjustment, nor is the Guaranteed Interest Account with Market Value Adjustment available in every state or jurisdiction. The Contract that offers the Guaranteed Interest Account with Market Value Adjustment clearly discloses whether the Guaranteed Interest Account with Market Value Adjustment is available as an allocation choice to the Owner. If the Guaranteed Interest Account with Market Value Adjustment is available under a variable annuity issued by the Company, the prospectus for the variable annuity contract and this prospectus must be read carefully together in the same manner that prospectuses for underlying mutual funds in a variable annuity must be read with the prospectus for the Contracts.

The guarantees associated with the Guaranteed Interest Account with Market Value Adjustment are made exclusively by the Company. The guarantees associated with the Guaranteed Interest Account with Market Value Adjustment are legal obligations of the Company. Fund Values allocated to the Guaranteed Interest Account with Market Value Adjustment are held in the General Account of the Company. Amounts allocated to the General Account of the Company are subject to the liabilities arising from the business the Company conducts. The Company has sole investment discretion over the investment of the assets of its General Account. Owners having allocated amounts to a particular Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment, however, will have no claim against any particular assets of the Company.

The Guaranteed Interest Account with Market Value Adjustment provides for a Specified Interest Rate, which is a guaranteed interest rate that will be credited as long as any amount allocated to the Guaranteed Interest Account with Market Value Adjustment is not distributed for any reason prior to the Maturity Date of the particular Accumulation Period chosen by the Owner. Generally, a 3-year Accumulation Period offers guaranteed interest at a Specified Interest Rate over three years, a 5-year Accumulation Period offers guaranteed interest at a Specified Interest Rate over five years, and so on. Because the Maturity Date is the Monthly Contract Anniversary immediately prior to the 3, 5, 7 or 10 year anniversary of the start of the Accumulation Period, the Accumulation Period may be up to 31 days shorter than the 3, 5, 7 or 10 years, respectively.

Although the Specified Interest Rate will continue to be credited as long as Fund Value remains in an Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment prior to the Maturity Date of that Accumulation Period, surrenders or transfers (including transfers to the Loan Account as a result of a request by the Owner for a Loan) will be subject to a Market Value Adjustment, as described below. Market Value Adjustments do not apply upon annuitization or upon payment of a death benefit.

Allocations to the Guaranteed Interest Account with Market Value Adjustment

There are three sources from which allocations to the Guaranteed Interest Account with Market Value Adjustment may be made:

(1)  an initial Purchase Payment made under a Contract may be wholly or partially allocated to the Guaranteed Interest Account with Market Value Adjustment;

(2)  a subsequent or additional Purchase Payment made under a Contract may be partially or wholly allocated to the Guaranteed Interest Account with Market Value Adjustment; and

(3)  amounts transferred from Subaccounts available under the Contract may be wholly or partially allocated to the Guaranteed Interest Account with Market Value Adjustment.

There is no minimum amount of any allocation of either Purchase Payments or transfers of Fund Value to the Guaranteed Interest Account with Market Value Adjustment. The Contract provides that the prior approval of the Company is required before it will accept a Purchase Payment where, with that Purchase Payment, cumulative Purchase Payments made under the Contract held by the Owner, less the amount of any prior partial surrenders and their Surrender Charges, the MVA, and any debt, exceed $1,500,000. This limit applies to the aggregate of Fund Values in the Guaranteed Interest Account with Market Value Adjustment, the Subaccounts and the Loan Account of the Contract.

Specified Interest Rates and the Accumulation Periods

Specified Interest Rates

The Specified Interest Rate, at any given time, is the rate of interest guaranteed by the Company to be credited to allocations made to the Accumulation Period for the Guaranteed Interest Account with Market Value Adjustment chosen by the Owner, so long as no portion of the allocation is distributed for any reason prior to the Maturity Date of the Accumulation Period. Different Specified Interest Rates may be established for the four different Accumulation Periods which are currently available (3, 5, 7 and 10 years).

The Company declares Specified Interest Rates for each of the available Accumulation Periods from time to time. Normally, new Specified Interest Rates will be declared monthly; however, depending on interest rate fluctuations, declarations of new Specified Interest Rates may occur more or less frequently. The Company observes no specific method in the establishment of the Specified Interest Rates, but generally will attempt to declare Specified Interest Rates which are related to interest rates associated with fixed-income investments available at the time and having durations and cash flow attributes compatible with the Accumulation Periods then available for the Guaranteed Interest Account with Market Value Adjustment. In addition, the establishment of Specified Interest Rates may be influenced by other factors, including competitive considerations, administrative costs and general economic trends. The Company has no way of predicting what Specified Interest Rates may be declared in the future and there is no guarantee that the Specified Interest Rate for any of the Accumulation Periods will exceed the guaranteed minimum effective annual interest rate of 3.50%. Owners bear the risk that the Specified Interest Rate will not exceed the guaranteed minimum rate.

The period of time during which a particular Specified Interest Rate is in effect for new allocations to the then available Accumulation Periods is referred to as the "Investment Period." All allocations made to an Accumulation Period during an Investment Period are credited with the Specified Interest Rate in effect. An Investment Period ends only when a new Specified Interest Rate relative to the Accumulation Period in question is declared. Subsequent declarations of new Specified Interest Rates have no effect on allocations made to Accumulation Periods during prior Investment Periods. All such prior allocations will be credited with the Specified Interest Rate in effect when the allocation was made for the duration of the Accumulation Period selected.

Information concerning the Specified Interest Rates in effect for the various Accumulation Periods can be obtained by calling the Company at the toll free telephone number: (800) 487-6669 or contacting your financial professional.

The Specified Interest Rate is credited on a daily basis to allocations made to an Accumulation Period elected by the Owner, resulting in an annual effective yield which is guaranteed by the Company, unless amounts are surrendered, transferred or paid out on death of Annuitant from that Accumulation Period for any reason prior to the Maturity Date for that Accumulation Period. The Specified Interest Rate will be credited for the entire Accumulation Period. Except as described in the next sentence, if amounts are surrendered or transferred from the Accumulation Period for any reason prior to the Maturity Date, a Market Value Adjustment will be applied to the amount surrendered or transferred. However, if the transfer or surrender request is received in Good Order within 30 days before the end of the Accumulation Period, no Market Value Adjustment will apply.

Accumulation Periods

For each Accumulation Period, the Specified Interest Rate in effect at the time of the allocation to that Accumulation Period is guaranteed. An Accumulation Period always ends on a Maturity Date, which is the Monthly Contract Anniversary immediately prior to the 3, 5, 7 or 10 year anniversary of the start of the Accumulation Period. Therefore, the Specified Interest Rate may be credited for up to 31 days less than the full 3, 5, 7 or 10 years.

For example, if the Effective Date of a Contract is August 10, 2020 and an allocation is made to a 10 year Accumulation Period on August 15, 2020 and the funds for a new Purchase Payment are received in Good Order on that day, the Accumulation Period will begin on August 15, 2020 and end on August 10, 2030, during which period the Specified Interest Rate will be credited.

All Accumulation Periods for the 3, 5, 7 and 10 year Accumulation Periods, respectively, will be determined in a manner consistent with the foregoing example.

We reserve the right to change the Accumulation Periods offered.

End of Accumulation Periods

At least fifteen days and at most forty-five days prior to the end of an Accumulation Period, the Company will send notice to the Owner of the impending Maturity Date. The notice will include the projected Fund Value held in the

Accumulation Period on the Maturity Date and will specify the various options Owners may exercise with respect to the Accumulation Period:

(1)  During the thirty-day period before the Maturity Date, the Owner may wholly or partially surrender the Fund Value held in that Accumulation Period without a Market Value Adjustment; however, Surrender Charges under the Contract, if applicable, will be assessed.

(2)  During the thirty-day period before the Maturity Date, the Owner may wholly or partially transfer the Fund Value held in that Accumulation Period, without a Market Value Adjustment, to any Subaccount then available under the Contract or may elect that the Fund Value held in that Accumulation Period be held for an additional Accumulation Period of the same number of years or for another Accumulation Period of a different number of years which may at the time be available. A confirmation of any such transfer or election will be sent immediately after the transfer or election is processed.

(3)  If the Owner does not make an election within thirty days following the Maturity Date, the entire Fund Value held in the maturing Accumulation Period will be transferred to an Accumulation Period of the same number of years as the Accumulation Period which matured. The start of the new Accumulation Period is the ending date of the previous Accumulation Period. However, if that period would extend beyond the Annuity Starting Date of the Contract or if that period is not then made available by the Company, the Fund Value held in the maturing Accumulation Period will be automatically transferred to the Money Market Subaccount at the end of the Maturity Period. A confirmation will be sent immediately after the automatic transfer is executed.

During the thirty-day period prior to the Maturity Date, and prior to any of the transactions set forth in (1), (2), or (3) above, the Specified Value held in the maturing Accumulation Period will continue to be credited with the Specified Interest Rate in effect before the Maturity Date.

The Market Value Adjustment

General information regarding the MVA

A surrender or transfer (including a transfer to the Loan Account as a result of a request by the Owner for a Loan) from the Guaranteed Interest Account with Market Value Adjustment prior to thirty-day period before the Maturity Date of that particular Accumulation Period will be subject to a Market Value Adjustment. A Market Value Adjustment will not apply upon annuitization or upon payment of a death benefit. The Market Value Adjustment is determined by the multiplication of an MVA Factor (see "The MVA Factor" below) by the Specified Value, or the portion of the Specified Value being surrendered or transferred (including transfers for the purpose of obtaining a Loan). The Specified Value is the amount of the allocation of Purchase Payments and transfers of Fund Value to an Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment, plus interest accrued at the Specified Interest Rate minus prior distributions. The Market Value Adjustment may either increase, decrease, or have no impact on the amount of the distribution. It will not apply to requests for transfer or full or partial surrenders received at our Operations Center in Good Order within 30 days before the end of the applicable Accumulation Period.

The Market Value Adjustment is intended to approximate, without duplicating, the experience of the Company when it liquidates assets in order to satisfy contractual obligations. Such obligations arise when Owners request surrenders or transfers (including transfers for the purpose of obtaining a Loan). When liquidating assets, the Company may realize either a gain or a loss.

If prevailing interest rates are higher at the time of a surrender or transfer (including transfers for the purpose of obtaining a Loan) than the Specified Interest Rate in effect at the time the Accumulation Period commences, the Company will realize a loss when it liquidates assets in order to process a surrender or transfer (including transfers for the purpose of obtaining a Loan); therefore, application of the Market Value Adjustment under such circumstances will decrease the amount of the surrender or transfer (including transfers for the purpose of obtaining a Loan).

Generally, if prevailing interest rates are lower than the Specified Interest Rate in effect at the time the Accumulation Period commences, the Company will realize a gain when it liquidates assets in order to process a surrender or transfer (including transfers for the purpose of obtaining a Loan); therefore, application of the MVA under such circumstances will generally increase the amount of the surrender or transfer (including transfers for the purpose of obtaining a Loan).

The Company measures the relationship between prevailing interest rates and the Specified Interest Rates it declares through the MVA Factor. The MVA Factor is described more fully below.

The MVA Factor

The formula for determining the MVA Factor is:

[(1+a)/(1+b)]/((n-t)/12)/-1

Where:

a	=	the Specified Interest Rate for the Accumulation Period from which the surrender, transfer or Loan is to be taken;
b	=

the Specified Interest Rate declared at the time a surrender or transfer is requested for an Accumulation Period equal to the time remaining in the Accumulation Period from which the surrender or transfer (including transfer to the Loan Account as a result of a request by the Owner for a Loan) is requested, plus 0.25%;

n	=	the length of the Accumulation Period from which the surrender or transfer occurs in months; and
t	=	the number of elapsed months (or portion thereof) in the Accumulation Period from which the surrender or transfer occurs.

If an Accumulation Period equal to the time remaining is not issued by the Company, the rate will be an interpolation between two available Accumulation Periods. If two such Accumulation Periods are not available, we will use the rate for the next closest available Accumulation Period.

If the Company is no longer declaring rates on new payments, we will use U.S. Treasury yields adjusted for investment risk as the basis for the Market Value Adjustment.

The MVA Factor shown above also accounts for some of the administrative and processing expenses incurred when fixed-interest investments are liquidated. This is represented in the addition of 0.25% in the MVA Factor.

The MVA Factor will be multiplied by that portion of the Fund Value being surrendered, transferred, or distributed for any other reason. If the result is greater than 0, a gain will be realized by the Owner; if less than 0, a loss will be realized. If the MVA Factor is exactly 0, no gain or loss will be realized by the Owner.

Contract charges

The Contracts under which the Guaranteed Interest Account with Market Value Adjustment is made available have various fees and charges, some of which may be assessed against allocations made to the Guaranteed Interest Account with Market Value Adjustment.

Surrender Charges, if applicable, will be assessed against full or partial surrenders from the Guaranteed Interest Account with Market Value Adjustment. If any such surrender occurs prior to the thirty-day period before the Maturity Date for any particular Accumulation Period elected by the Owner, the amount surrendered will be subject to a Market Value Adjustment in addition to Surrender Charges. The variable annuity prospectus fully describes the Surrender Charges. Please refer to the variable annuity prospectus for complete details regarding the Surrender Charges under the Contracts.

Mortality and expense risk charges which may be assessed under Contracts will not be assessed against any allocation to the Guaranteed Interest Account with Market Value Adjustment. Such charges apply only to the Fund Value allocated to the Subaccounts.

Guaranteed Interest Account with Market Value Adjustment at annuitization

On the Annuity Starting Date, the Contract's Cash Value, including the Specified Value of all Accumulation Periods of the Guaranteed Interest Account with Market Value Adjustment, will be applied to provide an annuity or any other option previously chosen by the Owner and permitted by the Company. Because the Annuity Starting Date will always coincide with or follow the Maturity Date of any Guaranteed Interest Account with Market Value Adjustment, no Market Value Adjustment will apply at annuitization. For more information about annuitization and annuity options, please refer to the prospectus for the variable annuity portion of the Contract and to the Contract itself.

5. Federal tax status

Introduction

The following discussion of the federal income tax treatment of the Contract is not exhaustive, does not purport to cover all situations, and is not intended as tax advice. The federal income tax treatment of the Contract is unclear in certain circumstances, and you should always consult a qualified tax adviser regarding the application of law to individual circumstances. This discussion is based on the Code, Treasury Department regulations, and interpretations existing on the date of this prospectus. These authorities, however, are subject to change by Congress, the Treasury Department, and judicial decisions.

This discussion does not address Federal estate, gift, or generation skipping transfer taxes, or any state or local tax consequences associated with the purchase of the Contract. In addition, the Company makes no guarantee regarding any tax treatment — federal, state or local — of any Contract or of any transaction involving a Contract.

The Company's Tax Status

The Company is taxed as a life insurance company under the Code. The assets underlying the Guaranteed Interest Account with Market Value Adjustment are owned by the Company, and the income derived from such assets will be includible in the Company's income for federal income tax purposes.

Taxation of annuities in general

Tax deferral during Accumulation Period

Under existing provisions of the Code, except as described below, any increase in an Owner's Fund Value is generally not taxable to the Owner until received, either in the form of annuity payments as contemplated by the Contracts, or in some other form of distribution.

Nonnatural Owner

As a general rule, Contracts held by "nonnatural persons" such as a corporation, trust or other similar entity, as opposed to a natural person, are not treated as annuity contracts for federal tax purposes. The income on such Contracts (as defined in the tax law) is taxed as ordinary income that is received or accrued by the Owner of the Contract during the taxable year. There are several exceptions to this general rule for nonnatural Owners. First, Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the Contract as an agent for a natural person. Thus, if a group Contract is held by a trust or other entity as an agent for certificate owners who are individuals, those individuals should be treated as owning an annuity for federal income tax purposes. However, this special exception will not apply in the case of any employer who is the nominal owner of a Contract under a non-qualified deferred compensation arrangement for its employees.

In addition, exceptions to the general rule for nonnatural Owners will apply with respect to:

(1)  Contracts acquired by an estate of a decedent by reason of the death of the decedent;

(2)  certain Qualified Contracts;

(3)  Contracts purchased by employers upon the termination of certain Qualified Plans;

(4)  certain Contracts used in connection with structured settlement agreements; and

(5)  Contracts purchased with a single purchase payment when the annuity starting date is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

Delayed annuity payment dates

If the date annuity payments start under the Contract occurs (or is scheduled to occur) at a time when the Annuitant has reached an advanced age (e.g., past age 95), it is possible that the Contract would not be treated as an annuity for federal income tax purposes. In that event, the income and gains under the Contract could be currently includable in the Owner's income.

The remainder of this discussion assumes that the Contract will be treated as an annuity contract for federal income tax purposes.

Taxation of surrenders and partial surrenders

In the case of a partial surrender, amounts you receive are generally includable in income to the extent your "cash surrender value" before the partial surrender exceeds your "investment in the contract" (defined below). All amounts includable in income with respect to the Contract are taxed as ordinary income; no amounts are taxed at the special lower rates applicable to long term capital gains and corporate dividends. Amounts received under an automatic partial surrender plan are treated for tax purposes as partial surrenders, not annuity payments. In the case of a surrender, amounts received are includable in income to the extent they exceed the "investment in the contract." For these purposes, the "investment in the contract" at any time equals the total of the Purchase Payments made under the Contract to that time (to the extent such payments were neither deductible when made nor excludable from income as, for example, in the case of certain contributions to Qualified Contracts) less any amounts previously received from the Contract which were not includable in income.

As described in the prospectus for the variable annuity portion of the Contract, the cost of the enhanced death benefit option is reflected in the mortality and expense risk charge. It is possible that the portion of the mortality and expense risk charge that represents the cost of the enhanced death benefit option could be treated for federal tax purposes as a partial surrender from the Contract. If the Contract has additional riders, charges (or some portion thereof) for such riders could be treated for federal tax purposes as partial surrenders from the Contract.

There is some uncertainty regarding the treatment of the Market Value Adjustment for purposes of determining the amount includible in income as a result of any partial surrender, surrender, assignment, pledge, or transfer without adequate consideration. Congress has given the IRS regulatory authority to address this uncertainty. However, as of the date of this Prospectus, the IRS has not issued any regulations addressing these determinations.

Surrenders and partial surrenders may be subject to a 10% penalty tax. (See "Penalty Tax on Premature Distributions.") Surrenders and partial surrenders may also be subject to federal income tax withholding requirements. (See "Federal Income Tax Withholding.")

Taxation of annuity payments

Normally, the portion of each annuity income payment taxable as ordinary income equals the excess of the payment over the exclusion amount. The exclusion amount is determined by multiplying (1) the payment by (2) the ratio of the "investment in the contract" (defined above) you allocate to the settlement option, adjusted for any period certain or refund feature, to the total expected amount of annuity income payments for the term of the Contract (determined under Treasury Department regulations).

Once the total amount of the investment in the contract is excluded using the above formula, annuity income payments will be fully taxable. If annuity income payments cease because of the death of the Annuitant and before the total amount of the investment in the contract is recovered, the unrecovered amount generally will be allowed as a deduction.

There may be special income tax issues present in situations where the Owner and the Annuitant are not the same person and are not married to one another within the meaning of federal law. You should consult a tax advisor in those situations.

Annuity income payments may be subject to federal income tax withholding requirements. (See "Federal Income Tax Withholding.")

Taxation of proceeds payable upon death

Prior to the date annuity payments start, we may distribute amounts from a Contract because of the death of an Owner or, in certain circumstances, the death of the Annuitant. Such proceeds are includable in income as follows:

(1)  if distributed in a lump sum or under Settlement Option 1 (described in the variable annuity prospectus), they are taxed in the same manner as a surrender, as described above; or

(2)  if distributed under Settlement Options 2, 3, 3A, or 4 (described in the variable annuity prospectus), they are taxed in the same manner as annuity income payments, as described above.

After the date annuity payments start, if a guaranteed period exists under a life income settlement option and the payee dies before the end of that period, payments we make to the Beneficiary for the remainder of that period are includable in income as follows:

(1)  if received in a lump sum, they are included in income to the extent that they exceed the unrecovered investment in the contract at that time; or

(2)  if distributed in accordance with the existing settlement option selected, they are fully excluded from income until the remaining investment in the contract is deemed to be recovered, and all annuity income payments thereafter are fully includable in income.

Proceeds payable on death may be subject to federal income tax withholding requirements. (See "Federal Income Tax Withholding.")

The Company may be liable for payment of the generation skipping transfer tax under certain circumstances. In the event that the Company determines that such liability exists, an amount necessary to pay the generation skipping transfer tax may be subtracted from the proceeds.

Assignments, pledges, and gratuitous transfers

Other than in the case of Qualified Contracts (which generally cannot be assigned or pledged), any assignment or pledge of (or agreement to assign or pledge) any portion of the Fund Value is treated for federal income tax purposes as a partial surrender of such amount or portion. If the entire Fund Value is assigned or pledged, subsequent increases in the Fund Value are also treated as partial surrenders for as long as the assignment or pledge remains in place. The investment in the contract is increased by the amount included in income with respect to such assignment or pledge, though it is not affected by any other aspect of the assignment or pledge (including its release). If an Owner transfers a Contract without adequate consideration to a person other than the Owner's spouse (or to a former spouse incident to divorce), the Owner will be required to include in income the difference between the "cash surrender value" and the investment in the contract at the time of transfer. In such case, the transferee's "investment in the contract" will increase to reflect the increase in the transferor's income. The exceptions for transfers to the Owner's spouse (or to a former spouse) are limited to individuals that are treated as spouses under federal law.

Penalty tax on premature distributions

Where we have not issued the Contract in connection with a Qualified Plan, there generally is a 10% penalty tax on the amount of any payment from the Contract, e.g., surrenders, partial surrenders, annuity payments, death proceeds, assignments, pledges and gratuitous transfers, that is includable in income unless the payment is:

(a)  received on or after the Owner reaches age 59 1/2;

(b)  attributable to the Owner's becoming disabled (as defined in the tax law);

(c)  made on or after the death of the Owner or, if the Owner is not an individual, on or after the death of the primary annuitant (as defined in the tax law);

(d)  made as part of a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Owner or the joint lives (or joint life expectancies) of the Owner and a designated beneficiary (as defined in the tax law); or

(e)  made under a Contract purchased with a single Purchase Payment when the annuity starting date is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

Certain other exceptions to the 10% penalty tax not described herein also may apply. (Similar rules, discussed below, apply in the case of certain Qualified Contracts.)

Aggregation of Contracts

In certain circumstances, the IRS may determine the amount of an annuity income payment, a partial surrender, or a surrender from a Contract that is includable in income by combining some or all of the annuity contracts a person owns that were not issued in connection with Qualified Plans. For example, if a person purchases a Contract offered by this Prospectus and also purchases at approximately the same time an immediate annuity issued by the Company (or its affiliates), the IRS may treat the two contracts as one contract. In addition, if a person purchases two or more deferred annuity contracts from the same insurance company (or its affiliates) during any calendar year, all such contracts will be treated as one contract for purposes of determining whether any payment that was not received as an annuity (including surrenders prior to the date annuity payments start) is includable in income. The effects of such aggregation are not always clear; however, it could affect the amount of a partial surrender, surrender, or an annuity payment that is taxable and the amount which might be subject to the 10% penalty tax described above.

Medicare Hospital Insurance Tax on Certain Distributions

A Medicare hospital insurance tax of 3.8% will apply to some types of investment income. This tax will apply to all taxable distributions from non-Qualified Contracts. This tax only applies to taxpayers with "modified adjusted gross income" above $250,000 in the case of married couples filing jointly or a qualifying widow(er) with dependent child, $125,000 in the case of married couples filing separately, and $200,000 for all others. For more information regarding this tax and whether it may apply to you, please consult your tax advisor.

Loss of interest deduction where contract is held by or for the benefit of certain nonnatural persons

In the case of Contracts issued after June 8, 1997, to a nonnatural taxpayer (such as a corporation or a trust), or held for the benefit of such an entity, that entity's general interest deduction under the Code may be limited. More specifically, a portion of its otherwise deductible interest may not be deductible by the entity, regardless of whether the interest relates to debt used to purchase or carry the Contract. However, this interest deduction disallowance does not affect Contracts where the income on such Contracts is treated as ordinary income that the Owner received or accrued during the taxable year. Entities that have purchased the Contract, or entities that will be beneficiaries under a Contract, should consult a tax adviser.

Qualified retirement plans

In general

The Contracts are also designed for use in connection with certain types of retirement plans which receive favorable treatment under the Code. Many Qualified Plans provide the same type of tax deferral as provided by the Contract. The Contract, however, provides a number of benefits and features not provided by such retirement plans and employee benefits plans or arrangements alone. Numerous special tax rules apply to the participants in Qualified Plans and to Contracts used in connection with Qualified Plans. Therefore, we make no attempt in this prospectus to provide more than general information about use of the Contract with the various types of Qualified Plans. State income tax rules applicable to Qualified Plans and Qualified Contracts often differ from federal income tax rules, and this prospectus does not describe any of these differences. Those who intend to use the Contract in connection with Qualified Plans should seek competent advice.

The tax rules applicable to Qualified Plans vary according to the type of plan and the terms and conditions of the plan itself. For example, for surrenders, automatic partial surrenders, partial surrenders, and annuity income payments under Qualified Contracts, there may be no "investment in the contract" and the total amount received may be taxable. Both the amount of the contribution that you and/or your employer may make, and the tax deduction or exclusion that you and/ or your employer may claim for such contribution, are limited under Qualified Plans.

Required Minimum Distributions In General

In the case of Qualified Contracts, special tax rules apply to the time at which distributions must commence and the form in which the distributions must be paid. For example, the length of any guarantee period may be limited in some circumstances to satisfy certain minimum distribution requirements under the Code. Furthermore, failure to comply with minimum distribution requirements applicable to Qualified Plans will result in the imposition of an excise tax. This excise tax generally equals 50% of the amount by which a minimum required distribution exceeds the actual distribution from the Qualified Plan. Distributions of minimum amounts (as specified in the tax law) must commence from Qualified Plans by the "required beginning date." In the case of Individual Retirement Accounts or Annuities (IRAs), this generally means April 1 of the calendar year following the calendar year in which the Owner attains age 72 (age 70 1/2 for Owners born before July 1, 1949). In the case of certain other Qualified Plans, distributions of such minimum amounts must generally commence by the later of this date or April 1 of the calendar year following the calendar year in which the employee retires. The death benefit under your Contract and certain other benefits that the IRS may characterize as "other benefits" for purposes of the regulations under Code Section 401(a)(9), may increase the amount of the minimum required distribution that must be taken from your Contract.

Required Minimum Distributions Upon Your Death

Upon your death under an IRA, Roth IRA or other employer sponsored defined contribution plan, any remaining interest must be distributed in accordance with federal income tax requirements under Section 401(a)(9) of the Code. The death benefit provisions of your Qualified Contract shall be interpreted to comply with those requirements. The post-death distribution requirements were amended, applicable generally with respect to deaths occurring after 2019, by the Setting Every Community Up for Retirement Enhancement Act (SECURE Act), which was part of the larger Further Consolidated Appropriations Act, 2020. The post-death distribution requirements under prior law continue to apply in certain circumstances.

•  Prior law. Under prior law, if an employee under an employer sponsored plan or the owner of an IRA dies prior to the required beginning date, the remaining interest must be distributed (1) within 5 years after the death (the "5-year rule"), or (2) over the life of the designated beneficiary, or over a period not extending beyond the life expectancy of the designated beneficiary, provided that such distributions commence within one year after death (the "lifetime payout rule"). If the employee or IRA owner dies on or after the required beginning date (including after the date distributions have commenced in the form of an annuity), the remaining interest must be distributed at least as rapidly as under the method of distribution being used as of the date of death (the "at-least-as-rapidly rule").

•  The new law. Under the new law, if you die after 2019, and you have a designated beneficiary, any remaining interest must be distributed within 10 years after your death, unless the designated beneficiary is an "eligible designated beneficiary" ("EDB") or some other exception applies. A designated beneficiary is any individual designated as a beneficiary by the employee or IRA owner. An EDB is any designated beneficiary who is (1) your surviving spouse, (2) your minor child, (3) disabled, (4) chronically ill, or (5) an individual not more than 10 years younger than you. An individual's status as an EDB is determined on the date of your death. However, please note that contracts issued by the Company do not allow individual beneficiaries who are EDBs solely by virtue of being your minor children to stretch post-death required minimum distribution payments over their lives or life expectancies.

This 10-year post-death distribution period applies regardless of whether you die before your required beginning date or you die on or after that date (including after distributions have commenced in the form of an annuity). However, if the beneficiary is an EDB and the EDB dies before the entire interest is distributed under this 10-year rule, the remaining interest must be distributed within 10 years after the EDB's death (i.e., a new 10-year distribution period begins).

Instead of taking distributions under the new 10-year rule, an EDB can stretch distributions over life, or over a period not extending beyond life expectancy, provided that such distributions commence within one year of your death, subject to certain special rules. In particular, if the EDB dies before the remaining interest is distributed under this stretch rule, the remaining interest must be distributed within 10 years after the EDB's death (regardless of whether the remaining distribution period under the stretch rule was more or less than 10 years). In addition, if your minor child is an EDB, the child will cease to be an EDB on the date the child reaches the age of majority, and any remaining interest must be distributed within 10 years after that date (regardless of whether the remaining distribution period under the stretch rule was more or less than 10 years).

If your beneficiary is not an individual, such as a charity, your estate, or in some cases a trust, any remaining interest after your death generally must be distributed under prior law in accordance with the 5-year rule or the at-least-as-rapidly rule, as applicable (but not the lifetime payout rule). However, if your beneficiary is a trust and all the beneficiaries of the trust are individuals, the new law may apply pursuant to special rules that treat the beneficiaries of the trust as designated beneficiaries, including special rules allowing a beneficiary of a trust who is disabled or chronically ill to stretch the distribution of their interest over their life or life expectancy in some cases. You may wish to consult a professional tax advisor about the federal income tax consequences of your beneficiary designations, particularly if a trust is involved.

More generally, the new law applies if you die after 2019, subject to several exceptions. In particular, if you are an employee under a governmental plan, such as a governmental 457(b) plan, the new law applies to your interest in that plan if you die after 2021. In addition, if your plan is maintained pursuant to one or more collective bargaining agreements, the new law generally applies to your interest in that plan if you die after 2021 (unless the collective bargaining agreements terminate earlier).

In addition, the new post-death distribution requirements generally do not apply if the employee or IRA owner died prior to January 1, 2020. However, if the designated beneficiary of the deceased employee or IRA owner dies after January 1, 2020, any remaining interest must be distributed within 10 years of the designated beneficiary's death. Hence, this 10-year rule generally will apply to (1) a contract issued prior to 2020 which continues to be held by a designated beneficiary of an employee or IRA owner who died prior to 2020, and (2) an inherited IRA issued after 2019 to the designated beneficiary of an employee or IRA owner who died prior to 2020.

It is important to note that under prior law, annuity payments that commenced under a method that satisfied the distribution requirements while the employee or IRA owner was alive could continue to be made under that method after the death of the employee or IRA owner. Under the new law, however, if you commence taking distributions in the form of an annuity that can continue after your death, such as in the form of a joint and survivor annuity or an annuity with a guaranteed period of more than 10 years, any distributions after your death that are scheduled to be made beyond the applicable distribution period imposed under the new law might need to be accelerated at the end of that period (or otherwise modified after your death if permitted under federal tax law and by the Company) in order to comply with the new post-death distribution requirements.

As a general matter, however, the new post-death distribution requirements do not apply if annuity payments that comply with prior law commenced prior to December 20, 2019. Also, even if annuity payments have not commenced prior to December 20, 2019, the new requirements generally do not apply to certain annuity payments, if you have made an irrevocable election before that date as to the method and amount of the annuity.

•  Spousal continuation. Under the new law, as under prior law, if your beneficiary is your spouse, your surviving spouse can delay the application of the post-death distribution requirements until after your surviving spouse's death by transferring the remaining interest tax-free to your surviving spouse's own IRA, or by treating your IRA as your surviving spouse's own IRA.

The post-death distribution requirements are complex and unclear in numerous respects. The Internal Revenue Service and U.S. Department of the Treasury have issued very little guidance on the new law. In addition, the manner in which these requirements will apply will depend on your particular facts and circumstances. You may wish to consult a professional tax adviser for tax advice as to your particular situation.

Additional Tax on Premature Distributions

There may be a 10% additional tax on the taxable amount of payments from certain Qualified Contracts. There are exceptions to this additional tax which vary depending on the type of Qualified Plan. In the case of an IRA, exceptions provide that the additional tax does not apply to a payment:

(a)  received on or after the date the Owner reaches age 59 1/2;

(b)  received on or after the Owner's death or because of the Owner's disability (as defined in the tax law); or

(c)  made as part of a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Owner or for the joint lives (or joint life expectancies) of the Owner and his designated beneficiary (as defined in the tax law).

These exceptions generally apply to taxable distributions from other Qualified Plans (although, in the case of plans qualified under section 401, exception "c" above for substantially equal periodic payments applies only if the Owner has separated from service). In addition, the additional tax does not apply to certain distributions from IRAs which are used for qualified first time home purchases, for qualified higher education expenses, or in the case of a qualified birth or adoption. You must meet special conditions to be eligible for these three exceptions to the penalty tax. Those wishing to take a distribution from an IRA for these purposes should consult their tax advisor. Certain other exceptions to the 10% additional tax not described herein also may apply.

Other Considerations

When issued in connection with a Qualified Plan, we will amend a Contract as generally necessary to conform to the requirements of the plan. However, Owners, Annuitants, and Beneficiaries are cautioned that the rights of any person to any benefits under Qualified Plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. In addition, the Company shall not be bound by terms and conditions of Qualified Plans to the extent such terms and conditions contradict the Contract, unless the Company consents.

Following are brief descriptions of various types of Qualified Plans in connection with which the Company may issue a Contract.

Individual Retirement Accounts and Annuities

Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an IRA. If you use this Contract in connection with an IRA, the Owner and Annuitant generally must be the same individual and generally may not be changed. IRAs are subject to limits on the amounts that may be contributed and deducted, on the persons who may be eligible, and on the time when distributions must commence. Also, subject to the direct rollover and mandatory withholding requirements (discussed below), you may "roll over" distributions from certain Qualified Plans on a tax-deferred basis into an IRA.

However, you may not use the Contract in connection with a "Coverdell Education Savings Account" (formerly known as an "Education IRA") under Section 530 of the Code, a "Simplified Employee Pension" under Section 408(k) of the Code, or a "Simple IRA" under Section 408(p) of the Code.

Roth IRAs

Section 408A of the Code permits eligible individuals to contribute to a type of IRA known as a "Roth IRA." Roth IRAs are generally subject to the same rules as non-Roth IRAs, but differ in several respects. Among the differences is that, although contributions to a Roth IRA are not deductible, "qualified distributions" from a Roth IRA will be excludable from income.

A qualified distribution is a distribution that satisfies two requirements. First, the distribution must be made in a taxable year that is at least five years after the first taxable year for which a contribution to any Roth IRA established for the Owner was made. Second, the distribution must be either (1) made after the Owner attains the age of 59 1/2; (2) made after the Owner's death; (3) attributable to the Owner being disabled; or (4) a qualified first-time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code. In addition, distributions from Roth IRAs need not commence during the Owner's lifetime. A Roth IRA may accept a "qualified rollover contribution" from (1) a non-Roth IRA, (2) a "designated Roth account" maintained under a Qualified Plan, and (3) certain Qualified Plans of eligible individuals. Special rules apply to rollovers to Roth IRAs from Qualified Plans and from designated Roth accounts under Qualified Plans. You should seek competent advice before making such a rollover.

A conversion of a traditional IRA to a Roth IRA, and a rollover from any other eligible retirement plan to a Roth IRA, made after December 31, 2017, cannot be recharacterized as having been made to a traditional IRA.

IRA to IRA Rollovers and Transfers

A rollover contribution is a tax-free movement of amounts from one IRA to another within 60 days after you receive the distribution. In particular, a distribution from a non-Roth IRA generally may be rolled over tax-free within 60 days to another non-Roth IRA, and a distribution from a Roth IRA generally may be rolled over tax-free within 60 days to another Roth IRA. A distribution from a Roth IRA may not be rolled over (or transferred) tax-free to a non-Roth IRA.

A rollover from any one of your IRAs (including IRAs you have with another company) to another IRA is allowed only once within a one-year period. This limitation applies on an aggregate basis and applies to all types of your IRAs, meaning that you cannot make an IRA to IRA rollover if you have made such a rollover involving any of your IRAs in the preceding one-year period. For example, a rollover between your Roth IRAs would preclude a separate rollover within the one-year period between your non-Roth IRAs, and vice versa. The one-year period begins on the date that you receive the IRA distribution, not the date it is rolled over into another IRA.

If the IRA distribution does not satisfy the rollover rules, it may be (1) taxable in the year distributed, (2) subject to a 10% tax on early distributions, and (3) treated as a regular contribution to the recipient IRA, which could result in an excess contribution subject to an additional tax.

If you inherit an IRA from your spouse, you generally can roll it over into an IRA established for you, or you can choose to make the inherited IRA your own. If you inherited an IRA from someone other than your spouse, you cannot roll it over, make it your own, or allow it to receive rollover contributions.

A rollover from one IRA to another is different from a direct trustee-to-trustee transfer of your IRA assets from one IRA trustee to another IRA trustee. A "trustee-to-trustee" transfer is not considered a rollover and is not subject to the 60-day rollover requirement or the one rollover per year rule. In addition, a rollover between IRAs is different from direct rollovers from certain Qualified Plans to non-Roth IRAs and "qualified rollover contributions" to Roth IRAs, both of which are subject to special rules.

Pension and profit-sharing plans

Section 401(a) of the Code permits employers to establish various types of tax-favored retirement plans for employees. The Self-Employed Individuals' Tax Retirement Act of 1962, as amended, commonly referred to as "H.R. 10" or "Keogh," permits self-employed individuals also to establish such tax-favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of the Contract in order to provide benefits under the plans. These types of plans may be subject to rules under Sections 401(a)(11) and 417 of the Code that provide rights to a spouse or former spouse of a participant. In such a case, the participant may need the consent of the spouse or former spouse to change settlement options, to elect an automatic partial surrender option, or to make a partial or full surrender of the Contract.

Direct rollovers

If your Contract is used in connection with a pension or profit-sharing plan qualified under Section 401(a) of the Code, or is used with an eligible deferred compensation plan that has a government sponsor and that is qualified under Section 457(b) of the Code, any "eligible rollover distribution" from the Contract will be subject to direct rollover and mandatory withholding requirements. An eligible rollover distribution generally is any taxable distribution from a qualified pension plan under Section 401(a) of the Code or an eligible Section 457(b) deferred compensation plan that has a government sponsor excluding certain amounts (such as minimum distributions required under Section 401(a)(9) of the Code, distributions which are part of a "series of substantially equal periodic payments" made for life or a specified period of 10 years or more, or hardship distributions as defined in the tax law).

Under these requirements, federal income tax equal to 20% of the eligible rollover distribution will be withheld from the amount of the distribution. Unlike withholding on certain other amounts distributed from the Contract, discussed below, you cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not apply if, instead of receiving the eligible rollover distribution, you elect to have it directly transferred to certain eligible retirement plans (such as an IRA). Prior to receiving an eligible rollover distribution, you will receive a notice (from the plan administrator or the Company) explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct transfer.

Federal income tax withholding

In general

The Company will withhold and remit to the federal government a part of the taxable portion of each distribution made under a Contract unless the distributee notifies the Company at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circumstances, the Company may be required to withhold tax. The withholding rates applicable to the taxable portion of periodic annuity payments (other than eligible rollover distributions) are the same as the withholding rates generally applicable to payments of wages. A 10% withholding rate applies to the taxable portion of non-periodic payments (including surrenders prior to the date annuity payments start) and conversions of, or rollovers from, non-Roth IRAs and Qualified Plans to Roth IRAs. Regardless of whether you elect not to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment. As discussed above, the withholding rate applicable to eligible rollover distributions is 20%.

Nonresident aliens and foreign corporations

The discussion above provides general information regarding federal withholding tax consequences to annuity contract owners or beneficiaries that are U.S. citizens or residents. Owners or beneficiaries that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. Owners or beneficiaries that are not U.S. citizens or residents are advised to consult with a tax advisor regarding federal tax withholding with respect to the distributions from a Contract.

Status for income tax purposes; FATCA.

In order for the Company to comply with income tax withholding and information reporting rules which may apply to annuity contracts, the Company may request documentation of "status" for tax purposes. "Status" for tax purposes generally means whether a person is a "U.S. person" or a foreign person with respect to the United States; whether a person is an individual or an entity, and if an entity, the type of entity. Status for tax purposes is best documented on the appropriate IRS Form or substitute certification form (IRS Form W-9 for a U.S. person or the appropriate type of IRS Form W-8 for a foreign person). If the Company does not have appropriate certification or documentation of a person's status for tax purposes on file, it could affect the rate at which the Company is required to withhold income tax. Information reporting rules could apply not only to specified transactions, but also to contract ownership. For example, under the Foreign Account Tax Compliance Act ("FATCA"), which applies to certain U.S.-source payments, and similar or related withholding and information reporting rules, the Company may be required to report contract values and other information for certain contractholders. For this reason the Company may require appropriate status documentation at purchase, change of ownership, and affected payment transactions, including death benefit payments. FATCA and its related guidance is extraordinarily complex and its effect varies considerably by type of payor, type of payee and type of distributee or recipient.

6. Investments

Amounts allocated to the Guaranteed Interest Account with Market Value Adjustment are transferred to the General Account of the Company. Amounts allocated to the General Account of the Company are subject to the liabilities arising from the business the Company conducts. This is unlike amounts allocated to the Subaccounts of Variable Account A, which are not subject to the liabilities arising from the business the Company conducts.

The Company has sole investment discretion over the investment of the assets of the General Account. We will invest these amounts primarily in investment-grade fixed income securities including: securities issued by the U.S. Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. Government; debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investor Services, Inc., Standard & Poor's Corporation, or any other nationally recognized rating service; mortgage-backed securities collateralized by real estate mortgage loans or securities collateralized by other assets, that are insured or guaranteed by the Federal Home Loan Mortgage Association, the Federal National Home Mortgage Association, or the Government National Mortgage Association, or that have an investment grade rating at the time of purchase within the four highest grades described above; commercial and agricultural mortgage loans; other debt instruments; commercial paper; cash or cash equivalents.

Variable annuity Owners having allocated amounts to a particular Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment will not have a direct or indirect interest in these investments, nor will they have a claim against any particular assets of the Company. The overall investment performance of the General Account will not increase or decrease their claim against the Company.

There is no specific formula for establishing Specified Interest Rates. The Specified Interest Rates declared by the Company for the various Accumulation Periods will not necessarily correspond to the performance of any group of assets of the General Account. We will consider certain factors in determining these rates, such as regulatory and tax environment, sales commissions, administrative expenses borne by us, and competitive factors. The Company's management will make the final determination of these rates. However, the Specified Interest Rate will never be less than 3.50%.

7. Contracts and the Distribution of the Guaranteed Interest Account with Market Value Adjustment

Interests in the Guaranteed Interest Account with Market Value Adjustment are only available through certain Contracts issued by the Company. The appropriate variable annuity prospectus and statement of additional information also contain information regarding the distribution of the Contracts.

The Contracts are distributed by both Equitable Advisors, LLC ("Equitable Advisors") and Equitable Distributors, LLC ("Equitable Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of Equitable Financial Life Insurance Company of America Variable Account A. The offering of the Contracts is intended to be continuous.

Equitable Advisors is an affiliate of the Company, and Equitable Distributors is an indirect wholly owned subsidiary of Equitable Life Insurance Company ("Equitable"), an affiliate of the Company. The Distributors are under the common control of Equitable Holdings, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for the Company's life and annuity products.

The Contracts are sold by financial professionals of Equitable Advisors and its affiliates. The Contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with Equitable Distributors ("Selling broker-dealers").

The Company pays compensation to both Distributors based on Contracts sold. The Company may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although the Company takes into account all of its distribution and other costs in establishing the level of fees and charges under its Contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the prospectus are imposed as separate fees or charges under your Contract. The Company, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the Contract and payments it receives for providing administrative, distribution and other services to the mutual fund portfolios underlying the Subaccounts. For information about the fees and charges under the Contract, see "Summary of the Contract" and "Charges and deductions" earlier in this prospectus.

The SEC adopted a series of rules related to the standard of care owed by a broker-dealer to its customers ("Regulation BI"), and the creation of a Form CRS Relationship Summary. The obligations of Regulation BI and Form CRS generally become effective on June 30, 2020. Among other things, Regulation BI would impose a "best interest" standard of care on broker-dealers making recommendations to their customers. Broker-dealers would be required to provide the Form CRS Relationship Summary to their customers. The Form is designed to provide information about the broker-dealer to their customers. The changes under Regulation BI and the Form CRS could increase our overall compliance costs. In addition, these changes may lead to greater exposure to legal claims in certain circumstances, including an increased risk of regulatory enforcement actions or potentially private claims.

There is also a possibility that the various states may develop rules raising the standard of care owed by insurance agents to their customers. For example, the NAIC has been working towards the adoption of revisions to the NAIC's Suitability in Annuity Transactions Model Regulation that would impose a requirement that any recommendation of an annuity product be in the consumer's best interest. As a result, as this or similar changes are adopted by our state insurance regulator(s) and made applicable to us or the third-party firms that distribute our products, they could have an adverse impact on our business. Whether other state proposals, or the proposed amendments to the NAIC's Suitability in Annuity Transactions Model Regulation, will ultimately be adopted is uncertain.

Compensation paid to the Distributors The Company pays compensation to the Distributors based on Purchase Payments made on the Contracts sold through the Distributors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 6.50% of total Purchase Payments made under the Contracts, plus, starting in the second Contract Year, up to 0.25% of the cash value of the Contracts ("asset-based compensation"). The Distributors, in turn, may pay a portion of the compensation received from the Company to the Distributors financial professional and/or the Selling broker-dealer making the sale. This compensation may be made in the form of a marketing allowance and may be calculated as a percentage of contributions, a percentage of assets under management or a flat fee. The compensation paid by the Distributors varies among financial professionals and among Selling broker-dealers. The Distributors also pay a portion of the compensation it receives to its managerial personnel. When a Contract is sold by a Selling broker-dealer, the Selling broker-dealer, not the Distributors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the Contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

Equitable Advisors may receive compensation, and, in turn, pay its financial professionals a portion of such fee, from third party investment advisors to whom its financial professionals refer customers for professional management of the assets within their contract.

Equitable Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. Equitable Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. Equitable Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both the Company's Contracts and Contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

The Company also pays Equitable Distributors compensation to cover its operating expenses and marketing services under the terms of the Company's distribution agreements with Equitable Distributors.

Differential compensation paid by Equitable Advisors. In an effort to promote the sale of the Company's products, Equitable Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of the Company's contract than it pays for the sale of a contract or other financial product issued by a company other than the Company. Equitable Advisors may pay higher compensation on certain products in a class than others based on a group or sponsored arrangement, or between older and newer versions or series of the same contract. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to Equitable Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve the Company's contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of the Company's contracts than products issued by other companies. Other forms of compensation provided to its financial professionals include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, Equitable Advisors financial professionals qualify for health and retirement benefits based solely on their sales of the Company's contracts and products sponsored by affiliates.

The fact that Equitable Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend the contract over a contract or other financial product issued by a company not affiliated with the Company. However, under applicable rules of FINRA, Equitable Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of Equitable Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

Additional payments by Equitable Distributors to Selling broker-dealers. Equitable Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. Equitable Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of the Company's products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the Contract owner. Payments may be based on ongoing sales, on the aggregate account value attributable to Contracts sold through a Selling broker-dealer or such payments may be a fixed amount. For certain Selling broker-dealers, Equitable Distributors increases the marketing allowance as certain sales thresholds are met. Equitable Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of the Company's products, Equitable Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). Equitable Distributors also has entered into agreements with certain Selling broker-dealers in which the Selling broker-dealer agrees to sell certain Company contracts exclusively.

These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of the Company Contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2020) received additional payments. These additional payments ranged from $209 to $6,528,369.19 The Company and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of the Company's contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.

Allstate Financial Services, LLC

American Portfolios Financial Services

Ameriprise Financial Services

Avantax Investment Services, Inc.

BBVA Securities, Inc.

Cabot Lodge Securities, LLC

Cadaret, Grant & Co., Inc.

Cambridge Investment Research

Centaurus Financial, Inc.

Cetera Financial Group

Citigroup Global Markets, Inc.

Citizens Investment Services

Commonwealth Financial Network

Community America Financial Solution

CUNA Brokerage Services

CUSO Financial Services

DPL Financial Partners

Equity Services Inc.

Farmer's Financial Solution

Galt Financial Group, Inc.

Geneos Wealth Management

Gradient Securities, LLC

H. Beck, Inc.

Huntleigh Securities Corporation

Independent Financial Group, LLC

Infinex Investments Inc.

Janney Montgomery Scott LLC

Kestra Investment Services, LLC

Key Investment Services LLC

Ladenburg Thalmann Advisor Network, LLC

Lincoln Financial Advisors Corp.

Lincoln Financial Securities Corp.

Lincoln Investment Planning

Lion Street Financial

LPL Financial Corporation

Lucia Securities, LLC

MML Investors Services, LLC

Morgan Stanley Smith Barney

Mutual of Omaha Investment Services, Inc.

Next Financial Group, Inc.

Park Avenue Securities, LLC

PlanMember Securities Corp.

PNC Investments

Primerica Financial Services, Inc.

Pruco Securities, LLC

Purshe Kaplan Sterling Investments, Inc

Raymond James

RBC Capital Markets Corporation

Santander Securities Corp.

Sigma Financial Corporation

Stifel, Nicolaus & Company, Inc.

SunTrust Investment Services, Inc.

The Advisor Group (AIG)

The Huntington Investment Company

The Leaders Group, Inc.

TransAmerica Financial Advisors

U.S. Bank Center

UBS Financial Services Inc.

Valmark Securities, Inc.

Voya Financial Advisors, Inc.

Waddell & Reed, Inc.

Wells Fargo

8. Equitable Financial Life Insurance Company of America

The Guaranteed Interest Account with Market Value Adjustment is issued by Equitable Financial Life Insurance Company of America (the "Company"), an Arizona stock life insurance corporation organized in 1969. Equitable Financial Life Insurance Company of America is an indirect wholly owned subsidiary of Equitable Holdings, Inc. No company other than the Equitable Financial Life Insurance Company of America has any legal responsibility to pay amounts that the Company owes under the Contracts. The Company is solely responsible for paying all amounts owed to you under your Contract.

Equitable Holdings, Inc. and its consolidated subsidiaries managed approximately $800 billion in assets as of December 31, 2020. The Company is licensed to sell life insurance and annuities in forty-nine states (not including New York), the District of Columbia, and Puerto Rico. Our main administrative office is located at 525 Washington Blvd., Jersey City, NJ 07310.

On October 1, 2013, the Company entered into a reinsurance transaction with Protective Life Insurance Company ("Protective"), whereby Protective agreed to reinsure a substantial portion of the Company's life insurance and annuity business (the "Reinsured Business"). The Contracts are included in the Reinsured Business. Protective reinsures all of the insurance risks of the Reinsured Business and is responsible for customer service and administration for all contracts comprising the Reinsured Business. However, the Company remains the insurer of the Contracts and the terms, features, and benefits of the Contracts have NOT changed as a result of the transaction.

The Company may use proceeds in connection with the Guaranteed Interest Account with Market Value Adjustment for any legitimate corporate purpose.

9. Legal proceedings

Equitable Financial Life Insurance Company of America and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to an Owner's interest in his or her Contract, nor would any of these proceedings be likely to have a material adverse effect upon our ability to meet our obligations under the Contracts or the distribution of the Contracts.

10. COVID-19

The outbreak of the novel coronavirus known as COVID-19 was declared a pandemic by the World Health Organization in March 2020. Equity and financial markets have experienced increased volatility and negative returns, and interest rates have declined due to the COVID-19 pandemic and other market factors. Such events can adversely impact us and our operations. Management believes the Company is taking appropriate actions to mitigate the negative impact to our business and operations. However, the full impact of COVID-19 is unknown and cannot be reasonably estimated or predicted at this time as these events are still developing.

Moreover, these market conditions have impacted the performance of the funds underlying the variable investment options. If these market conditions continue, and depending on your individual circumstances (e.g., your selected investment options and the timing of any contributions, transfers, or withdrawals), you may experience (perhaps significant) negative returns under the contract. The duration of the COVID-19 pandemic, and the future impact that the pandemic may have on the financial markets and global economy, cannot be foreseen, however. You should consult with a financial professional about how the COVID-19 pandemic and the recent market conditions may impact your future investment decisions related to the contract, such as purchasing the contract or making contributions, transfers, or withdrawals, based on your individual circumstances.

11. Cybersecurity Risks and Catastrophic Events

We rely heavily on interconnected computer systems and digital data to conduct our variable product business. Because our variable product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyberattacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized use or abuse of confidential customer information. Systems failures and cyberattacks, as well as, any other catastrophic event, including natural and manmade disasters, public health emergencies, pandemic diseases, terrorist attacks, floods or severe storms affecting us, any third-party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us, our business operations and your account value. Systems failures and cyberattacks may also interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate account values, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. In addition, the occurrence of any pandemic disease (like COVID-19), natural disaster, terrorist attack or any other event that results in our workforce, and/or employees of service providers and/or third party administrators, being compromised and unable or unwilling to fully perform their responsibilities, could likewise result in interruptions in our service, including our ability to issue contracts and process contract transactions. Even if our workforce and employees of our service providers and/or third party administrators were able to work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and lead to delays in our issuing contracts and processing of other contract-related transactions. Cybersecurity risks and catastrophic events may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your contract to lose value. While there can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your contract due to cyber-attacks, information security breaches or other catastrophic events in the future, we take reasonable steps to mitigate these risks and secure our systems and business operations from such failures, attacks and events.

12. Additional information

Rule 12h-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. The units of the Guaranteed Interest Account with Market Value Adjustment described in this prospectus fall within the exemption provided under Rule 12h-7. The Company relies on the exemption provided under Rule 12h-7 and does not file reports under the Exchange Act.

Independent Auditors

The statutory-basis financial statements of Equitable Financial Life Insurance Company of America as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers LLP provides independent audit services and certain other non-audit services to Equitable Financial Life Insurance Company of America as permitted by the applicable SEC independence rules. PricewaterhouseCoopers LLP's address is 300 Madison Avenue, New York, New York 10017.

Dealer Prospectus Delivery Obligations

All dealers that effect transactions in these securities are required to deliver a prospectus.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

RISK FACTORS
Except as otherwise provided, as used herein, the following terms have the following meanings.
•“Equitable America,” “EFLOA” “we,” “our,” “us” and the “Company” refer to Equitable Financial Life Insurance Company of America (f/k/a MONY Life Insurance Company of America), an Arizona stock life insurance corporation.
•“Equitable Financial” and “EFLIC” refer to Equitable Financial Life Insurance Company, a New York life insurance corporation.
•“Holdings” refers to Equitable Holdings, Inc., a Delaware corporation.
•“EFS” refers to Equitable Financial Services, LLC.
•“AB” refers to AllianceBernstein Holding LP and AllianceBernstein LP.
•“AXA” refers to AXA S.A., a société anonyme organized under the laws of France.
•“Equitable Advisors” refers to Equitable Advisors, LLC.
•“Equitable Network” refers to Equitable Network, LLC.
•“General Account” refers to the assets held in the general account of Equitable America and all of the investment assets held in certain of Equitable America’s Separate Accounts on which Equitable America bears the investment risk.
•“Separate Accounts” refers to the Separate Account investment assets of Equitable America excluding the assets held in those Separate Accounts on which Equitable America bears the investment risk.
Risks Relating to Our Business
Risks Relating to Conditions in the Financial Markets and Economy
The coronavirus (COVID-19) pandemic.
The COVID-19 pandemic has negatively impacted the U.S. and global economies, created significant volatility in the capital markets and dramatically increased unemployment levels. The pandemic has also resulted in temporary closures of many businesses and schools and the institution of social distancing requirements in many states and local communities. Businesses or schools that have reopened have restricted or limited access for the foreseeable future and may do so on a permanent basis. As a result, our ability to sell products through our regular channels and the demand for our products and services has been significantly impacted. The extent of the COVID-19 pandemic’s impact on us will depend on future developments that are highly uncertain, including the severity and duration of the pandemic, actions taken by governments and other third parties in response to the pandemic and the availability and efficacy of vaccines against COVID-19.
While we have implemented risk management and contingency plans with respect to the COVID-19 pandemic, such measures may not adequately protect our business from the full impacts of the pandemic. Currently, most of Equitable Financial’s employees and advisors, who provide the necessary services for the Company to operate its business. are continuing to work remotely. Extended periods of remote work arrangements could introduce additional operational risk, including but not limited to cybersecurity risks, and impair our ability to effectively manage our business. We also outsource a variety of functions to third parties whose business continuity strategies are largely outside our control.
Economic uncertainty and unemployment resulting from the COVID-19 pandemic may have an adverse effect on product sales and result in existing policyholders withdrawing at greater rates. COVID-19 could have an adverse effect on our in-force business due to increased mortality and morbidity rates. The cost of reinsurance to us for these policies could increase, and we may encounter decreased availability of such reinsurance. If policyholder lapse and surrender rates or premium waivers significantly exceed our expectations, we may need to change our assumptions, models or reserves.
Our investment portfolio has been, and may continue to be, adversely affected by the COVID-19 pandemic. Declines in equity markets and interest rates, reduced liquidity or a continued slowdown in the U.S. or in global economic conditions may also adversely affect the values and cash flows of these investments. Market volatility in 2020 also caused significant increases in credit spreads, and any continued volatility may increase our borrowing costs and decrease product fee income. Further, severe market volatility may leave us unable to react to market events in a prudent manner consistent with our historical investment practices.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Conditions in the global capital markets and the economy.
Our business, results of operations or financial condition are materially affected by conditions in the global capital markets and the economy. A wide variety of factors affect economic conditions and consumer confidence, including the COVID-19 pandemic and government reactions thereto, the pace of economic growth in the U.S., equity market performance, low interest rates and the uncertainty created by the policies the Biden administration and related actions that Congress may pursue. Given our interest rate and equity market exposure in our investment and derivatives portfolios and many of our products, these factors could have a material adverse effect on us. The value of our investments and derivatives portfolios may also be adversely affected by reductions in price transparency, changes in the assumptions or methodology we use to estimate fair value and changes in investor confidence or preferences, which could potentially result in higher realized or unrealized losses. Market volatility may also make it difficult to transact in or to value certain of our securities if trading becomes less frequent.
In an economic downturn, the demand for our products and our investment returns could be materially and adversely affected. The profitability of many of our products depends in part on the value of the assets supporting them, which may fluctuate substantially depending on various market conditions. In addition, a change in market conditions could cause a change in consumer sentiment and adversely affect sales and could cause the actual persistency of these products to vary from their anticipated persistency and adversely affect profitability. Our policyholders may choose to defer paying insurance premiums or stop paying insurance premiums altogether. In addition, market conditions may adversely affect the availability and cost of reinsurance protections and the availability and performance of hedging instruments.
With the change of administration in the U.S., changes in regulations may adversely affect our business and our ability to distribute our products. Such changes may also impact our expenses and, as a result, adversely impact our profitability.
Equity market declines and volatility.
Declines or volatility in the equity markets can negatively impact our business, results of operations or financial condition. For example, equity market declines or volatility could decrease the account value (“AV”) of our variable life contracts which, in turn, would reduce the amount of revenue we derive from fees charged on those account and asset values. Equity market declines and volatility may also influence policyholder behavior, which may adversely impact the levels of surrenders, withdrawals and amounts of withdrawals of our variable life contracts or cause policyholders to reallocate a portion of their account balances to more conservative investment options (which may have lower fees), which could negatively impact our future profitability or increase our benefit obligations particularly if they were to remain in such options during an equity market increase. Market volatility can negatively impact the value of equity securities we hold for investment which could in turn reduce our statutory capital. In addition, equity market volatility could reduce demand for variable products relative to fixed products.
Interest rate fluctuations or prolonged periods of low interest rates.
Some of our life insurance products, and our investment returns, are sensitive to interest rate fluctuations, and changes in interest rates and interest rate benchmarks may adversely affect our investment returns and results of operations, including in the following respects:
•changes in interest rates may reduce the spread on some of our products between the amounts that we are required to pay under the contracts and the rate of return we are able to earn on our General Account investments supporting the contracts;
•when interest rates rise rapidly, policy loans and surrenders and withdrawals of life insurance policies may increase, requiring us to sell investment assets potentially resulting in realized investment losses, which could reduce our net income;
•a decline in interest rates accompanied by unexpected prepayments of certain investments may result in reduced investment income and a decline in our profitability. An increase in interest rates accompanied by unexpected extensions of certain lower yielding investments may result in a decline in our profitability;
•changes in the relationship between long-term and short-term interest rates may adversely affect the profitability of some of our products;
•changes in interest rates may adversely impact our liquidity and increase our costs of financing and hedges;
•we may not be able to effectively mitigate and we may sometimes choose not to fully mitigate or to increase, the interest rate risk of our assets relative to our liabilities; and

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

•the delay between the time we make changes in interest rate and other assumptions used for product pricing and the time we are able to reflect such changes in assumptions in products available for sale may negatively impact the long-term profitability of certain products sold during the intervening period.
A prolonged period during which interest rates remain low may result in greater costs associated with certain of our product features; higher costs for some derivative instruments used to hedge certain of our product risks; or shortfalls in investment income on assets supporting policy obligations as our portfolio earnings decline over time, each of which may require us to record charges to increase reserves. In addition, an extended period of declining or low interest rates may also cause us to change our long-term view of the interest rates that we can earn on our investments. Such a change in our view would cause us to change the long-term interest rate that we assume in our calculation of insurance assets and liabilities under statutory accounting principles. Any future revision would result in increased reserves and other unfavorable consequences. In addition, certain statutory capital and reserve requirements are based on formulas or models that consider interest rates, and an extended period of low interest rates may increase the statutory capital we are required to hold and the amount of assets we must maintain to support statutory reserves. Furthermore, such an environment may cause certain policies to remain in force for longer periods than we anticipated in our pricing, potentially resulting in greater claims costs than we expected and resulting in lower overall returns on business in force. Widening credit spreads, if not offset by equal or greater declines in the risk-free interest rate, would also cause the total interest rate payable on newly issued securities to increase, and thus would have the same effect as an increase in underlying interest rates.
Risks Relating to Our Operations
We have a material weakness in our internal control over statutory financial reporting. If our remediation of this material weakness is not effective, we may not be able to report our financial condition or results of operations accurately or on a timely basis.
As previously reported, management identified a material weakness in the design and operation of our internal control over statutory financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. Our management has concluded that we do not maintain effective controls to timely validate that actuarial models are properly configured to capture all relevant product features and to provide reasonable assurance that timely reviews of assumptions and data have occurred.
As previously reported, this material weakness resulted in misstatements of historical results in our previously issued annual financial statements. The changes necessary to correct the identified misstatements in our previously reported historical results have been appropriately reflected in our annual financial statements included elsewhere herein. Until remedied, this material weakness could result in a material misstatement to our annual financial statements that would not be prevented or detected.
If we fail to effectively remediate this material weakness or if we identify additional material weaknesses in our internal control over statutory financial reporting, we may be unable to report our financial condition or financial results accurately or to report them within the timeframes required by the National Association of Insurance Commissioners (“NAIC”), the Arizona Department of Insurance, various state regulators and the Securities and Exchange Commission (the “SEC”). If this were the case, we could become subject to sanctions or investigations by the SEC or other regulatory authorities. Furthermore, failure to report our financial condition or financial results accurately or report them within the timeframes required by these various organizations could cause us to curtail or cease sales of certain of our insurance products. If we are unable to improve the accuracy of the calculation of policy reserves, users of our statutory financial statements may lose confidence in the accuracy and completeness of our financial reports, we may face reduced ability to obtain financing and restricted access to the capital markets, and we may be required to curtail or cease sales of our products.
Failure to protect the confidentiality of customer information or proprietary business information.
Our confidential information (including customer transactional data and personal information about our customers, the employees and customers of our customers, and Equitable Financial’s employees) is retained on Equitable Financial’s and certain third parties’ information systems. The privacy of this information may be compromised, including as a result of an information security breach. Failure to implement and maintain effective cybersecurity programs, or any compromise of the security of these information systems, or the cloud-based systems Equitable Financial uses, through cyber-attacks or for any other reason that results in unauthorized access, use, disclosure or destruction of personally identifiable information or customer information, or the disruption of critical operations and services, could damage our reputation, deter people from purchasing our products, subject us to significant civil and criminal liability and require us to incur significant technical, legal and other expenses any of which could have a material adverse effect on our business, results of operations or financial condition.

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Our operational failures or those of service providers on which we rely.
Weaknesses or failures in our internal processes or systems or those of our vendors could lead to disruption of our operations, liability to clients, exposure to disciplinary action or harm to our reputation. Our business is highly dependent on our ability to process large numbers of transactions, many of which are highly complex, across numerous and diverse markets. These transactions generally must comply with client investment guidelines, as well as stringent legal and regulatory standards. If we make a mistake in performing our services that causes financial harm to a client, we have a duty to act promptly to put the client in the position the client would have been in had we not made the error. The occurrence of mistakes, particularly significant ones, can have a material adverse effect on our reputation, business, results of operations or financial condition.
The occurrence of a catastrophe, including natural or man-made disasters.
Any catastrophic event, such as pandemic diseases, terrorist attacks, accidents, floods, severe storms or hurricanes or cyber-terrorism, could have a material and adverse effect on our business. We could experience long-term interruptions the services provided Equitable Financial and our significant vendors. The operational systems of Equitable Financial are not fully redundant, and our disaster recovery and business continuity planning cannot account for all eventualities. Additionally, unanticipated problems with disaster recovery systems of Equitable Financial or our significant vendors could further impede our ability to conduct business, particularly if those problems affect our computer-based data processing, transmission, storage and retrieval systems and destroy valuable data. We could experience a material adverse effect on our liquidity, financial condition and operating results due to increased mortality and, in certain cases, morbidity rates and/or its impact on the economy and financial markets. The Equitable Financial workforce may be unable to be physically located at one of its facilities, which could result in lengthy interruptions in our service. A catastrophe may affect computer-based data processing, transmission, storage and retrieval systems and destroy valuable data. Climate change may increase the frequency and severity of weather-related disasters and pandemics.
Equitable Financial’s, Equitable Advisors’ and Equitable Network’s ability to recruit, motivate and retain key employees and experienced and productive financial professionals.
Our business depends on Equitable Financial’s ability to recruit, motivate and retain highly skilled, technical, investment, managerial and executive personnel, and there is no assurance that our affiliates will be able to do so. Financial professionals and key employees are key factors driving our sales. Intense competition exists among insurers and other financial services companies for financial professionals and key employees. We cannot provide assurances that Equitable Financial, Equitable Advisors or Equitable Network will be successful in their respective efforts to recruit, motivate and retain key employees and top financial professionals and the loss of such employees and professionals could have a material adverse effect on our business, results of operations or financial condition.
Misconduct by Equitable Financial’s employees or associated financial professionals.
Misconduct by Equitable Financial’s employees, associated financial professionals, agents, intermediaries, representatives of our broker-dealer subsidiaries or employees of our vendors could result in violations of law, regulatory sanctions or serious reputational or financial harm. Equitable Financial employs controls and procedures designed to monitor employees’ and financial professionals’ business decisions and to prevent them from taking excessive or inappropriate risks, including with respect to information security, but employees may take such risks regardless of such controls and procedures. If Equitable Financial employees or associated financial professionals take excessive or inappropriate risks, those risks could harm our reputation, subject us to significant civil or criminal liability and require us to incur significant technical, legal and other expenses.
Potential strategic transactions.
We may consider potential strategic transactions, including acquisitions, dispositions, mergers, joint ventures and similar transactions. These transactions may not be effective and could result in decreased earnings and harm to our competitive position. In addition, these transactions, if undertaken, may involve a number of risks and present financial, managerial and operational challenges. Any of the above could cause us to fail to realize the benefits anticipated from any such transaction.
Changes in accounting standards.
Our financial statements are prepared in accordance with accounting practices prescribed or permitted by the Arizona Department of Insurance (“SAP”). The Arizona Department of Insurance recognizes only SAP for determining and reporting the financial condition and results of operations of an insurance company in order to determine its solvency under the Arizona State Insurance Laws. The NAIC’s Accounting Practices and Procedures manual (“NAIC SAP”) has been adopted as a

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component of prescribed or permitted practices by the State of Arizona. NAIC SAP is comprised of the Preamble, the Statements of Statutory Accounting Principles (“SSAP”), and Appendices. In the future, new accounting pronouncements, as well as new interpretations of existing accounting pronouncements, may have material adverse effects on our business, results of operations or financial condition.
Replicating and replacing functions, systems and infrastructure and benefits provided by Equitable or certain of its affiliates.
Historically, we have received services from Equitable and have provided services to Equitable, including through shared services contracts with various third-party service providers. Equitable and its affiliates continue to provide or procure certain services to us pursuant to the Transitional Services Agreement with Holdings. The Transitional Services Agreement will not continue indefinitely. We are working to replicate or replace the services that are currently provided under the Transitional Services Agreement by Equitable or its affiliates through shared service contracts they have with various third-party providers. We cannot assure you that we will be able to obtain the services at the same or better levels or at the same or lower costs directly from third-party providers. As a result, when Equitable or its affiliates cease providing these services to us, our costs of procuring these services or comparable replacement services may increase, and the cessation of such services may result in service interruptions and divert management attention from other aspects of our operations. We may fail to replicate the services we currently receive from Equitable on a timely basis or at all.
The potential replacement of LIBOR may affect our cost of capital and net investment income.
It is anticipated that LIBOR will be discontinued no later than June 2023 and that one or more alternative rates will be used for derivatives contracts, debt investments, intercompany and third-party loans and other types of commercial contracts. We anticipate a valuation risk around the potential discontinuation event as well as potential risks relating to hedging interest-rate risk. Additionally, the elimination of LIBOR or changes to other reference rates or any other changes or reforms to the determination or supervision of reference rates may adversely affect the amount of interest payable or interest receivable on certain of our investments. These changes may also impact the market liquidity and market value of these investments. Any changes to LIBOR or any alternative rate, or any further uncertainty in relation to the timing and manner of implementation of such changes, could have an adverse effect on the value of investments in our investment portfolio, derivatives we use for hedging, or other indebtedness, securities or commercial contracts.
Risks Relating to Credit, Counterparties and Investments
Our counterparties’ requirements to pledge collateral related to declines in estimated fair value of derivative contracts.
We use derivatives and other instruments to help us mitigate various business risks. Our transactions with financial and other institutions generally specify the circumstances under which the parties are required to pledge collateral related to any decline in the market value of the derivatives contracts. If our counterparties fail or refuse to honor their obligations under these contracts, we could face significant losses to the extent collateral agreements do not fully offset our exposures and our hedges of the related risk will be ineffective. Such failure could have a material adverse effect on our business, results of operations or financial condition.
Changes in the actual or perceived soundness or condition of other financial institutions and market participants.
A default by any financial institution or by a sovereign could lead to additional defaults by other market participants. Such failures could disrupt securities markets or clearance and settlement systems and lead to a chain of defaults, because the commercial and financial soundness of many financial institutions may be closely related as a result of credit, trading, clearing or other relationships. Even the perceived lack of creditworthiness of a financial institution may lead to market-wide liquidity problems and losses or defaults by us or by other institutions. This risk is sometimes referred to as “systemic risk” and may adversely affect financial intermediaries with which we interact on a daily basis. Systemic risk could have a material adverse effect on our ability to raise new funding and on our business, results of operations or financial condition. In addition, such a failure could impact future product sales as a potential result of reduced confidence in the financial services industry.
Losses due to defaults by third parties and affiliates, including outsourcing relationships.
We depend on third parties and affiliates that owe us money, securities or other assets to pay or perform under their obligations. Defaults by one or more of these parties could have a material adverse effect on our business, results of operations or financial condition. Moreover, as a result of contractual provisions certain swap dealers require us to add to derivatives documentation and to agreements, we may not be able to exercise default rights or enforce transfer restrictions against certain counterparties which may limit our ability to recover amounts due to us upon a counterparty’s default. We rely on various counterparties and other vendors to augment our existing investment, operational, financial and technological capabilities, but

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the use of a vendor does not diminish our responsibility to ensure that client and regulatory obligations are met. Disruptions in the financial markets and other economic challenges may cause our counterparties and other vendors to experience significant cash flow problems or even render them insolvent, which may expose us to significant costs and impair our ability to conduct business. We are also subject to the risk that our rights against third parties may not be enforceable in all circumstances. The deterioration or perceived deterioration in the credit quality of third parties whose securities or obligations we hold could result in losses or adversely affect our ability to use those securities or obligations for liquidity purposes.
Economic downturns, defaults and other events may adversely affect our investments.
The occurrence of a major economic downturn, acts of corporate malfeasance, widening credit risk spreads, ratings downgrades or other events that adversely affect the issuers or guarantors of securities we own or the underlying collateral of securities we own could cause the estimated fair value of our fixed maturity securities portfolio and corresponding earnings to decline and cause the default rate of the fixed maturity securities in our investment portfolio to increase. We may have to hold more capital to support our securities to maintain our risk-based capital (“RBC”) level, should securities we hold suffer a ratings downgrade. Levels of write-downs or impairments are impacted by intent to sell, or our assessment of the likelihood that we will be required to sell, fixed maturity securities. Realized losses or impairments on these securities may have a material adverse effect on our business, results of operations, liquidity or financial condition in, or at the end of, any quarterly or annual period.
Some of our investments are relatively illiquid and may be difficult to sell.
We hold certain investments that may lack liquidity, such as privately placed fixed maturity securities, mortgage loans, commercial mortgage backed securities and alternative investments. In the past, even some of our very high quality investments experienced reduced liquidity during periods of market volatility or disruption. If we were required to liquidate these investments on short notice or were required to post or return collateral, we may have difficulty doing so and be forced to sell them for less than we otherwise would have been able to realize. The reported values of our relatively illiquid types of investments do not necessarily reflect the current market price for the asset. If we were forced to sell certain of our assets in the current market, there can be no assurance that we would be able to sell them for the prices at which we have recorded them and we might be forced to sell them at significantly lower prices, which could have a material adverse effect on our business, results of operations, liquidity or financial condition.
Risks Relating to Reinsurance and Hedging
Our reinsurance and hedging programs.
We seek to mitigate some risks associated with the minimum crediting rate contained in certain of our products through our hedging and reinsurance programs. However, these programs cannot eliminate all of the risks, and no assurance can be given as to the extent to which such programs will be completely effective in reducing such risks.
Reinsurance—We use reinsurance to mitigate a portion of the risks that we face, principally in certain of our in-force life insurance products. Under our reinsurance arrangements, other insurers assume a portion of the obligation to pay claims and related expenses to which we are subject. However, we remain liable as the direct insurer on all risks we reinsure and, therefore, are subject to the risk that our reinsurer is unable or unwilling to pay or reimburse claims at the time demand is made. The inability or unwillingness of a reinsurer to meet its obligations to us, or the inability to collect under our reinsurance treaties for any other reason, could have a material adverse impact on our business, results of operations or financial condition. Prolonged or severe adverse mortality or morbidity experience could result in increased reinsurance costs, and ultimately may reduce the availability of reinsurance for future life insurance sales. If, for new sales, we are unable to maintain our current level of reinsurance or purchase new reinsurance protection in amounts that we consider sufficient, we would either have to be willing to accept an increase in our net exposures, revise our pricing to reflect higher reinsurance premiums or limit the amount of new business written on any individual life. If this were to occur, we may be exposed to reduced profitability and cash flow strain or we may not be able to price new business at competitive rates. The premium rates and other fees that we charge are based, in part, on the assumption that reinsurance will be available at a certain cost. If a reinsurer raises the rates that it charges on a block of in-force business, we may not be able to pass the increased costs onto our customers and our profitability will be negatively impacted. Additionally, such a rate increase could result in our recapturing of the business, which may result in a need to maintain additional reserves, reduce reinsurance receivables and expose us to greater risks.
Hedging Programs—We use a hedging program to mitigate a portion of the unreinsured risks we face in, among other areas, the minimum crediting rates on our life products from unfavorable changes in benefit exposures due to movements in the capital markets. In certain cases, however, we may not be able to effectively apply these techniques because the derivatives

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markets in question may not be of sufficient size or liquidity or there could be an operational error in the application of our hedging strategy or for other reasons. The operation of our hedging programs is based on models involving numerous estimates and assumptions. There can be no assurance that ultimate actual experience will not differ materially from our assumptions, particularly, but not only, during periods of high market volatility, which could adversely impact our business, results of operations or financial condition. If we are unable to effectively hedge these risks, we could experience economic losses which could have a material adverse impact on our business, results of operations or financial condition. Additionally, our strategies may result in under or over-hedging our liability exposure, which could result in an increase in our hedging losses and greater volatility in our earnings and have a material adverse effect on our business, results of operations or financial condition. For further discussion, see “—Risks Relating to Estimates, Assumptions and Valuations—Our risk management policies and procedures.”
Risks Relating to Our Products, Our Structure and Product Distribution
The amount of statutory capital that we have and the amount of statutory capital we must hold to meet our statutory capital requirements and our financial strength and credit ratings can vary significantly.
In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors. Additionally, state insurance regulators have significant leeway in how to interpret existing regulations, which could further impact the amount of statutory capital or reserves that we must maintain. Our financial strength and credit ratings are significantly influenced by our statutory surplus amount and our RBC ratio. Moreover, rating agencies may implement changes to their internal models that have the effect of increasing or decreasing the amount of capital we must hold in order to maintain our current ratings. To the extent that our statutory capital resources are deemed to be insufficient to maintain a particular rating by one or more rating agencies, our financial strength and credit ratings might be downgraded by one or more rating agencies. There can be no assurance that we will be able to maintain our current RBC ratio in the future or that our RBC ratio will not fall to a level that could have a material adverse effect on our business, results of operations or financial condition.
Our failure to meet our RBC requirements or minimum capital and surplus requirements could subject us to further examination or corrective action imposed by insurance regulators, including limitations on our ability to write additional business, supervision by regulators, rehabilitation, or seizure or liquidation. Any corrective action imposed could have a material adverse effect on our business, results of operations or financial condition. A decline in RBC ratios may limit our ability to make dividends or distributions, could result in a loss of customers or new business, and could be a factor in causing ratings agencies to downgrade our financial strength ratings, each of which could have a material adverse effect on our business, results of operations or financial condition.
A downgrade in our financial strength and claims-paying ratings.
Claims-paying and financial strength ratings are important factors in establishing the competitive position of insurance companies. They indicate the rating agencies’ opinions regarding an insurance company’s ability to meet policyholder obligations and are important to maintaining public confidence in our products and our competitive position. A downgrade of our ratings or those of Holdings could adversely affect our business, results of operations or financial condition by, among other things, reducing new sales of our products, increasing surrenders and withdrawals from our existing contracts, possibly requiring us to reduce prices or take other actions for many of our products and services to remain competitive, or adversely affecting our ability to obtain reinsurance or obtain reasonable pricing on reinsurance. A downgrade in our ratings may also adversely affect our cost of raising capital or limit our access to capital.
Holdings could sell insurance products through another one of its insurance subsidiaries which would result in reduced sales of our products and total revenues.
We are an indirect, wholly owned subsidiary of Holdings, a diversified financial services organization offering a broad spectrum of financial advisory, insurance and investment management products and services. As part of Holdings’ ongoing efforts to efficiently manage capital amongst its insurance subsidiaries, improve the quality of the product line-up of its insurance subsidiaries and enhance the overall profitability of its group of companies, Holdings could sell insurance products through another one of its insurance subsidiaries instead of us, which would result in reduced sales of our products and total revenues. This in turn would negatively impact our business, results of operations and financial condition.
A loss of, or significant change in, key product distribution relationships.
We distribute certain products under agreements with third-party distributors and other members of the financial services industry that are not affiliated with us. We compete with other financial institutions to attract and retain commercial

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

relationships in each of these channels. An interruption or significant change in certain key relationships could materially and adversely affect our ability to market our products and could have a material adverse effect on our business, results of operation or financial condition. Distributors may elect to alter, reduce or terminate their distribution relationships with us, including for such reasons as changes in our distribution strategy, adverse developments in our business, adverse rating agency actions or concerns about market-related risks. Alternatively, we may terminate one or more distribution agreements due to, for example, a loss of confidence in, or a change in control of, one of the third-party distributors, which could reduce sales.
We are also at risk that key distribution partners may merge or change their business models in ways that affect how our products are sold, either in response to changing business priorities or as a result of shifts in regulatory supervision or potential changes in state and federal laws and regulations regarding standards of conduct applicable to third-party distributors when providing investment advice to retail and other customers.
Risks Relating to Estimates, Assumptions and Valuations
Our risk management policies and procedures.
Our policies and procedures, including hedging programs, to identify, monitor and manage risks may not be adequate or fully effective. Many of our methods of managing risk and exposures are based upon our use of historical market behavior or statistics based on historical models. As a result, these methods may not predict future exposures, which could be significantly greater than the historical measures indicate. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated. Management of operational, legal and regulatory risks requires, among other things, policies and procedures to record and verify large numbers of transactions and events. These policies and procedures may not be fully effective.
We employ various strategies to mitigate risks inherent in our business and operations. These risks include current or future changes in the fair value of our assets and liabilities, current or future changes in cash flows, the effect of interest rates, equity markets and credit spread changes, the occurrence of credit defaults and changes in mortality and longevity. We seek to control these risks by, among other things, entering into reinsurance contracts and through our hedging programs. Developing an effective strategy for dealing with these risks is complex, and no strategy can completely insulate us from such risks. Our hedging strategies also rely on assumptions and projections that may prove to be incorrect or prove to be inadequate. Accordingly, our hedging activities may not have the desired beneficial impact on our business, results of operations or financial condition. Further, the nature, timing, design or execution of our hedging transactions could actually increase our risks and losses. Our hedging strategies and the derivatives that we use, or may use in the future, may not adequately mitigate or offset the hedged risk and our hedging transactions may result in losses.
Our reserves could be inadequate and product profitability could decrease due to differences between our actual experience and management’s estimates and assumptions.
Our reserve requirements for our direct and reinsurance assumed business are calculated based on a number of estimates and assumptions, including estimates and assumptions related to future mortality, morbidity, longevity, persistency, interest rates, future equity performance, reinvestment rates, claims experience and policyholder elections (i.e., the exercise or non-exercise of rights by policyholders under the contracts). The assumptions and estimates used in connection with the reserve estimation process are inherently uncertain and involve the exercise of significant judgment. We review the appropriateness of reserves and the underlying assumptions at least annually and, if necessary, update our assumptions as additional information becomes available. We cannot, however, determine with precision the amounts that we will pay for, or the timing of payment of, actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level assumed prior to payment of benefits or claims. Our claim costs could increase significantly, and our reserves could be inadequate if actual results differ significantly from our estimates and assumptions. If so, we will be required to increase reserves, which could materially and adversely impact our business, results of operations or financial condition. Future reserve increases in connection with experience updates could be material and adverse to our results of operations or financial condition.
Significant deviations in actual experience from our pricing assumptions could have an adverse effect on the profitability of our products. If actual persistency is significantly different from that assumed in our current reserving assumptions, our reserves for future policy benefits may prove to be inadequate. Although some of our products permit us to increase premiums or adjust other charges and credits during the life of the policy or contract, the adjustments permitted under the terms of the policies or contracts may not be sufficient to maintain profitability. Many of our products do not permit us to increase premiums or adjust other charges and credits or limit those adjustments during the life of the policy or contract. Even if we are permitted under the contract to increase premiums or adjust other charges and credits, we may not be able to do so due to litigation, point of sale

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disclosures, regulatory reputation and market risk or due to actions by our competitors. In addition, the development of a secondary market for life insurance could adversely affect the profitability of existing business and our pricing assumptions for new business.
Our financial models rely on estimates, assumptions and projections.
We use models in our hedging programs and many other aspects of our operations, including but not limited to, product development and pricing, capital management, the estimation of actuarial reserves, and the valuation of certain other assets and liabilities. These models rely on estimates, assumptions and projections that are inherently uncertain and involve the exercise of significant judgment. Due to the complexity of such models, it is possible that errors in the models could exist and our controls could fail to detect such errors. Failure to detect such errors could materially and adversely impact our business, results of operations or financial condition.
Subjectivity of the determination of the amount of allowances and impairments taken on our investments.
The determination of the amount of allowances and impairments varies by investment type and is based upon our evaluation of known and inherent risks associated with the respective asset class. Management updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised. There can be no assurance that management’s judgments, as reflected in our financial statements, will ultimately prove to be an accurate estimate of the actual diminution in realized value. Historical trends may not be indicative of future impairments or allowances. Additional impairments may need to be taken or allowances provided for in the future that could have a material adverse effect on our business, results of operations or financial condition. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of our derivative positions as reported within our financial statements and the period-to-period changes in estimated fair value could vary significantly. Decreases in the estimated fair value of securities we hold may have a material adverse effect on our business, results of operations or financial condition.
Legal and Regulatory Risks
We are heavily regulated.
We are heavily regulated, and regulators continue to increase their oversight over financial services companies. The adoption of new laws, regulations or standards and changes in the interpretation or enforcement of existing laws, regulations or standards have directly affected, and will continue to affect, our business, including making our efforts to comply more expensive and time-consuming. For additional information on regulatory developments and the risks we face, including the Dodd-Frank Act and regulation by the NAIC, see “Business—Regulation”.
Our products are subject to a complex and extensive array of state and federal tax, securities, insurance and employee benefit plan laws and regulations, which are administered and enforced by a number of different governmental and self-regulatory authorities, including, among others, state insurance regulators, state securities administrators, state banking authorities, the SEC, the Financial Industry Regulatory Authority, Inc. (“FINRA”), the U.S. Department of Labor (the “DOL”) and the Internal Revenue Service (the “IRS”). Failure to administer our products in accordance with contract provisions or applicable law, or to meet any of these complex tax, securities or insurance requirements could subject us to administrative penalties imposed by a governmental or self-regulatory authority, unanticipated costs associated with remedying such failure or other claims, litigation, harm to our reputation or interruption of our operations.
We are required to file periodic and other reports within certain time periods imposed by U.S. federal securities laws, rules and regulations. Failure to file such reports within the designated time period or failure to accurately report our financial condition or results of operations could require us to curtail or cease sales of certain of our products or delay the launch of new products or new features, which could cause a significant disruption in our business. If our affiliated and third-party distribution platforms are required to curtail or cease sales of our products, we may lose shelf space for our products indefinitely, even once we are able to resume sales.
We currently use a captive reinsurer as part of our capital management strategy. Any regulatory action that limits our ability to achieve desired benefits from the use of or materially increases our cost of using captive reinsurance and applies retroactively, without grandfathering provisions for existing captive reinsurance entities, could have a material adverse effect on our financial condition or results of operations.

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Changes in U.S. tax laws and regulations or interpretations thereof.
Changes in tax laws and regulations or interpretations of such laws, including U.S. tax reform, could increase our corporate taxes and reduce our earnings. Changes may increase our effective tax rate or have implications that make our products less attractive to consumers. Tax authorities may enact laws, change regulations to increase existing taxes, or add new types of taxes and authorities who have not imposed taxes in the past, may impose additional taxes. Any such changes may harm our business, results of operations or financial condition.
Legal proceedings and regulatory actions.
A number of lawsuits and regulatory inquiries have been filed or commenced against us and other financial services companies in the jurisdictions in which we do business. Some of these matters have resulted in the award of substantial fines and judgments, including material amounts of punitive damages, or in substantial settlements. We face a significant risk of, and from time to time we are involved in, such actions and proceedings, including class action lawsuits. The frequency of large damage awards, including large punitive damage awards and regulatory fines that bear little or no relation to actual economic damages incurred, continues to create the potential for an unpredictable judgment in any given matter. In addition, investigations or examinations by federal and state regulators and other governmental and self-regulatory agencies could result in legal proceedings (including securities class actions and stockholder derivative litigation), adverse publicity, sanctions, fines and other costs. A substantial legal liability or a significant federal, state or other regulatory action against us, as well as regulatory inquiries or investigations, may divert management’s time and attention, could create adverse publicity and harm our reputation, result in material fines or penalties, result in significant expense, including legal and settlement costs, and otherwise have a material adverse effect on our business, results of operations or financial condition. For information regarding legal proceedings pending against us, see Note 10 of the Notes to the Financial Statements.
General Risks
Competition from other insurance companies, banks and other financial institutions.
We face strong competition from others offering the types of products and services we provide. It is difficult to provide unique insurance products because, once such products are made available to the public, they often are reproduced and offered by our competitors. If competitors charge lower fees for similar products or services, we may decide to reduce the fees on our own products or services in order to retain or attract customers.
Competition may adversely impact our market share and profitability. Many of our competitors are large and well-established and some have greater market share or breadth of distribution, offer a broader range of products, services or features, assume a greater level of risk, have greater financial resources, have higher claims-paying or credit ratings, have better brand recognition or have more established relationships with clients than we do. We also face competition from new market entrants or non-traditional or online competitors, many of whom are leveraging digital technology that may challenge the position of traditional financial service companies. Due to the competitive nature of the financial services industry, there can be no assurance that we will continue to effectively compete within the industry or that competition will not materially and adversely impact our business, results of operations or financial condition.
Our information systems may fail or their security may be compromised.
Our business is highly dependent upon the effective operation of Equitable Financial’s and certain third parties’ information systems and those of our vendors. Equitable Financial’s information systems and those of our vendors and service providers may be vulnerable to physical or cyber-attacks, computer viruses and malicious code, or other computer related attacks, programming errors and similar disruptive problems which may not be immediately detected. The failure of these systems could cause significant interruptions to our operations, which could result in a material adverse effect on our business, results of operations or financial condition or reputational harm. In addition, a failure of these systems could lead to the possibility of litigation or regulatory investigations or actions, including regulatory actions by state and federal governmental authorities.

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Protecting our intellectual property.
We rely on a combination of contractual rights, copyright, trademark and trade secret laws to establish and protect our intellectual property. Third parties may infringe or misappropriate our intellectual property. The loss of intellectual property protection or the inability to secure or enforce the protection of our intellectual property assets could have a material adverse effect on our business and our ability to compete. Third parties may have, or may eventually be issued, patents or other protections that could be infringed by our products, methods, processes or services or could limit our ability to offer certain product features. If we were found to have infringed or misappropriated a third-party patent or other intellectual property right, we could in some circumstances be enjoined from providing certain products or services to our customers or from using and benefiting from certain patents, copyrights, trademarks, trade secrets or licenses. Alternatively, we could be required to enter into costly licensing arrangements with third parties or implement a costly alternative. Any of these scenarios could harm our reputation and have a material adverse effect on our business, results of operations or financial condition.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

BUSINESS
Overview
Equitable America, established in the state of Arizona in 1969, is an indirect, wholly-owned subsidiary of Holdings. Prior to the closing of the initial public offering of shares of Holdings’ common stock in May 2018 (the “IPO”), Holdings was a wholly-owned subsidiary of AXA. Following the IPO, AXA has continued to divest its ownership in Holdings and currently holds less than 10% of the shares of common stock of Holdings.
Our primary business is to provide life insurance and employee benefit products to individuals and small and medium-sized businesses. We are licensed to sell our products in 49 states (not including New York), the District of Columbia and Puerto Rico.
Products
As part of Holdings’ ongoing efforts to efficiently manage capital among its insurance subsidiaries, improve the quality of the product line-up of its insurance subsidiaries and enhance the overall profitability of its group of companies, most new sales of the indexed universal life and variable universal life insurance products to policyholders located outside of New York are being issued through Equitable America. We expect that Holdings will continue to issue newly developed life and employee benefit insurance products to policyholders located outside of New York through Equitable America. In addition, in February 2021, Equitable America started offering Retirement Cornerstone, a variable annuity, to customers located outside of New York. Since future decisions regarding product development and availability depend on factors and considerations not yet known, management is unable to predict the extent to which we will offer other products in the future. See “Risk Factors.”
Life Insurance
Our life insurance products are primarily designed to help individuals and small and medium-sized businesses with protection, wealth accumulation and transfer, as well as corporate planning solutions. We target select segments of the life insurance market: permanent life insurance, including indexed universal life (“IUL”) and variable universal life (“VUL”) products and term insurance. As part of a strategic shift over the past several years, we evolved our product design to be less capital-intensive and more accumulation-focused. For example, in January 2021, we discontinued offering our most interest sensitive IUL product (IUL Protect).
Permanent Life Insurance
Our permanent life insurance offerings are built on the premise that all clients expect to receive a benefit from the policy. The benefit may take the form of a life insurance death benefit paid at time of death no matter the age or duration of the policy or the form of access to cash that has accumulated in the policy on a tax-favored basis. In each case, the value to the client comes from access to a broad spectrum of investments that accumulate the policy value at attractive rates of return.
We have three permanent life insurance offerings built upon a universal life (“UL”) insurance framework: IUL, VUL and corporate-owned life insurance targeting the small and medium-sized business market. Universal life policies offer flexible premiums, and generally offer the policyholder the ability to choose one of two death benefit options: a level benefit equal to the policy’s original face amount or a variable benefit equal to the original face amount plus any existing policy AV. Our universal life insurance products include single-life and second-to-die (i.e., survivorship) products.
IUL
IUL uses an equity-linked approach for generating policy investment returns. The equity linked options provide upside return based on an external equity-based index (e.g., S&P 500) subject to a cap. In exchange for this cap on investment returns, the policy provides downside protection in that annual investment returns protect the policyholder in the event of a market movement down to a certain buffer. As noted above, the performance of any universal life insurance policy also depends on the level of policy charges. For further discussion, see “—Pricing and Fees.”

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VUL
VUL uses a series of investment options to generate the investment return allocated to the cash value. The sub-accounts are similar to retail mutual funds: a policyholder can invest premiums in one or more underlying investment options offering varying levels of risk and growth potential. These provide long-term growth opportunities, tax-deferred earnings and the ability to make tax-free transfers among the various sub-accounts. In addition, the policyholder can invest premiums in a guaranteed interest option, as well as an investment option we call the Market Stabilizer Option (“MSO”), which provides downside protection from losses in the index up to a specified percentage. We also offer corporate-owned life insurance, which is a VUL insurance product tailored specifically to support executive benefits in the small business market.
We work with our affiliate, Equitable Investment Management Group, LLC (“EIM”), to identify and include appropriate underlying investment options in our variable life products, as well as to control the costs of these options.
Term Life
Term life provides basic life insurance protection for a specified period of time, and is typically a client’s first life insurance purchase due to its relatively low cost. Life insurance benefits are paid if death occurs during the term period, as long as required premiums have been paid. The required premiums are guaranteed not to increase during the term period, otherwise known as a level pay or fixed premium. Our term products include competitive conversion features that allow the policyholder to convert their term life insurance policy to permanent life insurance within policy limits and the ability to add certain riders.
Other Benefits
We offer a portfolio of riders to provide clients with additional flexibility to protect the value of their investments and overcome challenges. Our long-term care services rider provides an acceleration of the policy death benefit in the event of a chronic illness. The MSO, referred to above and offered via a policy rider on our variable life products, provides policyholders with the opportunity to manage volatility. The return of premium rider provides a guarantee that the death benefit payable will be no less than the amount invested in the policy.
Employee Benefits
Our employee benefits business focuses on serving small and medium-sized businesses, offering these businesses a differentiated technology platform and competitive suite of group insurance products. Leveraging our innovative technology platform, we have formed strategic partnerships with large insurance and health carriers as their primary group benefits provider. As a new entrant in the employee benefits market we were able to build a platform from the ground up, without reliance on legacy systems.
Our products are designed to provide valuable protection for employees as well as help employers attract employees and control costs. We currently offer a suite of life, short and long-term disability, dental and vision insurance products to small and medium-sized businesses. Sales of employee benefit products to businesses located in New York are being issued through our affiliate, Equitable Financial.
Variable Annuities
In February 2021, we began offering Retirement Cornerstone, a variable annuity, to policyholders located outside of New York. The Retirement Cornerstone product offers two platforms: (i) RC Performance, which offers access to a broad selection of funds with annuitization benefits based solely on non-guaranteed account investment performance; and (ii) RC Protection, which offers access to a focused selection of funds and an optional floating-rate GMxB feature providing guaranteed income for life. To date, sales of Retirement Cornerstone have not been significant.
Markets
We are focused on targeted segments of the life insurance market, particularly affluent and high net worth individuals, as well as small and medium-sized businesses. We focus on creating value for our customers through the differentiated features and benefits we offer on our products. Our employee benefit product suite is focused on small and medium-sized businesses seeking simple, technology-driven employee benefits management. Retirement Cornerstone is primarily sold to affluent and high net worth individuals and families saving for retirement or seeking retirement income and serves clients who want growth potential and guaranteed income with increases in a rising interest rate environment.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Distribution
We primarily distribute our products through or affiliate, Equitable Advisors, and through third-party distribution channels.
Affiliated Distribution. We offer our products on a retail basis through Equitable Advisors, our affiliated retail sales force of financial professionals. These financial professionals have access to and offer a broad array of variable annuity, life insurance, employee benefits and investment products and services from affiliated and unaffiliated insurers and other financial service providers.

Third-Party Distribution. We also distribute our products through third-party firms which provides efficient access to independent producers on a largely variable cost basis. Brokerage general agencies, producer groups, banks, warehouses, independent broker-dealers and registered investment advisers are all important partners who distribute our products today.

We distribute our employee benefits products through a growing network of third-party firms, including private exchanges, health plans and professional employer organizations.
Competition
The life insurance industry consists of many companies with no single company dominating the market for all products. We selectively compete with large, well-established life insurance companies in a mature market, where product features, price and service are key drivers. We primarily compete with others based on these drivers as well as distribution channel relationships, brand recognition, financial strength ratings and financial stability. We are selective in our markets of interest and will continue to focus deeply in those areas that align to our offering.
The employee benefits marketplace is a fast-moving, competitive environment. The main factors of competition include price, quality of customer service and claims management, technological capabilities, quality of distribution and financial strength ratings. In this market, we compete with several companies offering similar products. In addition, there is competition in attracting brokers to actively market our products. Key competitive factors in attracting brokers include product offerings and features, financial strength, support services and compensation.
Underwriting
Life Insurance. Our life insurance underwriting process, built around extensive underwriting guidelines, is designed to assign prospective insureds to risk classes in a manner that is consistent with our business and financial objectives, including our risk appetite and pricing expectations.
As part of making an underwriting decision, our underwriters evaluate information disclosed as part of the application process as well as information obtained from other sources after the application. This information includes, but is not limited to, the insured’s age and sex, results from medical exams and financial information.
We continue to research and develop guideline changes to increase the efficiency of our underwriting process (e.g., through the use of predictive models), both from an internal cost perspective and our customer experience perspective. For example, in 2020, due to effects of the COVID-19 pandemic, we modified our underwriting policies to offer a fluid-less, touchless process to help more clients access the protection they need.
We manage changes to our underwriting guidelines though a robust governance process that ensures that our underwriting decisions continue to align with our business and financial objectives, including risk appetite and pricing expectations.
Our team of underwriters and medical directors is dedicated to making accurate, timely and competitive underwriting decisions. Our line underwriters are empowered to make decisions and receive support of underwriting managers and medical directors when needed.
Our financial due diligence team combines legal, financial and investigative expertise to support the financial underwriting of complex cases, assist in case design and plays an important role in fraud prevention. We continuously monitor our underwriting decisions through internal audits and other quality control processes, to ensure accurate and consistent application of our underwriting guidelines.

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We use reinsurance to manage our mortality risk and volatility. Our reinsurer partners regularly review our underwriting practices and mortality and lapse experience through audits and experience studies, the outcome of which have consistently validated the high-quality underwriting process and decisions.
Employee Benefits. We manage the employee benefits underwriting process to facilitate quality sales and serve the needs of our customers, while supporting our financial strength and business objectives. The application of our underwriting guidelines is continuously monitored through internal underwriting audits to achieve high standards of underwriting and consistency.
Variable Annuities. Retirement Cornerstone is not underwritten on an individual-by-individual basis. Instead, we price it based upon our expected investment returns and assumptions regarding mortality, longevity and persistency for our policyholders collectively, while taking into account historical experience, volatility of expected earnings on our AV, and the expected time to retirement.
Pricing and Fees
Life insurance products are priced based upon assumptions including, but not limited to, expected future premium payments, surrender rates, mortality and morbidity rates, investment returns, hedging costs, equity returns, expenses and inflation and capital requirements. The primary source of revenue from our life insurance business is premiums, investment income, asset-based fees (including investment management and 12b-1 fees) and policy charges (expense loads, surrender charges, mortality charges and other policy charges).
Employee benefits pricing reflects the claims experience and the risk characteristics of each group. We set appropriate plans for the group based on demographic information and, for larger groups, also evaluate the experience of the group. The claims experience is reviewed at time of policy issuance and during the renewal timeframes, resulting in periodic pricing adjustments at the group level.
Risk Management
We have in place reinsurance and hedging programs to reduce our exposure to mortality, equity market fluctuations, interest rate fluctuations and certain other product features.
Reinsurance
We use reinsurance to mitigate a portion of the risk and optimize the capital efficiency and operating returns of our in-force life insurance portfolio. As part of our risk management function, we continuously monitor the financial condition of our reinsurers in an effort to minimize our exposure to significant losses from reinsurer insolvencies.
Non-affiliate Reinsurance
In October 2013, we entered into a reinsurance agreement (the “Reinsurance Agreement”) with Protective Life Insurance Company (“Protective”) pursuant to which Protective Life is reinsuring on a 100% indemnity reinsurance basis an in-force book of life insurance and annuity policies written by EFLOA primarily prior to 2004. Under the terms of the Reinsurance Agreement, we transferred and ceded assets equal to approximately $1,308 million, net of ceding commission of approximately $370 million, in consideration of the transfer of liabilities amounting to approximately $1,374 million. In addition to the Reinsurance Agreement, we entered into a long-term administrative services agreement with Protective whereby Protective will provide all administrative and other services with respect to the reinsured business. For additional information regarding the Reinsurance Agreement, see Note 12 of Notes to Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
For business not reinsured with Protective, we generally reinsure our variable life, interest-sensitive life and term life insurance policies on an excess of retention basis. We generally obtain reinsurance for the portion of a life insurance policy that exceeds $4 million. For amounts in excess of our retention limits, we use both affiliate and non-affiliate reinsurance.
For our employee benefits business, Group Reinsurance Plus provides reinsurance on our short and long-term disability products. Our current arrangement provides quota share reinsurance at 50% for disability products. Also, we ensure that we obtain collateral to mitigate our risk of loss.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Captive Reinsurance
In addition to non-affiliated reinsurance, we have ceded to our affiliate, EQ AZ Life RE Company, the no lapse guarantee riders contained in certain variable and interest sensitive life insurance policies. For additional information, see “Risk Factors” and Notes 8 and 12 of Notes to Financial Statements.
Reinsurance Assumed
We have a quota share arrangement with one non-affiliate, AXA Global Re. For additional information about reinsurance strategies implemented and affiliate reinsurance assumed, see Notes 8 and 12 of Notes to Financial Statements.
Hedging
We hedge crediting rates to mitigate certain risks associated with certain of our products and investment options that permit the contract owner to participate in the performance of an index, up to a cap for a set period of time, while we absorb, up to a certain percentage, the loss of value in an index, which varies by product segment. In order to support the returns associated with these products and features, we enter into derivative contracts whose payouts, in combination with fixed income investments, emulate those of the index, subject to caps and buffers. For additional information about reinsurance and hedging strategies, see “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Notes 6, 8 and 12 of Notes to Financial Statements.
EIM
EIM is the investment manager and administrator for our proprietary variable funds and supports our business. EIM helps add value and marketing appeal to our products by bringing investment management expertise and specialized strategies to the underlying investment lineup of each product. In addition, by advising an attractive array of proprietary investment portfolios (each, a “Portfolio,” and together, the “Portfolios”), EIM brings investment acumen, financial controls and economies of scale to the construction of high-quality, economical underlying investment options for our products. Finally, EIM is able to leverage its scale in negotiating for investment services, operations, trading and administrative functions for the Portfolios.
EIM provides investment management and administrative services to proprietary investment vehicles sponsored by the Company, including investment companies that are underlying investment options for our variable insurance products. EIM is registered as an investment adviser under the Investment Advisers Act. EIM serves as the investment adviser to three investment companies that are registered under the Investment Company Act of 1940, as amended—EQ Advisors Trust (“EQAT”), Premier VIP Trust (“VIP Trust”) and 1290 Funds (each, a “Trust” and collectively, the “Trusts”)—and to two private investment trusts established in the Cayman Islands. Each of the investment companies and private investment trusts is a “series” type of trust with multiple Portfolios. EIM provides discretionary investment management services to the Portfolios, including, among other things, (1) portfolio management services for the Portfolios; (2) selecting investment sub-advisers and (3) developing and executing asset allocation strategies for multi-advised Portfolios and Portfolios structured as funds-of-funds. EIM also provides administrative services to the Portfolios. EIM is further charged with ensuring that the other parts of the Company that interact with the Trusts, such as product management, the distribution system and the financial organization, have a specific point of contact.
EIM has a variety of responsibilities for the general management and administration of its investment company clients. One of EIM’s primary responsibilities is to provide clients with portfolio management and investment advisory evaluation services, principally by reviewing whether to appoint, dismiss or replace sub-advisers to each Portfolio, and thereafter monitoring and reviewing each sub-adviser’s performance through qualitative and quantitative analysis, as well as periodic in-person, telephonic and written consultations with the sub-advisers. Currently, EIM has entered into sub-advisory agreements with more than 45 different sub-advisers, including AB. Another primary responsibility of EIM is to develop and monitor the investment program of each Portfolio, including Portfolio investment objectives, policies and asset allocations for the Portfolios, select investments for Portfolios (or portions thereof) for which it provides direct investment selection services, and ensure that investments and asset allocations are consistent with the guidelines that have been approved by clients. The administrative services that EIM provides to the Portfolios include, among others, coordination of each Portfolio’s audit, financial statements and tax returns; expense management and budgeting; legal administrative services and compliance monitoring; portfolio accounting services, including daily net asset value accounting; risk management; and oversight of proxy voting procedures and anti-money laundering program.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

REGULATION
Insurance Regulation
We are licensed to transact insurance business in all states other than New York and are subject to extensive regulation and supervision by insurance regulators in these states and the District of Columbia and Puerto Rico. We are domiciled in Arizona and are primarily regulated by the Director of Insurance of the Arizona Department of Insurance and Financial Institutions. The extent of regulation by jurisdiction varies, but most jurisdictions have laws and regulations governing the financial aspects and business conduct of insurers. State laws in the United States grant insurance regulatory authorities broad administrative powers with respect to, among other things, licensing companies to transact business, sales practices, establishing statutory capital and reserve requirements and solvency standards, reinsurance and hedging, protecting privacy, regulating advertising, restricting the payment of dividends and other transactions between affiliates, permitted types and concentrations of investments, and business conduct to be maintained by insurance companies as well as agent and insurance producer licensing, and, to the extent applicable to the particular type of insurance, approval or filing of policy forms and rates. Insurance regulators have the discretionary authority to limit or prohibit new issuances of business to policyholders within their jurisdictions when, in their judgment, such regulators determine that the issuing company is not maintaining adequate statutory surplus or capital. For additional information on Insurance Supervision, see “Risk Factors—Legal and Regulatory Risks.”
Supervisory agencies in each of the jurisdictions in which we do business may conduct regular or targeted examinations of our operations and accounts, and make requests for particular information from us. For example, periodic financial examinations of the books, records, accounts and business practices of insurers domiciled in their states are generally conducted by such supervisory agencies every three to five years. From time to time, regulators raise issues during examinations or audits of us that could, if determined adversely, have a material adverse effect on us. In addition, the interpretations of regulations by regulators may change and statutes may be enacted with retroactive impact, particularly in areas such as accounting or statutory reserve requirements. In addition to oversight by state insurance regulators in recent years, the insurance industry has seen an increase in inquiries from state attorneys general and other state officials regarding compliance with certain state insurance, securities and other applicable laws. We have received and responded to such inquiries from time to time. For additional information on legal and regulatory risk, see “Risk Factors—Legal and Regulatory Risks.”
We are required to file detailed annual financial statements, prepared on a statutory accounting basis or in accordance with other accounting practices permitted by the applicable regulator, with supervisory agencies in each of the jurisdictions in which we do business. The NAIC has approved a series of uniform statutory accounting principles (“SAP”) that have been adopted by all state insurance regulators, in some cases with certain modifications. As a basis of accounting, SAP was developed to monitor and regulate the solvency of insurance companies. In developing SAP, the insurance regulators were primarily concerned with ensuring an insurer’s ability to pay all its current and future obligations to policyholders. As a result, statutory accounting focuses on conservatively valuing the assets and liabilities of insurers, generally in accordance with standards specified by the insurer’s domiciliary state. The values for assets, liabilities and equity reflected in financial statements prepared in accordance with U.S. GAAP are usually different from those reflected in financial statements prepared under SAP.
Holding Company and Shareholder Dividend Regulation
All states, including Arizona, regulate transactions between an insurer and its affiliates under insurance holding company acts. The insurance holding company laws and regulations vary from jurisdiction to jurisdiction, but generally require that all transactions affecting insurers within a holding company system be fair and reasonable and, in many cases, require prior notice and approval or non-disapproval by the state’s insurance regulator.
The insurance holding company laws and regulations generally also require a controlled insurance company (i.e., an insurer that is a subsidiary of an insurance holding company) to register and file with state insurance regulatory authorities certain reports, including information concerning its capital structure, ownership, financial condition, certain intercompany transactions and general business operations. States generally require the ultimate controlling person of a U.S. insurer to file an annual enterprise risk report with the lead state of the insurance holding company system identifying risks likely to have a material adverse effect upon the financial condition or liquidity of the insurer or its insurance holding company system as a whole.
State insurance statutes also typically place restrictions and limitations on the amount of dividends or other distributions payable by insurance company subsidiaries to their parent companies, as well as on transactions between an insurer and its affiliates.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

For additional information on shareholder dividends, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources” and Note 9 of Notes to Financial Statements.
State insurance holding company laws and regulations also regulate changes in control. State laws generally provide that no person, corporation or other entity may acquire control of a domestic insurance company, or any parent company of such insurance company, without the prior approval of the insurance company’s domiciliary state insurance regulator. Generally, any person acquiring, directly or indirectly, 10% or more of the voting securities of an insurance company is presumed to have acquired “control” of the company. This statutory presumption may be rebutted by a showing that control does not exist in fact. State insurance regulators, however, may find that “control” exists in circumstances in which a person owns or controls, directly or indirectly, less than 10% of voting securities.
The laws and regulations regarding acquisition of control transactions may discourage potential acquisition proposals and may delay or prevent a change of control involving us, including through unsolicited transactions that some of our shareholders might consider desirable.
NAIC
The mandate of the NAIC is to benefit state insurance regulatory authorities and consumers by promulgating model insurance laws and regulations for adoption by the states. The NAIC has established statutory accounting principles set forth in its Accounting Practices and Procedures Manual (the “Manual”). However, a state may have or in the future may adopt statutory accounting principles that may differ from the Manual. Changes to the Manual or states’ adoption of prescribed differences to the Manual may impact our statutory capital and surplus.
In September 2012, the NAIC adopted the Risk Management and Own Risk and Solvency Assessment Model Act (“ORSA”), which has been enacted by Arizona. ORSA requires that insurers maintain a risk management framework and conduct an internal risk and solvency assessment of the insurer’s material risks in normal and stressed environments. The assessment is documented in a confidential annual summary report, a copy of which must be made available to regulators as required or upon request.
In connection with amendments to the NAIC Standard Valuation Law requiring the application of a principles-based approach to reserving for life and annuity contracts, amendments have been made to the NAIC Valuation Manual (the “Valuation Manual”). Principles-based reserving is designed to better address reserving for life insurance and annuity products. The principles-based reserving approach became effective for new business on January 1, 2017 in Arizona, with a three-year phase-in period ending on January 1, 2020. Reserves for our IUL products introduced in 2018 are being calculated based on the principles-based reserved methodology in accordance with NAIC VM-20.
In August 2017, the NAIC released a paper on macro-prudential initiatives, in which the NAIC proposed potential enhancements in supervisory practices related to liquidity, recovery and resolution, capital stress testing and counterparty exposure concentrations for life insurers.
On December 9, 2020, the NAIC adopted amendments to the Model Holding Company Act and Regulation that implement requirements related to a liquidity stress-testing framework for certain large U.S. life insurers and insurance groups (based on amounts of certain types of business written or material exposure to certain investment transactions, such as derivatives and securities lending) that will be used as a regulatory tool. These amendments now have to be adopted by state legislatures to become effective. We cannot predict whether state legislatures will adopt the amendments or what impact they would have on the Company.
The NAIC has developed a group capital calculation tool using an RBC aggregation methodology for all entities within the insurance holding company system, including non-U.S. entities. The group capital calculation will provide U.S. solvency regulators with an additional analytical tool for conducting group-wide supervision. In December 2020, the NAIC adopted the Group Capital Calculation Template and Instructions as well as amendments to the Model Holding Company Act and Regulation. These amendments implement the annual filing requirement for the group capital calculation that now have to be adopted by state legislatures, as noted above.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Captive Reinsurance Regulation
We use a captive reinsurer as part of our capital management strategy. During the last few years, the NAIC and certain state regulators have been scrutinizing insurance companies’ use of affiliated captive reinsurers or offshore entities.
In 2014, the NAIC considered a proposal to require states to apply NAIC accreditation standards, applicable to traditional insurers, to captive reinsurers. In 2015, the NAIC adopted such a proposal, in the form of a revised preamble to the NAIC accreditation standards (the “Standard”), with an effective date of January 1, 2016 for application of the Standard to captives that assume level premium term life insurance (“XXX”) business and universal life with secondary guarantees (“AXXX”) business. During 2014, the NAIC approved a new regulatory framework, the XXX/AXXX Reinsurance Framework, applicable to XXX/AXXX transactions. The framework requires more disclosure of an insurer’s use of captives in its statutory financial statements, and narrows the types of assets permitted to back statutory reserves that are required to support the insurer’s future obligations. The NAIC implemented the framework through an actuarial guideline (“AG 48”), which requires the actuary of the ceding insurer that opines on the insurer’s reserves to issue a qualified opinion if the framework is not followed. AG 48 applies prospectively, so that XXX/AXXX captives will not be subject to AG 48 if reinsured policies were issued prior to January 1, 2015 and ceded so that they were part of a reinsurance arrangement as of December 31, 2014, as is the case for the XXX business and AXXX business reinsured by our Arizona captive. Regulation of XXX/AXXX captives is deemed to satisfy the Standard if the applicable reinsurance transaction satisfies the XXX/AXXX Reinsurance Framework requirements adopted by the NAIC. The NAIC also adopted a revised Credit for Reinsurance Model Law in January 2016 and the Term and Universal Life Insurance Reserving Financing Model Regulation in December 2016 to replace AG 48. The model regulation will generally replace AG 48 in a state upon the state’s adoption of the model regulation.
In 2015, the NAIC Financial Condition (E) Committee established a working group to study and address, as appropriate, regulatory issues resulting from variable annuity captive reinsurance transactions, including reforms that would improve the current statutory reserve and RBC framework for insurance companies that sell variable annuity products. In August 2018, the NAIC adopted the new framework developed and proposed by this working group. Following its referral to various NAIC committees to develop the full implementation details, the new framework became operational in January 2020. Among other changes, the new framework includes new prescriptions for reflecting hedge effectiveness, investment returns, interest rates, mortality and policyholder behavior in calculating statutory reserves and RBC. Overall, we believe the NAIC reform has moved variable annuity capital standards towards an economic framework and is consistent with how we manage our business. Equitable Financial adopted the NAIC reserve and capital framework for the year ended December 31, 2019.
We cannot predict what, if any, changes may result from these reviews, further regulation and/or pending lawsuits regarding the use of captive reinsurers. If the Arizona Department of Insurance or other state insurance regulators were to restrict the use of such captive reinsurers or if we otherwise are unable to continue to use our captive reinsurer, the capital management benefits we receive under this reinsurance arrangement could be adversely affected. This could cause us to recapture the business reinsured to any captive reinsurer and adjust the design of our risk mitigation programs. For additional information on our use of a captive reinsurance company, see “Description of Business—Risk Management—Reinsurance,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Surplus and Capital; Risk-Based Capital
Insurers are required to maintain their capital and surplus at or above minimum levels. Regulators have discretionary authority, in connection with the continued licensing of insurance companies, to limit or prohibit an insurer’s sales to policyholders if, in their judgment, the regulators determine that such insurer has not maintained the minimum surplus or capital or that the further transaction of business will be hazardous to policyholders. We report our RBC based on a formula calculated by applying factors to various asset, premium and statutory reserve items, as well as taking into account the risk characteristics of the insurer. The major categories of risk involved are asset risk, insurance risk, interest rate risk, market risk and business risk. The formula is used as a regulatory tool to identify possible inadequately capitalized insurers for purposes of initiating regulatory action, and not as a means to rank insurers generally. State insurance laws provide insurance regulators the authority to require various actions by, or take various actions against, insurers whose RBC ratio does not meet or exceed certain RBC levels. As of the date of the most recent annual statutory financial statements filed with insurance regulators, our RBC was in excess of each of those RBC levels. For additional information on RBC, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Guaranty Associations and Similar Arrangements
Each of the states in which we are admitted to transact business require life insurers doing business within the jurisdiction to participate in guaranty associations, which are organized to pay certain contractual insurance benefits owed pursuant to insurance policies issued by impaired, insolvent or failed insurers. The laws are designed to protect policyholders from losses under insurance policies issued by insurance companies that become impaired or insolvent. These associations levy assessments, up to prescribed limits, on all member insurers in a particular state on the basis of the proportionate share of the premiums written by member insurers in the lines of business in which the impaired, insolvent or failed insurer is engaged. Some states permit member insurers to recover assessments paid through full or partial premium tax offsets.
During each of the past five years, the assessments levied against us have not been material.
Securities Regulation
We and certain policies and contracts offered by us are subject to regulation under the federal securities laws administered by the SEC, self-regulatory organizations and under certain state securities laws. These regulators may conduct examinations of our operations, and from time to time make requests for particular information from us. The SEC and other governmental regulatory authorities, including state securities administrators, may institute administrative or judicial proceedings that may result in censure, fines, issuance of cease-and-desist orders or other sanctions. Sales of variable insurance products are regulated by the SEC and FINRA. Certain of our Separate Accounts are registered as investment companies under the Investment Company Act of 1940, as amended. Separate Account interests under certain insurance policies issued by us are also registered under the Securities Act of 1933, as amended.
We and certain of our affiliates have provided, and in certain cases continue to provide, information and documents to the SEC, FINRA, the CFTC, NFA, state attorneys general, state insurance regulators and other regulators regarding our compliance with insurance, securities and other laws and regulations regarding the conduct of our business.
Dodd-Frank Wall Street Reform and Consumer Protection Act
Currently, the U.S. federal government does not directly regulate the business of insurance. While the Dodd-Frank Act does not remove primary responsibility for the supervision and regulation of insurance from the states, Title V of the Dodd-Frank Act establishes the FIO within the U.S. Treasury Department and reforms the regulation of the non-admitted property and casualty insurance market and the reinsurance market. The Dodd-Frank Act also established the FSOC, which is authorized to subject non-bank financial companies, including insurers, to supervision by the Federal Reserve and enhanced prudential standards if the FSOC determines that a non-bank financial institution could pose a threat to U.S. financial stability. On December 4, 2019, the Secretary of Treasury announced FSOC’s issuance of final guidance prioritizing an activities-based approach for identifying and addressing potential risks to financial stability instead of individual designations, and enhancing the analytical process, engagement and transparency of the designation process.
The FIO has authority that extends to all lines of insurance except health insurance, crop insurance and (unless included with life or annuity components) long-term care insurance. Under the Dodd-Frank Act, the FIO is charged with monitoring all aspects of the insurance industry (including identifying gaps in regulation that could contribute to a systemic crisis), recommending to the FSOC the designation of any insurer and its affiliates as a non-bank financial company subject to oversight by the Board of Governors of the Federal Reserve System (including the administration of stress testing on capital), assisting the Treasury Secretary in negotiating “covered agreements” with non-U.S. governments or regulatory authorities, and, with respect to state insurance laws and regulation, determining whether state insurance measures are pre-empted by such covered agreements.
In addition, the FIO is empowered to request and collect data (including financial data) on and from the insurance industry and insurers (including reinsurers) and their affiliates. In such capacity, the FIO may require an insurer or an affiliate of an insurer to submit such data or information as the FIO may reasonably require. In addition, the FIO’s approval will be required to subject a financial company whose largest U.S. subsidiary is an insurer to the special orderly liquidation process outside the federal bankruptcy code, administered by the Federal Deposit Insurance Corporation pursuant to the Dodd-Frank Act. U.S. insurance subsidiaries of any such financial company, however, would be subject to rehabilitation and liquidation proceedings under state insurance law. The Dodd-Frank Act also reforms the regulation of the non-admitted property/casualty insurance market (commonly referred to as excess and surplus lines) and the reinsurance markets, including prohibiting the ability of non-

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

domiciliary state insurance regulators to deny credit for reinsurance when recognized by the ceding insurer’s domiciliary state regulator.
Other aspects of our operations could also be affected by the Dodd-Frank Act. These include:
Heightened Standards and Safeguards
The FSOC may recommend that state insurance regulators or other regulators apply new or heightened standards and safeguards for activities or practices we and other insurers or other financial services companies engage in if the FSOC determines that those activities or practices could create or increase the risk that significant liquidity, credit or other problems spread among financial companies. We cannot predict whether any such recommendations will be made or their effect on our business, results of operations or financial condition.
Over-The-Counter Derivatives Regulation
The Dodd-Frank Act includes a framework of regulation for the over-the-counter (“OTC”) derivatives markets, which gives authority to the CFTC to regulate “swaps” and the SEC to regulate “security based swaps.” Swaps include, among other things, OTC derivatives on interest rates, commodities, broad-based securities indexes and currency. Security-based swaps include, among other things, OTC derivatives on single securities, baskets of securities, narrow-based indexes or loans.
The Dodd-Frank Act authorized the SEC and the CFTC to mandate that a substantial portion of OTC derivatives must be executed in regulated markets and be submitted for clearing to regulated clearinghouses and directed the SEC and CFTC to establish documentation, recordkeeping and registration requirements for swap dealers and major swap participants for derivatives that continued to trade on the OTC market. The Dodd-Frank Act also directed the SEC, CFTC, the Office of the Comptroller of the Currency (“OCC”), the Federal Reserve Board, the FDIC, the Farm Credit Administration, and the Federal Housing Finance Agency (collectively, the “Prudential Regulators”), with respect to the respective entities they regulate, to develop margin rules for OTC derivatives and capital rules for regulated dealers and major participants. The Prudential Regulators completed substantially all of the required regulations by 2017, although the CFTC has not yet finalized its capital rules for swap dealers and recently re-proposed those rules. In December 2019 the SEC finalized and adopted the final set of rules related to security-based swaps, which triggers the compliance date for security-based swap entities registration and compliance with previously adopted rules regarding margin, capital, segregation, recordkeeping and reporting and business conduct for security-based swaps.  The rules will become effective on the later of March 1, 2020 or 60 days after publication in the Federal Register and the compliance date for registration of security-based swap entities will be 18 months after the effective date.
As a result of these regulations, several types of CFTC-regulated swaps are required to be traded on swap execution facilities and cleared through a regulated designated clearing organization (“DCO”). Swaps submitted for clearing are subject to minimum initial and variation margin requirements set by the relevant DCO.
Under the CFTC regulations, swaps traded by a non-banking entity are currently subject to variation margin requirements as well as, for certain entities, initial margin, as mandated by the CFTC. Under regulations adopted by the Prudential Regulators, both swaps and security-based swaps traded by banking entities are currently subject to variation margin requirements and, for certain entities, initial margin requirements as well. Initial margin requirements imposed by the CFTC and the Prudential Regulators are being phased in over a period of time. As a result, initial margin requirements will take effect for larger counterparties beginning in September 2020 and for smaller counterparties beginning September 2021. The CFTC regulations require us to post and collect variation margin (comprised of specified liquid instruments and subject to a required haircut) in connection with trading of swaps with CFTC-regulated swap dealers, and the regulations adopted by the Prudential Regulators require us to post and collect variation margin when trading either swaps or security-based swaps with a dealer regulated by the Prudential Regulators.
In addition, regulations adopted by the Prudential Regulators that became effective in 2019 require certain bank-regulated counterparties and certain of their affiliates to include in qualified financial contracts, including many derivatives contracts, repurchase agreements and securities lending agreements, terms that delay or restrict the rights of counterparties, such as us, to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of affiliate credit enhancements (such as guarantees) in the event that the bank-regulated counterparty and/or its affiliates are subject to certain types of resolution or insolvency proceedings. It is possible that these new requirements in the market, could adversely affect our ability to terminate existing derivatives agreements or to realize amounts to be received under such agreements. The Dodd-

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Frank Act and related federal regulations and foreign derivatives requirements expose us to operational, compliance, execution and other risks, including central counterparty insolvency risk.
Broker-Dealer Regulation
The Dodd-Frank Act authorized the SEC to promulgate rules to provide that the standard of conduct for all broker-dealers, when providing personalized investment advice about securities to retail customers. In June 2019, the SEC released a set of rules (“Regulation Best Interest”) that, among other things, enhance the existing standard of conduct for broker-dealers to require them to act in the best interest of their clients; clarify the nature of the fiduciary obligations owed by registered investment advisers to their clients; impose new disclosure requirements aimed at ensuring investors understand the nature of their relationship with their investment professionals; and restrict certain broker-dealers and their financial professionals from using the terms “adviser” or “advisor”. These rules became effective on June 30, 2020. Regulation Best Interest also requires registered broker dealers and investment advisers to retail clients to file a client relationship summary (“Form CRS”) with the SEC and deliver copies of Form CRS to their retail clients. Form CRS provides disclosures from the broker-dealer or investment adviser about the applicable standard of conduct and conflicts of interest. The intent of these rules is to impose on broker-dealers an enhanced duty of care to their customers similar to that which applies to investment advisers under existing law. We have developed systems and processes and put in place policies and procedures to ensure that we are in compliance with Regulation Best Interest. We are monitoring these developments and evaluating the potential effect they may have on our business. In addition, FINRA and the SEC are currently focusing on examining compliance efforts with Regulation Best Interest by broker-dealers.
Federal Tax Legislation, Regulation, and Administration
Although we cannot predict what legislative, regulatory, or administrative changes may or may not occur with respect to the federal tax law, we nevertheless endeavor to consider the possible ramifications of such changes on the profitability of our business and the attractiveness of our products to consumers. In this regard, we analyze multiple streams of information, including those described below.
Enacted Legislation
At present, the federal tax laws generally permit certain holders of life insurance and annuity products to defer taxation on the build-up of value within such products (commonly referred to as “inside build-up”) until payments are made to the policyholders or other beneficiaries. From time to time, Congress considers legislation that could enhance or reduce (or eliminate) the benefit of tax deferral on some life insurance and annuity products. The modification or elimination of this tax-favored status could also reduce demand for our products. In addition, if the treatment of earnings accrued inside an annuity contract was changed prospectively, and the tax-favored status of existing contracts was grandfathered, holders of existing contracts would be less likely to surrender or rollover their contracts. These changes could reduce our earnings and negatively impact our business.
The Tax Reform Act
The Tax Reform Act overhauled the U.S. Internal Revenue Code and changed long-standing provisions governing the taxation of U.S. corporations, including life insurance companies. While the Tax Reform Act had a net positive economic impact on us, it contained measures which could have adverse or uncertain impacts on some aspects of our business, results of operations or financial condition. We continue to monitor regulations and interpretations of the Tax Reform Act that could impact our business, results of operations and financial condition.
Future Changes in U.S. Tax Laws
We anticipate that, following the Tax Reform Act, we will continue deriving tax benefits from certain items, including but not limited to the DRD, tax credits, insurance reserve deductions and interest expense deductions. However, there is a risk that interpretations of the Tax Reform Act, regulations promulgated thereunder, or future changes to federal, state or other tax laws could reduce or eliminate the tax benefits from these or other items and result in our incurring materially higher taxes.
Regulatory and Other Administrative Guidance from the Treasury Department and the IRS
Regulatory and other administrative guidance from the Treasury Department and the IRS also could impact the amount of federal tax that we pay. For example, the adoption of “principles based” approaches for calculating statutory reserves may lead

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

the Treasury Department and the IRS to issue guidance that changes the way that deductible insurance reserves are determined, potentially reducing future tax deductions for us.
Privacy and Security of Customer Information and Cybersecurity Regulation
We are subject to federal and state laws and regulations that require financial institutions to protect the security and confidentiality of customer information, and to notify customers about their policies and practices relating to their collection and disclosure of customer information and their practices relating to protecting the security and confidentiality of that information. We have adopted a privacy policy outlining procedures and practices relating to the collection, disclosure and protection of customer information. As required by law, a copy of the privacy policy is mailed to customers on an annual basis. Federal and state laws generally require that we provide notice to affected individuals, law enforcement, regulators and/or potentially others if there is a situation in which customer information is intentionally or accidentally disclosed to and/or acquired by unauthorized third parties. Federal regulations require financial institutions to implement programs to detect, prevent, and mitigate identity theft. Federal and state laws and regulations regulate the ability of financial institutions to make telemarketing calls and to send unsolicited e-mail or fax messages to both consumers and customers, and also regulate the permissible uses of certain categories of customer information. Violation of these laws and regulations may result in significant fines and remediation costs. It may be expected that legislation considered by either the U.S. Congress and/or state legislatures could create additional and/or more detailed obligations relating to the use and protection of customer information.
In February 2017, the NYDFS announced the adoption of a new cybersecurity regulation for financial services institutions, including banking and insurance entities, under its jurisdiction. The new regulation was implemented in stages over a two-year period and became fully effective on March 1, 2019. This new regulation requires these entities to, among other things, establish and maintain a cybersecurity policy designed to protect consumers’ private data. Both Equitable Life and Equitable America have adopted a cybersecurity policy outlining policies and procedures for the protection of information systems and information stored on those systems that comports with the regulation. In addition to New York’s cybersecurity regulation, the NAIC adopted the Insurance Data Security Model Law in October 2017. Under the model law, companies that are compliant with the NYDFS cybersecurity regulation are deemed also to be in compliance with the model law. The purpose of the model law is to establish standards for data security and for the investigation and notification of insurance commissioners of cybersecurity events involving unauthorized access to, or the misuse of, certain nonpublic information. Although Arizona has not yet adopted the model law, certain states have, and we expect that additional states will also adopt the model law, although we cannot predict whether or not, or in what form or when, they will do so.
Under the California Consumer Privacy Act (“CCPA”), California residents enjoy the right to know what information a business has collected from them, the sourcing and sharing of that information, and the right to limit certain uses. CCPA also establishes a private right of action with potentially significant statutory damages, whereby businesses that fail to implement reasonable security measures to protect against breaches of personal information could be liable to affected consumers. Certain data processing which is otherwise regulated, including under the Gramm-Leach-Bliley Act, is excluded from the CCPA; however, this is not an entity-wide exclusion. We expect a significant portion of our business will be excepted from the requirements of the CCPA. In addition, Virginia recently adopted a similar law, although that law excludes financial institutions under the Gramm-Leach-Bliley Act. Other states are likely to enact similar laws or regulations in the near future.
Environmental Considerations
Federal, state and local environmental laws and regulations apply to our ownership and operation of real property. Inherent in owning and operating real property are the risk of environmental liabilities and the costs of any required clean-up. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up, which could adversely affect our mortgage lending business. In some states, this lien may have priority over the lien of an existing mortgage against such property. In addition, in some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or CERCLA, we may be liable, in certain circumstances, as an “owner” or “operator,” for costs of cleaning-up releases or threatened releases of hazardous substances at a property mortgaged to us. We also risk environmental liability when we foreclose on a property mortgaged to us. However, federal legislation provides for a safe harbor from CERCLA liability for secured lenders, provided that certain requirements are met. Application of various other federal and state environmental laws could also result in the imposition of liability on us for costs associated with environmental hazards.
We routinely conduct environmental assessments prior to making a mortgage loan or taking title to real estate, whether through acquisition for investment or through foreclosure on real estate collateralizing mortgages. We cannot provide assurance

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that unexpected environmental liabilities will not arise. However, based on information currently available to us, we believe that any costs associated with compliance with environmental laws and regulations or any clean-up of properties would not have a material adverse effect on our results of operations.
Intellectual Property
We rely on a combination of copyright, trademark, patent and trade secret laws to establish and protect our intellectual property rights. In 2019, we changed our legal entity name from MONY Life Insurance Company of America to Equitable Financial Life Insurance Company of America. We have an extensive portfolio of trademarks and service marks that we consider important in the marketing of our products and services. We regard our intellectual property as valuable assets and protect them against infringement.

EMPLOYEES
We have no employees. We have service agreements with affiliates pursuant to which we are provided the services necessary to operate our business. For additional information, see Note 8 of Notes to Financial Statements - Statutory Basis and “Transactions with Related Persons, Promoters and Certain Control Persons.”
DESCRIPTION OF PROPERTY
We do not lease or own space for our operations. Facilities are provided to us for the conduct of our business pursuant to service agreements with affiliated companies. For additional information, see Note 8 of Notes to Financial Statements and “Transactions with Related Persons, Promoters and Certain Control Persons” included elsewhere herein.
LEGAL PROCEEDINGS
The matters set forth in Note 10 of Notes to Financial Statements for the year ended December 31, 2020 are incorporated herein by reference.

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SELECTED FINANCIAL DATA
Not applicable.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) for EFLOA should be read in conjunction with “Risk Factors,” “Selected Financial Data - Statutory Basis” and the financial statements and related Notes to Financial Statements - Statutory Basis included elsewhere herein. In addition to historical data, this discussion contains forward-looking statements about our business, operations and financial performance based on current expectations that involve risks, uncertainties and assumptions. Actual results may differ materially from those discussed in the forward-looking statements as a result of various factors.
FORWARD-LOOKING INFORMATION
This document contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments.
These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. These statements may address, among other things, our strategy for growth, product development, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements.
In addition to the normal risks of business, we are subject to significant risks and uncertainties, including those listed in the “Risk Factors” section of this report, which apply to us. These risks constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995 and readers should carefully review such cautionary statements as they identify certain important factors that could cause actual results to differ materially from those in the forward-looking statements and historical trends. These cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in this document, in our filings with the United States Securities and Exchange Commission (“SEC”) or in materials incorporated therein by reference.
Basis of Presentation
The financial information included herein is prepared and presented in accordance with Statutory Accounting Principles (“U.S. SAP”) prescribed or permitted by the Arizona Department of Insurance. Certain differences exist between U.S. SAP and accounting principles generally accepted in the United States of America (“U.S. GAAP”), which are material. For a summary of such differences, see “Notes to Financial Statements — Summary of Significant Accounting Policies — Basis of Presentation.”
The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein. The most significant estimates include those used in determining the carrying values of investments including the amount of mortgage loan investment valuation reserves, other-than-temporary impairments (“OTTI”), the liabilities for benefits reserves, and the determination of admissible deferred tax assets. Although some variability is inherent in these estimates, management believes the amounts presented are appropriate.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

EXECUTIVE SUMMARY
Overview
On December 13, 2019, the state of Arizona Office of the Corporate Commission approved the name change of MONY Life Insurance Company of America to Equitable Financial Life Insurance Company of America.
Revenues
Our revenues come from three principal sources:
•fee income derived from our products;
•premiums and from our life insurance, employee benefits and variable annuity products; and
•investment income from our General Account investment portfolio.
Our premiums and fee income are driven by the growth in new policies written and the persistency of our in-force policies, both of which are influenced by a combination of factors, including our efforts to attract and retain customers and market conditions that influence demand for our products. Our investment income is driven by the yield on our General Account investment portfolio and is impacted by the prevailing level of interest rates as we reinvest cash associated with maturing investments and net flows to the portfolio.
Benefits and Other Deductions
Our primary expenses are:
•policyholder benefits and changes in reserves;
•sales commissions and compensation paid to intermediaries and advisors that distribute our products and services; and
•compensation and benefits provided to Equitable Financial’s employees and other operating expenses.
Policyholder benefits and changes in reserves are driven primarily by mortality, interest rates fluctuations and customer withdrawals and benefits which change in response to changes in capital market conditions. Sales commissions and compensation paid to intermediaries and advisors vary in relation to premiums, whereas compensation and benefits to Equitable Financial’s employees are more constant and impacted by market wages, and decline with increases in efficiency. Our ability to manage these expenses across various economic cycles and products is critical to the profitability of our company.
Effect of Assumption Updates on Operating Results
Our actuaries oversee the valuation of our product liabilities and assets and review underlying inputs and assumptions. We comprehensively review the actuarial assumptions underlying these valuations and update assumptions during the third quarter of each year. Changes in assumptions can result in a significant change to the carrying value of product liabilities and assets and, consequently, the impact could be material to earnings in the period of the change.
Assumption Updates and Model Changes.
In 2020, the Company released $36 million of the $46 million of its Asset Adequacy Testing (“AAT”) reserve established in 2019 due to favorable mortality assumptions update and model updates offset by lower interest rates. The AAT reserve of $10 million is due to the stand-alone Universal Life Secondary Guarantee testing pursuant to Actuarial Guideline AG 38 8C.
During 2019 the Company increased its Asset Adequacy Testing ("AAT") reserves by approximately $42 million due to the significantly lower interest rates and an update to our mortality assumption to align to current experience. In addition the Company added approximately $50 million to reserves based on assumption update processes and governance as required by VM-20.
In 2018, EFLOA performed its annual assumption review which included a strengthening of its mortality assumption. This resulted in a $3.2 million reserve increase, primarily as a result of an increase in Actuarial Guideline AG 38 8C cash flow

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

testing reserves. The impact of this change was a $3.2 million reduction in Net gain (loss) from operations before federal income taxes.
Macroeconomic and Industry Trends
Our business and results of operations are significantly affected by economic conditions and consumer confidence, conditions in the global capital markets and the interest rate environment.
Financial and Economic Environment
A wide variety of factors continue to impact global financial and economic conditions. These factors include, among others, concerns over economic growth in the United States, continued low interest rates, including following the sharp decline in the first quarter of 2020, and significant volatility in financial markets and continued high unemployment levels as a result of the COVID-19 pandemic.
Stressed conditions, volatility and disruptions in the capital markets, particular markets, or financial asset classes can have an adverse effect on us, in part because we have a large investment portfolio and our insurance liabilities and derivatives are sensitive to changing market factors. An increase in market volatility could continue to affect our business, including through effects on the yields we earn on invested assets, changes in required reserves and capital. These effects could be exacerbated by uncertainty about future fiscal policy, changes in tax policy, the scope of potential deregulation and levels of global trade.
The potential for increased volatility, coupled with prevailing interest rates continuing to fall and/or remaining below historical averages, could pressure sales and reduce demand for our products as consumers consider purchasing alternative products to meet their objectives. In addition, this environment could make it difficult to consistently develop products that are attractive to customers. Financial performance can be adversely affected by market volatility and equity market declines as income from fees associated with Separate Accounts fluctuate, hedging costs increase and revenues decline due to reduced sales and increased outflows.
We monitor the behavior of our customers and other factors, including mortality rates, morbidity rates, lapse and surrender rates, which change in response to changes in capital market conditions, to ensure that our products and solutions remain attractive and profitable. For additional information on our sensitivity to interest rates and capital market prices, See “Quantitative and Qualitative Disclosures About Market Risk.”
Interest Rate Environment
We believe the interest rate environment will continue to impact our business and financial performance in the future .A prolonged low interest rate environment may subject us to increased hedging costs or an increase in the amount of reserves we are required to hold, lowering our surplus.
Regulatory Developments
We are regulated primarily by the Arizona Department of Insurance, with some policies and products also subject to federal regulation. On an ongoing basis, regulators refine capital requirements and introduce new reserving standards. Regulations recently adopted or currently under review can potentially impact our statutory reserve, capital requirements and profitability of the industry and result in increased regulation and oversight for the industry. For additional information on the regulatory developments and risks we face, see “Business—Regulation” and “Risk Factors—Legal and Regulatory Risks.”

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Material Weakness in Internal Accounting Controls
As previously reported, management identified a material weakness in the design and operation of our internal control over statutory financial reporting. Our management has concluded that we do not maintain effective controls to timely validate that actuarial models are properly configured to capture all relevant product features and to provide reasonable assurance that timely reviews of assumptions and data have occurred, and, as a result, errors were identified in policy reserves. This material weakness resulted in the recording of a correction of error to opening surplus in 2019, in accordance with SSAP #3. This correction was not considered material. Additionally, this material weakness could result in a material misstatement of the Company’s financial statements or disclosures that would not be prevented or detected.
 The Company has not yet remediated the material weakness covering its actuarial models, assumptions and data. The Company has, however, been working towards remediation and remains committed to remediation. The Company has established and implemented significant, new controls to govern and ensure the accuracy of our actuarial models, assumptions and underlying actuarial data. Management will, however, need to develop significant additional controls to remediate the material weakness on EFLOA’s statutory financial statements. Management is currently developing a plan and timeline for these additional validation and control activities that are needed to remediate EFLOA’s statutory material weakness.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

RESULTS OF OPERATIONS
The earnings and surplus narratives that follow discuss the results for 2020 compared to 2019’s results, followed by the results for 2019 compared to 2018’s results.

	Years Ended December 31,
	2020	2019	2018
	(in millions)
PREMIUMS AND OTHER REVENUES:
Premiums and annuity considerations	$653.3	$633.5	$591.4
Net investment income	68.3	55.7	49.2
Income from fees associated with Separate Accounts	47.2	48.9	49.1
Other income (net):
Commission and expense allowance on reinsurance ceded	20.2	18.9	25.1
Other income	4.1	3.2	1.9
Other income (net)	24.3	22.1	27.0
Total premiums and other revenues	793.1	760.2	716.7

BENEFITS AND EXPENSES:
Policyholder benefits	228.0	192.2	127.8
Increase (decrease) in reserves	300.5	296.8	282.2
Separate Accounts’ modified coinsurance reinsurance	96.8	110.2	110.6
Expenses and other deductions:
Commissions	116.0	119.5	118.0
Operating expenses	150.3	159.0	147.8
Expenses and other deductions	266.3	278.5	265.8
Transfer to or (from) Separate Accounts	(6.3)	(3.7)	12.5
Total benefits and expenses	885.3	874.0	798.9

Net gain (loss) from operations before federal income taxes (“FIT”)	(92.2)	(113.8)	(82.2)
FIT expense (benefit) incurred (excluding tax on capital gains)	(46.2)	(19.1)	7.6
Net gain (loss) from operations	(46.0)	(94.7)	(89.8)
Net realized capital gain (losses), net of tax	26.0	64.9	1.0
Net income (loss)	$(20.0)	$(29.8)	$(88.8)

	Years Ended December 31,
	2020	2019	2018
	(in millions)
CHANGES IN CAPITAL AND SURPLUS
Capital and Surplus balance, beginning of year	$266.6	$222.4	$287.0
Net income (loss)	(20.0)	(29.8)	(88.8)
Change in net unrealized capital gains (losses), net of tax	0.6	15.7	(28.1)
Change in asset valuation reserve	(3.7)	(5.3)	(0.9)
Change in net admitted deferred tax asset excluding tax on unrealized gains	3.9	3.5	4.8
Changes in surplus as a result of reinsurance	(14.9)	(13.7)	(19.8)
Other changes to surplus	(0.4)	0.7	(1.8)
Prior year correction	—	(12.3)	—
Paid-in Surplus	200.4	85.4	70.0
Capital and Surplus balance, end of year	$432.5	$266.6	$222.4

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Year Ended December 31, 2020 Compared to Year Ended December 31, 2019
The net gain (loss) from operations before federal income taxes was $(92.2) million for the year ended December 31, 2020 compared to $(113.8) million in 2019, representing a favorable change of $21.6 million between the periods.

The $21.6 million favorable change is primarily due to the impact of AAT reserve released.

Premiums and Annuity Considerations:
Total premiums and annuity considerations were $653.3 million in 2020 compared to $633.5 million for 2019, an increase of $19.8 million. The increase in premiums and annuity considerations is primarily due to the growth in the retained block of business, creating higher renewal premiums.

The table below presents the major components of premiums and annuity considerations for the periods indicated:

	Years Ended December 31,
	2020	2019	2018
	(in millions)
First year premiums	$226.8	$263.5	$295.5
Renewal premiums	554.1	495.6	423.6
Ceded premiums (excluding supplementary contracts)	(129.3)	(126.8)	(130.1)
Assumed premiums	1.7	1.2	2.4
Premiums and annuity considerations	$653.3	$633.5	$591.4
The $58.5 million increase in renewal premiums includes $21.7 million of Indexed UL, $19.6 million in IL Legacy variable life premiums and $23.8 million in Employee Benefits, partially offset by $5.3 million decrease in Protective products and $1.2 million in COLI. The decrease in first year premiums was primarily due to a decrease in new business sales of Indexed UL premiums of $42.6 million, $12.6 million in variable life, partially offset by a $18.5 million increase in Employee Benefits. The increase in ceded premium is driven by an increase in Employee Benefits, partially offset by the runoff of the business ceded to Protective.

Net Investment Income and Amortization of IMR:
Net investment income and IMR amortization was $68.3 million for the year ended 2020, an increase of $12.6 million from $55.7 million at 2019. The net investment income variance is primarily due to higher invested assets (driven by positive cash flow and the capital contribution).

Income from Fees Associated with Separate Accounts:
Income from fees associated with investment management, administration and contract guarantees from Separate Accounts were $47.2 million in 2020 compared to $48.9 million for 2019. The decrease of $1.7 million is primarily due to lower fees from Flexible Premium Variable Annuity (“FPVA”) products and Variable Universal Life (“VUL”), due to net withdrawals for these products which are ceded to Protective, partially offset by an increase in fees on the retained products driven by net premiums and market appreciation. Under the separate account MODCO reinsurance agreement with Protective, EFLOA retains the assets and liabilities of the separate accounts, with the Protective portion of these fees ceded through separate account MODCO reinsurance.

Other Income (Net):
For the year ended December 31, 2020, the Company reported $24.3 million in other income, an increase of $2.2 million from the prior year total of $22.1 million. The increase in other income was primarily attributable to a $1.3 million increase in commission and expense allowances, including $1.2 million in lower amortization of the ceded commission on the Protective block and a $0.7 million increase in separate account gains from operations.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Policyholder Benefits:
For the year ended December 31, 2020, EFLOA reported policyholder and contractholder benefits of $228.0 million, an increase of $35.8 million from $192.2 million reported for the year ended December 31, 2019. The increase included $62.0 million increase in death benefits and $12.8 million disability benefits, partially offset by $38.7 million lower surrender benefits.

The $38.7 million decrease in surrenders was primarily driven by a $45.9 million decrease in surrenders on Indexed UL, partially offset by increases of $6.4 million in COLI and $0.8 million in IL Legacy surrenders. The decrease in Indexed UL surrenders was driven by the absence of one large Indexed UL policy for approximately $39.0 million in the prior year.

The increase in death benefits of $83.1 million to $145.1 million in 2020 was primarily attributable to $35.5 million increase in Indexed UL, $5.1 million increase in IL Legacy, $2.6 million in COLI and an increase of $18.4 million in Employee Benefits Group Life due to the growth in the business of retained products and the 2020 impact of COVID-19.

The $12.8 million increase in disability benefits and benefits under accident and health contracts is primarily due to an increase in employee benefits of $8.2 million in dental, $2.3 million in short term disability, $1.1 million in long term disability and $1.0 million in vision, as this new block of business continues to grow.

Increase (Decrease) in Reserves:
Policy and contract reserves increased from $300.5 million in 2020 compared to a $296.8 million increase in 2019. The net variance of $3.7 million was driven by $8.1 million higher in Indexed UL reserves, $2.6 million in COLI and $3.5 million in Employee Benefit, partially offset by $11.7 million decrease in IL Legacy. In 2020, the Company released $36 million of the $46 million of its Asset Adequacy Testing (“AAT”) reserve established in 2019 due to favorable mortality assumptions update and model updates offset by lower interest rates. The AAT reserve of $10 million is due to the stand-alone ULSG testing pursuant to Actuarial Guideline AG 38 8C. The Indexed UL as they are used in the AG37 and AG38 calculations do not react directly to change in equity market conditions.

Expenses and Other Deductions:
Expenses and other deductions decreased by $12.2 million from $278.5 million in 2019 to $266.3 million in 2020. Expenses and other deductions include commissions on premiums, operating expenses (including selling expenses, insurance taxes, licenses, and fees), the change in loading on deferred and uncollected premium, and sundry disbursements.

The $12.2 million decrease in expenses and other deductions in 2020 from the prior year were primarily related to a $7.0 million decrease in general expense and taxes, licenses and fees, $3.5 million decrease in commissions and $1.7 million decrease in sundry expenses.

The decrease of $3.5 million in commissions is primarily due to $9.4 million lower first year commissions in Indexed UL and IL Legacy, partially offset by a $3.9 million increase in Employee Benefits and $1.2 million in IL Legacy renewal commissions.

The decrease in general expenses and insurance taxes of $7.0 million from $150.4 million in 2019 to $143.4 million in 2020 is primarily due to decreases in employee benefits product expense and distribution expense allowances resulting from lower new sales in IL Legacy and Indexed UL.

Separate Accounts’ MODCO Reinsurance:
The $96.8 million represents Separate Account MODCO reinsurance ceded to Protective compared to $110.2 million in the prior year. This basically offsets fees associated with the separate account contracts and net transfers to the separate accounts on the business ceded to Protective.  This allows the general account and separate account statements to remain in balance while transferring the appropriate operating activity to Protective.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Transfers to or (from) Separate Accounts:
In 2020 the Company reported net transfers to (from) separate accounts of $(6.3) million, compared to $(3.7) million in 2019, a net change of $(2.6) million. The variance is primarily due to lower net VL deposits, partially offset by lower FPVA net withdrawals and a lower increase in IL Legacy CRVM/CARVM expense allowance driven primarily by lower net deposits.

Federal Income Tax Expense (Benefit) Incurred (Excluding Tax on Capital Gains):
The Federal income taxes expense (benefit) was $(46.2) million in 2020 and $(19.1) million in 2019. The 2020 tax benefit increase primarily relates to a NOL carryback of $(32.2) million due to the passing of the CARES Act and $(8.1) million primarily relating to the closing of the 2010-2013 IRS audit. This is offset by the tax expense of $7.2 million for realized gains on derivatives recorded in capital gains/losses and the tax benefit of $(1.2) million for unrealized gains on derivatives. The tax benefit without this offset would have been $(40.3) million. The 2019 tax benefit primarily relates to the offset of the tax expense of $17.1 million for realized gains on derivatives recorded in capital gains/losses and the tax expense of $2.9 million for unrealized gains on derivatives. The tax expense without this offset would have been $1.0 million, which primarily relates to the 20% net operating loss carry forward disallowance. Overall, the Company had a taxable loss in 2020 and taxable gain in 2019.

Net Realized Capital Gains (Losses), Net of Tax:
The Company had net realized capital gains (losses) (after tax and IMR) of $26.0 million in 2020 compared to $64.9 million in 2019. The variance of $(38.9) million in net realized capital gains (losses) is primarily due to a decrease of $47.7 million in derivatives gains, partially offset by $9.9 million capital gains tax expense.

Other Items Affecting Surplus
Change in Unrealized Gains (Losses):
The variance in unrealized gains (losses) of $15.1 million from a $15.7 million gain in 2019 to a $0.6 million gain in 2020 is primarily due to a $(20.2) million unfavorable variance in derivatives ($6.0 million loss in 2020 vs $14.2 million gain in 2019), partially offset by AllianceBernstein positive variance of $1.1 million (2020 had appreciation of $6.8 million compared to the 2019 gain of $5.7 million) and $4.0 million positive variance in deferred and current taxes. The AllianceBernstein unit values changed from $27.32 at 12/31/2018 to $30.26 at 12/31/2019 and to $33.77 at 12/31/2020.

Change in Net Admitted Deferred Income Tax:
The Company’s change in the net admitted deferred tax asset (excluding unrealized gains) was $3.9 million for the year ended December 31, 2020 compared to $3.5 million for the year ended 2019. The 2020 results included a $7.6 million decrease in non admitted DTA driven by higher three year reversing items, partially offset by a $3.7 million decrease in gross DTA (excluding unrealized DTA), while the 2019 results included a $11.1 million increase in DTA, partially offset by a $6.1 million decrease in non admitted DTA. The variance in the gross DTA is primarily due to lower net operating loss (“NOL”) carry forwards and lower book/tax reserve differences, partially offset by higher proxy DAC.

Surplus Adjustment - Paid-in:
The $115.0 million increase in paid in surplus adjustment is primarily due to an increase in capital contributions from its parent EFS of $200.0 million in 2020 compared to $85.0 million in 2019. For the year end of 2020, the Company received a $200.0 million capital contribution from it's parent EFS on May 21, 2020. As of December 2019, the Arizona Department of Insurance granted the Company permission to accrue a $85.0 million capital contribution from its parent EFS. This amount was settled on February 27, 2020.

Change in Surplus as a Result of Reinsurance:
The decrease in surplus as a result of reinsurance was $14.9 million and $13.7 million for the years ended 2020 and 2019, respectively. The charge to surplus represents the offset to the current year amortization of the ceding commission received from Protective on 10/1/2013 under the Reinsurance Agreement.

Prior year Correction:
During the fourth quarter of 2019, the Company’s management identified an error in the calculation of universal life NLG reserves. As a result of this error, and in accordance with SSAP #3, the Company reported a correction to decrease opening

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

surplus by $12.3 million within the Statement of Changes in Capital and Surplus and included a current and deferred tax benefit of $3.9 million. The Company’s management does not believe this correction to be material to the Company's results of operations, financial position, or cash flow for any of the Company's previously filed annual statements.

Year Ended December 31, 2019 Compared to Year Ended December 31, 2018
The net gain (loss) from operations before federal income taxes was $(113.8) million for the year ended December 31, 2019 compared to $(82.2) million in 2018, representing a $31.6 million higher loss between the periods.

The $31.6 million higher operating losses are primarily due to the impact of PBR assumption update and AAT reserve strengthening. (For additional information see Change in Policy and Contract Reserve). These losses were partially offset by favorable CRVM expense allowances on Incentive Life VUL products due primarily to market appreciation.

Premiums and Annuity Considerations:
Total premiums and annuity considerations were $633.5 million in 2019 compared to $591.4 million for 2018, an increase of $42.1 million. The increase in premiums and annuity considerations is primarily due to the growth in the retained block of business, creating higher renewal premiums.

The $72.0 million increase in renewal premiums includes $25.3 million of Indexed UL (primarily BrightLife products), $24.0 million in IL Legacy variable life premiums and $26.3 million in Employee Benefits, partially offset by $4.3 million decrease in Protective products. The decrease in first year premiums was primarily due to decrease in new business sales of Indexed UL (primarily BightLife products) premiums of $14.8 million (including $9.4 million of optional premiums), $13.2 million in variable life (including $10.4 million of optional premiums) and $3.9 Employee Benefits. The lower ceded premium is driven by the runoff of the business ceded to Protective.

Net Investment Income and Amortization of IMR:
Net investment income and IMR amortization was $55.7 million for the year ended December 31, 2019, an increase of $6.5 million from $49.2 million at December 31, 2018. The net investment income variance is primarily due to higher invested assets (driven by positive cash flow and the capital contribution)

Income from Fees Associated with Separate Accounts:
Income from fees associated with investment management, administration and contract guarantees from Separate Accounts were $48.9 million in 2019 compared to $49.1 million for 2018. The decrease of $0.2 million is primarily due to lower fees from Flexible Premium Variable Annuity (“FPVA”) products and Variable Universal Life (“VUL”), due to net withdrawals, partially offset by market appreciation for these products which are ceded to Protective. Under the separate account MODCO reinsurance agreement with Protective, EFLOA retains the assets and liabilities of the separate accounts, with the Protective portion of these fees ceded through separate account MODCO reinsurance.

Other Income (Net):
For the year ended December 31, 2019, the Company reported $22.1 million in other income, a decrease of $4.9 million from the prior year total of $27.0 million. The decrease in other income was primarily attributable to a $6.2 million decrease in commission and expense allowances, including $6.1 million in lower amortization of the ceded commission on the Protective block, partially offset by a $0.9 million increase in separate account gains from operations and a $0.4 million increase in fees income.

Policyholder Benefits:
For the year ended December 31, 2019, EFLOA reported policyholder and contractholder benefits of $192.2 million, an increase of $64.4 million from $127.8 million reported for the year ended December 31, 2018. The increase included $50.2 million in higher surrender benefits, $9.5 million disability benefits and $4.6 million increase in death benefits.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

The $50.2 million increase in surrenders was primarily driven by a $50.3 million and $3.6 million increase in surrenders on Indexed UL and IL Legacy, respectively, as this block of business grows, partially offset by a $3.7 million decrease in COLI surrenders. The increase in Indexed UL surrenders included one policy for approximately $39.0 million.

The increase in death benefits of $4.6 million to $83.1 million in 2019 was primarily attributable to $14.3 million increase in Indexed UL, $0.3 million increase in Other, partially offset by $4.7 million decrease in IL Legacy, and a decrease of $4.6 million in Employee Benefits Group Life, including a $2.4 million favorable variance with a reduction to the incurred but not reported liabilities. The increase in benefits is primarily due to the growth in these retained products.

The $9.5 million increase in disability benefits and benefits under accident and health contracts is primarily due to an increase in employee benefits of $6.4 million in dental, $1.3 million in short term disability, $1.1 million in long term disability and $0.7 million in vision, as this new block of business continues to grow.

Increase (Decrease) in Reserves:
Policy and contract reserves increase by $296.8 million in 2019 compared to a $282.2 million increase in 2018. The net variance of $14.6 million was driven by $7.7 million higher increases in Indexed UL reserves, $12.3 million in IL Legacy and COLI, partially offset by $4.9 million decrease in employees benefit products. During 2019 the Company increased its AAT reserves by approximately $42.0 million due to the significantly lower interest rates and an update to our mortality assumption to align to current experience. In addition the Company added approximately $50.0 million to reserves based on assumption update processes and governance as required by VM-20. These increases in reserves were partially offset by higher amount of reserves released due to surrenders and deaths. The Indexed UL as they are used in the AG37 and AG38 calculations do not react directly to change in equity market conditions.

Expenses and Other Deductions:
Expenses and other deductions increased by $12.7 million from $265.8 million in 2018 to $278.5 million in 2019. Expenses and other deductions include commissions on premiums, operating expenses (including selling expenses, insurance taxes, licenses, and fees), the change in loading on deferred and uncollected premium, and sundry disbursements.

The $12.7 million increase in expenses and other deductions in 2019 from the prior year were primarily related to a $12.0 million increase in general expense and taxes, licenses and fees and $1.5 million increase in commission, partially offset by $0.8 million decrease in sundry expenses.

The increase of $1.5 million in commissions is primarily due to higher Employee benefit product renewal commissions, partially offset by lower life commissions as a result of the lower new premiums.

The increase in general expenses and insurance taxes of $12.0 million from $138.4 million in 2018 to $150.4 million in 2019 is primarily due to an increase in employee benefits product expense as the block of business grows.

Separate Accounts’ MODCO Reinsurance:
The $110.2 million represents Separate Account MODCO reinsurance ceded to Protective compared to $110.6 million in the prior year. This charge basically offsets fees associated with the separate account contracts and net transfers to the separate accounts on the business ceded to Protective.  This allows the general account and separate account statements to remain in balance while transferring the appropriate operating activity to Protective.

Transfers to or (from) Separate Accounts:
In 2019 the Company reported net transfers to (from) separate accounts of $(3.7) million, compared to $12.5 million in 2018, a net change of $(16.2) million. The variance is primarily due to a $(22.4) million favorable CRVM/CARVM expense allowance in 2019 vs. 2018 driven primarily by market appreciation.

Federal Income Tax Expense (Benefit) Incurred (Excluding Tax on Capital Gains):
The Federal income taxes expense (benefit) was $(19.1) million in 2019 and $7.6 million in 2018. The 2019 tax benefit primarily relates to the offset of the tax expense of $17.1 million for realized gains on derivatives recorded in capital gains/losses and the tax expense of $2.9 million for unrealized gains on derivatives. The tax expense without this offset would have been $1.0 million, which primarily relates to the 20% net operating loss carry forward disallowance. The 2018 tax expense was

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

mainly driven by an offset of the tax expense of $1.2 million for realized capital gains on derivatives and a tax benefit of $8.4 million for unrealized losses on derivatives. The tax expense without this offset would have been a tax expense of $0.4 million. Overall, the Company had taxable gains in 2019 and taxable losses in 2018. In 2019 the Company utilized some of its NOL's that were established in 2018.

Net Realized Capital Gains (Losses), Net of Tax:
The Company had net realized capital gains (losses) (after tax and IMR) of $64.9 million in 2019 compared to $1.0 million in 2018. The 2019 gains are primarily due to $81.8 million of derivatives gains, partially offset by $17.2 million capital gains tax expense. The 2018 gains are primarily due to $5.8 million of derivatives gains and $5.9 million of realized capital transfer net of taxes to IMR reserves, partially offset by $9.5 million of fixed maturity losses (including $2.1 million other than temporary impairments (“OTTI”)) and $1.2 million capital gains tax expense.

Other Items Affecting Surplus
Change in Unrealized Gains (Losses):
The variance in unrealized gains (losses) of $43.8 million from a $(28.1) million loss in 2018 to a $15.7 million gain in 2019 is primarily due to a $54.2 million favorable variance in derivatives ($14.2 million gain in 2019 vs $40.0 million loss in 2018) and an AllianceBernstein positive variance of $1.3 million as 2019 had appreciation of $5.7 million compared to the 2018 gain of $4.4 million. These favorable variances were partially offset by $11.7 million variance in deferred and current taxes. The AllianceBernstein unit values changed from $25.05 at 12/31/2017 to $27.32 at 12/31/2018 and to $30.26 at 12/31/2019.

Change in Net Admitted Deferred Income Tax:
The Company’s change in the net admitted deferred tax asset (excluding unrealized gains) was $3.5 million for the year ended December 31, 2019 compared to $4.8 million for the year ended 2018. The 2019 results included a $11.1 million increase in DTA, partially offset by a $7.6 million increase in non admitted DTA, while the 2018 results included a $35.6 million increase in DTA, partially offset by a $30.8 million increase in non admitted DTA. The variance in the gross DTA is primarily due to the change in net operating loss (“NOL”) carry forwards. The net deferred tax asset before reduction for the non-admitted portion as of December 31, 2019 is $75.8 million as compared to $65.9 million at year end 2018. The increase in the gross DTA is primarily due to higher book tax reserve differences and proxy DAC, partially offset by a decrease in NOL's.

Surplus Adjustment - Paid-in:
The $85.4 million increase in surplus primarily represents an $85.0 million accrual of a capital contribution from its parent EFS. On February 7, 2020, the Arizona Department of Insurance granted the Company permission to accrue an $85.0 million capital contribution from its parent EFS. This amount was settled on February 27, 2020. The 2019 $0.4 million balance represent a non cash contribution to the Company equal to the allocated compensation expenses as describe in SSAP No. 1. During 2018, there was a $70.0 million increase in surplus representing an accrual of a capital contribution from its parent EFS On February 7, 2019, the Arizona Department of Insurance granted the Company permission to accrue a $70.0 million capital contribution from its parent EFS. This amount was settled on February 20, 2019.

Change in Surplus as a Result of Reinsurance:
The decrease in surplus as a result of reinsurance was $13.7 million and $19.8 million for the years ended 2019 and 2018, respectively. The charge to surplus represents the offset to the current year amortization of the ceding commission received from Protective on 10/1/2013 under the Reinsurance Agreement.

Prior year Correction:
During the fourth quarter of 2019, the Company’s management identified an error in the calculation of universal life NLG reserves. As a result of this error, and in accordance with SSAP #3, the Company reported a correction to decrease opening surplus by $12.3 million within the Statement of Changes in Capital and Surplus and included a current and deferred tax benefit of $3.9 million. The Company’s management does not believe this correction to be material to the Company's results of operations, financial position, or cash flow for any of the Company's previously filed annual statements. The net gain from operation and surplus in 2018 would have been lower by approximately $2.3 million and $8.4 million, respectively, if such error had not been made.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Financial Position
The asset mix of the Company as of December 31, 2020 continues to reflect management's commitment to increase liquidity and limit new investments to highly rated bonds, with some selective purchases of National Association of Insurance Commissioners (“NAIC”) designation 3 bonds and mortgages.
As part of EFLOA's investment management process, management, with the assistance of its investment advisors, constantly monitors investment performance. This internal review process culminates with a quarterly review of certain assets by Holdings’ Investments Under Surveillance Committee which evaluates whether any investments are other than temporarily impaired and whether specific investments should be put on an interest non-accrual basis.
The Company's assets as of December 31, 2020 and 2019 were as follows:

	As of December 31,
	2020		2019
	(in millions)%		(in millions)%
Bonds	$1,731.8	82.0	$1,350.9	82.6
Preferred Stocks	22.9	1.1	2.3	0.1
Cash and short-term investments	141.1	6.7	88.1	5.4
Common stocks	65.7	3.1	58.9	3.6
Mortgage loans on real estate	17.0	0.8	17.0	1.0
Contract loans	112.1	5.3	88.5	5.4
Receivable for securities	1.8	0.1	1.0	0.1
Derivatives	20.6	0.9	28.2	1.8
Total invested assets	$2,113.0	100.0	$1,634.9	100.0

Other	$79.2		$121.4
Total General Account Assets	2,192.2		1,756.3
Separate Accounts	3,062.1		2,704.2
Total Assets	$5,254.3		$4,460.5

The increase in Total General Account Assets of $435.9 million generally reflects net positive cash flows on EFLOA’s life products, the positive derivatives return and the $200.0 million capital contribution received in May 2020. The increase in separate account assets to $3,062.1 million at December 31, 2020 from $2,704.2 million at December 31, 2019 is principally attributable to market appreciation partially offset by net withdrawals, and fees. As of December 31, 2020 and 2019 the amount of separate account assets ceded to Protective under MODCO was $1,163.1 million and $1,073.8 million, respectively.

The Securities Valuation Office (SVO) of the NAIC evaluates the investments of insurers for regulatory reporting purposes and assigns securities to investment categories called “NAIC Designations”. The NAIC Designations closely mirror the nationally recognized statistical rating organizations’ (NRSRO) definitions for marketable bonds. On June 11, 2018, the NAIC Valuation of Securities Task Force (“VOS”) adopted a more granular NAIC Designation Category framework. The new NAIC Designation Category applies wherever an NAIC Designation is reported and produced by the SVO. The more granular delineations of credit risk are called an NAIC Designation Category, a combination of the NAIC Designation and NAIC Designation Modifier, and are distributed as follows, 20 in total: 7 for the NAIC 1 Designation grade indicated by the letters A through G; 3 delineations each for each of the NAIC Designation grades NAIC 2, NAIC 3, NAIC 4 and NAIC 5 indicated by the letters A, B and C and 1 delineation for NAIC Designation grade NAIC 6 with no NAIC Designation Modifier. Bonds rated in the top five NAIC Designations are generally valued at amortized cost while bonds rated at the lowest NAIC Designations are valued at lower of amortized cost or fair market value.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

The following tables show the Company’s bond and preferred stock by NAIC designation at December 31, 2020 and 2019:

		As of December 31,
		2020		2019
NAIC Designations	Rating Agency Equivalent Designation	(in millions)	%	(in millions)	%
Designation 1	Aaa/Aa/A	727.9	41.5	$627.0	46.3%
Designation 2	Baa	1,010.3	57.6	720.6	53.3%
Designation 3	Ba	14.5	0.8	2.3	0.2%
Designation 4	B	0.0	—	0.0	—%
Designation 5	Caa and lower	2.0	0.1	3.3	0.2%
Designation 6	In or near default	0.0	—	0.0	—%
Total		$1,754.7	100.0%	$1,353.2	100.0%

At December 31, 2020, approximately 99.1% of the fixed income portfolio is held in NAIC category 1 and 2 bonds. The admitted value of EFLOA’s other than investment grade portfolio at 12/31/20 is $16.5 million. There were no write-downs of bonds determined to be other than temporarily impaired (“OTTI”) as realized losses in the general account in 2020 and 2019. During 2019 the Company reduced its holdings in the FHLB to $0.2 million. The Company has the capacity to borrow $300.0 million from the FHLB. As of December 31, 2020, the Company has no borrowing.

Common stock consists of 2.6 million AllianceBernstein units with a carrying value of $65.5 million and $0.2 million of FHLB common stock. The Company adopted the market valuation method as the reporting valuation basis for its ownership of AllianceBernstein units in order to conform to the provisions of the NAIC Accounting Practices and Procedures manual. The Company petitioned and received from the Securities Valuation Office of the NAIC a valuation discount factor for its AllianceBernstein units. The AllianceBernstein investment had a $6.8 million increase in value in 2020 after receiving a $8.0 million dividend in 2020 compared to a $5.7 million increase in value in 2019 after receiving a $6.7 million dividend in 2019.

Mortgage loans consist of $17.0 million commercial mortgage loans. EFLOA’s investment policy regarding the origination of new mortgage loans involves a review of the economics of the property being financed, the loan to value ratio, adherence to guidelines that provide for diversification of EFLOA’s mortgage portfolio by property type, location and a review of prevailing industry lending practices. There were no new loans in 2020.
Derivative assets of $20.6 million and $28.2 million were reported at December 31, 2020 and December 31, 2019, respectively. The Company uses equity indexed options and futures to hedge its exposure to equity linked crediting rates on some of its life products.  During 2020, these positions generated $34.1 million of realized gains and $6.0 million of unrealized losses. At December 31, 2020, The Company held $3.3 million in collateral delivered by trade counter parties.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

LIQUIDITY AND CAPITAL RESOURCES
Liquidity refers to our ability to generate adequate amounts of cash from our operating, investment and financing activities to meet our cash requirements with a prudent margin of safety. Capital refers to our long-term financial resources available to support business operations and future growth. Our ability to generate and maintain sufficient liquidity and capital is dependent on the profitability of our businesses, timing of cash flows related to our investments and products, our ability to access the capital markets, general economic conditions and the alternative sources of liquidity and capital described herein.
Sources and Uses of Liquidity of EFLOA
EFLOA’s principal sources of cash flows are premiums and charges on policies and contracts, investment income, repayments of principal and proceeds from sales of fixed maturities and other General Account Investment Assets and capital contributions from EFS. Liquidity management is focused around a centralized funds management process. This centralized process includes the monitoring and control of cash flow associated with policyholder receipts and disbursements and General Account portfolio principal, interest and investment activity. Funds are managed through a banking system designed to reduce float and maximize funds availability.
In addition to gathering and analyzing information on funding needs, the Company has a centralized process for both investing short-term cash and borrowing funds to meet cash needs. In general, the short-term investment positions have a maturity profile of 1-7 days with considerable flexibility as to availability.
EFLOA’s liquidity requirements principally relate to the payment of benefits under its various life insurance products, cash payments relating to policy surrenders, withdrawals and loans and payment of its operating expenses, including payments to affiliates in connection with service agreements. Management believes there is sufficient liquidity in the form of cash and cash equivalent, and its bond portfolio together with cash flows from operations and scheduled maturities of fixed maturities to satisfy EFLOA’s liquidity needs. In addition, the Company has the capacity to borrow $300.0 million from the FHLB and receive capital contributions from its parent EFS.
Capital Management Policies
Our Board of Directors and senior management are directly involved in the governance of our capital management process, including proposed changes to our capital plan, capital targets and capital policies.
Capital Position and Structure
We manage our capital position to maintain financial strength and credit ratings that facilitate the distribution of our products and provide our desired level of access to the bank and public financing markets.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Cash Flow Analysis
We believe that cash flows from our operations are adequate to satisfy current liquidity requirements. The continued adequacy of our liquidity will depend upon factors such as future market conditions, changes in interest rate levels, policyholder perceptions of our financial strength, policyholder behavior, the effectiveness of our hedging programs, catastrophic events and the relative safety and attractiveness of competing products. Changes in any of these factors may result in reduced or increased cash outflows. Our cash flows from investment activities result from repayments of principal, proceeds from maturities and sales of invested assets and investment income, net of amounts reinvested. The primary liquidity risks with respect to these cash flows are the risk of default by debtors or bond insurers, commitments to invest and market volatility. We closely manage these risks through our asset/liability management process and regular monitoring of our liquidity position.

	Years Ended December 31,
	2020	2019	2018
	(in million)
Cash and cash equivalents, beginning of year	$88.1	$48.8	$37.7
Net cash provided by (used in) operations	176.2	134.3	182.2
Net cash provided by (used in) investing activities	(393.7)	(175.1)	(74.1)
Net cash provided by (used in) financing activities and miscellaneous sources	270.5	80.1	(97.0)
Net increase (decrease)	53.0	39.3	11.1
Cash and cash equivalents, end of year	$141.1	$88.1	$48.8

Year Ended December 31, 2020 Compared to the Year Ended December 31, 2019
Cash and cash equivalents at December 31, 2020 were $ 141.1 million, an increase of $53.0 million from $88.1 million at December 31, 2019.
Cash inflows from operations were $176.2 million in 2020 as compared to cash inflows of $134.3 million in 2019. Cash flows from operating activities include such sources as premiums, investment income and dividends from AllianceBernstein offset by such uses as life insurance benefit payments, compensation reimbursements to affiliates and other cash expenditures.
Net cash used in investing activities was $393.7 million in 2020, an increase of $218.6 million from cash used of $175.1 million in 2019, primarily due to higher acquisitions of fixed maturities in 2020, partially offset by lower proceeds from sales, maturities and repayments of fixed maturities.
Net cash provided (used) in financing activities and miscellaneous sources was $270.5 million in 2020 as compared to net cash from financing activities and miscellaneous sources of $80.1 million in 2019. The variance in financing and miscellaneous sources of $190.4 million was due primarily to a $285.0 million capital contribution from parent and a change in the liability for Amounts withheld by the Company as agent. This was a $11.4 million outflow in 2020 as compared to a $3.1 million inflow in 2019 primarily due to change in collateral held on open derivatives contracts.
Years Ended December 31, 2019 Compared to the Year Ended December 31, 2018
Cash and cash equivalents at December 31, 2019 were $88.1 million, an increase of $39.3 million from $48.8 million at December 31, 2018.
Cash inflows from operations were $134.3 million in 2019 as compared to cash inflows of $182.2 million in 2018. Cash flows from operating activities include such sources as premiums, investment income and dividends from AB offset by such uses as life insurance benefit payments, compensation reimbursements to affiliates and other cash expenditures.
Net cash used in investing activities was $175.1 million in 2019, an increase of $101.0 million from cash used of $74.1 million in 2018, primarily due to higher acquisitions of fixed maturities in 2019, partially offset by lower proceeds from sales, maturities and repayments of fixed maturities.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Net cash provided (used) in financing activities and miscellaneous sources was $80.1 million in 2019 as compared to net cash from financing activities and miscellaneous sources of $(97.0) million in 2018. The variance in financing and miscellaneous sources of $177.1 million was due primarily to a $70.0 million capital contribution from parent and a change in the liability for Amounts withheld by the Company as agent. This was a $3.1 million inflow in 2019 as compared to a $81.9 million outflow in 2018 primarily due to change in collateral held on open derivatives contracts.
Our Statutory Capital
EFLOA is subject to the regulatory capital requirements of Arizona, which are designed to monitor capital adequacy. The level of an insurer’s required capital is impacted by many factors including, but not limited to, business mix, product design, sales volume, invested assets, liabilities, reserves and movements in the capital markets, including interest rates and equity markets. As of December 31, 2020, the total adjusted capital of EFLOA was in excess of Arizona’s regulatory capital requirements.
RBC requirements are used as minimum capital requirements by the NAIC and the state insurance departments to evaluate the capital condition of regulated insurance companies. RBC is based on a formula calculated by applying factors to various asset, premium, claim, expense and statutory reserve items. The formula takes into account the risk characteristics of the insurer, including asset risk, insurance risk, interest rate risk, market risk and business risk and is calculated on a quarterly basis and made public on an annual basis. The formula is used as an early warning regulatory tool to identify possible inadequately capitalized insurers for purposes of initiating regulatory action, and not as a means to rank insurers generally. State insurance laws provide insurance regulators the authority to require various actions by, or take various actions against, insurers whose total adjusted capital does not meet or exceed certain RBC levels. At the date of most recent annual statutory financial statement filed with insurance regulators, our total adjusted capital subject to these requirements was in excess of each of those RBC levels.
EFLOA is restricted as to the amounts it may pay as dividends to EFS. Under Arizona Insurance Law, a domestic life insurer may not, without prior approval of the Director of Insurance, pay a dividend to its shareholder exceeding an amount calculated based on a statutory formula. This formula would not permit EFLOA to pay shareholder dividends during 2021.
Captive Reinsurance
Through April 10, 2018, EFLOA reinsured to AXA RE Arizona, the no lapse guarantee riders contained in certain variable and interest-sensitive life policies. On April 11, 2018, all of the business EFLOA reinsured to AXA RE Arizona was novated to EQ AZ Life Re Company. EFLOA receives statutory reserve credits for reinsurance treaties with EQ AZ Life Re Company to the extent EQ AZ Life Re Company held letters of credit ($45 million at December 31, 2020 and 2019). These letters of credit were guaranteed by Holdings.
Description of Certain Indebtedness
EFLOA had no debt outstanding as of December 31, 2020 or 2019.
Ratings
Financial strength ratings (which are sometimes referred to as “claims-paying” ratings) and credit ratings are important factors affecting public confidence in an insurer and its competitive position in marketing products. Our credit ratings are also important for our ability to raise capital through the issuance of debt and for the cost of such financing.
A downgrade of these ratings could make it more difficult to raise capital to refinance any maturing debt obligations, to support business growth and to maintain or improve our current financial strength ratings. Upon announcement of AXA's plan to pursue the Holdings IPO and the filing of the initial Form S-1 on November 13, 2017, EFLOA’s ratings were downgraded by S&P and Moody's. The downgrades reflected the removal of the uplift associated with assumed financial support from AXA.
Financial strength ratings represent the opinions of rating agencies regarding the financial ability of an insurance company to meet its obligations under an insurance policy.

	A.M. Best	S&P	Moody’s
Last review date	Jan ’21	Oct ‘20	Oct ‘20
Financial Strength Ratings:
Equitable Financial Life Insurance Company of America	A	A+	A2

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
None.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
EFLOA’s operations are subject to financial, market, political and economic risks, as well as to risks inherent in its business operations. The discussion that follows provides additional information on market risks arising from its insurance asset/liability management activities. Primary market risk exposure results from interest rate fluctuations and changes in credit quality.
EFLOA’s results of operations significantly depend on profit margins between investment results from General Account investment assets and interest credited on individual insurance products. Management believes its fixed rate liabilities should be supported by a portfolio principally composed of fixed rate investments that generate predictable, steady rates of return. Although these assets are purchased for long-term investment, the portfolio management strategy considers them available for sale in response to changes in market interest rates, changes in prepayment risk, changes in relative values of asset sectors and individual securities and loans, changes in credit quality outlook and other relevant factors. See Note 2 of Notes to Financial Statements for the accounting policies for the investment portfolios. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risks. Insurance asset/liability management includes strategies to minimize exposure to loss as interest rates and economic and market conditions change. As a result, the fixed maturity portfolio has modest exposure to call and prepayment risk and the vast majority of mortgage holdings are fixed rate mortgages that carry yield maintenance and prepayment provisions.
EFLOA’s General Account investment portfolio is comprised of fixed maturities and mortgage loans that have interest rate risk. As these investments are carried at amortized cost and not at fair value under SAP, the elements of market risk discussed above do not generally have a significant direct impact on EFLOA’s financial position or results of operations.
Liabilities with Interest Rate Risk – Fair Value
Asset/liability management is integrated into many aspects of EFLOA’s operations, including investment decisions, product development and determination of crediting rates. As part of the risk management process, numerous economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine if existing assets would be sufficient to meet projected liability cash flows. Key variables include policyholder behavior, such as persistency, under differing crediting rate strategies.
EFLOA uses derivatives for asset/liability risk management primarily to reduce exposures to equity market fluctuations. Derivative hedging strategies are designed to reduce these risks from an economic perspective and are all executed within the framework of a “Derivative Use Plan” approved by the Arizona Department of Insurance (“ADOI”). To minimize credit risk exposure associated with its derivative transactions, each counterparty’s credit is appraised and approved and risk control limits and monitoring procedures are applied. Credit limits are established and monitored on the basis of potential exposures that take into consideration current market values and estimates of potential future movements in market values given potential fluctuations in market interest rates. In addition, EFLOA executed various collateral arrangements with counterparties to over-the-counter derivative transactions that require both the pledging and accepting of collateral either in the form of cash or high-quality Treasury or government agency securities.
Mark to market exposure is a point-in-time measure of the value of a derivative contract in the open market. A positive value indicates existence of credit risk for EFLOA because the counterparty would owe money to EFLOA if the contract were closed. Alternatively, a negative value indicates EFLOA would owe money to the counterparty if the contract were closed. If there is more than one derivative transaction outstanding with a counterparty, a master netting arrangement exists with the counterparty. In that case, the market risk represents the net of the positive and negative exposures with the single counterparty. In management’s view, the net potential exposure is the better measure of credit risk.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

At December 31, 2020 and 2019, the net fair values of EFLOA’s derivatives were $3.6 million and $15.1 million, respectively. The table that follows shows equity sensitivities of those derivatives, measured in terms of fair value. These exposures will change as a result of ongoing portfolio and risk management activities.

		Equity Sensitivity
	Notional Amount	Fair Value	Balance after -10% Equity Price Shift
	(in millions)
December 31, 2020
Futures	$278.0	$—	$(27.8)
Options	$59.0	$3.6	$2.6
	$337.0	$3.6	$(25.2)

December 31, 2019
Futures	$336.0	$—	$(33.6)
Options	$95.0	$15.1	$9.5
	$431.0	$15.1	$(24.1)

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
BOARD OF DIRECTORS
The Board of Directors of Equitable America (the “Board”) currently consists of nine members, including our Chief Executive Officer, one non-executive director, and seven independent directors.
The Board holds regular quarterly meetings, generally in February, May, September and November of each year, and holds special meetings or takes action by unanimous written consent as circumstances warrant. The Board has standing Executive, Audit and Investment Committees, each of which is described in further detail below.

The current members of the Board are as follows:

Ramon de Oliveira, Chairman of the Board
Mr. de Oliveira, age 66, has been a director of Equitable America since March 2019 and currently serves as our Chairman of the Board. Mr. de Oliveira also has served as a director of Holdings since April 2018 and Chairman of the Board since March 2019, a director and Chairman of the Board of Equitable Financial since March 2019 and a director of AllianceBernstein Corporation since May 2017. He previously served as a director of Equitable America and Equitable Financial from May 2011 to May 2018. Mr. de Oliveira has been a member of AXA’s Board of Directors since April 2010. He is the founder and currently the Managing Partner of the consulting firm Investment Audit Practice, LLC, based in New York, NY. From 2002 to 2006, Mr. de Oliveira was an adjunct professor of Finance at Columbia University. Starting in 1977, he spent 24 years at JP Morgan & Co. where he was Chairman and Chief Executive Officer of JP Morgan Investment Management and was also a member of the firm’s Management Committee since its inception in 1995. Upon the merger with Chase Manhattan Bank in 2001, Mr. de Oliveira was the only executive from JP Morgan & Co. asked to join the Executive Committee of the new firm with operating responsibilities. Previously, he has served as a director of JP Morgan Suisse, American Century Company, Inc., SunGard Data Systems, JACCAR Holdings and The Hartford Insurance Company.
Mr. de Oliveira brings to the Board extensive financial services experience, and key leadership and analytical skills developed through his roles within the global financial services industry and academia. The Board also will benefit from his experience as a former director of other companies.

Mark Pearson, CEO of Equitable America
Mr. Pearson, age 62, has been a director of Equitable America since January 2011 and currently serves as our Chief Executive Officer. He has served as a director of Holdings and Equitable Financial since January 2011 and AllianceBernstein Corporation since February 2011. Mr. Pearson also serves as the President and Chief Executive Officer of Holdings and is also Chief Executive Officer of Equitable Financial. From 2008 to 2011, he was the President and Chief Executive Officer of AXA Japan Holding Co. Ltd. (“AXA Japan”). Mr. Pearson joined AXA in 1995 with the acquisition of National Mutual Holdings and was appointed Regional Chief Executive of AXA Asia Life in 2001. Before joining AXA, Mr. Pearson spent approximately 20 years in the insurance sector, assuming several senior manager positions at Hill Samuel, Schroders, National Mutual Holdings and Friends Provident. Mr. Pearson is a Fellow of the Chartered Association of Certified Accountants.
Mr. Pearson brings to the Board diverse financial services experience developed though his service as an executive, including as a Chief Executive Officer, to Holdings, AXA Japan and other AXA affiliates, and has extensive global insurance industry experience.

Francis A. Hondal

Ms. Hondal, age 56, has been a director of Equitable America since September 2020. Ms. Hondal has also served as a director of Holdings and Equitable Financial since September 2020. She is currently President, Loyalty and Engagement, of Mastercard Inc., where she has served in a variety of senior leadership positions since joining the company in 2011, including as Executive Vice President of Loyalty, Marketing and Digital Services (2017); Executive Vice President, Global Credit and Global Loyalty Solutions (2015 to 2017); and Group Executive, Global Products and Solutions, Latin America and Caribbean (2011 to 2015). Previously, she was the Founder of Increventi Corp., an international business development and marketing consultancy, and enjoyed a 17-year career at American Express where she held various senior level regional and global general

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

management roles within Consumer Products, Insurance and Finance. She began her professional career at Barnett Bank of Florida, as a Corporate Banking Officer, specializing in business development across various industries. Ms. Hondal joined the Board of Directors of L Brands, Inc. (NYSE: LB) in March 2021. She is also a board member of Florida International University (FIU) Foundation board.
Ms. Hondal brings to the Board expertise in consumer financial products, customer experiences, finance, marketing, and international and general management, as well as extensive senior leadership experience in the financial services industry.

Daniel G. Kaye

Mr. Kaye, age 66, has been a director of Equitable America since September 2015. Mr. Kaye has served as a director of Holdings since April 2018, Equitable Financial since September 2015 and AllianceBernstein Corporation since May 2017. Also, since 2019, Mr. Kaye has been a director of CME Group, Inc. (NASDAQ: CME), where he serves as Chair of the Audit Committee and member of the Executive and Risk Committees. From 2013 to 2014, Mr. Kaye served as Interim Chief Financial Officer and Treasurer of HealthEast Care System (“HealthEast”). Prior to joining HealthEast, Mr. Kaye spent 35 years with Ernst & Young LLP (“Ernst & Young”) from which he retired in 2012. Throughout his time at Ernst & Young, where he was an audit partner for 25 years primarily serving the financial services industry, Mr. Kaye enjoyed a track record of increasing leadership and responsibilities, including serving as the New England Managing Partner and the Midwest Managing Partner of Assurance. Mr. Kaye previously served as a director of Ferrellgas Partners L.P.
Mr. Kaye brings to the Board invaluable expertise as an audit committee financial expert, extensive financial services and insurance industry experience and his general knowledge and experience in financial matters developed through his roles at Ernst & Young and HealthEast and as a director of Holdings, AllianceBernstein, and CME. The Board also benefits from his experience as a director of other companies.

Joan Lamm-Tennant

Ms. Lamm-Tennant, age 68, has been a director of Equitable America since January 2020. She has also served as a director of Holdings and Equitable Financial since January 2020. Ms. Lamm-Tennant is currently an Executive Advisor to Brewer Lane Ventures, a venture capital fund specializing in fintech and insuretech. Ms. Lamm-Tennant founded Blue Marble Microinsurance and served as its CEO from 2015 to 2020. She was also previously Adjunct Professor, International Business at The Wharton School of the University of Pennsylvania from 2006 to 2015, and a Professor of Finance at Villanova University from 1989 to 2000. Ms. Lamm-Tennant has served in a series of senior leadership positions in the insurance industry during her career, including as Head of Enterprise Risk Management and Advisor to the Chief Risk Officer at Marsh & McLennan Companies, Inc., Global Chief Economist and Risk Strategist at Guy Carpenter, and President of a Risk and Capital Advisory unit advising global clients of General Reinsurance. Ms. Lamm-Tennant also serves on the Board of Directors of Ambac Financial Group, Inc. (NYSE: AMBC), Hamilton Insurance Group, Ltd. and Element Fleet Management Corp (TSE: EFN). She was previously a member of the Board of Directors of Selective Insurance Group, Inc.
Ms. Lamm-Tennant brings to the Board significant insurance industry, fintech, finance and management expertise, as well as academic experience, having held global business leadership roles and having had a distinguished career as a professor of finance and economics; expertise as an audit committee financial expert; and experience as a director of other companies.

Kristi A. Matus
Ms. Matus, age 53, has been a director of Equitable America since March 2019 and previously served as a director of Equitable America from September 2015 until May 2018. She has served as a director of Equitable Financial since September 2015, Holdings since March 2019 and AllianceBernstein Corporation since July 2019. Ms. Matus joined Buckle, Inc. a tech-enabled financial services company, as Chief Financial Officer and Chief Operating Officer in October 2020. Prior to that, Ms. Matus served as Executive Vice President and Chief Financial & Administrative Officer of athenahealth, Inc. from 2014 to 2016 and as an Executive Advisor for Thomas H. Lee Partners L.P. from 2017 to 2020. Her previous experience also includes senior leadership positions as Executive Vice President and Head of Government Services of Aetna, Inc. and Executive Vice President and Chief Financial Officer of United Services Automobile Association (“USAA”). Ms. Matus is currently a member

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

of the Board of Directors of Cerence, Inc., and she has previously served as a director of Nextech Systems, Tru Optik Data Corp., and Jordan Health Services, Inc.
Ms. Matus brings to the Board extensive management expertise, fintech, finance, corporate governance and key leadership skills developed through her roles at Buckle, athenahealth, Aetna and USAA. The Board also benefits from her experience as a director of other companies.

Bertram L. Scott
Mr. Scott, age 70, has been a director of Equitable America since May 2012. Mr. Scott has served as a director of Equitable Financial since March 2019 (and previously served as a director of Equitable Financial from May 2012 to May 2018) and has served as a director of Holdings since March 2019. Mr. Scott is currently Chairman of the Board of the American Heart Association. He previously served as Senior Vice President of population health of Novant Health, Inc. from 2015 to 2019, and prior to that as President and Chief Executive Officer of Affinity Health Plan; President, U.S. Commercial of CIGNA Corporation; Executive Vice President, Chief Institutional Development and Sales Officer of TIAA-CREF; and as President and Chief Executive Officer of TIAA-CREF Life Insurance Company. Mr. Scott is currently a member of the Boards of Directors of Becton, Dickinson (NYSE: BDX) and Company and Lowe’s Companies, Inc. (NYSE: LOW).
Mr. Scott brings to the Board invaluable expertise as an audit committee financial expert, and strong strategic and operational expertise acquired through the variety of executive roles in which he has served during his career. The Board also benefits from his perspective as a director of other companies.

George Stansfield
Mr. Stansfield, age 61, has been a director of Equitable America since May 2017. Mr. Stansfield has served as a director of Holdings since November 2017 and of Equitable Financial since May 2017. Since December 2017, Mr. Stansfield has been Deputy Chief Executive Officer (Directeur Général Adjoint) of AXA, and since July 2016, Mr. Stansfield has been Group General Secretary and a member of AXA’s Management Committee. Previously, he served as AXA’s Head of Group Human Resources and Group General Counsel. Mr. Stansfield holds various directorships within AXA: Chairman of the Supervisory Board of AXA Liabilities Managers (France), and GIE AXA (France), Chairman of the Management Committee of AXA Venture Partners (France) and director or Management Committee member of AXA ASIA (France) and AXA Life Insurance Co Ltd. (Japan). Mr. Stansfield is also AXA’s permanent representative to the board of AXA Millésimes Finance, Château Petit Village, Château Pichon Longueville, SCI de L’Arlot and Société Belle Hélène. Mr. Stansfield is also a Trustee of the American Library of Paris, a non-profit organization and the largest English language lending library on the European mainland.
Mr. Stansfield brings to the Board his extensive experience and knowledge and key leadership skills developed through his service as an executive, including his experience as AXA Group General Secretary and his perspective as a member of AXA’s Management Committee.

Charles G.T. Stonehill
Mr. Stonehill, age 63, has been a director of Equitable America since March 2019 and previously served as a director of Equitable America from November 2017 until May 2018. Mr. Stonehill has served as a director of Equitable Financial since November 2017 and Holdings since April 2018. Mr. Stonehill is currently Founding Partner of Green & Blue Advisors LLC. During his extensive financial services career, Mr. Stonehill has held senior leadership positions with Lazard Frères & Co., LLC, Credit Suisse First Boston, Morgan Stanley & Co., Inc. and JP Morgan. Mr. Stonehill currently serves as member of the Boards of Directors of PlayMagnus A/S, and Constellation Acquisition Corp. I., and is a member of the Supervisory Board of Deutsche Börse AG. Mr. Stonehill has also served as a director of Julius Baer Group Ltd. and Bank Julius Baer & Co. Ltd.; he is stepping down from those Boards when his current term ends in April 2021. Mr. Stonehill has also informed the Board that he will be stepping down from an additional public company board by June 1, 2021, bringing the total number of public company boards he will be serving on at that time, including Holdings and AllianceBernstein, to four. Mr. Stonehill was also previously a director of CommonBond, LLC.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Mr. Stonehill brings to the Board his expertise and distinguished track record of success in the financial services industry and over 30 years’ experience in energy markets, investment banking and capital markets, and his experience as a director of other companies.

EXECUTIVE OFFICERS
Holdings’ executive officers are responsible for the business strategy and operations of all of Holdings’ subsidiaries, including Equitable America. Accordingly, Holdings’ executive officers listed below and Mr. Pearson (whose biography is included above in the Board of Directors information) are the current executive officers of Equitable America.

Seth Bernstein, Senior Executive Vice President and Head of Investment Management and Research of Holdings
Mr. Bernstein, age 59, has been the President and Chief Executive Officer of AllianceBernstein Corporation since May 2017 and is Senior Executive Vice President and Head of Investment Management and Research of Holdings and a member of Holdings’ Management Committee. Mr. Bernstein is also a director of AllianceBernstein Corporation. From 2014 to 2017, Mr. Bernstein was Managing Director and Global Head of Managed Solutions and Strategy at JPMorgan Asset Management. In this role, he was responsible for the management of all discretionary assets within the Private Banking client segment. From 2012 to 2014, Mr. Bernstein was Managing Director and Global Head of Asset Management Solutions for JPMorgan Chase & Co. Among other roles, Mr. Bernstein was Managing Director and Global Head of Fixed Income & Currency from 2002 to 2012. Previously, Mr. Bernstein served as Chief Financial Officer at JPMorgan Chase’s investment management and private banking division. He is a member of the Board of Managers of Haverford College.

José Ramón González, Senior Executive Vice President, General Counsel and Secretary

Mr. González, age 54, leads the company’s Legal and Compliance functions and is responsible for ensuring outstanding corporate governance across the company and its two principal franchises, Equitable Financial and AllianceBernstein. Prior to joining Equitable in March 2021, Mr. González held a number of senior leadership roles in the insurance industry, serving as Executive Vice President and General Counsel of CNA from 2019 to March 2021, Chief Legal Officer and Corporate Secretary of QBE North America from 2014 to 2019, and Group General Counsel and Corporate Secretary at Torus Insurance from 2011 to 2014. Mr. González also held numerous leadership roles over the course of 12 years within the legal function of AIG and began his career as a Corporate Associate with the law firm of Weil, Gotshal & Manges LLP.

Jeffrey J. Hurd, Senior Executive Vice President and Chief Operating Officer
Mr. Hurd, age 54, has strategic oversight for the company’s Human Resources, Information Technology, Operations, Communications, Corporate Real Estate and Security departments and is a member of the company’s Management Committee. Mr. Hurd also has responsibility for the company’s Innovation and Design Office, which is implementing the company’s agile transformation. Prior to joining the company in January 2018, Mr. Hurd held various senior leadership positions at American International Group, Inc. (“AIG”), where he most recently served as Executive Vice President and Chief Operating Officer. Mr. Hurd joined AIG in 1998 and served in various leadership positions there, including Chief Human Resources Officer, Chief Administrative Officer, Deputy General Counsel and Head of Asset Management Restructuring. Mr. Hurd also currently serves on the Board of Directors of AllianceBernstein Corporation.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Nick Lane, President
Mr. Lane, age 47, oversees all aspects of Equitable America’s business, as well as distribution. Mr. Lane also serves as President of Equitable Financial and Senior Executive Vice President and Head of Retirement, Wealth Management & Protection Solutions for Holdings. Mr. Lane has held various leadership roles with AXA and Equitable Financial since joining Equitable Financial (then a subsidiary of AXA) in 2005 as Senior Vice President of the Strategic Initiatives Group. He has served as President and CEO of AXA Japan, Senior Executive Director at Equitable Financial with responsibilities across commercial divisions, and Head of AXA Global Strategy overseeing AXA's five- year strategic plan across 60 countries. Prior to joining Equitable Financial, Mr. Lane was a consultant for McKinsey & Company and a Captain in the United States Marine Corps. Mr. Lane also currently serves on the Board of Directors of AllianceBernstein Corporation.

Robin M. Raju, Senior Executive Vice President and Chief Financial Officer
Mr. Raju, age 39, is responsible for all Treasury, Investment Management (General Account and Separate Accounts), Investor Relations, Corporate Development/M&A, Actuarial, Accounting/Controlling, Corporate Tax, Financial Planning & Analysis, Expense Management and Distribution Finance areas. He also serves as a member of the company’s Management Committee. Prior to becoming Chief Financial Officer in April 2021, Mr. Raju was Head of Individual Retirement, driving the strategy for that business area, including distribution, product, inforce portfolio, M&A, capital, hedging and strategic relationships. Prior to that, he was Treasurer of Holdings and Business Chief Financial Officer for the company’s Life, Retirement and Wealth Management businesses, where he played a key role in managing the capital and financials that underpin the company’s business segments. He also led Holdings’ preparation for its successful IPO in 2018. Since joining the Company in 2004, Mr. Raju has held positions in the Office of the CEO, Equitable Funds Management Group, and with Equitable Advisors. He also spent three years at AXA Global Life and Savings at AXA S.A. headquarters in Paris.

CORPORATE GOVERNANCE
Committees of the Board
The Executive Committee of the Board (“Executive Committee”) is currently comprised of Mr. de Oliveira (Chair), Mr. Pearson, and Mr. Stonehill. The function of the Executive Committee is to exercise the authority of the Board in the management of Equitable America between meetings of the Board with the exceptions set forth in Equitable America’s By-Laws.
The Audit Committee of the Board (“Audit Committee”) is currently comprised of Mr. Kaye (Chair), Ms. Lamm-Tennant, and Ms. Matus. The primary purposes of the Audit Committee are to: (i) assist the Board of Directors in its oversight of the (1) adequacy and effectiveness of the internal control and risk management frameworks, (2) financial reporting process and the integrity of the publicly reported results and disclosures made in the financial statements and (3) effectiveness and performance of the internal and external auditors and the independence of the external auditor; (ii) approve (1) the appointment, compensation and retention of the external auditor in connection with the annual audit and (2) the audit and non-audit services to be performed by the external auditor and (iii) resolve any disagreements between management and the external auditor regarding financial reporting. The Board has determined that each of Mr. Kaye, Ms. Lamm-Tennant, and Ms. Matus is an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K. The Board has also determined that each member of the Audit Committee is financially literate.
The Investment Committee of the Board (“Investment Committee”) is currently comprised of Mr. Stonehill (Chair), Mr. Kaye, and Mr. Pearson. The primary purpose of the Investment Committee is to oversee the investments of Equitable America by (i) taking actions with respect to the acquisition, management and disposition of investments and (ii) reviewing investment risk, exposure and performance, as well as the investment performance of products and accounts managed on behalf of third parties.

Independence of Certain Directors
Although not subject to the independence standards of the New York Stock Exchange, as a best practice we have applied the independence standards required for listed companies of the New York Stock Exchange to the current members of the

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Board of Directors. Applying these standards, the Board of Directors has determined that each of Mr. de Oliveira, Ms. Hondal, Ms. Lamm-Tennant, Mr. Kaye, Ms. Matus, Mr. Scott, and Mr. Stonehill is independent.

Code of Ethics
The Equitable Holdings, Inc. Code of Business Conduct and Ethics (the “Code”) applies to all directors, employees, officers and financial professionals of Holdings and its subsidiaries (excluding AllianceBernstein Corporation, AllianceBernstein L.P., and their subsidiaries) (collectively the “Equitable Group”). The Equitable Holdings, Inc. Financial Code of Ethics (the “Financial Code”) supplements the Code and applies to Holdings’ Chief Executive Officer, Chief Financial Officer, Controller, Chief Accounting Officer and senior corporate officers with financial, accounting and reporting responsibilities as well as any other employee of the Equitable Group performing similar tasks or functions.

The Code and the Financial Code each address matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations and are available without charge on the investor relations portion of Holdings’ website at https://ir.equitableholdings.com. Holdings intends to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding certain amendments or waivers from provisions of the Financial Code by posting such information on the Holdings’ website at the above address.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

EXECUTIVE COMPENSATION
As an indirect wholly-owned subsidiary of Holdings, Equitable America does not maintain a compensation program for its executive officers. Accordingly, during 2020, Equitable America’s Named Executive Officers other than Mr. Bernstein (the “EQH Program Participants”) participated in Holdings’ executive compensation program (the “EQH Compensation Program”). The EQH Program Participants were employees of Equitable Financial and received no compensation directly from Equitable America. Rather, 2.27% of their compensation from Equitable Financial was allocated to Equitable America under the Amended Services Agreement between Equitable Financial and Equitable America, effective as of February 1, 2005 (the “Services Agreement”). The total amount allocated to Equitable America for 2020 was $1.5 million.
Since AB has historically maintained its own plans and programs as a publicly-traded company, Mr. Bernstein participated in AB’s executive compensation program rather than the EQH Compensation Program during 2020. No part of Mr. Bernstein’s compensation was allocated to Equitable America.
Because Equitable America does not maintain its own compensation program for its executive officers, this section includes Holdings’ Compensation Discussion and Analysis (including the sections titled “EQH Compensation Program,” “Mr. Bernstein’s Compensation,” “Compensation-Related Policies,” “Accounting and Tax Considerations” and “Consideration of Most Recent “Say on Pay Vote”) and all of Holdings’ compensation tables for its executives. Accordingly, as used in these items, the terms “we,” “us” and “our” refer to Holdings and its consolidated subsidiaries, unless the context refers to Holdings’ only as a corporate entity.
The following Compensation Discussion and Analysis includes certain non-GAAP financial measures, including Non-GAAP Operating Earnings and Non-GAAP Operating Return on Equity. These non-GAAP financial measures are used by Holdings’ management in evaluating Holdings’ financial performance and as performance measures in Holdings’ incentive compensation programs. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in Holdings’ public filings with the SEC.

COMPENSATION DISCUSSION AND ANALYSIS
For 2020, the Named Executive Officers of EFLOA were:
•Mark Pearson, President and Chief Executive Officer
•Anders Malmström, Senior Executive Vice President and Chief Financial Officer
•Jeffrey Hurd, Senior Executive Vice President and Chief Operating Officer
•Nick Lane, Senior Executive Vice President and Head of Retirement, Wealth Management and Protection Solutions
•Seth Bernstein, Senior Executive Vice President and Head of Investment Management and Research
As President and Chief Executive Officer of Holdings, Mr. Pearson is responsible for the business strategy and operations of the entire Company. The other 2020 Named Executive Officers assist him in his oversight of the Company as members of the Holdings Management Committee (the “Management Committee”). In addition to their responsibilities as members of the Management Committee, Messrs. Malmström, Hurd and Lane are responsible for day-to-day management of various functions for our retirement and protection businesses as executives of Equitable Financial while Mr. Bernstein is responsible for day-to-day management of our investment management and research (“IM&R”) business as the Chief Executive Officer of AB.
Messrs. Pearson, Malmström, Hurd and Lane participate in the EQH Compensation Program (collectively, the “EQH Program Participants”). Since AB has historically maintained its own plans and programs as a publicly-traded company, Mr. Bernstein participates in AB’s executive compensation program rather than the EQH Compensation Program. AB’s executive compensation is overseen by the AB Board and AB Compensation Committee as further described below.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

EQH COMPENSATION PROGRAM
COMPENSATION PHILOSOPHY
The overriding goal of the EQH Compensation Program is to attract, retain and motivate top-performing executives dedicated to our long-term financial and operational success. To achieve this goal, the program incorporates metrics to measure our success and fosters a pay-for-performance culture by:
•providing total compensation opportunities competitive with the levels of total compensation available at the companies with which we most directly compete for talent;
•making performance-based variable compensation the principal component of executive pay to ensure that the financial success of executives is based on corporate financial and operational success;
•setting performance objectives and targets for variable compensation arrangements that provide individual executives with the opportunity to earn above-target compensation by achieving above-target results;
•establishing equity-based arrangements that align executives’ financial interests with those of our shareholders by ensuring the executives have a material financial stake in Holdings’ common stock and
•structuring compensation packages and outcomes to foster internal equity.
COMPENSATION DECISION-MAKING PROCESS
Roles and Responsibilities
The Compensation Committee is responsible for general oversight of our compensation programs and is further responsible for discharging the Board’s responsibilities relating to compensation of our executives including:

•reviewing and approving corporate goals and objectives relevant to the compensation of the executives;
•evaluating the executives’ performance in light of those goals and objectives and determining their compensation level based on this evaluation; and
•reviewing and approving all compensation arrangements with executives.

The Compensation Committee is supported in its work by the Chief Executive Officer, our Human Resources Department and Pay Governance LLC (“Pay Governance”), the Compensation Committee’s independent compensation consultant. Other than the Chief Executive Officer, no Named Executive Officer plays a decision-making role in determining the compensation of any other Named Executive Officer. Mr. Hurd plays an administrative role as described in the table below.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Roles and Responsibilities
Chief Executive Officer
As Chief Executive Officer of Holdings, Mr. Pearson assists the Compensation Committee in its review of executive compensation other than his own. Mr. Pearson provides the Compensation Committee with his assessment of executive performance relative to the corporate and individual goals and other expectations set for the executives. Based on these assessments, he then provides his recommendations for the executives’ total compensation and the appropriate goals for each in the upcoming year. However, the Compensation Committee is not bound by his recommendations.

Human Resources
Human Resources performs many of the organizational and administrative tasks that underlie the Compensation Committee’s review and determination process and makes presentations on various topics. As Chief Operating Officer, Mr. Hurd oversees this work.

Pay Governance
Pay Governance attends Compensation Committee meetings and assists and advises the Compensation Committee in connection with its ongoing review of executive compensation policies and practices. The Compensation Committee considered and confirmed Pay Governance’s independence pursuant to the NYSE listing standards in November 2020. Pay Governance does not perform any work for management.

Compensation Peer Group
We view a well-constructed peer group as a key part of a sound benchmarking process, but only a starting point since judgment is critical during both the benchmarking and compensation decision-making processes. Accordingly, the Compensation Committee used compensation data from the Compensation Peer Group listed below to help inform – but not determine – decisions related to the 2020 base salaries and targets of the EQH Program Participants.

Compensation Peer Group
The Allstate Corporation Ameriprise Financial, Inc. Brighthouse Financial, Inc. Lincoln National Corporation Manulife Financial Corporation	Principal Financial Group, Inc. Prudential Financial, Inc. Sun Life Financial, Inc. Unum Group Voya Financial, Inc.
The Compensation Peer Group was originally established based on objective factors such as industry, geography and assets, management’s view of our competitors for talent and business and a review of the peer groups used by others in our sector. The Compensation Committee reviews the Compensation Peer Group in September of each year. During its September 2019 review, the Compensation Committee removed The Hartford Financial Services Group, Inc. from the Peer Group.
Competitive Compensation Analysis
In November 2019, Pay Governance presented the Compensation Committee with a competitive compensation analysis for each of the EQH Program Participants (the “Pay Governance Compensation Analysis”). The Pay Governance Compensation Analysis was undertaken in accordance with our target pay philosophy:

Target Pay Philosophy
To provide competitive compensation opportunities by setting total target direct compensation for executive positions at the median for total compensation with respect to the pay for comparable positions at our peer companies, taking into account certain individual factors such as the specific characteristics and responsibilities of a particular executive’s position as compared to similarly situated executives at our peer companies.
Consistent with our target pay philosophy, the base salaries, annual cash incentive awards and equity-based awards of our executives are targeted at the median with respect to those of comparable positions at our peers, unless individual factors

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require otherwise. For example, an executive’s experience and tenure may warrant a lower initial amount with an adjustment to the median over time. Base salaries and cash incentive and equity-based award targets are reviewed each year.
The Pay Governance Compensation Analysis focused on the components of direct compensation. For Mr. Malmström’s position, the analysis included a review of a market reference point in addition to the review of the Compensation Peer Group to provide a broad perspective of the market and ensure a more comprehensive view of practices both within and outside our more direct comparators. The market reference point included a broader group of diverse financial services companies with assets of $50 billion or more and was used when reviewing compensation for his position since the likely talent market is broader than the life insurance sector. Mr. Hurd’s position was not benchmarked due to the unique nature of his job responsibilities, combined with the fact that his responsibilities did not align with standard benchmarks available. Rather, Mr. Hurd’s compensation was reviewed from an internal equity standpoint.
Pay Governance measured and compared actual pay levels not only on a total direct compensation basis but also by component to review and compare specific compensation elements as well as the particular mix of fixed versus variable, short-term versus long-term and cash versus equity-based compensation at the peer companies.

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COMPENSATION COMPONENTS
The EQH Compensation Program includes the following key components:

Total Direct Compensation
Base Salary
What is it?
Fixed compensation for services.
What is the purpose of it?
For executives, base salary is intended to provide a fair level of fixed compensation based on the position held, competitive market data, the executive’s career experience, the scope of the position’s responsibilities and the executive’s own performance.

Short-Term Incentive Compensation
What is it?
Variable annual cash incentive awards determined based on performance relative to corporate and individual goals.
What is the purpose of it?
Short-term incentive compensation is intended to:
• align cash incentive awards with corporate financial results and strategic objectives and reward executives based on corporate and individual performance;
• enhance the performance assessment process with a focus on accountability;
• differentiate compensation based on individual performance; and
• provide competitive total annual compensation opportunities.

Equity-Based Awards
 What is it?
Incentive awards consisting of equity vehicles subject to multi-year vesting requirements based on performance requirements and continued service.
What is the purpose of it?
Equity-based awards are intended to:
• align long-term interests of award recipients with those of stockholders;
• provide competitive total compensation opportunities; and
• ensure focus on achievement of long-term strategic business objectives.

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Other Compensation and Benefits
Retirement, Health and other Plans and Programs
What is it?
A comprehensive program offering retirement savings, financial protection and other compensation and benefits.
 What is the purpose of it?
Our compensation and benefits program is intended to attract and retain high caliber executives and other employees by offering programs that assist with their long-term financial support and security.

Termination Benefits
Severance Benefits
What is it?
Temporary income payments and other benefits provided for certain types of terminations of employment.
 What is the purpose of it?
Severance benefits are intended to treat employees fairly at termination and provide competitive total compensation packages.

Change-in-Control Benefits
What is it?
Benefits in the event of a termination related to a change in control.
 What is the purpose of it?
Change-in-control benefits are intended to retain executives and incent efforts to maximize stockholder value during a change in control.

Compensation Arrangements
Mr. Pearson is the only EQH Program Participant with an employment agreement. The employment agreement continues in effect until the last day of the month in which Mr. Pearson attains age 65, unless terminated earlier by the parties.
Base Salary
None of the EQH Program Participants other than Mr. Pearson is entitled to a minimum rate of base salary. Under Mr. Pearson’s employment agreement, he is entitled to a minimum rate of base salary of $1,225,000 per year, except that his rate of

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base salary may be decreased in the case of across-the-board salary reductions similarly affecting all Equitable Financial officers with the title of Executive Director or higher.
The Compensation Committee reviewed the base salaries of the EQH Program Participants in February 2020, taking into consideration the Pay Governance Compensation Analysis and input from management. It did not adjust the base salaries of the EQH Program Participants. The following table shows the annual rate of base salary of the EQH Program Participants:

EQH Program Participant	Annual Rate of Base Salary
Mr. Pearson	$1,252,000
Mr. Malmström	$750,000
Mr. Hurd	$900,000
Mr. Lane	$900,000
The base salaries earned by the EQH Program Participants in 2020, 2019 and 2018 are reported in the Summary Compensation Table included below.
Short-Term Incentive Compensation
Variable cash incentive awards are generally available for the EQH Program Participants under the Equitable Holdings, Inc. Short-Term Incentive Compensation Plan (the “STIC Plan”). The STIC Plan is an ongoing “umbrella” plan that allows the Compensation Committee or Board to establish annual programs setting forth performance goals and other terms and conditions applicable to cash incentive awards for employees (each, a “STIC Program”).
The EQH Program Participants were all eligible for awards under the 2020 STIC Program. The amount of an EQH Program Participant’s individual award under the 2020 STIC Program was determined by multiplying his 2020 STIC Program award target (his “STIC Target”) by a funding percentage (the “Final Funding Percentage”) and by his “Individual Assessment Percentage” as further described below. The calculation is as follows, subject to a maximum award of 200% of an executive’s STIC Target:

2020 STIC Target	X	Final Funding Percentage	X	Individual Assessment Percentage	=	2020 STIC Program Award
This section describes each element of the award calculation.
STIC Targets
The Compensation Committee reviewed the STIC Targets of the EQH Program Participants in February 2020, taking into consideration the Pay Governance Compensation Analysis and input from management, and did not make any adjustments. The following table shows the STIC Targets of the EQH Program Participants:

EQH Program Participant	STIC Target
Mr. Pearson	$2,748,000
Mr. Malmström	$1,100,000
Mr. Hurd	$1,500,000
Mr. Lane	$1,100,000
We generally do not provide guaranteed annual incentive awards for any executives, except for certain limited guarantees for new hires. No EQH Program Participants were guaranteed a cash incentive award under the 2020 STIC Program.

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Final Funding Percentage
Performance Objectives
A preliminary funding percentage (the “Initial Funding Percentage”) for each STIC Program is determined by measuring corporate performance with respect to certain financial and other performance objectives reflecting our key performance indicators. Several key performance objectives are chosen to incent performance across a range of activities and balance different types of metrics.
Based on its review of the 2019 STIC Program in February 2020, the Compensation Committee elected to retain the same performance objectives and relative weightings for the 2020 STIC Program. However, the performance objectives and their weightings for each STIC Program are determined based on our strategy and focus at the time of the program’s design and, accordingly, may vary in future years as different metrics become more relevant.
The 2020 STIC Program performance objectives and their relative weightings were as follows.
•Non-GAAP Operating Earnings - 50%
•Premiums and Flows - 25%
•Strategic Initiatives - 25%

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Non-GAAP Operating Earnings
What is it?
Non-GAAP Operating Earnings is an after-tax financial measure used to evaluate our financial performance that is determined by making certain adjustments to our after-tax net income attributable to Holdings. Specifically, it excludes items that can be distortive or unpredictable from the results of operations and focuses on corporate performance with respect to ongoing operations. Accordingly, it is used as the basis for management’s decision-making.

Non-GAAP Operating Earnings is a financial measure that is not computed in accordance with U.S. GAAP. Please see Appendix A for a more complete description of the calculation of Non-GAAP Operating Earnings.

Why do we use it?	Non-GAAP Operating Earnings was chosen as a performance objective for the 2020 STIC Program and is the most highly weighted performance objective for 2020, due to our belief that it is the strongest indicator of corporate performance for a year.

Premiums and Flows
What is it?
The Premiums and Flows performance objective measured:
•the 2020 premiums of our Protection Solutions business, as measured by its annualized premium equivalent (100% of first year recurring premiums (up to target) and 10% of excess first year premiums or first year premiums from single premium products);

•the 2020 net cash flows of our Group Retirement and Equitable Advisors broker-dealer (“Advisors B/D”) businesses;
•the 2020 net cash flows of our Individual Retirement business, excluding flows related to pre-2011 GMxB products (the “Legacy Business"); and
•  the 2020 increase in the annualized fee base (the amount of investment advisory fee revenue) for our IM&R business

Why do we use it?	Premiums and Flows was chosen as a performance objective for the 2020 STIC Program due to our belief that it is a strong indicator of future profitability and the competitiveness of our products.
Strategic Initiatives
What is it?
The Strategic Initiatives performance objective measured corporate performance with respect to specific 2020 goals set for certain initiatives required to ensure Holdings’ continued success, including:

       • ensure a smooth and on-time separation from AXA at a cost of no more than
$700 million;
       • implement US risk management framework to optimize risk-weighted returns;
       • execute bankable plan, including General Account optimization, productivity (e.g., location strategy) and growth;
       • execute diversity and inclusion strategy;
       • ensure that $1.2 billion of capital is available at Holdings for dividends, buybacks or other uses;
       • execute public launch of Equitable brand;
       • implement New Ways of Working, an initiative to fundamentally change the way work gets done to become nimbler, more adaptive to client needs and better able to achieve the strategic objectives of the organization;
       • launch holistic life planning platform;
       • effectively communicate post-2020 strategy to investors; and
       • establish seed capital program to support AB’s alternative business.

Why do we use it?	Strategic Initiatives was chosen as a performance objective for the 2020 STIC Program to ensure employees’ focus on the critical activities required to ensure our future success.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Calculation of Initial Funding Percentage
The Initial Funding Percentage was determined based on corporate performance with respect to targets approved by the Compensation Committee for each performance objective. For Non-GAAP Operating Earnings and Premiums and Flows, the targets were numerical. For each Strategic Initiative, the target was set as the accomplishment of the 2020 goal for that initiative. Once set, the targets for each performance objective are not permitted to change during the course of the year except for exceptional circumstances as determined by the Compensation Committee. The Compensation Committee did not make any changes to the targets for 2020.
Performance at target for a performance objective results in a contribution to the Initial Funding Percentage equal to that performance objective’s weighting. Accordingly, performance at target for all of the performance objectives would result in an Initial Funding Percentage of 100%. Performance below target for a performance objective results in a decreased contribution to the Initial Funding Percentage down to a minimum of 0%. Performance above target for a performance objective results in an increased contribution to the Initial Funding Percentage up to a maximum of twice the performance objective’s weighting. Accordingly, the Initial Funding Percentage could range from 0% to 200%.
The Non-GAAP Operating Earnings and Premiums and Flows performance objectives were also assigned caps and floors that were approved by the Compensation Committee. The cap and floor for the Non-GAAP Operating Earnings performance objective were set at +/- 20% of target while the caps and floors for the Premiums and Flows performance objective were set at +/- 15% of target. Performance at the cap or higher for a performance objective results in that performance objective’s maximum contribution to the Initial Funding Percentage. Performance at the floor or lower results in no contribution to the Initial Funding Percentage by the performance objective.
The Strategic Initiatives’ performance objective was not assigned specific caps or floors. Rather, its contribution to the Initial Funding Percentage (which could range from 0% to 50% as described above) was determined by Mr. Pearson’s qualitative assessment of performance with respect to each goal.
 The Initial Funding Percentage was 92%. The following table presents the target and actual results for each of the performance objectives, along with their floors, caps, relative weightings and ultimate contribution to the Initial Funding Percentage. All amounts listed for floors, caps, target and actual results are in millions of U.S. dollars.

Performance Objective	Floor	Target	Cap	Weight	Actual Results	Contribution to Initial Funding Percentage
Non-GAAP Operating Earnings	1,820	2,275	2,730	50%	2,302	53%

Premiums and Flows
AB Annualized Fee Base	41	48	55	5%	(8)	—%
Individual Retirement	2,859	3,363	3,867	8.75%	$2,156	—%
Group Retirement	238	280	322	5%	296	7%
Protection Solutions	230	270	311	5%	221	—%
Advisors B/D	2,946	3,466	3,986	1.25%	$3,671	2%

Strategic Initiatives	N/A	goals met	N/A	25%	goals met	30%
Note: For results in between the floor and target and target and cap, the contribution to the Initial Funding Percentage is determined by linear interpolation.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Mr. Pearson determined that the Strategic Initiatives performance objective’s contribution to the Initial Funding Percentage would be 30% since all goals were generally met.
• all milestones for the separation from AXA Group were achieved within funding parameters and both the separation and transition to our new brand are ahead of schedule;
• the US risk management framework was successfully implemented, including the establishment of a risk-weighted economic pricing measure as the “north star” focus for product design and pricing, the repositioning of the balance sheet resulting in enhanced strength during the financial market volatility experienced in 2020 and enabling the reinsurance of a significant portion of the Legacy Business;
• the goal of ensuring $1.2 billion of capital would be available at Holdings was well-exceeded with $2.9 billion available at the end of 2020 despite the global pandemic and the fact that Holdings did not suspend buybacks in 2020;
• New Ways of Working was implemented across one-third of the Equitable organization;
• AB built a private alternatives business, helping the Equitable general account meet its yield enhancement targets while generating enterprise value for Holdings’ shareholders;
• the CEO Taskforce to Advance Racial Equity was established and made meaningful progress in representation and advancement, culture and experience; and
• the net target for the bankable plan was exceeded.
Determination of Final Funding Percentage
Once the Initial Funding Percentage was calculated as described above, it was reviewed by the Compensation Committee which had responsibility for determining the Final Funding Percentage. In making its determination, the Compensation Committee had discretion to increase the Initial Funding Percentage by twenty percentage points and unlimited discretion to decrease the percentage based on any relevant circumstances determined by the committee, provided that it could not increase the Initial Funding Percentage above the maximum of 200%.
Upon the recommendation of management, the Compensation Committee increased the Initial Funding Percentage by thirteen percentage points to determine the Final Funding Percentage of 105%. Consistent with prior years, the Compensation Committee used its discretion to adjust the Final Funding Percentage to reduce the impact of items that were not reflective of any current management decisions and to ensure that the management team was held accountable for the performance of the Core Business (i.e., all business other than the Legacy Business). These adjustments resulted in a six percentage point decrease to the 2018 funding percentage and a thirty-one percentage point decrease to the 2019 funding percentage. In 2020, there was an increase to the Final Funding Percentage to partially: (i) eliminate the negative impact to Non-GAAP Operating Earnings of actuarial assumption updates related to the Legacy Business; and (ii) include in Non-GAAP Operating Earnings the positive impact of assumption updates related to our Core Business. Although a full adjustment for these items would have resulted in an increase to the Final Funding Percentage of twenty-seven percentage points, the Compensation Committee decided to limit the increase to thirteen percentage points.

Initial Funding Percentage	92%
Compensation Committee Adjustment	13%
Final Funding Percentage	105%

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Individual Assessment Percentage and Approval of Awards
An EQH Program Participant’s Individual Assessment Percentage is based on his individual performance and demonstrated leadership behaviors and can range from 0% to 130%. The Compensation Committee reviewed the 2020 performance of each EQH Program Participant as well as Mr. Pearson’s recommendations for each EQH Program Participant’s Individual Assessment Percentage and 2020 STIC Program award. Based on its assessment of each EQH Program Participant’s performance, the Compensation Committee approved the amount of the 2020 STIC Program awards for each EQH Program Participant.
In making its recommendations, the Compensation Committee took into account the factors that it deemed relevant, including the following accomplishments achieved in 2020 by the EQH Program Participants.

Mr. Pearson
Accomplishments
Met or exceeded all IPO commitments:

• Non-GAAP Operating Earnings compounded annual growth rate • Target: 5.7%; Actual: 7%

• Return to shareholders
• Target: 50 – 60% of non-GAAP Operating Earnings • Actual: $3.1 billion

• Combined risk-based capital ratio: • Target: 375 – 400%; Actual: c. 410%

• Non-GAAP Operating ROE • Target: Mid-teens; Actual: 17.3%

• AB Adjusted Operating Margin • Target: 30%+; Actual: 30.1%

Drove solid performance across the business, including:

• delivered non-GAAP Operating Earnings of $2.3 billion;

• grew assets under management 10% to $809 billion with net flows of $8 billion; and

• maintained strong balance sheet with $2.9 billion of cash and liquid assets at Holdings, well above $500 million minimum target.

Provided leadership for key company initiatives, including:

• establishment of the CEO Taskforce to Advance Racial Equity in Equitable focused on improving Black representation across the organization;

• company response to impacts of the COVID-19 pandemic;

• reinsuring a significant portion of the Legacy Business; and

• introduction of the Equitable brand to the market.

Improved employee engagement and fostered a culture of inclusion, resulting in fifth consecutive year of the Company being identified as a Great Place to Work, as well as being recognized by the Disability Equality Index and Human Rights Campaign.

2020 STIC Program Award	$3,000,000

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Mr. Malmstrom
Accomplishments

Provided leadership and direction for Finance activities related to:

• delivery of $2.3 billion in non-GAAP Operating Earnings, including successful completion of IPO strategic initiatives such as $160 million general account rebalancing project;

• return of $3.1 billion to shareholders, including deployment of stock repurchase programs and management of intercompany dividend payments;

• achievement of cash and liquid assets of $2.9 billion and combined RBC ratio of c. 410% at year-end through active capital management initiatives; and

• negotiation of reinsurance of a significant portion of the Legacy Business which will significantly de-risk balance sheet and shift focus to capital-light businesses.

Led strategies to deliver $3.2 billion of investment income, with re-risking actions resulting in $80 million of incremental net investment income in 2020 including:

• capitalized on credit spread market dislocations during early stages of the COVID-19 pandemic, including $2.5 billion rebalancing from US treasuries to resilient, high spread investments; and

• launched $5 billion funding agreement backed notes program, issuing c. $2 billion in 2020.

Remediated GAAP material weakness with significant enhancements to our financial reporting infrastructure supported by an experienced Finance and Accounting organization.

Created an actionable and quantifiable targeting framework to diversify investor base and optimize engagement activities with investors and analysts.

Actively managed the advocacy, financial impacts and operational plans for new accounting standards for long-duration contracts, the NAIC Economic Scenario Generator Reform, New York variable annuity reserving and principles-based reserving requirements.

2020 STIC Program Award	$1,270,500

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Mr. Hurd
Accomplishments
Led operational resiliency response to the COVID-19 pandemic, ensuring the Company’s ability to continue all business operations remotely and designing programs and policies to enhance the physical and emotional well-being of all employees.

Implemented New Ways of Working across one-third of the Equitable organization.

Substantially completed execution of the separation portfolio and creation of capabilities necessary for a stand-alone public company, significantly enhancing IT and other infrastructure and delivering the program on time and on budget.

Provided direction for the governance and oversight of the full portfolio of strategic company investments and projects, delivering cumulative net savings of $81 million against a $75 million target.

Led the redesign of Diversity & Inclusion strategy, including the creation of the CEO Taskforce to Advance Racial Equity and enhanced approaches to company dialogue, sponsorship, development, hiring, placement, performance management and community engagement.

Led the redesign of the Company’s real estate portfolio with the objective of meaningfully enhancing the employee experience while significantly reducing real estate expenses.

2020 STIC Program Award	$1,732,500

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Mr. Lane
Accomplishments
Led retirement and protection business segments through dynamic times and adversity by:

• amplifying client engagement, including conducting over 70 employee engagement sessions;

• increasing advisor and consumer digital utilization; and

• pivoting processes, including redesigning the life underwriting process reduced (to two days from thirty days).

Drove commercial growth, including:

• Equitable Brand:
• increased brand awareness among third-party advisors from 46% to 53%;
• increased brand considerations from 22% to 32%; and
• Increased likelihood to recommend Equitable from 42% to 51%.

• Wealth Management: • increased margins 17%; • increased net flows $3.7 billion; and
• increased assets under administration 15% year over year.

• Employee Benefits:
• grew gross written premium from $107 million to $151 million;
• increased sold premiums to $62 million (77% year over year);
• increased employers served from 5,000 to over 5,800; and
• increased employees served from 339,000 in 2019 to 485,000 in 2020.

• AB commercial synergies:
• identified focus areas and launched collaborative process to deliver incremental revenue.

Strengthened wealth management team and cultivated strong momentum for business imperative of continued diversity in the Advisors B/D organization.

2020 STIC Program Award	$1,212,750

The annual cash incentive awards and bonuses earned by the EQH Program Participants in 2020, 2019 and 2018 are reported in the Summary Compensation Table included below.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equity-Based Awards
In 2020, the Compensation Committee granted equity-based awards to the EQH Program Participants under the Equitable Holdings, Inc. 2019 Omnibus Incentive Plan (the “2019 Equity Plan”). The 2019 Equity Plan is an umbrella plan that allows the Compensation Committee to approve the grant of equity-based awards under annual programs with varying terms and conditions.
The Compensation Committee approves annual grants of equity-based awards at its regularly scheduled February meeting. Equity-based awards may also be granted from time to time as part of a sign-on package or retention vehicle. The Compensation Committee has not delegated any authority to management to grant equity-based awards.
This section describes:
• annual equity-based awards that were granted to the EQH Program Participants in 2020 by the Compensation
Committee;
• certain payouts Messrs. Pearson, Malmström and Lane received in 2020 under a prior AXA equity-based award plan; and
• 2018 equity-based award results.
2020 Annual Equity-Based Awards
Each year, the Compensation Committee approves an equity-based award program for the EQH Program Participants (an “Equity Program”). In February 2020, the Compensation Committee reviewed the equity vehicles granted under the 2019 Equity Program and their related terms and conditions and elected to keep them the same for the 2020 Equity Program.
Equity Vehicles

The equity-based awards granted under the 2020 Equity Program consisted of a mix of equity vehicles including both “full value” (restricted stock units and performance shares) and “appreciation only” (stock options) vehicles. All vehicles contain vesting requirements related to service and the performance shares also require the satisfaction of certain performance criteria related to corporate performance to obtain a payout. This mix of equity vehicles was chosen to ensure alignment with corporate performance while retaining the ability to retain, motivate and reward the executives in the event of changes in the business environment or cycle.
The dollar value of the awards to each EQH Program Participant were approved by the Compensation Committee. This dollar value was then allocated between the different equity vehicles. Performance shares received the highest allocation in accordance with our pay-for-performance culture. All individual equity grants were approved by the Compensation Committee at its regularly-scheduled meeting on February 25, 2020, with a grant date of February 26, 2020. The following table provides an overview of the different equity vehicles.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Vehicle	Description	Type	Payout Requirements	Allocation Percentage
EQH RSUs	Restricted stock units that will be settled in shares of Holdings’ common stock.	Full Value	Service	25%
EQH Stock Options	Stock options entitling the executives to purchase shares of Holdings common stock.	Appreciation Only	Service	25%
EQH Performance Shares	Performance shares that will be settled in shares of Holdings’ common stock.	Full Value	Service and Satisfaction of Absolute and Relative Performance Criteria	50%
EQH RSUs
EQH RSUs have a vesting schedule of three years, with one-third of the grant vesting on each of February 26, 2021, February 26, 2022, and February 26, 2023. EQH RSUs receive dividend equivalents with the same vesting schedule as their related units. The value of EQH RSUs will increase or decrease depending entirely on the price of Holdings’ common stock.
EQH Stock Options
EQH Stock Options have a term of ten years and a vesting schedule of three years, with one-third of the grant vesting on each of February 26, 2021, February 26, 2022, and February 26, 2023. The exercise price for the EQH Stock Options is $23.18, which was the closing price for Holdings’ common stock on the grant date. The value of the EQH Stock Options depends entirely on increases in the price of Holdings’ common stock.
EQH Performance Shares
EQH Performance Shares cliff vest after three years on February 26, 2023. EQH Performance Shares receive dividend equivalents subject to the same vesting schedule and performance conditions as their related shares and were granted unearned. Two types of EQH Performance Shares were granted:
•Adjusted ROE Performance Shares EQH Performance Shares that may be earned based on the Company’s performance against certain targets for its Adjusted Non-GAAP Operating Return on Equity (“Adjusted Non-GAAP Operating ROE”) and
•TSR Performance Shares - EQH Performance Shares that may be earned based on Holdings’ total shareholder return relative to its performance peer group (“Relative TSR”).
Adjusted Non-GAAP Operating ROE is a new performance metric under the Equity Program. The Compensation Committee replaced the Non-GAAP Operating ROE performance metric used for 2018 and 2019 performance shares with Adjusted Non-GAAP Operating ROE to more closely align the performance metric to the results of current management decisions.
Adjusted Non-GAAP Operating ROE and Relative TSR were chosen as the performance metrics for the EQH Performance Shares because they are important to our stockholders and critical to value creation. When approving these performance metrics, the Compensation Committee considered that, as a best practice, the performance shares should contain metrics that differ from the performance objectives contained in the STIC Program and that reflect both relative and absolute results.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Adjusted Non-GAAP Operating ROE
What is it?
Adjusted Non-GAAP Operating ROE is a financial measure used to evaluate our capital efficiency and recurrent profitability. It is determined by dividing Adjusted Non-GAAP Operating Earnings by the consolidated average equity attributable to Holdings, excluding accumulated other comprehensive income. Adjusted Non-GAAP Operating Earnings is Non-GAAP Operating Earnings adjusted to: (a) eliminate any impact related to actuarial assumption updates on our Legacy Business and (b) include any impact to GAAP net income that is not otherwise reflected in Non-GAAP Operating Earnings related to actuarial assumption updates on our core business (i.e., all business other than the Legacy Business).

Why do we use it ?
Adjusted Non-GAAP Operating ROE was selected as a performance metric because it measures how well we use our capital to generate earnings growth, a critical component of value creation for our stockholders.

Relative TSR
What is it?	Relative TSR compares the total amount a company returns to investors during a designated period, including both capital gains and dividends, to such amounts returned by the company’s peers.
Why do we use it?	Relative TSR was selected as a performance metric to ensure that payouts are aligned with the experience of Holdings’ stockholders and to create incentives to outperform peers.
Adjusted ROE Performance Shares
The number of Adjusted ROE Performance Shares that are earned will be determined at the end of the performance period (January 1, 2020 – December 31, 2022) by multiplying the number of unearned Adjusted ROE Performance Shares granted by the “Final Adjusted ROE Performance Factor.” The Final Adjusted ROE Performance Factor will be determined by averaging the “Adjusted ROE Performance Factor” for each of the three calendar years in the performance period. Specifically, the Company will be assigned target, maximum and threshold amounts for Adjusted Non-GAAP Operating ROE for each of 2020, 2021 and 2022 that will determine the “Adjusted ROE Performance Factor” for the applicable year as follows:

If the actual result for the applicable year equals….	The Adjusted ROE Performance Factor for the applicable year will equal….
Maximum Amount (or greater)	200%
Target Amount	100%
Threshold Amount	25%
Below Threshold	0%

Note: For results in-between the threshold and target and target and maximum amounts, the Adjusted ROE Performance Factor for the applicable year will be determined by linear interpolation.

TSR Performance Shares
The number of TSR Performance Shares that are earned will be determined at the end of a performance period (January 1, 2020 - December 31, 2022) by multiplying the number of unearned TSR Performance Shares by the “TSR Performance Factor.” The TSR Performance Factor will be determined as follows, subject to a cap of 100% if Holdings’ total shareholder return for the performance period is negative:

If Relative TSR for the TSR Performance Period is …	The TSR Performance Factor will equal…
87.5th percentile or greater (maximum)	200%
50th percentile (target)	100%
30th percentile (threshold)	25%
Below 30th percentile	0%
Note: For results in-between the threshold and target and target and maximum amounts, the TSR Performance Factor will be determined by linear interpolation.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

The Compensation Committee reviewed the peer group used for determining Relative TSR (the “TSR Peer Group”) under the 2019 Equity Program and determined that there were no changes necessary to the peer group for purposes of the 2020 TSR Performance Share grants. The TSR Peer Group includes:

2020 TSR Peer Group
AIG Ameriprise Financial, Inc. Brighthouse Financial, Inc. Lincoln National Corporation MetLife	Principal Financial Group, Inc. Prudential Financial, Inc. Sun Life Financial, Inc. Global Life Voya Financial, Inc
Equity Targets
The Compensation Committee reviewed the Equity Targets of the EQH Program Participants in February 2020, taking into consideration the Pay Governance Compensation Analysis and input from management and did not make any adjustments. The following table shows the Equity Targets of the EQH Program Participants:

EQH Program Participant	Equity Target
Mr. Pearson	$8,000,000
Mr. Malmstrom	$2,150,000
Mr. Hurd	$1,800,000
Mr. Lane	$1,900,000

We do not provide guaranteed equity-based awards for any employees, except for certain limited guarantees for new hires. No EQH Program Participant was guaranteed an award under the 2020 Equity Program.
Award Amounts
Each EQH Program Participant received an award under the 2020 Equity Program. The Compensation Committee determined the U.S. dollar value of each award based on the EQH Program Participants’ Equity Targets, its review of each executive’s potential future contributions, its consideration of the importance of retaining the executive in his or her current position and its review of the Pay Governance Compensation Analysis.
The amounts granted to the EQH Program Participants were as follows:

EQH Program Participant	Total U.S. Dollar Value of Award
Mr. Pearson	$8,000,000
Mr. Malmström	$2,150,000
Mr. Hurd	$2,000,000
Mr. Lane	$2,000,000

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

The amounts granted were determined as follows:

To determine the amount of:	25% of the total award value was divided by:
EQH RSUs	The fair market value of Holdings’ common stock on grant date
EQH Stock Options
The value of an EQH Stock Option on the grant date which was determined using a Black-Scholes pricing methodology based on assumptions which may differ from the assumptions used in determining the option’s grant date fair value based on FASB ASC Topic 718

Adjusted ROE Performance Shares	the fair market value of Holdings’ common stock on the grant date
TSR Performance Shares	A fair value determined using a Monte Carlo valuation

Termination of Employment and Restrictive Covenants
Generally, if an EQH Program Participant terminates employment, his 2020 equity-based award will be forfeited with certain exceptions in the case of involuntary termination without cause on or after the first anniversary of the grant date and termination due to death or disability. Also, in the event that an EQH Program Participant who is at least age 55 with ten years of service terminates employment on or after the first anniversary of the grant date, his equity-based award will continue to vest, subject to any applicable performance criteria.
In the event that an EQH Program Participant who retains all or a portion of his equity-based award following termination of employment violates certain non-competition and non-solicitation covenants contained in his award agreement, any remaining portion of his award at the time of violation will be immediately forfeited. Also, any portion of his award that vested after termination, and any shares or cash issued upon exercise or settlement of that vested portion, will be immediately forfeited or paid to the Company together with all gains earned or accrued.
Detailed information on the 2020 Equity Program awards for each of the EQH Program Participants is reported in the 2020 Grants of Plan-Based Awards Table included below.
2020 Equity-Based Award Payouts
In 2017 and prior years, annual equity-based awards for the EQH Program Participants other than Mr. Hurd were available under the umbrella of AXA’s global equity program. The value of the equity-based awards granted in 2017 and prior years was linked to the performance of AXA’s stock.
In 2020, each of Messrs. Pearson, Malmström and Lane received a payout under the 2016 AXA International Performance Shares Plan (the “2016 AXA Performance Shares Plan”). Under the 2016 AXA Performance Shares Plan, AXA performance shares granted to a participant had a cliff vesting schedule of four years.
The number of AXA performance shares earned was determined at the end of a three-year performance period starting on January 1, 2016, and ending on December 31, 2018, by multiplying the number of AXA performance shares granted by a performance percentage. For Mr. Pearson and Mr. Malmström, this percentage was 102.75% and was determined based on the performance of AXA Group and our retirement and protection businesses over the applicable performance period. For Mr. Lane, this percentage was 102.46% and was determined based on the performance of AXA Group and AXA Life Japan since he served as the Chief Executive Officer of AXA Life Japan during the performance period.
The payouts of 2016 AXA performance shares in 2020 did not impact any compensation decisions made for 2020. Detailed information on the payouts is reported in the 2020 Option Exercises and Stock Vested Table included below.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

2018 Equity-Based Award Results
In March 2021, participants in the EQH Compensation Program received payouts with respect to performance shares granted in February 2018 for the three-year performance period ended December 31, 2020. Two types of performance shares were granted:
• performance shares that could be earned based on the Company’s performance against certain targets for its Non-GAAP Operating Return on Equity (the “ROE Performance Shares”) and
• TSR Performance Shares.
The performance factor for the ROE Performance Shares was 147.3%, calculated as follows:

	Threshold	Target	Maximum
Goals	75%	100%	115%	Actual ROE	ROE Payout %
2018	10.5	14	16.1	14.9	142.9
2019	9.9	13.2	15.18	17.9	200.0
2020	13.875	18.5	21.275	17.3	99.1
Payout	25%	100%	200%		147.3
The performance factor for the TSR Performance Shares was 190.4%, calculated as follows:

Relative TSR	TSR Performance Factor	Actual Results for Peer Group
87.5th percentile or greater (maximum)	200%	34.2%
50th percentile (target)	100%	2.7%
30th percentile (threshold)	25%	-10.5%

Since the Company’s TSR for the performance period fell between the 50th and 87.5th percentiles for the peer group at 29.6%, the corresponding performance factor was 190.4% based on straight-line interpolation.
Compensation and Benefit Programs
Benefit Plans
All Equitable Financial employees, including the EQH Program Participants, are offered a benefits program that includes health and disability coverage, life insurance and various deferred compensation and retirement benefits. In addition, certain benefit programs are offered for executives that are not available to non-executive employees. The overall program is periodically reviewed to ensure that the benefits it provides continue to serve business objectives and remain cost-effective and competitive with the programs offered by large diversified financial services companies.

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Qualified Retirement Plans
Why do we offer them?	We believe that qualified retirement plans encourage long-term service.
What plans are offered?
The Equitable 401(k) Plan (the “401(k) Plan”)
The 401(k) Plan is a tax-qualified defined contribution plan offered for eligible employees who may contribute to the 401(k) Plan on a before-tax, after-tax or Roth 401(k) basis (or any combination of the foregoing) up to tax law and plan limits. The 401(k) Plan also provides for discretionary performance-based contributions, matching contributions and employer contributions as follows:

•the discretionary performance-based contribution for a calendar year is based on corporate performance for that year and ranges from 0% to 4% of annual eligible compensation (subject to tax law limits). A performance-based contribution of 1% of annual eligible compensation was made for the 2020 plan year;

•the matching contribution for a calendar year is 3% so that participants’ voluntary deferrals under the plan of up to 3% of their annual eligible compensation will be matched dollar-for-dollar by the company; and

•the employer contribution for a calendar year is: (i) 2.5% of eligible compensation up to the Social Security Wage Base ($137,700 in 2020) plus, (ii) 5.0% of eligible compensation in excess of the Social Security Wage Base, up to the qualified plan compensation limit ($285,000 in 2020).

All of the EQH Program Participants were eligible to participate in the 401(k) Plan in 2020.

The Equitable Retirement Plan (the “Retirement Plan”)
The Retirement Plan is a tax-qualified defined benefit plan that was previously offered to eligible employees. Prior to its freeze in December 2013, the Retirement Plan provided a cash balance benefit. Mr. Pearson and Mr. Lane participate in the Retirement Plan.

Excess Retirement Plans
Why do we offer them?	We believe that excess plans are an important component of competitive market-based compensation in our Compensation Peer Group and generally.
What plans are offered?
Excess 401(k) Contributions
Excess employer contributions for 401(k) Plan participants with eligible compensation in excess of the qualified plan compensation limit are made to accounts established for participants under the AXA Equitable Post-2004 Variable Deferred Compensation Plan for Executives (the “Post-2004 VDCP”). For 2020, these contributions were equal to 5% of eligible compensation. In addition, the Post 2004 VDCP provides a 3% excess matching contribution for participants’ voluntary deferrals under the plan. All the EQH Program Participants were eligible to receive excess employer contributions in 2020.

The Equitable Excess Retirement Plan (the “Excess Plan”)
The Excess Plan is a nonqualified defined benefit plan for eligible employees. Prior to its freeze in December 2013, the Excess Plan allowed eligible employees, including Mr. Pearson and Mr. Lane, to earn retirement benefits in excess of what was permitted under tax law limits with respect to the Retirement Plan.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Voluntary Non-Qualified Deferred Compensation Plans
Why do we offer them?	We believe that compensation deferral is a cost-effective method of enhancing the savings of executives.
What plans are offered?
The Post-2004 Plan
The Post-2004 Plan allows eligible employees to defer the receipt of certain compensation, including base salary and short-term incentive compensation awards. The amount deferred is credited to a bookkeeping account established in the participant’s name and participants may choose from a range of nominal investments according to which their accounts rise or decline. Participants annually elect the amount they want to defer, the date on which payment of their deferrals will begin and the form of payment. All of the EQH Program Participants were eligible to participate in the Post-2004 Plan in 2020.

Financial Protection Plans
Why do we offer them?	We believe that health, life insurance, disability and other financial protection plans are basic benefits that should be provided to all employees.
What plans are offered?
The Equitable Executive Survivor Benefits Plan (the “ESB Plan”)
In addition to our generally available financial protection plans, certain grandfathered employees (including all of the EQH Program Participants), participate in the ESB Plan which offers benefits to a participant’s family in the case of his or her death. Eligible employees may choose up to four levels of coverage and the form of benefit to be paid at each level. Each level provides a benefit equal to one times the participant’s eligible compensation and offers different coverage choices. Generally, the participant can choose between a life insurance death benefit and a deferred compensation benefit payable upon death at each level. The ESB Plan was closed to new participants on January 1, 2019.

For additional information on 401(k) Plan benefits and excess 401(k) contributions for the Named Executive Officers see the Summary Compensation Table and Non-Qualified Deferred Compensation Table included below. For additional information on Retirement Plan, Excess Plan and ESB Plan benefits for the EQH Program Participants, see the Pension Benefits Table included below.
Perquisites
EQH Program Participants receive only de minimis perquisites.
Pursuant to his employment agreement, Mr. Pearson is entitled to unlimited personal use of a car and driver, financial planning, expatriate tax services and excess liability insurance coverage.
The incremental costs of perquisites for the EQH Program Participants during 2020 are included in the column entitled “All Other Compensation” in the Summary Compensation Table included below.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

TERMINATION BENEFITS
Severance Benefits
We provide severance benefits to treat employees fairly at termination and provide competitive total compensation packages. Our severance benefits are summarized below.

Plan	Benefits
The Equitable Severance Benefit Plan (the “Severance Plan”)	The Severance Plan provides temporary income and other severance benefits to all eligible employees following certain involuntary terminations of employment. Temporary income payments are generally based on length of service or base salary. Payments are capped at the lesser of 52 weeks of base salary and $300,000. To obtain benefits under the Severance Plan, participants must execute a general release and waiver of claims against the Company.
The Equitable Supplemental Severance Plan for Executives (the “Supplemental Severance Plan”)	The Supplemental Severance Plan provides additional severance benefits for the EQH Program Participants other than Mr. Pearson. The Supplemental Severance Plan requires a participant’s general release and waiver of claims to include provisions regarding non-competition and non-solicitation of employees and customers for twelve months following termination of employment.
Mr. Pearson’s Employment Agreement	Mr. Pearson waived the right to receive any benefits under the Severance Plan or the Supplemental Severance Plan. Rather, his employment agreement provides that, if his employment is involuntarily terminated prior to his attaining age 65 other than for cause or death, or Mr. Pearson resigns for “good reason,” Mr. Pearson will be entitled to certain severance benefits, including cash severance pay equal to two times the sum of his salary and short-term incentive compensation (based on the greatest of: (i) his most recent STIC Program award, (ii) his STIC Target and (iii) the average of his three most recent STIC Program awards) and a pro-rated target STIC Program award for the year of termination. The severance benefits are contingent upon Mr. Pearson releasing all claims against the Company and his entitlement to severance pay will be discontinued if he provides services for a competitor.

Change in Control Benefits
Change-in-control benefits are intended to retain executives and incent efforts to maximize stockholder value during a change in control. Our change-in-control benefits are summarized below.

Plan	Benefits
The Supplemental Severance Plan
In the event of a job elimination or voluntary termination for good reason within twelve months after a change in control of Holdings, the EQH Program Participants, other than Mr. Pearson, are eligible to receive two times the sum of their base salary and short- term incentive compensation.

2019 Equity Plan
Generally, in the event of a change of control of Holdings, equity awards granted under the 2019 Equity Plan that are not assumed or replaced with substitute awards having the same or better terms or conditions would fully vest and be cancelled for the same per share payment made to the stockholders in the change in control (less, in the case of options, the applicable exercise price).

For additional information on severance and change in control benefits for the EQH Program Participants as of December 31, 2020, see “Potential Payments Upon Termination or Change in Control” below.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

MR. BERNSTEIN’S COMPENSATION
COMPENSATION PHILOSOPHY
AB structures its executive compensation programs to help the firm realize its long-term growth strategy (the “Growth Strategy”), which includes firm-wide initiatives to:
• deliver superior investment solutions to AB’s clients;
• develop high-quality differentiated services; and
• maintain strong incremental margins.
AB is also focused on ensuring that its compensation practices are competitive with those of industry peers and provide sufficient potential for wealth creation for its executives and employees generally, which it believes will enable it to meet the following key compensation goals:
• attract, motivate and retain highly-qualified executive talent;
• reward prior year performance;
• incentivize future performance;
• recognize and support outstanding individual performance and behaviors that demonstrate and foster AB’s primary objective of helping its clients reach their financial goals; and
• align its executives’ long-term interests with those of its Unitholders and clients.
COMPENSATION DECISION-MAKING PROCESS
In 2020, AB management engaged McLagan Partners (“McLagan”) to provide compensation benchmarking data for Mr. Bernstein (“2020 Benchmarking Data”). The 2020 Benchmarking Data summarized 2019 compensation levels and 2020 salaries at selected asset management companies comparable to AB in terms of size and business mix (“Comparable Companies”) that were chosen by AB management with input from McLagan. The 2020 Benchmarking Data provided ranges of compensation levels at the Comparable Companies for positions similar to Mr. Bernstein’s, including base salary and total compensation.

Comparable Companies
The Vanguard Group, Inc.	Morgan Stanley Investment Management
Eaton Vance Corporation	PIMCO, LLC
Invesco Ltd.	TIAA / Nuveen Investments
MFS Investment Management	Goldman Sachs Asset Management
Oppenheimer Funds	Legg Mason, Inc.
Templeton Investments.	Neuberger Berman LLC
JPMorgan Asset Management	Prudential Investments

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    Equity Targets
The 2020 Benchmarking Data indicated that the total compensation paid to Mr. Bernstein in 2020 fell within the ranges of total compensation paid to executives at the Comparable Companies.
The AB Compensation Committee considered the 2020 Benchmarking Data in concluding that Mr. Bernstein’s 2020 compensation was appropriate and reasonable.

COMPENSATION COMPONENTS
Under his employment agreement with AB (the “Bernstein Employment Agreement”), Mr. Bernstein serves as the President and Chief Executive Officer of AB for a term that commenced on May 1, 2017 and ended on May 1, 2020, provided that the term automatically extended for one additional year on May 1, 2020 and will continue to automatically extend on each anniversary thereafter (beginning May 1, 2021), unless the Bernstein Employment Agreement is terminated in accordance with its terms.
Base Salary
Under the Bernstein Employment Agreement, Mr. Bernstein is entitled to a minimum base salary of $500,000 that is reviewed each year by the AB Compensation Committee. The AB Compensation Committee has not made any adjustments to Mr. Bernstein’s base salary, consistent with AB’s policy to keep executive base salaries low in relation to their total compensation.
Annual Short-Term Incentive Compensation Award (Cash Bonus)
A 2020 variable cash incentive award was available for Mr. Bernstein under AB’s 2020 Incentive Compensation Program (the “2020 AB STIC Program”). Mr. Bernstein’s annual award is not correlated with any specific targets for AB performance but primarily is a function of AB’s financial performance and the AB Compensation Committee’s assessment of Mr. Bernstein’s performance.
Adjusted Compensation Ratio
For the 2020 AB STIC Program, the AB Compensation Committee approved the use of the “Adjusted Compensation Ratio” as the metric to consider in determining the total amount of incentive compensation paid to all of AB’s employees, including Mr. Bernstein. The Adjusted Compensation Ratio is the ratio of “adjusted employee compensation and benefits expense” to “adjusted net revenues.”
• Adjusted employee compensation and benefits expense is AB’s total employee compensation and benefits expense minus other employment costs such as recruitment, training, temporary help and meals, and excludes the impact of mark-to-market vesting expense, as well as dividends and interest expense, associated with employee long-term incentive compensation-related investments.
Adjusted net revenues is a financial measure that is not computed in accordance with U.S. GAAP and makes certain adjustments to net revenues. Specifically, adjusted net revenues:
• excludes investment gains and losses and dividends and interest on employee long-term incentive compensation-related investments;
• offsets distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues;
• excludes additional pass-through expenses incurred (primarily through AB’s transfer agent) that are reimbursed and recorded as fees in revenues; and
• eliminates the revenues of consolidated AB-sponsored investment funds but includes AB’s fees from such funds and AB’s investment gains and losses on its investments in such funds that were eliminated in consolidation.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

The AB Compensation Committee has approved a 50% limit for the Adjusted Compensation Ratio, except in unexpected or unusual circumstances. For 2020, the Adjusted Compensation Ratio was 47.9%.
Mr. Bernstein’s Award
In accordance with the terms of the Bernstein Employment Agreement, Mr. Bernstein’s short-term incentive compensation target for 2020 was $3,000,000, subject to review and increase from time to time by the AB Compensation Committee in its sole discretion. Based on its subjective determination of Mr. Bernstein’s performance, the AB Compensation Committee approved an award of $4,015,000 for Mr. Bernstein under the 2020 AB STIC Program.
In making its determination, the AB Compensation Committee considered the progress AB made in advancing its Growth Strategy, Mr. Bernstein’s performance against a performance scorecard (the “AB Scorecard”) and Mr. Bernstein’s individual achievements during 2020. The AB Scorecard included actual results relative to target metrics across the following measures:
• financial goals, including peer results, adjusted operating margin, adjusted revenue growth and operating efficiency targets;
• strategic focus areas, including investment performance, client retention and demonstrable progress of strategic priorities; and
• organizational leadership, including employee engagement and leadership transitions.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Mr. Bernstein’s specific accomplishments during 2020 included:

Accomplishments
Led AB’s efforts in achieving:
• an approximate 5% year-over-year increase in adjusted net revenues;
• firm-wide client net inflows of $9.2 billion, excluding AXA’s redemption of low-fee fixed income mandates, resulting in an active organic growth rate of 3.0%;
• higher revenues and lower non-compensation related expenses, in part due to COVID-19 pandemic-related travel restrictions; and
• an increase in adjusted operating margin of 260 basis points to 30.1%.

Led the continued focus on AB’s investment results with, as of December 31, 2020:
• fixed income services, as a percentage of assets outperforming applicable benchmarks for the one-, three- and five-year periods, achieving 43%, 62% and 79%, respectively; and
• equities services, as a percentage of assets outperforming applicable benchmarks for the one-, three- and five-year periods, achieving 41%, 61% and 53%, respectively.

Drove meaningful progress on key strategic growth initiatives, including build-outs of AB operation in China and AB’s responsible investment platform and establishing a comprehensive inorganic growth strategy.

Improved engagement metrics in AB’s employee survey and supported the firm’s diversity and inclusion initiatives, including adding diverse perspectives to AB’s Operating Committee and adding two diverse Board members.

Conducted meetings globally with current and prospective clients to deepen AB’s relationships and appreciation of evolving client priorities.

Advanced AB’s headquarters transition to Nashville, with the relocation and hiring of new staff and the continued construction of AB’s new, state-of-the-art corporate headquarters.

Equity-Based Awards
Under the Bernstein Employment Agreement, Mr. Bernstein is eligible to receive annual equity-based awards in accordance with AB’s compensation practices and policies generally applicable to the firm’s executive officers as in effect from time to time. The target value for Mr. Bernstein’s annual equity-based awards is $3,500,000, subject to review and increase by the AB Compensation Committee in its sole discretion from time to time. The AB Compensation Committee approved an equity-based award to Mr. Bernstein with a grant date fair value equal to$3,835,000 and four-year pro-rata vesting during its regular meeting held in December 2020 (the “2020 SB Award”).
The 2020 SB Award is denominated in restricted AB Holding Units to align Mr. Bernstein’s long-term interests directly with the interests of AB Unitholders and indirectly with the interests of our stockholders and AB clients, as strong performance for AB clients generally contributes directly to increases in AB’s assets under management and improvements in our financial performance.
The AB Holding Units underlying the 2020 SB Award are restricted and are not permitted to be transferred by Mr. Bernstein. Quarterly cash distributions on vested and unvested restricted AB Holding Units in respect of the 2020 SB Award will be delivered to Mr. Bernstein when cash distributions generally are paid to all Unitholders.
If Mr. Bernstein resigns or is terminated without cause prior to the vesting date, he will be eligible to continue to vest in the 2020 SB Award, subject to compliance with the restrictive covenants set forth in the applicable award agreement, including restrictions on competition and solicitation of employees and clients. The 2020 SB Award will immediately vest

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

upon a termination due to death or disability. AB is permitted to clawback the unvested portion of an award if Mr. Bernstein fails to adhere to risk management policies.
Other Compensation and Benefits
Under the Bernstein Employment Agreement, Mr. Bernstein is eligible to participate in all benefit plans available to ABexecutive officers and entitled to a company car and driver for business and personal use.
Mr. Bernstein participates in the Profit Sharing Plan for Employees of AB (as amended and restated as of January 1, 2015, as further amended as of January 1, 2017, and as further amended as of April 1, 2018, the “Profit Sharing Plan”), a tax-qualified retirement plan. The AB Compensation Committee determines the amount of company contributions (both the level of annual matching by the firm of an employee’s pre-tax salary deferral contributions and any annual company profit sharing contribution).
With respect to 2020, the AB Compensation Committee determined that employee deferral contributions would be matched on a dollar-for-dollar basis up to 5% of eligible compensation and that there would be no profit-sharing contribution.
AB also pays the premiums associated with a life insurance policy purchased on behalf of Mr. Bernstein.
Termination Benefits
The Bernstein Employment Agreement provides for certain severance and change in control benefits as described below. The AB Board, AXA and Holdings determined that these provisions were reasonable and appropriate because they were necessary to recruit and retain Mr. Bernstein and provide Mr. Bernstein with effective incentives for future performance. They further concluded that the provisions fit within AB’s overall compensation objectives because they:
• permitted AB to recruit and retain a highly-qualified Chief Executive Officer;
• aligned Mr. Bernstein’s long-term interests with those of AB’s Unitholders, our stockholders and clients;
• were consistent with AXA’s, Holdings’ and the AB Board’s expectations with respect to the manner in which AB and AB Holding would be operated during Mr. Bernstein’s tenure; and
• were consistent with the AB Board’s expectations that Mr. Bernstein would not be terminated without cause and that no steps would be taken that would provide him with the ability to terminate the agreement for good reason.
Severance Benefits
The Bernstein Employment Agreement provides that, if Mr. Bernstein’s employment is terminated without “cause” or he resigns for “good reason,” and he signs and does not revoke a waiver and release of claims, he will receive the following severance benefits:
• if Mr. Bernstein resigns for “good reason,” a cash payment equal to the sum of (a) his current base salary and
(b) his bonus opportunity amount;
• if Mr. Bernstein’s employment is terminated by the company other than for “cause,” or due to his death or disability, a cash payment equal to 1.5 multiplied by the sum of (a) his current base salary and (b) his bonus opportunity amount;
• a pro-rata bonus based on actual performance for the fiscal year in which the termination occurs;
• immediate vesting of the outstanding portion of the equity award he was granted in May 2017;
• delivery of AB Holding Units in respect of the equity award he was granted in May 2017 (subject to any withholding requirements);
• monthly payments equal to the cost of COBRA coverage for the COBRA coverage period; and

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• following the COBRA coverage period, access to participation in AB’s medical plans as in effect from time to time at Mr. Bernstein’s sole expense.
Change in Control Benefits
The Bernstein Employment Agreement provides that, if Mr. Bernstein’s employment is terminated without “cause” or he resigns for “good reason” during the 12 months following a “change in control” in AB, and he signs and does not revoke a waiver and release of claims, he will receive the same severance benefits as described above, except that his cash payment will be equal to two times the sum of (a) his current base salary and (b) his bonus opportunity amount.
In the event any payments made to Mr. Bernstein upon a change in control of AB constitute “golden parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, such payments will be reduced to the maximum amount that does not result in the imposition of such excise tax, but only if such reduction results in Mr. Bernstein receiving a higher net-after tax amount than he would receive absent such reduction.
For purposes of the Bernstein Employment Agreement, a change in control is defined as, among other things, Holdings and its majority-owned subsidiaries ceasing to control the election of a majority of the AB Board.
For additional information on severance and change in control benefits for Mr. Bernstein as of December 31, 2020, see “Potential Payments Upon Termination or Change in Control” below.
Restrictive Covenants
Under the Bernstein Employment Agreement, following his termination of employment for any reason, Mr. Bernstein is subject to covenants with respect to non-competition for six months and non-solicitation of customers and employees for twelve months following termination.
2020 Equity Program Award
In addition to his compensation under AB’s executive compensation program, Holdings granted to Mr. Bernstein, in connection with his membership on the EQH Management Committee, an equity award of $1,000,000 under the 2020 Equity Program.
COMPENSATION-RELATED POLICIES
Clawbacks
Our clawback and forfeiture policy provides that:
• if we are required to prepare an accounting restatement of our financial results due to material noncompliance with any financial reporting requirement under the securities laws caused by the fraud, misconduct or gross negligence of a current or former executive officer, we will use reasonable efforts to recover any incentive compensation paid to the executive officer that would not have been paid if the financial results had been properly reported; and
• if a current or former executive officer commits fraudulent or other wrongful conduct that causes us business, financial or reputational harm, we may seek recovery of performance-based compensation with respect to the period of misconduct.
For this purpose, an “executive officer” includes any officer of Holdings for purposes of Section 16 of the Exchange Act. Currently, this includes the members of the Management Committee and the Chief Accounting Officer.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Stock Ownership Guidelines and Retention Requirements
The following stock ownership guidelines apply to members of the Management Committee:

Executive	Requirement
Chief Executive Officer	6 x base salary
Other Management Committee Members	3 x base salary
For purposes of determining whether the guidelines are met, the following are taken into account:
•Shares;
•AB Holding Units (collectively with Holdings common stock, “Company Stock”); and
•unvested restricted stock or restricted stock units linked to Company Stock that are subject only to service requirements.
The executives are required to retain 75% of any net Company Stock (after the payment of taxes and the costs of exercise and commissions for stock options) received as compensation unless the applicable requirement is met.
Hedging and Pledging
Holdings believes that, when an individual who owns Company securities engages in certain forms of hedging or monetization transactions, he or she may no longer have the same objectives as other holders of the Company securities. Accordingly, all Company employees and directors are prohibited from engaging in hedging or similar transactions with respect to Company securities that would allow them to continue to own the securities without the full risks and rewards of ownership. This includes transactions such as zero-cost collars and forward sale contracts that could allow them to lock in much of the value of their holdings in exchange for all or part of the potential for upside appreciation in the securities.
Company employees and directors are further prohibited from pledging Company securities as collateral for a loan (whether in a margin account or otherwise).
Rule 10b5-1 Trading Plan Policy
Holdings’ insider trading policy provides that our insiders may trade in Company securities during periods in which they would otherwise be restricted from doing so under the policy due to the possession of material non-public information or otherwise if they enter into a pre-established written trading plan in accordance with Rule 10b5-1 enacted by the SEC.
All trading plans must:
•be in writing and in a form acceptable to the Company,
•acknowledged in writing by the General Counsel prior to becoming effective and
•not be modified at any time.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

ACCOUNTING AND TAX CONSIDERATIONS
Internal Revenue Code Section 162(m) (“Section 162(m)”) limits tax deductions relating to executive compensation of certain executives of publicly held companies. Holdings is deemed to constitute a publicly held company for purposes of Section 162(m). Accordingly, the Compensation Committee may consider the deductibility of executive compensation under Section 162(m) when making compensation decisions. However, the Compensation Committee will authorize compensation payments that are not deductible for federal income tax purposes when the committee believes that such payments are appropriate to attract, retain and incent executive talent.
Internal Revenue Code Section 409A (“Section 409A”) imposes stringent requirements that covered nonqualified deferred compensation arrangements must meet to avoid the imposition of additional taxes, including a 20% additional income tax, on the amounts deferred under the arrangements. The Company’s nonqualified deferred compensation arrangements that are subject to Section 409A are designed to comply with the requirements of Section 409A to avoid additional income taxes.
Accounting and other tax impacts not discussed above are also considered in the design of short-term incentive compensation and equity-based award programs.
CONSIDERATION OF MOST RECENT ‘SAY ON PAY’ VOTE
Holdings held its second “Say on Pay” vote in 2020. Our stockholders indicated their strong satisfaction with our executive compensation program through their overwhelming approval of the 2020 Say on Pay vote (96.48% of votes in favor) and during our regular investor outreach meetings. The Compensation Committee considered this feedback in reviewing our 2020 executive compensation program and, based on the high level of support for our existing program, did not make substantial changes for 2020.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

2020 SUMMARY COMPENSATION TABLE
The following table presents the total compensation of the Named Executive Officers for services performed in the years ended December 31, 2020, December 31, 2019 and December 31, 2018, except that no information is provided for 2018 for Mr. Lane since he was not a Named Executive Officer in that year.
The total compensation reported in the following table includes items such as salary and non-equity incentive compensation as well as the grant date fair value of equity-based compensation. The equity-based compensation may never become payable or may end up with a value that is substantially different from the value reported here. The amounts in the Total column do not represent “Total Direct Compensation” as described in the Compensation Discussion and Analysis.

2020 SUMMARY COMPENSATION TABLE
Name and Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Compensation (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (6)	All Other Compensation (7)	Total
Mark Pearson President and Chief Executive Officer	2020	$1,297,845	$—	$6,000,056	$2,000,000	$3,000,000	$2,141,979	$435,074	$14,874,954
	2019	$1,250,114	$—	$4,125,032	$1,375,001	$3,000,000	$1,116,191	$387,785	$11,254,123
	2018	$1,250,114	$—	$6,587,516	$962,503	$2,911,651	$—	$426,779	$12,138,563
Anders Malmström Senior Executive Vice President and Chief Financial Officer	2020	$776,755	$—	$1,612,548	$537,501	$1,270,500	$750,862	$172,348	$5,120,514
	2019	$741,849	$—	$1,350,018	$450,004	$1,385,000	$495,466	$165,535	$4,587,872
	2018	$688,915	$—	$2,605,048	$375,000	$1,299,600	$114,890	$186,171	$5,269,624
Jeffrey Hurd Senior Executive Vice President & Chief Operating Officer	2020	$933,288		$1,500,055	$500,002	$1,732,500	$450,605	$243,176	$5,359,626
	2019	$899,059	$—	$1,350,018	$450,004	$2,115,000	$277,471	$238,086	$5,329,638
	2018	$864,480	$300,000	$2,090,031	$450,001	$2,080,000	$—	$91,439	$5,875,951
Nick Lane President of AXA Equitable Life and Head of Life, Retirement and Wealth Management	2020	$932,106	$—	$1,500,055	$500,002	$1,212,750	$762,287	$318,151	$5,225,351
	2019	$797,468	$—	$2,165,020	$475,002	$1,470,000	$51,162	$351,956	$5,310,608
	2018	$—	$—	$—	$—	$—	$—	$—	$—
Seth Bernstein Senior Executive Vice President and Head of Investment Management and Research	2020	$500,000	$4,015,000	$4,585,051	$250,003	$—	$—	$52,509	$9,402,563
	2019	$500,000	$3,850,000	$4,750,026	$250,004	$—	$—	$94,859	$9,444,889
	2018	$500,000	$3,500,000	$4,740,000	$—	$—	$—	$344,847	$9,084,847
____________
(1)    For the EQH Program Participants, the amounts in this column reflect actual salary paid in each year. Mr. Bernstein’s annual base salary is $500,000.
(2)    No bonuses were paid to the EQH Program Participants in 2020, 2019 or 2018 other than Mr. Hurd’s sign-on bonus of $300,000 in 2018. For Mr. Bernstein, this column includes his annual cash incentive awards paid for performance in each year.
(3)    For each Named Executive Officer, the amount reported in this column for 2020 includes the aggregate grant date fair value of EQH RSUs and EQH Performance Shares granted under the 2020 Equity Program, in accordance with FASB ASC Topic 718. For Mr. Bernstein, the amount reported in this column for 2020 also includes the grant date fair value of the 2020 SB Award. The assumptions made in calculating these amounts can be found in note 15 of the notes to Holdings’ consolidated financial statements for the year ended December 31, 2020.

    The EQH Performance Shares were valued at target which represents the probable outcome at grant date. A maximum payout for the EQH Performance Shares, valued at the grant date fair value, would result in values of:

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Named Executive Officer	Maximum Payout
Mr. Pearson	$8,000,000
Mr. Malmström	$2,150,055
Mr. Hurd	$2,000,079
Mr. Lane	$2,000,079
Mr. Bernstein	$1,000,063

    The EQH RSUs, EQH Performance Shares, Lane Transaction Incentive Award and 2019 SB Award are described in more detail below in “Supplemental Information for Summary Compensation and Grants of Plan-Based Awards Tables.”

(4)    The amounts reported in this column for 2020 represent the aggregate grant date fair value of EQH Stock Options granted in 2020 in accordance with FASB ASC Topic 718, and the assumptions made in calculating them can be found in note 15 of the notes to Holdings’ consolidated financial statements for the year ended December 31, 2020. EQH Stock Options are described in more detail below in “Supplemental Information for Summary Compensation and Grants of Plan-Based Awards Tables.”
(5)    The amounts reported in this column represent the annual cash incentive awards paid for performance in 2020, 2019 and 2018, respectively.
(6)    The amounts reported in this column represent the increase in the actuarial present value of accumulated pension benefits. The Named Executive Officers did not have any above-market earnings on non-qualified deferred compensation in 2020, 2019 or 2018. For more information regarding the pension benefits for each Named Executive Officer, see the Pension Benefits as of December 31, 2020 Table below.
(7)    The following table provides additional details for the 2020 amounts in the All Other Compensation column.

2020 ALL OTHER COMPENSATION TABLE
Named Executive Officer	Auto (a)	Excess Liability Insurance (b)	Financial Advice (c)	Profit Sharing/401k Plan Contributions (d)	Excess 401(k) Contributions (e)	Other Perquisites/ Benefits (f)	Total
Mark Pearson	$8,131	$8,557	$27,745	$22,208	$320,933	$47,500	$435,074
Anders Malmström	$—	$—	$—	$22,208	$150,140	$—	$172,348
Jeffrey Hurd	$—	$—	$—	$22,208	$220,968	$—	$243,176
Nick Lane	$—	$—	$—	$22,208	$169,368	$126,575	$318,151
Seth Bernstein	$11,007	$—	$24,930	$14,250	$—	$2,322	$52,509
_____________
(a)    Pursuant to their employment agreements, both Mr. Pearson and Mr. Bernstein are entitled to the business and personal use of a dedicated car and driver. The personal use was valued by multiplying the related annual costs (parking, gas, insurance, lease payments, driver compensation, etc.) by a fraction, the numerator of which was the miles used for personal purposes and the denominator of which was the total miles used.
(b)    Equitable Life pays the premiums for excess liability insurance coverage for Mr. Pearson pursuant to his employment agreement. The amount in this column reflects the actual amount of premiums paid.
(c)    Equitable Life paid for financial planning services and expatriate tax services for Mr. Pearson in 2020 pursuant to his employment agreement. AB paid for tax preparation services for Mr. Bernstein in 2020.
(d)    This column includes the amount of company contributions received by each EQH Program Participant under the 401(k) Plan and by Mr. Bernstein under the Profit Sharing Plan.
(e)    This column includes the amount of company contributions received by each EQH Program Participant under the Post-2004 Plan and the employer contribution received by Mr. Lane under a letter agreement with Equitable Life dated August 18, 2016 (the “Lane Letter Agreement”).
(f)    For Mr. Pearson, this column reflects reimbursement for legal fees. For Mr. Lane, this column reflects spousal travel ($2,004), payment for expatriate tax services ($9,837) with a tax gross up ($4,045) and a tax equalization payment ($110,689). For Mr. Bernstein, this column reflects the cost of premiums associated with a life insurance policy purchased on his behalf.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

2020 GRANTS OF PLAN-BASED AWARD
The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table. This table includes both equity and non-equity awards granted during 2020.

2020 GRANTS OF PLAN-BASED AWARDS
Named Executive Officer	Grant Date	Approval Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (4)
			Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
Mark Pearson			$—	$2,748,000	$5,496,000
	2/26/2020	2/25/2020								457,666	$23.18	$2,000,000
	2/26/2020	2/25/2020							86,282			$2,000,017
	2/26/2020	2/25/2020				20,903	83,613	167,226				$2,000,023
	2/26/2020	2/25/2020				21,571	86,282	172,564				$2,000,017

Anders Malmström			$—	$1,100,000	$2,200,000
	2/26/2020	2/25/2020								122,998	$23.18	$537,501
	2/26/2020	2/25/2020							23,189			$537,521
	2/26/2020	2/25/2020				5,618	22,471	44,942				$537,506
	2/26/2020	2/25/2020				5,797	23,189	46,378				$537,521

Jeff Hurd			$—	$1,500,000	$3,000,000
	2/26/2020	2/25/2020								114,417	$23.18	$500,002
	2/26/2020	2/25/2020							21,571			$500,016
	2/26/2020	2/25/2020				5,226	20,904	41,808				$500,024
	2/26/2020	2/25/2020				5,393	21,571	43,142				$500,016

Nick Lane			$—	$1,100,000	$2,200,000
	2/26/2020	2/25/2020								114,417	$23.18	$500,002
	2/26/2020	2/25/2020							21,571			$500,016
	2/26/2020	2/25/2020				5,226	20,904	41,808				$500,024
	2/26/2020	2/25/2020				5,393	21,571	43,142				$500,016

Seth Bernstein	12/11/2020	12/10/2020							119,471			$3,835,000
	2/26/2020	2/25/2020								57,209	$23.18	$250,003
	2/26/2020	2/25/2020							10,786			$250,019
	2/26/2020	2/25/2020				2,613	10,452	20,904				$250,012
	2/26/2020	2/25/2020				2,697	10,786	21,572				$250,019
___________
(1)    On February 25, 2020, the Compensation Committee approved the grant of the EQH Stock Options, EQH RSUs and EQH Performance Shares with a grant date of February 26, 2020. On December 11, 2020, the AB Compensation Committee approved the grant of the 2020 SB Award with a grant date of December 11, 2020.
(2)    For the EQH Program Participants, the target column shows the target award under the 2020 STIC Program assuming the plan was 100% funded. The actual awards paid to the EQH Program Participants are listed in the Non-Equity Incentive Compensation column of the Summary Compensation Table.
(3)    The second, third, fourth and fifth rows for each Named Executive Officer show the EQH stock options, EQH RSUs, TSR Performance Shares and Adjusted ROE Performance Shares granted on February 26, 2020, respectively. For Mr. Bernstein, the first row shows the 2020 SB Award granted on December 11, 2020.
(4)    The amounts in this column represent the aggregate grant date fair value of all equity-based awards granted to the Named Executive Officers in 2020 in accordance with ASC Topic 718. The EQH Performance Shares were valued at target which represents the probable outcome at grant date.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

SUPPLEMENTAL INFORMATION FOR SUMMARY COMPENSATION AND GRANTS OF PLAN-BASED AWARDS TABLES
2020 Annual Equity-Based Awards
EQH RSUs.EQH RSUs were granted on February 26, 2020, with a vesting schedule of three years, with one-third of the grant vesting on each of February 26, 2021, February 26, 2022, and February 26, 2023. EQH RSUs receive dividend equivalents with the same vesting schedule as their related units.
EQH Stock Options. EQH Stock Options were granted on February 26, 2020, with a term of ten years and a vesting schedule of three years, with one-third of the grant vesting on each of February 26, 2021, February 26, 2022, and February 26, 2023. The exercise price for the EQH Stock Options is $23.18, which was the closing price for Holdings’ common stock on the grant date.
EQH Performance Shares. EQH Performance Shares were granted on February 26, 2020, and will cliff vest after three years. EQH Performance Shares will receive dividend equivalents with the same vesting schedule as their related shares and were granted unearned. Two types of EQH Performance Shares were granted:
• Adjusted ROE Performance Shares. EQH Performance Shares that may be earned based on the Company’s performance against certain targets for its Adjusted Non-GAAP Operating ROE and
• TSR Performance Shares – EQH Performance Shares that may be earned based on Holdings’ Relative TSR.
Adjusted ROE Performance Shares. The number of ROE Performance Shares that are earned will be determined at the end of the performance period (January 1, 2020 - December 31, 2022) by multiplying the number of unearned Adjusted ROE Performance Shares granted by the “Final Adjusted ROE Performance Factor.” The Final Adjusted ROE Performance Factor will be determined by averaging the “Adjusted ROE Performance Factor” for each of the three calendar years in the Adjusted ROE Performance Period. Specifically, the Company will be assigned target, maximum and threshold amounts for Adjusted Non-GAAP Operating ROE for each of 2020, 2021 and 2022 that will determine the “Adjusted ROE Performance Factor” for the applicable year as follows:

If Non-GAAP Operating ROE for the applicable year equals....	The Adjusted ROE Performance Factor for the applicable year will equal....
Maximum Amount (or greater)	200%
Target Amount	100%
Threshold Amount	25%
Below Threshold	0%

Note: For results in-between the threshold and target and target and maximum amounts, the Adjusted ROE Performance Factor for the applicable year will be determined by linear interpolation.

TSR Performance Shares. The number of TSR Performance Shares that are earned will be determined at the end of a performance period (January 1, 2020 - December 31, 2022) by multiplying the number of unearned TSR Performance Shares by the “TSR Performance Factor.” The TSR Performance Factor will be determined as follows, subject to a cap of 100% if Holdings’ total shareholder return for the performance period is negative:

If Relative TSR for the TSR Performance Period is...	The TSR Performance Factor will equal…
87.5th percentile or greater (maximum)	200%
50th percentile (target)	100%
30th percentile (threshold)	25%
Below 30th percentile	0%

Note: For results in-between the threshold and target and target and maximum amounts, the TSR Performance Factor will be determined by linear interpolation.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

2020 TSR Peer Group
AIG Ameriprise Financial, Inc. Brighthouse Financial, Inc. Lincoln National Corporation MetLife	Principal Financial Group, Inc. Prudential Financial, Inc. Sun Life Financial, Inc. Global Life Voya Financial, Inc.

2020 SB Award
The 2020 SB Award is denominated in restricted AB Holding Units and has a four-year pro-rata vesting schedule. The AB Holding Units underlying the 2020 SB Award are restricted and are not permitted to be transferred by Mr. Bernstein. Mr. Bernstein has voluntarily elected to defer receipt of any vested portion of the 2020 SB Award until January 2031 at which time he will commence receiving his award in ten annual installments. Quarterly cash distributions on vested and unvested restricted AB Holding Units in respect of the 2020 SB Award will be delivered to Mr. Bernstein when cash distributions generally are paid to all Unitholders. If Mr. Bernstein resigns or is terminated without cause prior to the vesting date, he is eligible to continue to vest in the 2020 SB Award, subject to compliance with the restrictive covenants set forth in the applicable award agreement, including restrictions on competition, and restrictions on employee and client solicitation. The 2020 SB Award will immediately vest upon a termination due to death or disability. AB is permitted to claw-back an award if Mr. Bernstein fails to adhere to risk management policies.
OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2020
The following table lists outstanding equity grants for each Named Executive Officer as of December 31, 2020. The table includes outstanding equity grants from past years as well as the current year. For Messrs. Pearson, Malmström and Lane, equity grants in 2017 and prior years were awarded in respect of AXA ordinary shares.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2020
OPTION AWARDS						STOCK AWARDS
Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (1)	Option Exercise Price ($) (2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark Pearson	41,134	—	—	$25.74	3/24/2024	411,464	$10,366,144	755,010	$19,320,706
	145,458	—	—	$26.12	6/19/2025	—	—	—	—
	186,069	—	—	$24.00	6/6/2026	—	—	—	—
	170,004	—	—	$26.69	6/21/2027	—	—	—	—
	139,191	69,595	—	$21.34	3/1/2028	—	—	—	—
	119,983	239,965	—	$18.74	2/14/2029	—	—	—	—
	—	457,666	—	$23.18	2/26/2030	—	—	—	—
Anders Malmström	37,179	—	—	$26.12	6/19/2025	138,670	$3,497,527	233,766	$5,982,072
	56,484	—	—	$24.00	6/6/2026	—	—	—	—
	53,162	—	—	$26.69	6/21/2027	—	—	—	—
	54,230	27,115	—	$21.34	3/1/2028	—	—	—	—
	39,268	78,534	—	$18.74	2/14/2029	—	—	—	—
	—	122,998	—	$23.18	2/26/2030	—	—	—	—
Jeff Hurd	65,076	32,538	—	$21.34	3/1/2028	119,345	$3,054,039	207,296	$5,304,705
	39,268	78,534	—	$18.74	2/14/2029	—	—	—	—
	—	114,417	—	$23.18	2/26/2030	—	—		—
Nick Lane	38,419	—	—	$15.96	3/16/2022	108,072	$2,671,331	214,156	$5,480,252
	67,700	—	—	$25.74	3/24/2024	—	—	—	—
	74,352	—	—	$26.12	6/19/2025	—	—	—	—
	84,729	—	—	$24.00	6/6/2026	—	—	—	—
	41,449	82,897	—	$18.74	2/14/2029	—	—	—	—
	—	114,417	—	$23.18	2/15/2029	—	—	—	—
Seth Bernstein	21,816	43,630	—	$18.74	2/14/2029	360,524	$12,006,434	119,124	$3,048,383
	—	57,209	—	$23.18	2/26/2030	—	—	—	—
__________
(1)    All options with expiration dates prior to March 1, 2028 are AXA stock options. All AXA stock options are vested.
(2)    All AXA stock options have euro exercise prices. All euro exercise prices have been converted to U.S. dollars based on the euro to U.S. dollar exchange rate on the day prior to the grant date. The actual U.S. dollar equivalent of the exercise price will depend on the exchange rate at the date of exercise.
(3) For the EQH Program Participants, this column reflects the following:

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

	2017 AXA Performance Shares Vesting 06/21/21	Transaction Incentive Award Service Units Vesting on 2/1/21	2018 EQH RSUs- Vesting on 3/1/21	2018 EQH Performance Shares Vesting 3/1/21	2019 EQH RSUs - Vesting Ratably on 2/14/21 and 2/14/22	2020 EQH RSUs - Vesting Ratably on 2/26/21, 2/26/22, and 2/26/23
Mr. Pearson	99,112		15,904	TSR - 85,010 ROE - 70,287	51,937	89,211
Mr. Malmström	30,992		6,197	TSR - 33,120 ROE - 27,386	16,997	23,976
Mr. Hurd	—		7,436	TSR - 39,744 ROE - 32,861	16,997	22,303
Mr. Lane	57,220	10,606	—		17,942	22,303

For Mr. Bernstein, this column reflects:

Amount	Grant
41,176	Restricted AB Holdings Units Granted in 2017 Vesting on 5/1/21
74,934	Restricted AB Holdings Units Granted in 2018 Vesting on 12/1/21 and 12/21/22
104,348	Restricted AB Holdings Units Granted in 2019 Vesting Ratably on 12/1/21, 12/1/22 and 12/1/23
119,471	Restricted AB Holdings Units Granted in 2020 Vesting Ratably on 12/1/21, 12/1/22, 12/1/23 and 12/1/24
9,444	2019 EQH RSUs—Vesting Ratably on 2/14/21 and 2/14/22
11,152	2020 EQH RSUs—Vesting Ratably on 2/26/21, 2/26/22 and 2/26/23

(4)     This column includes:

Named Executive Officer	Transaction Incentive Awards Performance Units	2019 EQH Performance Shares Vesting 2/14/22	2020 EQH Performance Shares Vesting 2/26/23
Mr. Pearson	99,419	TSR - 148,446 ROE - 155,814	TSR - 172,904 Adjusted ROE - 178,422
Mr. Malmström	39,767	TSR - 48,582 ROE - 50,992	TSR - 46,468 Adjusted ROE - 47,952
Mr. Hurd	19,883	TSR - 48,582 ROE - 50,992	TSR - 43,226 Adjusted ROE - 44,606
Mr. Lane	21,212	TSR - 51,282 ROE - 53,826	TSR - 43,226 Adjusted ROE - 44,606
Mr. Bernstein	19,883	TSR - 21,612 ROE - 28,330	TSR - 21,612 Adjusted ROE - 22,304

All Performance Shares are reported at maximum.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

OPTION EXERCISES AND STOCK VESTED IN 2020
The following table summarizes the value received from stock option exercises and stock awards vested during 2020.

OPTION EXERCISES AND STOCK VESTED
	OPTION AWARDS		STOCK AWARDS
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
Mark Pearson	—	$—	174,836	$3,898,161
Anders Malmström	—	$—	57,103	$1,264,297
Jeffrey Hurd	—	$—	20,275	$461,756
Nick Lane	—	$—	68,542	$1,588,691
Seth Bernstein	—	$—	81,678	$2,564,939
_____________
(1) For Messrs. Pearson and Malmström, this column reflects the vesting of their 2016 AXA performance shares, the first tranche of their 2019 EQH RSUs, the second tranche of their 2018 RSUs and a portion of their Transaction Incentive Award Service Units in 2020. For Mr. Hurd, this column reflects the vesting of the first tranche of his 2019 EQH RSUs, the second tranche of his 2018 RSUs and a portion of his Transaction Incentive Award in 2020. For Mr. Lane, this column reflects the vesting of his 2016 AXA performance shares, the first tranche of his 2019 EQH RSUs and a portion of the Lane Transaction Incentive Award in 2020. For Mr. Bernstein, this column reflects the vesting of:
• the first tranche of his 2019 EQH RSUs and a portion of his Transaction Incentive Award Service Units in 2020;
• the third tranche of the restricted AB Holding Units granted to him in 2017, the delivery of which (minus any AB Holding Units withheld to cover applicable taxes) is deferred pursuant to the terms of his employment agreement until May 1, 2021, subject to accelerated delivery upon circumstances set forth in his employment agreement;
• the second tranche of the restricted AB Holding Units granted to him in 2018, the delivery of which Mr. Bernstein elected to defer until January 31, 2023; and
• the first tranche of the restricted AB Holding Units granted to him in 2019.
Mr. Bernstein will receive the cash distributions payable with respect to the vested but undelivered portion of his AB Holding Units on the same basis as cash distributions are paid to AB Holding Unitholders generally.

(2) The value of the AXA performance shares that vested in 2020 was determined based on the actual sale price on the vesting date, converted to US dollars using an exchange rate of 1.2271. The value of the 2018 EQH RSUs, 2019 EQH RSUs and Lane Transaction Incentive Award Service Units that vested in 2020 were determined using the closing price of a Share on the vesting date. The value of the restricted AB Holding Units that vested in 2020 were determined using the closing price of an AB Holding Unit on the vesting date.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

PENSION BENEFITS AS OF DECEMBER 31, 2020
The following table lists the pension program participation and actuarial present value of each Named Executive Officer’s defined benefit pension at December 31, 2020. Note that Messrs. Malmström and Hurd did not participate in the Retirement Plan or the Excess Plan since they were not eligible to participate in these plans prior to their freeze. Mr. Bernstein does not have any pension benefits.

PENSION BENEFITS
Named Executive Officer	Plan Name (1)	Number of Years Credited Service (2)	Present Value of Accumulated Benefit	Payments during the last fiscal year
Mark Pearson	Equitable Retirement Plan	3	$80,487	$—
	Equitable Excess Retirement Plan	3	$793,502	$—
	Equitable Executive Survivor Benefit Plan	26	$6,743,239	$—
Anders Malmström	Equitable Retirement Plan	—	$—	$—
	Equitable Excess Retirement Plan	—	$—	$—
	Equitable Executive Survivor Benefit Plan	9	$1,872,684	$—
Nick Lane	Equitable Retirement Plan	8	$292,033	$—
	Equitable Excess Retirement Plan	8	$566,574	$—
	Equitable Executive Survivor Benefit Plan	15	$1,961,920	$—
Jeffrey Hurd	Equitable Retirement Plan	—	$—	$—
	Equitable Excess Retirement Plan	—	$—	$—
	Equitable Executive Survivor Benefit Plan	2	$728,076	$—
_____________
(1)The December 31, 2020 liabilities for the Retirement Plan, the Excess Plan, and the ESB Plan were calculated using the same participant data, plan provisions and actuarial methods and assumptions used for financial reporting purposes, except that a retirement age of 65 is assumed for all calculations. The assumptions used can be found in note 14 of the notes to Holdings’ consolidated financial statements for the year ended December 31, 2020.

(2)Credited service for purposes of the Retirement Plan and the Excess Plan does not include an executive’s first year of service and does not include any service after the freeze of the plans on December 31, 2013. Pursuant to his employment agreement, Mr. Pearson’s credited service for purposes of the ESB Plan includes approximately 16 years of service with Equitable Life affiliates. However, this additional credited service does not result in any benefit augmentation for Mr. Pearson since he has elected benefits that do not vary based on years of service.

The Retirement Plan
The Retirement Plan is a tax-qualified defined benefit plan for eligible employees. The Retirement Plan was frozen effective December 31, 2013.
Participants became vested in their benefits under the Retirement Plan after three years of service. Participants are eligible to retire and begin receiving benefits under the Retirement Plan: (a) at age 65 (the “normal retirement date”) or (b) if they are at least age 55 with at least 5 full years of service (an “early retirement date”).
Prior to the freeze, the Retirement Plan provided a cash balance benefit whereby Equitable Financial established a notional account for each Retirement Plan participant. This notional account was credited with deemed pay credits equal to 5% of eligible compensation up to the Social Security wage base plus 10% of eligible compensation above the Social Security wage base. Eligible compensation included base salary and short-term incentive compensation and was subject to limits imposed by the Internal Revenue Code. These notional accounts continue to be credited with deemed interest credits. For pay credits earned on or after April 1, 2012, up to December 31, 2013, the interest rate is determined annually based on the average discount rates for one-year Treasury Constant Maturities. For pay credits earned prior to April 1, 2012, the annual interest rate is the greater of 4% and a rate derived from the average discount rates for one-year Treasury Constant Maturities. For 2020, pay credits earned prior to April 1, 2012, received an interest crediting rate of 4% while pay credits earned on or after April 1, 2012, received an interest crediting rate of 2.25%.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Participants elect the time and form of payment of their cash balance account after they separate from service. The normal form of payment depends on a participant’s marital status as of the payment commencement date. If the participant is unmarried, the normal form will be a single life annuity. If the participant is married, the normal form will be a 50% joint and survivor annuity. Subject to spousal consent requirements, participants may elect the following optional forms of payment for their cash balance account:
•Single life annuity;
•Optional joint and survivor annuity of any whole percentage between 1% and 100%; and
•Lump sum.
Mr. Pearson and Mr. Lane are entitled to a frozen cash balance benefit under the Retirement Plan and Mr. Pearson is currently eligible for early retirement under the plan.
For certain grandfathered participants, the Retirement Plan provides benefits under a traditional defined benefit formula based on final average pay, estimated Social Security benefits and years of service. None of the Named Executive Officers are grandfathered participants.
The Excess Plan
The purpose of the Excess Plan, which was frozen as of December 31, 2013, was to allow eligible employees to earn retirement benefits in excess of those permitted under the Retirement Plan. Specifically, the Retirement Plan is subject to rules under the Internal Revenue Code that cap both the amount of eligible earnings that may be taken into account for determining benefits under the Retirement Plan and the amount of benefits that the Retirement Plan may pay annually. Prior to the freeze of the Retirement Plan, the Excess Plan permitted participants to accrue and be paid benefits that they would have earned and been paid under the Retirement Plan but for these limits. The Excess Plan is an unfunded plan and no assets are actually set aside in participants’ names.
The Excess Plan was amended effective September 1, 2008, to comply with the provisions of Internal Revenue Code Section 409A. Pursuant to the amendment, a participant’s Excess Plan benefits vested after 2005 will generally be paid in a lump sum on the first day of the month following the month in which separation from service occurs provided that payment will be delayed six months for “specified employees” (generally, the fifty most highly-compensated officers of Equitable Financial and its affiliates), unless the participant made a special one-time election with respect to the time and form of payment of those benefits by November 14, 2008. Neither Mr. Pearson or Mr. Lane made a special election. The time and form of payment of Excess Plan benefits that vested prior to 2005 are the same as the time and form of payment of the participant’s Retirement Plan benefits.
The ESB Plan
The ESB Plan offers financial protection to a participant’s family in the case of his or her death. Eligible employees may choose up to four levels of coverage and the form of benefit to be paid at each level. Each level provides a benefit equal to one time the participant’s eligible compensation (generally, base salary plus the higher of: (a) most recent short-term incentive compensation award and (b) the average of the three highest short-term incentive compensation awards), subject to an overall $25 million cap. Each level offers different coverage choices. Generally, the participant can choose between a life insurance death benefit and a deferred compensation benefit payable upon death at each level. Participants are not required to contribute to the cost of Level 1 or Level 2 coverage but are required to contribute annually to the cost of any options elected under Levels 3 and 4 until age 65.
Level 1 coverage continues after retirement until the participant attains age 65. Levels 2, 3 and 4 coverage continue after retirement until the participant’s death, provided that, for Levels 3 and 4 coverage, all required participant contributions are made.
The ESB Plan was closed to new participants on January 1, 2019.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Level 1
A participant can choose between the following two options at Level 1:
Lump Sum Option. Under the Lump Sum Option, a life insurance policy is purchased on the participant’s life. At the death of the participant, the participant’s beneficiary receives a tax-free lump sum death benefit from the policy. The participant is taxed annually on the value of the life insurance coverage provided.
Survivor Income Option. Upon the participant’s death, the Survivor Income Option provides the participant’s beneficiary with 15 annual payments approximating the value of the Lump Sum Option or a payment equal to the amount of the lump sum. The payments will be taxable but the participant is not subject to annual taxation.
Level 2
At Level 2, a participant can choose among the Lump Sum Option and Survivor Income Option, described above, and the following option:
Surviving Spouse Benefit Option. The Surviving Spouse Benefit Option provides the participant’s spouse with monthly income equal to about 25% of the participant’s monthly compensation (with an offset for social security). The payments are taxable but there is no annual taxation to the participant. The duration of the monthly income depends on the participant’s years of service (with a minimum duration of 5 years).
Levels 3 and 4
At Levels 3 and 4, a participant can choose among the Lump Sum Option and Survivor Income Option, described above and the following option:
Surviving Spouse Income Addition Option. The Surviving Spouse Income Addition Option provides monthly income to the participant’s spouse for life equal to 10% of the participant’s monthly compensation. The payments are taxable but there is no annual taxation to the participant.

NON-QUALIFIED DEFERRED COMPENSATION TABLE AS OF DECEMBER 31, 2020
The following table provides information on employer contributions received, and deferrals made, by the EQH Program Participants under the Post-2004 Plan in 2020, as well as their aggregate balances in the Post-2004 Plan. It also reflects Mr. Bernstein’s deferral of equity awards and employer contributions received by Mr. Lane under the Lane Letter Agreement.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

NON-QUALIFIED DEFERRED COMPENSATION
Named Executive Officer	Plan Name	Executive Contributions in Last FY	Registrant Contributions in Last FY (1)	Aggregate Earnings in Last FY (2)	Aggregate Withdrawals/Distributions	Aggregate Balance at Last FYE (3)
Mark Pearson	The Post-2004 Variable Deferred Compensation Plan	$120,350	$320,933	$331,546	$—	$2,866,290
Anders Malmström	The Post-2004 Variable Deferred Compensation Plan	$56,303	$150,140	$195,389	$—	$1,302,290
Jeffrey Hurd	The Post-2004 Variable Deferred Compensation Plan	$82,863	$220,968	$136,417	$—	$740,754
Nick Lane	The Post-2004 Variable Deferred Compensation Plan	$63,513	$169,368	$150,404	$—	$1,230,582
	Lane Letter Agreement	$—	$—	$41,921	$(37,945)	$357,565
Seth Bernstein (4)	2017 Equity Award	$895,600	$—	$754,011	$309,651	$4,171,642
	2018 Equity Award	$1,221,424	$—	$175,345	$104,533	$2,530,521
__________
(1)    The amounts reported in this column are also reported in the “All Other Compensation” column of the 2020 Summary Compensation Table above.
(2)    The amounts reported in this column are not reported in the 2020 Summary Compensation Table.
(3)    The amounts in this column for the Post-2004 Variable Deferred Compensation Plan that were previously reported as compensation in the Summary Compensation Table included in Holdings’ 2020 and 2019 Proxy Statements and Equitable Financial’s Forms 10-K for the years ended December 31, 2017, 2016, 2015 and 2014 are:

EQH Program Participant	Amount Previously Reported
Mr. Pearson	$1,991,632
Mr. Malmström	$653,501
Mr. Hurd	$274,613
Mr. Lane	$434,609

For the Lane Letter Agreement, the amount reported in this column that was previously reported as compensation in the Summary Compensation Table included in Holdings’ 2020 Proxy Statement was $80,088. For Mr. Bernstein, the amount previously reported in the Summary Compensation Table included in AB’s Forms 10-K for the years ended December 31, 2018 and 2017 were $4,000,000 for his 2018 Equity Award and $3,500,000 for his 2017 Equity Award.

(4)    For Mr. Bernstein, the executive contributions column reflects the value of:

• for the 2017 Equity Award, 41,177 restricted AB Holdings Units that vested on May 1, 2020, and which will not be delivered until May 1, 2021; and

• for the 2018 Equity Award, 37,467 restricted AB Holding Units that vested on December 1, 2020, and will not be delivered until January 31, 2023.

The aggregate earnings in last fiscal year column reflects the change in the AB Holding Unit price between the applicable vesting date (December 31, 2019, in the case of any units that vested prior to 2020) and December 31, 2020. The aggregate withdrawals/distributions column reflects cash distributions received by Mr. Bernstein in 2020.

The Post-2004 Plan
The Post-2004 Plan allows eligible employees to defer the receipt of up to 50% of their base salary and short-term incentive compensation. Deferrals are credited to a bookkeeping account in the participant’s name on the first day of the month following the month in which the compensation otherwise would have been paid to him or her. The account is used solely for record keeping purposes and no assets are actually placed into any account in the participant’s name.
Account balances in the Post-2004 Plan are credited with gains and losses as if invested in the available earnings crediting options chosen by the participant. The Post-2004 Plan currently offers a variety of earnings crediting options.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

 Each year, participants in the Post-2004 Plan can elect to make deferrals into an account they have already established under the plan or they may open a new account, provided that they may not allocate any new deferrals into an account if they are scheduled to receive payments from the account in the next calendar year.
When participants establish an account, they must elect the form and timing of payments for that account. They may receive payments of their account balance in a lump sum or in any combination of lump sum and/or annual installments paid over consecutive years. They may elect to commence payments from an account in July or December of any year after the year following the deferral election provided that payments must commence by the first July or December following age 71.
In addition, Equitable Financial provides excess 401(k) contributions in the Post-2004 Plan for participants in the 401(k) Plan with eligible compensation in excess of the qualified plan compensation limit. These contributions are equal to 5% of the participant’s (i) eligible compensation in excess of the qualified plan compensation limit ($285,000 in 2020) and (ii) voluntary deferrals to the Post-2004 Plan for the applicable year. Equitable Financial also provides a 3% excess matching contribution for participants’ voluntary deferrals under the plan.
The Lane Letter Agreement
The Lane Letter Agreement provided that, for each calendar year during which Mr. Lane was employed by Equitable Financial and on international assignment to AXA Life Japan for any portion of the year, he would be entitled to an employer contribution to a deferred compensation account for that year. For 2016, this contribution was equal to 10% of his salary prior to departure, pro-rated based on the period of service under the assignment during 2016. For each year after 2016, his contribution was equal to the value of any additional employer contributions that he would have received in that year under the AXA Equitable 401(k) Plan and its related excess plan if eligible compensation for purposes of those plans equaled his worldwide income.
Contributions were credited to the deferred compensation account for a year in February of the following calendar year and Mr. Lane was immediately vested in all contributions. Each account is used solely for record keeping purposes and no assets are actually placed into any account in Mr. Lane’s name. Account balances are credited with gains and losses as if invested in the available earnings crediting options chosen by Mr. Lane. The Lane Letter Agreement currently offers a variety of earnings crediting options.
Payment of Mr. Lane’s account balances will be made in July of the fourth year after the year for which the contributions were made. Mr. Lane has a limited ability to change the time and form of payment of the account balances.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
EQH Program Participants
The table below and the accompanying text present the hypothetical payments and benefits that would have been payable if the EQH Program Participants terminated employment, or a change in control (“CIC”) of Holdings occurred on December 31, 2020 (the “Trigger Date”). The payments and benefits described below are hypothetical only, as no such payments or benefits have been paid or made available. Hypothetical payments or benefits that would be due under arrangements that are generally available on the same terms to all salaried employees are not described or included in the table below.
The following definitions are used for purposes of this table:
•“Transaction Incentive Awards” means one-time awards granted in 2018 to key executives who were critical to the success of the IPO. Mr. Lane also received a Transaction Incentive Award in 2019.
◦“2018 EQH Equity Awards” means the equity awards granted to the EQH Program Participants in 2018 other than the Transaction Incentive Awards;
•“2019 EQH Equity Awards” means the equity awards granted to the EQH Program Participants on February 14, 2019;
•“2020 EQH Equity Awards” means the equity awards granted to the EQH Program Participants on February 26, 2020;

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

•“EQH Equity Awards” means the 2018 EQH Equity Awards, the 2019 EQH Equity Awards and the Transaction Incentive Awards;
•“Cause” is defined as follows:

For purposes of:	Cause generally means:
Mr. Pearson’s employment agreement
•willful failure to substantially perform his duties after reasonable notice of his failure to do so;

•willful misconduct that is materially injurious to the Company;

•conviction of, or plea of nolo contendere to, a felony; or

•willful breach of any written covenant or agreement with the Company to not disclose information pertaining to the Company or to not compete or interfere with the Company.

The Supplemental Severance Plan
•violation of law during the course of employment;

•material breach of any Company policy related to workplace conduct;

•conduct resulting in damage to Company assets;

•conduct that is materially injurious to the Company, monetarily or otherwise;

•disclosure of confidential and/or proprietary information in violation of Company policies or standards; or

•breach of duty of loyalty to the Company.

EQH Equity Awards
•commission of a crime involving fraud, theft, false statements or other similar acts or commission of a felony;

•willful or grossly negligent failure to perform material employment-related duties;

•material violation of any Company policy;

•engaging in any act or making any public statement that materially impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company; or

•material breach of any employment agreement, or noncompetition, nondisclosure or non-solicitation agreement with the Company.

Executive Compensation
“CIC” of Holdings generally includes the following events:
• any person becomes the beneficial owner of 30% or more of Holdings’ common stock;
• the individuals who constituted the Board at March 25, 2019 cease for any reason to constitute at least a majority of the Board; and
• the consummation of a business combination (e.g., a merger, reorganization or similar transaction involving the Company) unless, following the business combination, substantially all of the persons that were the beneficial owners of Holdings immediately prior to the business combination beneficially own 50% or more of the resulting entity from the business combination in substantially the same proportions as their ownership of Holdings immediately prior to the business combination;

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

•    “Good Reason” is defined as follows:

For purposes of:	Good Reason generally means:
Mr. Pearson’s employment agreement
•an assignment of duties materially inconsistent with Mr. Pearson’s duties or authority or a material limitation of Mr. Pearson’s powers;

•the removal of Mr. Pearson from his positions;

•Mr. Pearson being required to be based at an office more than 75 miles from New York City;

•a diminution of Mr. Pearson’s titles;

•a material failure by the Company to comply with the agreement’s compensation provisions; and

•a failure of the company to secure a written assumption of the agreement by any successor company.

The Supplemental Severance Plan
•material diminution of duties, authority or responsibilities;

•material reduction in base compensation (other than in connection with, and substantially proportionate to, reductions by the Company of the compensation of other similarly situated senior executives); and

•material change in the geographic location of an executive’s position.

Please note the following when reviewing the tables:
• hypothetical payments and benefits related to equity-based awards are calculated using, as applicable:
• the closing price of an AXA ordinary share on December 31, 2020, converted to U.S. dollars and
• the closing price of a Share on December 31, 2020;
• it is assumed that any involuntary termination is not for “cause;”
• in all cases included in the table, the EQH Program Participants would have been entitled to the benefits described in the pension and nonqualified deferred compensation tables above with the exception of benefits under the ESB Plan unless otherwise indicated below; and
• no amounts related to AXA stock options are included in the table because they are all vested.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

	Temporary Income Payments	Lump Sum Payments	AXA Performance Shares	EQH Equity Awards
Mr. Pearson
Retirement	$—	$2,748,000	$2,373,056	$11,345,758
Good Reason Termination	$8,504,000	$3,598,400	$2,373,056	$11,345,758
Involuntary Termination	$8,504,000	$3,598,400	$2,373,056	$12,660,234
CIC w/o Termination	$—	$—	$—	$18,895,995
Death	$—	$—	$2,373,056	$21,771,064
Disability	$—	$—	$2,373,056	$21,771,064

Mr. Malmström
Involuntary Termination - no CIC (1)	$3,199,479	$1,140,000	$—	$2,152,248
CIC w/o Termination	$—	$—	$—	$6,304,736
Death	$—	$—	$742,047	$7,043,567
Disability	$—	$—	$742,047	$7,043,567

Mr. Hurd
Involuntary Termination - no CIC (2)	$4,518,875	$1,540,000	N/A	$2,070,994
CIC w/o Termination	$—	$—	N/A	$6,355,317
Death	$—	$—	N/A	$6,688,711
Disability	$—	$—	N/A	$6,688,711

Mr. Lane
Involuntary Termination - no CIC (3)	$3,551,375	$1,140,000	$—	$244,806
CIC w/o Termination	$—	$—	$—	$4,410,684
Death	$—	$—	$3,323,121	$5,440,371
Disability	$—	$—	$2,872,391	$5,440,371

(1) If the involuntary termination was within twelve months after a CIC, or Mr. Malmström resigned for “good reason” within twelve months after a CIC, the temporary income payments would have been $6,304,736. See “Involuntary Termination – no CIC” below for more information.
(2) If the involuntary termination was within twelve months after a CIC, or Mr. Hurd resigned for “good reason” within twelve months after a CIC, the temporary income payments would have been $6,355,317. See “Involuntary Termination – no CIC” below for more information.
(3) If the involuntary termination was within twelve months after a CIC, or Mr. Lane resigned for “good reason” within twelve months after a CIC, the temporary income payments would have been $4,410,684. See “Involuntary Termination – no CIC” below for more information.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Retirement
Mr. Pearson was the only EQH Program Participant eligible to retire on the Trigger Date. For this purpose, “retirement” means termination of service on or after the normal retirement date or any early retirement date under the Retirement Plan. If Mr. Pearson had retired on the Trigger Date, he would have received the items described in the following table.

Item	Description
Lump Sum Payments	He would have received a 2020 STIC Program award equal to the lower of his 2019 STIC Program award and his 2020 STIC Target.
AXA Performance Shares	He would have been treated as if he continued in the employ of the Company until the end of the vesting period for purposes of his AXA performance share awards. Accordingly, he would have received AXA performance share payouts at the same time and in the same amounts as he would have received such payouts if he had not retired. The estimated value of the 2017 performance share payout at the Trigger Date assumes target performance.
EQH Equity Awards
The unvested portions of his 2020 EQH Equity Award and Transaction Incentive Award would have been forfeited.

His 2018 and 2019 EQH Equity Award would continue to vest pursuant to its terms, including satisfaction of any applicable performance criteria. Any vested options held at the time of termination would remain exercisable until the earlier of five years from the date of termination and their expiration.

Other	He would have been entitled to access to retiree medical coverage without any company subsidy as well as continued participation in the ESB Plan (the “Medical/ESB Benefits”).

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Good Reason Termination
Mr. Pearson is the only EQH Program Participant who is entitled to temporary income payments and lump sum payments (collectively, “Severance Benefits”) in connection with a termination for good reason unrelated to a CIC. If Mr. Pearson had voluntarily terminated on the Trigger Date for “good reason,” he would have received the items described in the following table.

Item	Description
Severance Benefits
Mr. Pearson waived his right to receive any benefits under the Severance Plan or the Supplemental Severance Plan. Under his employment agreement, he would have received:

•temporary income payments equal to the sum of two years of salary and two times the greatest of: (a) his most recent STIC Program award, (b) the average of his last three STIC Program awards and (c) his STIC Target;

•a lump sum payment equal to his STIC Target; and

•a lump sum payment equal to the additional excess 401(k) contributions that he would have received if his temporary income payments were eligible for those contributions and were all paid on the Trigger Date.

The temporary income payments would have been paid over a two-year period beginning on the first payroll date of the Company following the 60th day after the date of termination of employment (the “Severance Period”), provided that they would cease if Mr. Pearson provided services for a competitor.

The Severance Benefits are contingent upon Mr. Pearson executing a release of all claims against the company.

AXA Performance Shares and EQH Equity Awards	His equity awards would have been treated as described above under “Retirement.”
Other	He would have received the Medical/ESB Benefits.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Involuntary Termination -
If Mr. Pearson’s employment had been involuntarily terminated by the Company on the Trigger Date, he would have received the items described in the following table.

Item	Description
Severance Benefits	He would have been entitled to the same Severance Benefits under his employment agreement as those due upon a termination for good reason as described above, subject to the same conditions.
AXA Performance Shares	His AXA Performance Shares would have been treated as described above under “Retirement.”
EQH Equity Awards
If he signed a release of all claims against the Company:

•his 2018 and 2019 EQH Equity Award would continue to vest pursuant to its terms, including satisfaction of any applicable performance criteria. Any vested options held at the time of termination would remain exercisable until the earlier of five years from the date of termination and their expiration.

•He would have retained a portion of his Transaction Incentive Award equal to the amount of his unvested Performance Units as of the Trigger Date multiplied by the quotient of: (a) the number of full months elapsed between the grant date and the Trigger Date; and (b) sixty. The retained Performance Units would remain subject to their vesting conditions.

His 2020 EQH Equity Award would have been forfeited.

Other	He would have received the Medical/ESB Benefits.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Involuntary Termination - No CIC

If they had experienced an involuntary termination of employment on the Trigger Date, the EQH Program Participants other than Mr. Pearson would have received the items described in the following table.

Item	Description
Severance Benefits
They would have been eligible for Severance Benefits under the Severance Plan, as supplemented by the Supplemental Severance Plan. To receive those benefits, the executives would have been required to sign a separation agreement including a release of all claims against the Company.

The Severance Benefits would have included:

•temporary income payments equal to 78 weeks of base salary (104 weeks in the case of a termination within twelve months after a CIC);

•additional temporary income payments equal to 1.5 times (two times in the case of a termination within twelve months after a CIC) the greatest of:

•the most recent annual STIC Program award paid to the executive

•the average of the three most recent STIC Program awards paid to the executive and

•the executive’s STIC Target; and

•a lump sum payment equal to the sum of the executive’s STIC Target and $40,000.

If, instead of an involuntary termination, the executives had resigned for “good reason” within twelve months after a CIC, they would have been entitled to the same benefits as above, subject to the same conditions.

AXA Performance Shares	They would have forfeited any AXA performance shares.
EQH Equity Awards
Provided they executed a release of claims:

•they would have retained a portion of their Transaction Incentive Awards equal to the amount of their unvested Performance Units as of the Trigger Date multiplied by the quotient of: (a) the number of full months elapsed between the grant date and the Trigger Date; and (b) the vesting period. The retained Performance Units would remain subject to their vesting conditions; and

•Mr. Malmström and Mr. Hurd would have retained a pro rata portion of their unvested 2018 and 2019 EQH Performance Shares and RSUs, and Mr. Lane would have retained a pro rate portion of his unvested 2019 EQH Performance Shares and RSUs, each of which would remain outstanding and vest subject to the attainment of the applicable performance or service criteria.

•Any vested EQH stock options held at the time of termination would remain exercisable until the earlier of 30 days from the date of termination and their expiration.

They would have forfeited the remaining portions of their 2020 EQH Equity Awards.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Change in Control w/o Termination
If there had been a CIC on the Trigger Date without any termination of employment, the EQH Program Participants would have received the items described in the following table.

Item	Description
AXA Performance Shares	The CIC would have had no effect on the AXA performance shares. The AXA performance shares would continue to vest subject to their existing terms and conditions, including continued service by the executives.
EQH Equity Awards
Generally, in the event of a CIC, EQH Equity Awards without performance criteria that are not assumed or replaced with substitute awards having the same or better terms or conditions would fully vest and be cancelled for the same per share payment made to the stockholders in the CIC (less, in the case of stock options, the applicable exercise price).

EQH Equity Awards with performance criteria would be pro-rated at the time of the CIC based on either target or actual levels of performance, and then modified into time-vesting awards. The modified awards would then either be replaced, assumed or cashed out, as described above.

For purposes of the payments and benefits table above, we have assumed that the EQH Equity Awards are not assumed or replaced.

Death
If an EQH Program Participant had terminated employment due to death on the Trigger Date:

Item	Description
AXA Performance Shares	The number of any AXA performance shares granted to him in 2017 would have been multiplied by the actual performance factor and paid in AXA ordinary shares to his heirs within 90 days following death.
EQH Equity Awards	All EQH Equity Awards would have immediately vested. EQH Stock Options would have been exercisable until the earlier of one year from the date of death and their expiration. All other awards would have been immediately paid out, assuming target performance for EQH Performance Shares.

Disability
If an EQH Program Participant had terminated employment due to disability on the Trigger Date:

Item	Description
AXA Performance Shares
He would have been treated as if he continued in the employ of the Company until the end of the vesting period for purposes of his 2017 AXA performance share award. Accordingly, he would have received his payout at the same time and in the same amount as he would have received the payout if he had not terminated employment. The estimated value of the payout at the Trigger Date assumes actual performance.

EQH Equity Awards
He would have been treated as if he continued in the employ of the Company with respect to his EQH Equity Awards. The estimated values of payouts related to awards with performance criteria at the Trigger Date assume target performance.

All EQH stock options would have been exercisable until the earlier of their expiration date and the five-year anniversary of the termination date.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Restrictive Covenants
Mr. Pearson’s Employment Agreement
Mr. Pearson is subject to a confidentiality provision, in addition to covenants with respect to non-competition during his employment and twelve months thereafter (six months if he voluntarily terminates employment without good reason) and non-solicitation of customers and employees for twelve months following his termination of employment or, if longer, during the Severance Period.
The Supplemental Severance Plan
To receive benefits under the Supplemental Severance Plan, executives are required to sign a separation agreement including a release of all claims against the Company. The agreement also must include provisions regarding non-competition and non-solicitation of customers and employees for twelve months following termination of employment.
EQH Equity Awards
The award agreements for the EQH Equity Awards include provisions regarding non-competition and non-solicitation of customers and employees for twelve months following termination of employment. In the event that an EQH Program Participant who retains all or a portion of his equity-based award following termination of employment violates the non-competition and non-solicitation contained in his award agreement, any remaining portion of his award at the time of violation will be immediately forfeited. Also, any portion of his award that vested after termination, and any shares or cash issued upon exercise or settlement of that vested portion, will be immediately forfeited or paid to the Company together with all gains earned or accrued.
MR. BERNSTEIN
The table below and the accompanying text present the hypothetical payments and benefits that would have been payable if Mr. Bernstein terminated employment, or a CIC of AB (or, in the case of Mr. Bernstein’s EQH Equity Awards, a CIC of Holdings as defined above) occurred on December 31, 2020 (the “Trigger Date”). The payments and benefits described below are hypothetical only, as no such payments or benefits have been paid or made available. Hypothetical payments or benefits that would be due under arrangements that are generally available on the same terms to all salaried employees are not described or included in the table below.
For purposes of these tables, hypothetical payments and benefits related to Mr. Bernstein’s equity awards are calculated using the closing price of a Share on December 31, 2020, or the closing price of an AB Holding Unit on December 31, 2020 as applicable.
EQH Equity Awards

Death	$2,891,836
Disability	$2,891,836
Involuntary Termination - no CIC	$262,895
CIC of Holdings without Termination	$2,282,165

Death
If Mr. Bernstein had terminated employment due to death on the Trigger Date, he would have immediately vested in the unvested portion of his EQH Equity Awards.
Disability
If Mr. Bernstein had terminated employment due to disability on the Trigger Date, he would have been treated as if he continued in the employ of the Company for purposes of his EQH Equity Awards.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Involuntary Termination no CIC
If Mr. Bernstein’s employment had been involuntarily terminated by the Company on the Trigger Date without cause as defined above for EQH Equity Awards:
• he would have retained a portion of his Transaction Incentive Award equal to the amount of his unvested Performance Units as of the Trigger Date multiplied by the quotient of (a) the number of full months elapsed between the grant date and the Trigger Date over (b) sixty. The retained Performance Units would have remained subject to their vesting conditions;
• he would have forfeited his 2020 Equity Program award; and
• he would have retained a pro rata portion of his unvested 2019 EQH Performance Shares and RSUs, each of which would remain outstanding and vest subject to the attainment of the applicable performance or service criteria. Any vested EQH stock options held at the time of termination would remain exercisable until the earlier of 30 days from the date of termination and their expiration.
CIC
In the event of a CIC on the Trigger Date, the portions of his EQH Equity Awards without performance criteria that are not assumed or replaced with substitute awards having the same or better terms or conditions would fully vest and be cancelled for the same per share payment made to the stockholders in the CIC (less, in the case of stock options, the applicable exercise price).
The portions of Mr. Bernstein’s EQH Equity Awards with performance criteria would be pro-rated at the time of the CIC based on either target or actual levels of performance, and then modified into time-vesting awards. The modified awards would then either be replaced, assumed or cashed out, as described above.
For purposes of the table above, we have assumed that Mr. Bernstein’s awards are not assumed or replaced.
AB Holding Unit Awards

Reason for Employment Termination	Cash Payments ($)	Acceleration of Restricted AB Holding Unit Awards ($)	Other Benefits ($) (8)
CIC of AB (1)	$—	$11,479,408	$—
Termination by Mr. Bernstein for good reason (2)	$3,500,000	$11,479,408	$22,631
Termination by Mr. Bernstein for good reason or by AB without cause and within 12 months of CIC of AB (3)	$7,000,000	$11,479,408	$22,631
Termination of Mr. Bernstein’s employment by AB other than for Cause (4)	$5,250,000	$11,479,408	$22,631
Termination by Mr. Bernstein without good reason (complies with applicable agreements and restrictive covenants) under the AB 2020 Incentive Compensation Award Program (“ICAP”)	$—	$10,888,877	$—
Death or Disability (5) (6) (7)	$—	$11,479,048	$22,631
________
(1)Upon a CIC of AB as defined below, the equity award he was granted in May 2017 will immediately vest and AB Holding Units in respect of that award will be delivered to him (subject to any withholding obligations), regardless of whether Mr. Bernstein’s employment terminates.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

(2) Under his employment agreement, if Mr. Bernstein resigns for “good reason” (as defined below) and he signs and does not revoke a waiver and release of claims, he will receive the following:
• a cash payment equal to the sum of (a) his current base salary and (b) his bonus opportunity amount;
• a pro rata bonus based on actual performance for the fiscal year in which the termination occurs;
• immediate vesting of the outstanding portion of the equity award he was granted in May 2017 and delivery of the related AB Holding Units (subject to any withholding requirements);
• monthly payments equal to the cost of COBRA coverage for the COBRA coverage period; and
• following the COBRA coverage period, access to participation in AB’s medical plans as in effect from time to time at Mr. Bernstein’s (or his spouse’s) sole expense.
(3) If, during the 12 months following a CIC of AB, Mr. Bernstein is terminated without “cause” or resigns for “good reason”, he will receive the amounts described in (2) above, except that the cash payment will equal two times the sum of (a) his current base salary and (b) his bonus opportunity amount.
(4) If Mr. Bernstein’s employment is terminated without “cause”, he will receive the amounts described in (2) above, except that the cash payment will equal 1.5 times the sum of (a) his current base salary and (b) his bonus opportunity amount.
(5) Under the Bernstein Employment Agreement, “disability” is defined as a good faith determination by AB that Mr. Bernstein is physically or mentally incapacitated and has been unable for a period of 180 days in the aggregate during any 12-month period to perform substantially all of the duties for which he is responsible immediately before the commencement of the incapacity.
(6) Under the Bernstein Employment Agreement, upon termination of Mr. Bernstein’s employment due to death or disability, and after the COBRA period, AB will provide Mr. Bernstein and his spouse with access to participation in AB’s medical plans at Mr. Bernstein’s (or his spouse’s) sole expense based on a reasonably determined fair market value premium rate.
(7) Under the applicable IACP award agreements, “disability” is defined as the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than 12 months, as determined by the carrier of the long-term disability insurance program maintained by AB or its affiliate that covers Mr. Bernstein.
(8) Reflects the value of group medical coverage to which Mr. Bernstein would be entitled.

Bernstein Employment Agreement Definitions
Change in Control
A CIC of AB includes, among other events, the Company ceasing to control the election of a majority of the AB Board.
Cause
Cause generally includes Mr. Bernstein’s conviction in certain types of criminal proceedings, Mr. Bernstein’s willful refusal to substantially perform his duties or other willful behavior.
Good Reason
Good reason generally includes Mr. Bernstein’s termination after the diminution of his position, authority, duties or responsibilities, any material breach by AB of the Bernstein Employment Agreement or any material compensation agreement and other similar events.
Golden Parachute Payments

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

In the event any payments to Mr. Bernstein constitute “golden parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, payments shall be reduced to the maximum amount that does not result in the imposition of such excise tax, but only if such reduction results in Mr. Bernstein receiving a higher net-after tax amount than he would receive absent the reduction.

Restrictive Covenants
Mr. Bernstein is subject to a confidentiality provision, in addition to covenants with respect to non-competition during his employment and six months thereafter and non-solicitation of customers and employees for 12 months following his termination of employment.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

2020 DIRECTOR COMPENSATION
The following table provides information on the total compensation that was paid to our directors in 2020 for service on the board of directors of Holdings, Equitable Financial and Equitable America, other than Mr. Pearson whose compensation is fully reflected in the Summary Compensation Table above.
To the extent that a member of our board of directors also served on one or both of the Holdings and Equitable Financial board of directors during 2020, his or her compensation was allocated accordingly among the applicable companies. The total amount allocated to Equitable America for director compensation in 2020 was $698,796.

2020 DIRECTOR COMPENSATION
Director	Fees Earned or Paid in Cash	Stock Awards (1) (2)	All Other Compensation	Total
De Oliveira, Ramon	$200,000	$260,013	$477	$460,490
Hondal, Francis	$31,389	—	$159	$31,548
Kaye, Daniel	$130,000	$160,008	$477	$290,485
Lamn-Tennant, Joan	$100,000	$160,008	$477	$260,485
Matus, Kristi	$145,000	$160,008	$477	$305,485
Scott, Bertram	$100,000	$160,008	$477	$260,485
Stansfield, George	$100,000	$160,008	$477	$260,485
Stonehill, Charles	$140,000	$160,008	$477	$300,485
_____________
(1)The amounts reported in this column represent the aggregate grant date fair value of Holdings common stock granted to directors in 2020 in accordance with FASB ASC Topic 718, and the assumptions made in calculating them can be found in Note 15 of the Notes to the Consolidated Financial Statements of Holdings and its subsidiaries. The grant date fair value of each award for each director other than Mr. de Oliveira is $160,008 and, for Mr. de Oliveira is $260,013.
(2) All of the non-employee directors other than Ms. Hondal, Ms. Lamm-Tennant and Mr. Stansfield had 1,429 outstanding restricted AXA ordinary shares as of December 31, 2020.

Cash Retainers and Meeting Fees
Non-employee directors receive an annual cash retainer of $100,000 and the Independent Chair receives an additional cash retainer of $100,000. Committee Chairs receive the following additional cash retainers:
    Audit Committee - $30,000
    Compensation Committee - $25,000
    Nominating and Corporate Governance Committee - $20,000
    Finance and Risk Committee - $20,000
Equity Awards
Holdings’ Common Stock
Non-employee directors receive an annual equity retainer consisting of shares of Holdings’ common stock with a value of $160,000. The Independent Chair receives an additional $100,000 equity retainer.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Restricted AXA Ordinary Shares
Certain non-employee directors previously received restricted AXA ordinary shares as members of the AXA Financial, Equitable Financial and Equitable America boards of directors prior to the IPO. During the restricted period, the directors are entitled to exercise full voting rights on the restricted stock and receive all dividends and distributions. The restricted stock has a three-year cliff vesting schedule.
In the event a director dies, is removed without cause, is not reelected, retires or resigns, the restricted stock will immediately become non-forfeitable; provided that if the director performs an act of misconduct, all of his or her restricted stock then outstanding will be forfeited. Upon any other type of termination, all restricted stock is forfeited.
Directors could elect to defer receipt of at least ten percent of their restricted stock awards. Upon deferral, the director received deferred stock units in the same number and with the same vesting restrictions, if any, as the underlying awards. The director is entitled to receive dividend equivalents on such deferred stock units, if applicable. The deferred stock units will be distributed in stock on an elected distribution date or upon the occurrence of certain events.
Upon a change in control of Holdings, unless the awards will be assumed or substituted following the change in control, the restricted stock will become immediately non-forfeitable.
Benefits
Charitable Award Program for Directors
Certain non-employee directors may designate up to five charitable organizations and/or education institutions to receive an aggregate donation of $500,000 after their deaths. Although the company may purchase life insurance policies insuring the lives of the directors to financially support the program, it has not elected to do so.
Matching Gifts
Non-employee directors may participate in the Equitable Foundation’s Matching Gifts program. Under this program, the Equitable Foundation matches donations made by participants to public charities of $50 or more, up to $2,000 per year.
Business Travel Accident
All directors are covered for accidental loss of life while traveling to, or returning from:
•board or committee meetings;
•trips taken at our request; and
•trips for which the director is compensated.
Each director is covered up to four times his or her annual compensation, subject to certain maximums.
Director Education
All directors are encouraged to attend director education programs as they deem appropriate to stay abreast of developments in corporate governance and best practices relevant to their contribution to the board generally, as well as to their responsibilities in their specific committee assignments and other roles. Holdings generally reimburses non-employee directors for the cost to attend director education programs offered by third parties, including related reasonable travel and lodging expenses, up to a maximum amount of $5,000 per director each calendar year.
Director Stock Ownership Guidelines
Non-employee directors are required to hold five times the value of their annual cash retainer (excluding retainers related to committee service) in Shares and/or AB Holding Units. The directors are required to retain 50% of any shares or units received as compensation until the ownership requirement is achieved.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
We are an indirect, wholly owned subsidiary of Holdings.
Security Ownership by Management
The following table sets forth, as of March 4, 2021, certain information regarding the beneficial ownership of common stock of Holdings by each of our directors and executive officers and by all of our directors and executive officers as a group. Percentage computations are based on 428,234,422 shares of Holdings’ common stock outstanding as of March 23, 2021. The address for each listed stockholder is c/o 1290 Avenue of the Americas, New York, New York 10104.

Name and Address of Beneficial Owner	Number of Shares of Holdings Common Stock Beneficially Owned	Percentage of Holdings Common Stock Outstanding
Francis Hondal	—	—
Daniel G. Kaye	41,514	*
Joan Lamm-Tennant	9,040	*
Kristi A. Matus	18,682	*
Ramon de Oliveira (1)	55,323	*
Mark Pearson (2)	1,358,364	*
Robin M. Raju (3)	60,659	*
Bertram L. Scott	21,514	*
George Stansfield (1)	14,040	*
Charles G. T. Stonehill	22,514	*
Seth Bernstein (4)	145,299	*
Jeffrey Hurd (5)	421,399	*
Nick Lane (6)	300,046	*
All current directors and executive officers as a group (14 persons) (1) (7) (8)	2,468,394	*
____________
* Number of shares listed represents less than one percent of the outstanding Holdings common stock.
(1)Excludes shares beneficially owned by AXA and its subsidiaries.
(2)Includes (i) 601,308 shares Mr. Pearson can acquire within 60 days under option plans and (ii) 481,740 shares of unvested EQH performance shares.
(3)Includes 35,492 shares of unvested EQH performance shares. Mr. Raju joined Holdings as Chief Financial Officer effective April 1, 2021. His beneficial share holdings are provided as of March 23, 2021.
(4)Includes (i) 62,701 shares Mr. Bernstein can acquire within 60 days under option plans and (ii) 65,977 shares of unvested EQH performance shares.
(5)Includes (i) Includes (i) 214,288 shares Mr. Hurd can acquire within 60 days under option plans and (ii) 132,193 shares of unvested EQH performance shares.
(6)Includes (i) 121,037 shares Mr. Lane can acquire within 60 days under option plans and (ii) 136,883 shares of unvested EQH performance shares.
(7)Includes (i) 999,334 shares the directors and executive officers as a group can acquire within 60 days under option plans and (ii) 816,793 shares of unvested EQH performance shares. José Ramón González joined Holdings as an Executive Officer on March 22, 2021. As of March 23, 2021, he beneficially owned no shares of Holdings.
(8)Anders Malmström resigned as Chief Financial Officer of Holdings effective March 31, 2021. His shares are not included in the total for current directors and executive officers. As of March 4, 2021, he beneficially owned 426,091 shares of Holdings, including (i) 200,880 shares Mr. Malmström can acquire within 60 days under option plans and (ii) 147,994 shares of unvested EQH performance shares.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
EFLOA is subject to Holdings’ related person transaction policy (the “Related Person Transaction Policy”) which sets forth procedures with respect to the review and approval of certain transactions between Holdings and its subsidiaries and a “Related Person,” or a “Related Person Transaction.” Pursuant to the terms of the Related Person Transaction Policy, Holdings’ Board, acting through its Audit Committee, must review and decide whether to approve or ratify any Related Person Transaction. Any potential Related Person Transaction is required to be reported to Holdings’ legal department, which will then determine whether it should be submitted to the Holdings’ Audit Committee for consideration. The Holdings’ Audit Committee must then review and decide whether to approve any Related Person Transaction.
For the purposes of the Related Person Transaction Policy, a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Holdings or its subsidiaries was, are or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect interest.
A “Related Person,” as defined in the Related Person Transaction Policy, means any person who is, or at any time since the beginning of the last fiscal year was, a director or executive officer of Holdings or a nominee to become a director of Holdings; any person who is known to be the beneficial owner of more than five percent of Holdings’ common stock; any immediate family member of any of the foregoing persons, including any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than five percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than five percent beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owner in which such person has a beneficial ownership interest of ten percent or more.
As a wholly owned indirect subsidiary of Holdings, EFLOA has entered into various transactions with Holdings and its subsidiaries in the normal course of business including, among others, service agreements, reinsurance transactions, and lending and other financing arrangements (“Intercompany Agreements”). In addition to the Related Person Transaction Policy, Intercompany Agreements to which EFLOA is a party are subject to the approval of the Arizona Department of Insurance, pursuant to Arizona's insurance holding company systems act.
TRANSACTIONS WITH RELATED PARTIES
Under EFLOA’s service agreement with Equitable Financial, personnel services, employee benefits, facilities, supplies and equipment are provided to EFLOA to conduct its business. The associated costs related to the service agreement are allocated to EFLOA based on methods that management believes are reasonable, including a review of the nature of such costs and activities performed to support EFLOA. As a result of such allocations, EFLOA incurred expenses of $136.1 million, $130.5 million and $156.3 million for 2020, 2019 and 2018, respectively.
EFLOA incurred distribution fee charges from Equitable Network, LLC of $92.6 million, $103.7 million and $113.2 million in 2020, 2019 and 2018, respectively, and from Equitable Distributors, LLC of $52.9 million, $52.0 million and $47.5 million in 2020, 2019 and 2018, respectively, for distributing EFLOA’s products.
EFLOA has a quota share arrangement with AXA Global Re (formerly AXA Cessions), assuming a percentage of excess Life/Disability/A&H business. Premiums assumed during 2020, 2019 and 2018, were $1.7 million, $1.2 million and $2.4 million, respectively. Claims and expenses assumed under these agreements during 2020, 2019 and 2018 were $0.7 million, $0.4 million and $2.1 million, respectively. The contract is now closed to new business.
EFLOA cedes a portion of its life business through excess of retention treaties to Equitable Financial on a yearly renewal term basis and, through April 10, 2018, reinsured the no-lapse guarantee riders through AXA RE Arizona. On April 11, 2018, all of the business EFLOA reinsured to AXA RE Arizona was novated to EQ AZ Life Re Company. Premiums earned from the above mentioned affiliated reinsurance transactions during 2020, 2019 and 2018, were $6.1 million, $5.2 million and $4.4 million, respectively. There were no claims ceded for any of the years.
In addition to the Equitable Financial service agreement, EFLOA has various other service and investment advisory agreements with AB. The amount of expenses incurred by EFLOA related to these agreements was $2.1 million, $1.8 million and $1.8 million for 2020, 2019 and 2018, respectively.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

FINANCIAL STATEMENTS
INDEX TO FINANCIAL STATEMENTS
EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Report of Independent Auditors

To the Board of Directors and Shareholder of Equitable Financial Life Insurance Company of America

We have audited the accompanying statutory financial statements of Equitable Financial Life Insurance Company of America, which comprise the balance sheets – statutory basis as of December 31, 2020 and 2019, and the related statements of operations – statutory basis and changes in capital and surplus – statutory basis, and of cash flows – statutory basis for each of the three years in the period ended December 31, 2020.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with the accounting practices prescribed or permitted by the Arizona Department of Insurance. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles

As described in Note 2 to the financial statements, the financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the Arizona Department of Insurance, which is a basis of accounting other than accounting principles generally accepted in the United States of America.
The effects on the financial statements of the variances between the statutory basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

Adverse Opinion on U.S. Generally Accepted Accounting Principles

In our opinion, because of the significance of the matter discussed in the “Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles” paragraph, the financial statements referred to above do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2020 and 2019, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2020.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Opinion on Statutory Basis of Accounting

In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and capital and surplus of the Company as of December 31, 2020 and December 31, 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020, in accordance with the accounting practices prescribed or permitted by the Arizona Department of Insurance described in Note 2.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 9, 2021

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA
Balance Sheets - Statutory Basis
December 31, 2020 and 2019

	2020	2019
	(in millions)
ADMITTED ASSETS:
Cash and invested assets:
Cash, cash equivalents and short-term investments	$141.1	$88.1
Fixed maturities	1,754.7	1,353.2
Common stocks	65.7	58.9
Mortgage loans	17.0	17.0
Policy loans	112.1	88.5
Derivatives and other invested assets	22.4	29.2
Total invested assets	2,113.0	1,634.9

Investment income due and accrued	17.4	13.8
Net deferred tax asset	19.0	16.6
Other assets	42.8	91.0
Separate Accounts assets	3,062.1	2,704.2
Total assets	$5,254.3	$4,460.5

LIABILITIES AND CAPITAL AND SURPLUS:		.
Liabilities:
Policy reserves and deposit type-funds	$1,921.1	$1,619.8
Policy and contract claims	20.8	13.9
Transfer to (from) Separate Accounts due and accrued	(244.2)	(223.4)
Asset valuation reserve	24.8	21.1
Amounts withheld by company as agent	3.3	14.7
Other liabilities	54.4	62.7
Separate Accounts liabilities	3,041.6	2,685.1
Total liabilities	4,821.8	4,193.9

Commitments and contingencies (Note 10)

Capital and surplus:
Common stock, $1.00 per share par value, 5,000,000 shares authorized, 2,500,000 million shares issued and outstanding	2.5	2.5
Paid-in surplus	749.0	548.6
Unassigned surplus (deficit)	(319.0)	(284.5)
Total capital and surplus	432.5	266.6
Total liabilities and capital and surplus	$5,254.3	$4,460.5

See Notes to Financial Statements - Statutory Basis.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA
Statements of Operations - Statutory Basis
Years Ended December 31, 2020, 2019 and 2018

	2020	2019	2018
	(in millions)
PREMIUMS AND OTHER REVENUES:
Premiums and annuity considerations	$653.3	$633.5	$591.4
Net investment income	68.3	55.7	49.2
Commission and expense allowance on reinsurance ceded	20.2	18.9	25.1
Income from fees associated with Separate Accounts	47.2	48.9	49.1
Other income	4.1	3.2	1.9
Total premiums and other revenues	793.1	760.2	716.7

BENEFITS AND EXPENSES:
Policyholder benefits	228.0	192.2	127.8
Increase (decrease) in reserves	300.5	296.8	282.2
Separate Accounts’ modified coinsurance reinsurance	96.8	110.2	110.6
Commissions	116.0	119.5	118.0
Operating expenses	150.3	159.0	147.8
Transfer to or (from) Separate Accounts, net	(6.3)	(3.7)	12.5
Total benefits and expenses	885.3	874.0	798.9

Net gain (loss) from operations before federal income taxes ("FIT")	(92.2)	(113.8)	(82.2)
FIT expense (benefit) incurred (excluding tax on capital gains)	(46.2)	(19.1)	7.6
Net gain (loss) from operations	(46.0)	(94.7)	(89.8)
Net realized capital gains (losses), net of tax	26.0	64.9	1.0
Net income (loss)	$(20.0)	$(29.8)	$(88.8)

See Notes to Financial Statements - Statutory Basis.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA
Statements of Changes in Capital and Surplus - Statutory Basis
Years Ended December 31, 2020, 2019 and 2018

	Common Stock	Paid-in Surplus	Unassigned Surplus (Deficit)	Total Capital and Surplus
	(in millions)
Balances as of January 1, 2018	$2.5	$393.2	$(108.7)	$287.0
Net income (loss)	—	—	(88.8)	(88.8)
Change in net unrealized capital gains (losses), net of tax	—	—	(28.1)	(28.1)
Change in asset valuation reserve	—	—	(0.9)	(0.9)
Change in net admitted deferred tax asset excluding tax on unrealized gains	—	—	4.8	4.8
Changes in surplus as a result of reinsurance	—	—	(19.8)	(19.8)
Other changes to surplus	—	—	(1.8)	(1.8)
Paid in surplus	—	70.0	—	70.0
Prior year correction	—	—	—	—
Balances as of December 31, 2018	$2.5	$463.2	$(243.3)	$222.4

Balances as of January 1, 2019	$2.5	$463.2	$(243.3)	$222.4
Net income (loss)	—	—	(29.8)	(29.8)
Change in net unrealized capital gains (losses), net of tax	—	—	15.7	15.7
Change in asset valuation reserve	—	—	(5.3)	(5.3)
Change in net admitted deferred tax asset excluding tax on unrealized gains	—	—	3.5	3.5
Changes in surplus as a result of reinsurance	—	—	(13.7)	(13.7)
Other changes to surplus	—	—	0.7	0.7
Paid in surplus	—	85.4	—	85.4
Prior year correction	—	—	(12.3)	(12.3)

Balances as of December 31, 2019	$2.5	$548.6	$(284.5)	$266.6

Balances as of January 1, 2020	$2.5	$548.6	$(284.5)	$266.6
Net income (loss)	—	—	(20.0)	(20.0)
Change in net unrealized capital gains (losses), net of tax	—	—	0.6	0.6
Change in asset valuation reserve	—	—	(3.7)	(3.7)
Change in net admitted deferred tax asset excluding tax on unrealized gains	—	—	3.9	3.9
Changes in surplus as a result of reinsurance	—	—	(14.9)	(14.9)
Other changes to surplus	—	—	(0.4)	(0.4)
Paid-in surplus	—	200.4	—	200.4
Prior year correction	—	—	—	—

Balances as of December 31, 2020	$2.5	$749.0	$(319.0)	$432.5

See Notes to Financial Statements - Statutory Basis.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA
Statements of Cash Flows - Statutory Basis
Years Ended December 31, 2020, 2019 and 2018

	2020	2019	2018
	(in millions)
Cash from operations:
Premiums and other considerations	$653.9	$635.1	$593.9
Net investment income	66.0	54.2	47.6
Other income	55.4	56.7	56.7
Policyholder benefits	(222.1)	(201.4)	(119.5)
Net transfer (to) from Separate Accounts	(14.5)	(26.6)	(19.9)
Commissions, expenses, other deductions	(363.3)	(384.5)	(376.6)
Federal income taxes (paid) recovered	0.8	0.8	—
Net cash from (used in) operations	176.2	134.3	182.2

Cash from investing activities:
Proceeds from investments sold, matured or repaid:
Fixed maturities	114.6	65.0	284.8
Common Stocks	—	1.8	—
Derivatives and other miscellaneous proceeds	38.8	88.6	44.9
Total investment proceeds	153.4	155.4	329.7
Cost of investments acquired:
Fixed maturities	(519.8)	(350.1)	(339.1)
Common stocks	—	—	(2.0)
Change in policy loans	(23.4)	21.6	(53.0)
Derivatives and other miscellaneous payments	(3.9)	(2.0)	(9.7)
Total investments acquired	(547.1)	(330.5)	(403.8)
Net cash provided by (used in) investing activities	(393.7)	(175.1)	(74.1)

Cash from (used in) financing activities and miscellaneous sources:
Capital and paid in surplus	285.0	70.0	—
Amounts withheld or retained by company as agent	(11.4)	3.1	(81.9)
Other cash provided (applied)	(3.1)	7.0	(15.1)
Net cash from (used in) financing activities and miscellaneous sources	270.5	80.1	(97.0)

Net change in cash, cash equivalents, and short-term investments	53.0	39.3	11.1
Cash, cash equivalents and short-term investments, beginning of year	88.1	48.8	37.7
Cash, cash equivalents and short-term investments, end of year	$141.1	$88.1	$48.8

See Notes to Financial Statements - Statutory Basis.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis

1)    ORGANIZATION AND DESCRIPTION OF BUSINESS
EFLOA is an Arizona stock life insurance company whose primary business is to provide life insurance, annuity and group employee benefit products to both individuals and businesses. The Company is a wholly owned subsidiary of EFS a downstream holding company of Equitable Holdings, Inc., and collectively with its consolidated subsidiaries referred to herein as “Holdings”. The Company is an indirect, wholly-owned subsidiary of Holdings. In May 2018, Holdings completed the initial public offering (“Holdings IPO”) in which AXA sold shares of Holdings common stock to the public. Following the Holdings IPO, AXA has continued to divest of its ownership in Holdings and as of December 31, 2020 holds less than 10% of the shares of common stock of Holdings.
In 2013, the Company entered into a reinsurance agreement (“Reinsurance Agreement”) with Protective Life Insurance Company (“Protective”) to reinsure an in-force book of life insurance and annuity policies written prior to 2004. In addition to the Reinsurance Agreement, the Company entered into a long-term administrative services agreement with Protective whereby Protective will provide all administrative and other services with respect to the reinsured business. For additional information on the Reinsurance Agreements see Note 12.

2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
Use of Estimates in Preparation of the Financial Statements
The preparation of financial statements in conformity with SAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. It also requires disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the period. Actual results could differ from those estimates.

Some of the significant estimates include those used in determining measurement of an impairment; valuation of investments, including derivatives (in the absence of quoted market values) and the recognition of other than temporary impairments; aggregate reserves; claim liabilities; provision for income taxes and valuation of deferred tax assets; and reserves for contingent liabilities, including reserves for losses in connection with unresolved legal matters, if applicable.

Significant Accounting Policies
The accompanying financial statements of EFLOA have been prepared in conformity with accounting practices prescribed or permitted by the Arizona Department of Insurance ("SAP").

The Arizona Department of Insurance recognizes only SAP for determining and reporting the financial condition and results of operations of an insurance company in order to determine its solvency under the Arizona State Insurance Laws. The National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures manual (“NAIC SAP”) has been adopted as a component of prescribed or permitted practices by the State of Arizona. NAIC SAP is comprised of the Preamble, the Statements of Statutory Accounting Principles (“SSAP”), and Appendices.

Accounting Changes

Accounting changes adopted to conform to the provisions of NAIC SAP are reported as changes in accounting principles. The cumulative effect of changes in accounting principles are reported as an adjustment to unassigned surplus in the period of the change in accounting principle. The cumulative effect is the difference between the amount of capital and surplus at the beginning of the year and the amount of capital and surplus that would have been reported at that date if the new accounting principles had been applied retroactively for all prior periods. During 2020, 2019 and 2018, there were no new accounting changes that had a material effect on the Company’s financial statements.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis
Correction of error

During the fourth quarter of 2019, the Company’s management identified an error in the calculation of universal life no lapse guarantee reserves. As a result of this error, and in accordance with SSAP #3, the Company reported a correction to decrease opening surplus before consideration of taxes by $12.3 million within Statement of Changes in Capital and Surplus. The tax impact from this error was a current and deferred tax benefit of $3.9 million. The Company’s management does not believe this correction to be material to the Company's results of operations, financial position, or cash flow for any of the Company's previously filed annual statements.

New Accounting Pronouncement

Principal Based Reserving (“PBR”) is a new method of calculating life insurance reserves for term and universal life with secondary guarantees.  Adoption of the PBR was optional until January 1, 2020, when it is effective and only applies to new business sold after the Company adopts the methodology. The Company elected to adopt PBR in 2018 for new products issued starting January 1, 2018. Reserves for the indexed universal life products introduced in 2018 and later and variable universal life products introduced in 2019 and later are principle-based reserves (“PBR”) computed in accordance with NAIC VM-20.

As of January 1, 2020, the Company implemented the use of PBR for its variable annuity reserves in accordance with NAIC VM-21. As a result of implementation, the Company recorded a $0 net charge through surplus as change in valuation basis, as this block of business is entirely ceded to Protective. Prior to implementation, the Company followed Actuarial Guideline 43 CARVM for variable annuities (AG 43).

Difference between Generally Accepted Accounting Principles ("GAAP") and SAP

The differences between statutory surplus and capital stock determined in accordance with SAP and total shareholder’s equity under GAAP are primarily:

(a) the inclusion in SAP of an Asset Valuation Reserve ("AVR");

(b) policy reserves and deposit life funds under SAP differ from GAAP due to differences between actuarial assumptions and reserving methodologies;

(c) certain policy acquisition costs are expensed under SAP but deferred under GAAP and amortized over future periods;

(d) under SAP, Federal income taxes are provided on the basis of amounts currently payable and deferred federal income taxes are provided for temporary differences for the expected future tax consequences of events that have been recognized in the Company's financial statements. Changes in deferred income taxes are charged directly to surplus and have no impact on earnings. Further, deferred tax assets are reflected to the extent the probability of realization is more likely than not and admissibility of deferred tax assets that are considered realizable is limited while under GAAP, current and deferred Federal income taxes are reported in both income and comprehensive income and deferred federal income taxes are provided for temporary differences for the expected future tax consequences of events that have been recognized in the Company's financial statements. Deferred tax assets are subject to a similar realization assessment under GAAP;

(e) the valuation of assets under SAP and GAAP differ due to different investment valuation and depreciation methodologies, as well as the deferral under SAP of interest-related realized capital gains and losses on fixed income investments through the Interest Maintenance Reserve ("IMR") intended to stabilize surplus from fluctuations in the value of the investment portfolio;

(f) the valuation of the investment in AllianceBernstein L.P. ("AllianceBernstein") under SAP reflects a portion of the market value change rather than the equity in the underlying net assets as required under GAAP;

(g) certain assets, primarily prepaid assets, certain deferred taxes and computer software development costs, are not admissible under SAP but are admissible under GAAP;

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis

(h) the fair valuing of all acquired assets and liabilities including VOBA and intangible assets required for GAAP purchase accounting is not recognized in SAP;

(i) reserves and reinsurance recoverables on unpaid claims on reinsured business are netted in aggregate reserves and the liability for life policy claims, respectively, under SAP while under GAAP these reinsured amounts are reflected as an asset;

(j) under SAP, premiums, regardless of policy type, are recognized when due and include the change in the deferred premium asset while under GAAP revenue recognition varies by product type and does not include the change in deferred premiums; and

(k) derivatives unrealized gains and losses recognized in surplus under SAP but in income under GAAP.

The effects of the differences between GAAP and SAP on the accompanying statutory financial statements are presumed to be material.
Other Accounting Policies
Recognition of Premium and Related Expenses
Premiums, considerations and purchase payments are generally recognized as income when due. Payments on deposit-type contracts are recorded to the policy reserve. Policy acquisition costs incurred in connection with the acquiring of new business, such as commissions, underwriting, agency and policy issuance expenses, are charged to operations as incurred.

Reinsurance Ceded
Policy and contract liabilities ceded to reinsurers under coinsurance agreements have been reported as reductions of the related reserves. Any reinsurance balance amounts deemed to be uncollectible are written off through a charge to earnings. A liability for reinsurance balances is provided for unsecured policy reserves ceded to reinsurers not authorized to assume such business. Changes to the liability for unauthorized reinsurers are credited or charged to surplus. Any increase in surplus net of tax resulting from  a new reinsurance agreement is recognized as a direct credit to surplus. Recognition of the surplus increase as income is amortized net of tax as earnings emerge from the business reinsured, with no additional impact to surplus. Losses from new reinsurance treaties are expensed immediately.

Valuation of Investments
Fixed maturities, which consist of long-term bonds, are stated primarily at amortized cost in accordance with the valuation prescribed by the Department and the NAIC.  On June 11, 2018, the NAIC Valuation of Securities Task Force (“VOS”) adopted a more granular NAIC Designation Category framework. The new NAIC Designation Category applies wherever an NAIC Designation is reported and produced by the SVO. The more granular delineations of credit risk are called an NAIC Designation Category, a combination of the NAIC Designation and NAIC Designation Modifier, and are distributed as follows, 20 in total: 7 for the NAIC 1 Designation grade indicated by the letters A through G; 3 delineations for each of the NAIC Designation grades NAIC 2, NAIC 3, NAIC 4 and NAIC 5 indicated by the letters A, B and C, and 1 delineation for NAIC Designation grade NAIC 6 with no NAIC Designation Modifier. Bonds rated in the top five NAIC Designations are generally valued at amortized cost while bonds rated at the lowest NAIC Designation is valued at lower of amortized cost or fair market value.  The Company follows both the prospective and retrospective methods for amortizing bond premium and discount. Both methods require the recalculation of the effective yield at each reporting date if there has been a change in the underlying assumptions. For the prospective method, the recalculated yield will equate the carrying amount of the investment to the present value of the anticipated future cash flows.  The recalculated yield is then used to accrue income on the investment balance for subsequent accounting periods.  There are no accounting changes in the current period unless the undiscounted anticipated cash flow is less than the carrying amount of the investment.  For the retrospective method, the recalculated yield is the rate that equates the present value of actual and anticipated future cash flows with the original cost of the investment. The current balance of the investment is increased or decreased to the amount that would have resulted had the revised yield been applied since inception and investment income is correspondingly decreased or increased. For other than temporary impairments, the cost basis of the bond excluding loan-backed and

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis
structured securities is written down to fair market value as a new cost basis and the amount of the write down is accounted for as a realized loss.

Mortgage backed and assets backed bonds are amortized using the effective interest method including anticipated prepayments from the date of purchase; significant changes in the estimated cash flows from original purchase assumptions are accounted for using the retrospective method. Mortgage backed and asset backed bonds carrying values are adjusted for impairment deemed to be other than temporary through write-downs recorded as realized capital losses.

Prepayment assumptions for loan-backed bonds and structured securities were obtained from broker-dealer survey values or internal estimates. These assumptions are consistent with the current interest rate and economic environment. The retrospective adjustment method is predominantly used to value securities except issues in default.

Publicly traded unaffiliated common stocks are stated at market value; common stocks not publicly traded are stated at fair value. Common stock values are adjusted for impairments in value deemed to be other than temporary through write-downs recorded as realized capital losses.

Preferred stocks are included with fixed maturities. They are stated principally at amortized cost and are adjusted to regulatory mandated values through the establishment of a valuation allowance, and for impairments in value deemed to be other than temporary through write-downs recorded as realized capital losses. The preferred stock investments include real estate investment trusts (“REIT”) nonredeemable and redeemable preferred stock. Preferred stock investments may not have a stated maturity, may not be cumulative and do not provide for mandatory redemption by the issuer.

Short-term investments are stated at cost or amortized cost, which approximates market value.

Cash and cash equivalents includes cash on hand, money market funds, amounts due from banks, highly liquid debt instruments purchased  with a maturity of three months or less, and certificates of deposit with a maturity of one year or less.

Mortgage loans on real estate are stated at unpaid principal balances net of unamortized discounts or premiums, fees and valuation allowances. Valuation allowances are established for mortgage loans that are considered impaired by management and recorded based on the difference between collateral value less estimated sales costs and the amortized cost of the mortgage loan. A mortgage loan that is considered other than temporary impairment impaired by management is written down to collateral value less estimated sales costs with the write-down recorded as a realized capital loss. Mortgage loans for which foreclosure is probable are considered other than temporary impaired by management.

Policy loans are stated at unpaid principal balances.

Equity partnership investments are accounted for using the equity method. Changes in the equity value are recorded to unrealized capital gains and losses, unless partnership values are adjusted for impairments in value deemed to be other than temporary through write-downs recorded as realized capital losses. As of December 31, 2020, the Company had no investment in equity partnerships.

Real estate acquired in satisfaction of debt is valued at the lower of unpaid principal balance or estimated fair value at the date of acquisition. Real estate held for investment is reviewed for impairment annually and whenever events or changes in circumstances indicate the carrying value of such assets may not be recoverable. Impaired real estate is written down to fair value with the impairment loss being included in net realized capital losses. Real estate which management has committed to disposing of by sale or abandonment is carried at the lower of estimated fair value less disposition costs or depreciated cost. Real estate held for sale is reviewed quarterly with the shortfall recorded as impairment with a corresponding charge to net realized capital losses. As of December 31, 2020, the Company has no real estate.

Real estate joint ventures are reported principally on the equity method of accounting. The results of real estate joint ventures are adjusted for depreciation, write-downs and valuation allowances. As of December 31, 2020, the Company has no real estate joint ventures.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis

Depreciation of directly owned real estate and real estate owned by joint ventures is computed using the straight line method, generally ranging from 40 to 50 years. As of December 31, 2020, the Company has no real estate.

All insurance subsidiaries are reported at their respective statutory net equity values. Currently, the only affiliate investment the Company has is AllianceBernstein L.P. ("AllianceBernstein"). The reporting valuation bases for all other subsidiaries (excluding AllianceBernstein) are reported principally on the equity method of accounting. The Company adopted the market valuation method as the reporting valuation basis for its ownership of AllianceBernstein units in order to conform to the provisions of NAIC SAP. The Company petitioned and received from the Securities Valuation Office (SVO) a valuation of its AllianceBernstein units.

Derivatives are used for asset/liability risk management. If the hedging relationship is effective, the derivative is accounted for in the same manner as the hedged item. If the derivative is not in an effective hedging relationship, the derivative is marked to fair value by recording an unrealized gain or loss (see Note 6 for additional information).

In addition, EFLOA has executed various collateral arrangements with counterparties regarding over-the-counter derivative transactions that require both pledging and accepting collateral either in the form of cash or high-quality securities, such as Treasuries or those issued by government agencies, or, for some counterparties, investment-grade corporate bonds.

Realized Investment Gains (Losses) and Unrealized Capital Gains (Losses)
Realized investment gains (losses) are determined by identification with the specific asset and are presented as a component of net income. The change in unrealized capital gains (losses) is presented as a component of change in surplus.

The AVR and IMR are required under SAP. The AVR for the General Account and Separate Accounts for which EFLOA bears the investment risk is determined by a specified formula and provides for possible future investment losses through charges to capital and surplus. The AVR requires reserves for bonds, preferred stocks, common stocks, mortgage loans on real estate, real estate, and other investments. The IMR captures, for all types of fixed income investments, the realized investment gains and losses which result from changes in the overall level of interest rates. These deferred investment gains or losses are amortized into income over the remaining term to maturity of the investments sold.

Fair Value of Financial Instruments
Included in various investment-related line items in the financial statements are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or, for certain bonds and preferred stock when carried at the lower of cost or market.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The accounting guidance established a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value, and identifies three levels of inputs that may be used to measure fair value:

Level 1    Quoted prices for identical instruments in active markets. Level 1 fair values generally are supported by market transactions that occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2    Observable inputs other than Level 1 prices, such as quoted prices for similar instruments, quoted prices in markets that are not active, and inputs to model-derived valuations that are directly observable or can be corroborated by observable market data.

Level 3    Unobservable inputs supported by little or no market activity and often requiring significant management judgment or estimation, such as an entity’s own assumptions about the cash flows or other significant components of value that market participants would use in pricing the asset or liability.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis

The Company determines fair value based upon quoted market prices for those instruments that are actively traded in financial markets. In cases where quoted market prices are not available, fair values are measured using present value or other valuation techniques. The fair value determinations are made at a specific point in time, based on available market information and judgments about the financial instrument, including estimates of the timing and amount of expected future cash flows and the credit standing of counterparties. Such adjustments do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair values cannot be substantiated by comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instrument.

Management is responsible for the determination of the value of investments carried at fair value and the supporting methodologies and assumptions. Under the terms of various service agreements, the Company often utilizes independent valuation service providers to gather, analyze, and interpret market information and derive fair values based upon relevant methodologies and assumptions for individual securities. These independent valuation service providers typically obtain data about market transactions and other key valuation model inputs from multiple sources and, through the use of widely accepted valuation models, provide a single fair value measurement for individual securities for which a fair value has been requested. As further described below with respect to specific asset classes, these inputs include, but are not limited to, market prices for recent trades and transactions in comparable securities,  benchmark yields, interest rate yield curves, credit spreads, quoted prices for similar securities, and other market-observable information, as applicable. Specific attributes of the security being valued also are considered, including its term, interest rate, credit rating, industry sector, and when applicable, collateral quality and other security- or issuer-specific information. When insufficient market observable information is available upon which to measure fair value, the Company either will request brokers knowledgeable about these securities to provide a non-binding quote or will employ widely accepted internal valuation models. Fair values received from independent valuation service providers and brokers and those internally modeled or otherwise estimated are assessed for reasonableness. To validate reasonableness, prices also are internally reviewed by those with relevant expertise through comparison with directly observed recent market trades.

Separate Accounts
Separate Accounts’ assets and liabilities represent primarily segregated funds administered and invested by the Company for the benefit of certain contract holders. Approximately 85 percent of these assets consist of securities reported at market value and 15 percent consist of fixed maturity securities carried at amortized cost in book value Separate Accounts. Premiums, benefits and expenses of the Separate Accounts are included in the Company’s Statements of Operations - Statutory Basis.

Under the Protective Reinsurance Agreement, Separate Accounts products subject to the Agreement are ceded on a modified coinsurance (“MODCO”) basis, with Separate Accounts’ assets and liabilities remaining with EFLOA. The Separate Accounts net gains from operations and fees associated with these Separate Accounts contracts (recorded to “Other income”) and the Net transfers to or (from) Separate Accounts are ceded to Protective, and included in the “Separate Accounts’ modified coinsurance reinsurance” line in the Statements of Operations - Statutory Basis.

Nonadmitted Assets
Certain assets designated as “nonadmitted” (certain deferred taxes, prepaid expenses, furniture and equipment, leasehold improvements, accrued interest on certain investments, intangible asset, and non-operating system software expenses) are excluded from assets and statutory surplus. The Company had $59.2 million and $64.8 million of non-admitted assets as of December 31, 2020 and 2019, respectively.

Policy and Contract Claims
Policy and contract claim expenses are reported in the period when the Company determines they are incurred. The claim liability would include an estimate for claims incurred but not reported.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis
Aggregate Reserves
Aggregate reserves for insurance and annuity policies are generally computed under the Commissioners' Reserve Valuation Method and Commissioners' Annuity Reserve Valuation Method, respectively, or otherwise under the net level premium method or comparable method, and are subject to reserve adequacy testing. Reserves for the indexed universal life products introduced in 2018 and later and variable universal life products introduced in 2019 and later are principle-based reserves (“PBR”) computed in accordance with NAIC VM-20.

Benefit reserves are computed using statutory mortality and interest requirements and are generally determined without consideration of future withdrawals. Interest rates used in establishing such reserves range from 3.5% to 6.0% for life insurance reserves.
Federal Income Taxes
The Company has a tax sharing agreement with Holdings and is included in a consolidated federal income tax return together with Holdings and other affiliates. In accordance with the tax sharing agreement, tax expense is based on a separate company computation. Any loss not currently usable is carried forward and credited when usable by the Company on a separate basis. For more information see Note 7.

3)    INVESTMENTS
Fixed Maturities and Common Stock
The following tables provide additional information relating to fixed maturities and common stock held:

	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
	(in millions)
December 31, 2020
Fixed Maturities:
U.S. Government	$11.2	$0.9	$—	$12.1
States, Territories & Possessions	17.2	2.6	—	19.8
Special Revenue and Special Assess. Obligations	3.8	0.4	—	4.2
Political Subdivisions of States and Territories	5.6	0.3	—	5.9
Industrial and Miscellaneous (Unaffiliated)	1,694.0	207.1	1.8	1,899.3
Preferred Stocks	22.9	2.5	—	25.4
Total Fixed Maturities	$1,754.7	$213.8	$1.8	$1,966.7

	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Adjusted Cost
	(in millions)
Common Stocks:
Unaffiliated	$0.2	$—	$—	$0.2
Total Unaffiliated Common Stocks	$0.2	$—	$—	$0.2

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis

	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
	(in millions)
December 31, 2019
Fixed Maturities:
U.S. Government	$11.2	$0.4	$—	$11.6
States, Territories & Possessions	15.3	0.7	—	16.0
Special Revenue and Special Assess. Obligations	4.0	0.1	—	4.1
Political Subdivisions of States and Territories	6.6	0.1	0.2	6.5
Industrial and Miscellaneous (Unaffiliated)	1,313.8	82.0	1.0	1,394.8
Preferred Stocks	2.3	—	—	2.3
Total Fixed Maturities	$1,353.2	$83.3	$1.2	$1,435.3

	Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Adjusted Cost
	(in millions)
Common Stocks:
Unaffiliated	$0.2	$—	$—	$0.2
Total Unaffiliated Common Stocks	$0.2	$—	$—	$0.2
Proceeds from sales of investments in fixed maturities and common stocks during 2020, 2019 and 2018 were $99.8 million, $56.4 million and $264.7 million, respectively. Gross gains of $2.5 million in 2020, $0.6 million in 2019 and $0.7 million in 2018 and gross losses of $4.2 million in 2020, $1.3 million in 2019 and $8.2 million in 2018, respectively were realized on these sales.

The carrying value and estimated fair value of fixed maturities at December 31, 2020, by contractual maturity are as follows:

	Carrying Value	Estimated Fair Value
	(in millions)
Due in one year or less	$2.0	$2.0
Due after one year through five years	232.4	254.9
Due after five years through ten years	817.7	913.4
Due after ten years	679.7	771.0
Mortgage-backed securities	—	—
Hybrid and other securities	22.9	25.4
Total Fixed maturities	$1,754.7	$1,966.7
Fixed maturities not due at a single maturity date have been included in the above table in the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

The Company’s management, with the assistance of its investment advisors, monitors the investment performance of its portfolio and reviews the Company's securities with unrealized losses for other-than-temporary impairments (“OTTI”). Integral to this review is an assessment made each quarter, on a security-by-security basis, by the Company’s Investments Under Surveillance (“IUS”) Committee, of various indicators of credit deterioration to determine whether the investment security is expected to recover. This assessment includes, but is not limited to, consideration of the duration and severity of the unrealized loss, failure, if any, of the issuer of the security to make scheduled payments, actions taken by rating agencies, adverse conditions specifically related to the security or sector, the financial strength, liquidity, and continued viability of the issuer and, for equity securities only, the intent and ability to hold the investment until recovery, and results in identification of specific securities for which OTTI is recognized.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis

The following table discloses fixed maturities (12 issues and 21 issues, respectively), that have been in a continuous unrealized loss position for less than a twelve month period or greater than a twelve month period as of December 31, 2020 and 2019, respectively (in millions):

	Less than 12 Months		12 Months or Longer		Total
	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses
(in millions)
December 31, 2020
Fixed Maturities:
U.S. Government	$—	$—	$—	$—	$—	$—
Political Subdivisions of States and Territories	—	—	—	—	—	—
Industrial and Miscellaneous (Unaffiliated)	51.4	1.2	2.6	0.6	54.0	1.8
Preferred Stocks	—	—	—	—	—	—
Total Fixed Maturities	$51.4	$1.2	$2.6	$0.6	$54.0	$1.8

	Less than 12 Months		12 Months or Longer		Total
	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses	Estimated Fair Value	Gross Unrealized Losses
	(in millions)
December 31, 2019
Fixed Maturities:
U.S. Government	$—	$—	$—	$—	$—	$—
Political Subdivisions of States and Territories	3.4	0.2	—	—	3.4	0.2
Industrial and Miscellaneous (Unaffiliated)	40.8	0.8	8.5	0.2	49.3	1.0
Preferred Stocks	—	—	—	—	—	—
Total Fixed Maturities	$44.2	$1.0	$8.5	$0.2	$52.7	$1.2

All contractual payments remain current and the Company has the ability and intent to retain the investment for a period of time sufficient to allow for an anticipated recovery in value. There were no other than temporary impairments of fixed maturities in 2020 or 2019, respectively.

The Company’s fixed maturity investments are classified by the NAIC designation ratings from 1 to 6. Some securities are classified as other than investment grade by the various rating agencies, i.e., a rating below Baa3/BBB- or NAIC designation of 3 (medium grade), 4 or 5 (below investment grade) or 6 (in or near default). At December 31, 2020, approximately $16.5 million or 0.9% of the $1,754.7 million of the Company’s fixed maturities was considered to be other than investment grade.

At December 31, 2020 and 2019, there were no carrying values of investments held for the production of income which were non-income producing, for the twelve months preceding the Statement of Assets date.

At December 31, 2020 and 2019, EFLOA, in accordance with various government and state regulations, had $7.4 million and $7.4 million of securities deposited with government or state agencies, respectively.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis

Subprime Exposure
Subprime residential mortgages are mortgage loans made by banks or mortgage lenders to residential borrowers with lower credit ratings. The criteria used to categorize such subprime borrowers include Fair Isaac Credit Organization (“FICO”) scores, interest rates charged, debt-to-income ratios and loan-to-value ratios. Alt-A residential mortgages are mortgage loans where the risk profile falls between prime and subprime; borrowers typically have clean credit histories but the mortgage loan has an increased risk profile due to higher loan-to-value and debt-to-income ratios and/or inadequate documentation of the borrowers’ income. Residential Mortgage Backed Securities (“RMBS”) are securities whose cash flows are backed by the principal and interest payments from a set of residential mortgage loans.
The Company has no direct or indirect exposure through investments in subprime mortgage loans.

The Company has no underwriting exposure to subprime mortgage risk through Mortgage Guaranty coverage, Financial Guaranty coverage, Directors & Officers liability, Errors and Omissions liability, and any other lines of insurance.

EFLOA does not originate, purchase or warehouse residential mortgages and is not in the mortgage servicing business.
Mortgage Loans

As of December 31, 2020 and 2019, the Company had two commercial mortgage loans with an outstanding balance of $17.0 million, There were no new mortgage loans issued in either year. All payments regarding these loans are current.

Loan-Backed Securities
Prepayment assumptions for loan-backed bonds and structured securities were obtained from broker-dealer survey values or internal estimates. These assumptions are consistent with the current interest rate and economic environment. The retrospective adjustment method is predominantly used to value all securities except issues in default. The carrying value and fair value of the Company’s loan-backed securities as of December 31, 2020 was $7.3 million and $7.9 million, respectively. The carrying value and fair value of the Company’s loan-backed securities was $7.9 million and $8.3 million as of December 31, 2019, respectively.

There were no loan-backed securities with a recognized other than temporary impairment as of December 31, 2020 and December 2019.

There were no loan-backed securities with a recognized other than temporary impairment recorded for the year ended December 31, 2020 and December 31, 2019.

All impaired securities (fair value is less than cost or amortized cost) for which an other-than-temporary impairment has not been recognized in earnings as a realized loss (including securities with a recognized other-than-temporary impairment for non-interest related declines when a non-recognized interest related impairment remains) as of December 31, 2020:

	Less than 12 Months	12 Months or Longer
(in millions)
The aggregate amount of unrealized losses	$—	$—
The aggregate related fair value of securities with unrealized losses	$—	$—
Repurchase Agreements, Real Estate and Low Income Housing Tax Credit (“LIHTC”)
The Company did not have any repurchase or reverse repurchase agreements during 2020.
The Company does not have any real estate.
The Company has no low income housing tax credits ("LIHTC").

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis

Restricted Assets (including Pledge) (in millions)
Detail of Assets Pledged as Collateral Not Captured in Other Categories: None

Detail of Other Restricted Assets:

As of December 31, 2020, and 2019 the Company had $7.4 million and $7.4 million, respectively, of assets on deposit with various state insurance departments for the benefit of policyholders. In addition, the Company had a $0.2 million and $0.2 million common stock investment in the Federal Home Loan Bank as of December 31, 2020 and 2019, respectively.

Collateral Received and Reflected as Assets Within the Reporting Entity's Financial Statements:

As of December 31, 2020, the Company cash collateral received was $3.3 million or 0.1% of general account assets and $3.3 million or 0.1% of the total net admitted general account assets, respectively. The recognized obligation to return collateral asset of the general account was $3.3 million or 0.2% of total liabilities.

As of December 31, 2019, the Company cash collateral received was $14.7 million or 0.8% of general account assets and $14.7 million or 0.8% of the total net admitted general account assets, respectively. The recognized obligation to return collateral asset of the general account was $14.7 million or 1.0% of total liabilities.

The Company does not have any working capital finance investments.

Structured Notes
The Company had no structured notes as of December 31, 2020 or 2019.
5GI Securities
The Company had no 5GI Securities as of December 31, 2020 or 2019.
Short Sales
The Company had no short sales during the years ended December 31, 2020, 2019 or 2018.
Prepayment Penalty and Acceleration Fees
The Company had Prepayment Penalties or Acceleration fees in the general account of $1.3 million, $0.0 million and $0.0 million for the year ended December 2020, 2019 and 2018, respectively. In the separate account, the Company had $0.9 million, $0.1 million and $0.0 million for the year ended December 31, 2020, 2019 and 2018, respectively.
Realized Capital Gains (Losses)
The following table summarizes the realized capital gains (losses) for the years ended December 31, 2020, 2019 and 2018:

	Years Ended December 31,
	2020	2019	2018
	(in millions)
Fixed maturities	$(2.9)	$(0.6)	$(9.5)
Derivative instruments	34.1	81.8	5.8
Amounts transferred to interest maintenance reserve (“IMR”) net of tax	2.0	0.8	5.9
Tax (expense) credits	(7.2)	(17.1)	(1.2)
Net Realized Capital Gains (Losses)	$26.0	$64.9	$1.0

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis

4)    JOINT VENTURES, PARTNERSHIPS AND LIMITED LIABILITY COMPANIES
EFLOA had no investments in Joint Ventures, Partnerships and Limited Liability Companies that exceeded 10% of its admitted assets during the years ended December 31, 2020 and 2019. The Company did not recognize any impairment in Joint Ventures, Partnerships and Limited Liability Companies during the years ended December 31, 2020 and 2019.

5)    INVESTMENT INCOME
Due and accrued income was excluded from investment income on the following bases:
•Mortgage loans - on loans in foreclosure or where collection of interest is uncertain.
•Securities - as recommended by Holdings’ Investments Under Surveillance Committee.
•Real Estate - where rent is in arrears more than three months or is deemed uncollectible.
There was no due and accrued income excluded for the year ended December 31, 2020 or 2019.
Net Investment Income
The following table summarizes the net investment income for December 31, 2020, 2019 and 2018 (in millions):

	Years Ended December 31,
	2020	2019	2018
	(in millions)
Fixed maturities	$59.7	$46.4	$39.8
Affiliated dividends	8.0	6.7	8.2
Mortgage loans	0.6	0.6	0.6
Policy loans	3.1	2.9	2.2
Cash and short-term instruments	0.5	1.8	1.3
Investment expense and other	(3.2)	(2.7)	(3.7)
Amortization of IMR	(0.4)	—	0.8
Net investment income	$68.3	$55.7	$49.2
6)    DERIVATIVE INSTRUMENTS
The Company uses equity-indexed options and futures to hedge its exposure to equity-linked crediting rates on life products. The Company has no derivatives with financing premiums. As of December 31, 2020, the market value of the net option positions was $3.6 million and the futures cash margin position was $17.0 million. As of December 31, 2019, the market value of the net option positions was $15.1 million and futures cash margin position was $13.1 million. These positions generated realized gains of $34.1 million in 2020 and $81.8 million in 2019 and $5.8 million in 2018, and generated unrealized losses of $6.0 million in 2020 and unrealized gains of $14.1 million in 2019 and unrealized losses of $40.0 million in 2018, respectively.

None of the derivatives used in these programs were designated as qualifying hedges under the guidance for derivatives and hedging. All derivatives are valued at fair value.

The Company does not hedge variable annuities under SSAP No. 108.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis
The table below summarizes the market value of the Company’s financial instruments.

	Assets		Liabilities
	2020	2019	2020	2019
	(in millions)
Equity options	$13.1	$18.0	$9.5	$2.9
Total	$13.1	$18.0	$9.5	$2.9
At December 31, 2020 and 2019, the notional amounts were $337.1 million and $431.1 million, respectively.

Offsetting and Netting of Assets and Liabilities
Offsetting of Financial Assets and Liabilities and Derivative Assets and Liabilities
December 31, 2020

Description	Gross Amounts Recognized	Amount Offset	Net Amount Presented in the Balance Sheets
	(in millions)
Assets
Total Derivatives	$30.1	$9.5	$20.6

Liabilities
Total Derivatives	$9.5	$9.5	$—

Offsetting of Financial Assets and Liabilities and Derivative Assets and Liabilities
December 31, 2019

Description	Gross Amounts Recognized	Amount Offset	Net Amount Presented in the Balance Sheets
	(in millions)
Assets
Total Derivatives	$31.1	$2.9	$28.2

Liabilities
Total Derivatives	$2.9	$2.9	$—

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis
7)     INCOME TAXES
Components of deferred tax assets (DTAs) and deferred tax liabilities (DTLs):
DTA/DTL Components

	December 31, 2020			December 31, 2019			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
	(in millions)
Gross deferred tax assets	$80.6	$3.0	$83.6	$83.3	$2.6	$85.9	$(2.7)	$0.4	$(2.3)
Statutory valuation allowance adjustment	—	—	—	—	—	—	—	—	—
Adjusted gross deferred tax assets	80.6	3.0	83.6	83.3	2.6	85.9	(2.7)	0.4	(2.3)
Deferred tax assets nonadmitted	50.1	3.0	53.1	56.6	2.6	59.2	(6.5)	0.4	(6.1)
Subtotal net admitted deferred tax asset	30.5	—	30.5	26.7	—	26.7	3.8	—	3.8
Deferred tax liabilities	2.7	8.8	11.5	3.2	6.9	10.1	(0.5)	1.9	1.4
Net admitted deferred tax assets/(net deferred tax liability)	$27.8	$(8.8)	$19.0	$23.5	$(6.9)	$16.6	$4.3	$(1.9)	$2.4

Admission Calculation Components

	December 31, 2020			December 31, 2019			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
	(in millions)
Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$—	$—	$—	$—	$—	$—	$—	$—
Adjusted gross deferred tax assets expected to be realized (excluding the amount of deferred tax assets after application of the threshold limitation:	19.0	—	19.0	16.6	—	16.6	2.4	—	2.4
Adjusted gross deferred tax assets expected to be realized following the balance sheet date	19.0	—	19.0	16.6	—	16.6	2.4	—	2.4
Adjusted gross deferred tax assets allowed per limitation threshold	XXX	XXX	62.0	XXX	XXX	37.5	XXX	XXX	24.5
Adjusted gross deferred tax assets (excluding the amount of deferred tax assets offset by gross deferred tax liabilities	11.5	—	11.5	10.1	—	10.1	1.4	—	1.4
Deferred tax assets admitted as the result of application of SSAP 101	$30.5	$—	$30.5	$26.7	$—	$26.7	$3.8	$—	$3.8

	December 31,
	2020	2019
Ratio percentage used to determine recovery period and threshold limitation amount	1,054.681%	748.111%

	(in millions)
Amount of adjusted capital and surplus used to determine recovery period and threshold limitation above	$438.3	$271.1

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis

Impact of tax planning strategies on adjusted gross DTAs and net admitted DTAs
a.Determination of adjusted gross deferred tax assets and net admitted deferred tax assets, by tax character as a percentage (in millions).

	December 31, 2020		December 31, 2019
	Ordinary	Capital	Ordinary	Capital
Adjusted gross DTAs amount from Note 9A1(c)	$80.6	$3.0	$83.3	$2.6
Percentage of adjusted gross DTAs by tax character attributable to the impact of tax planning strategies	—%	—%	—%	—%
Net Admitted Adjusted Gross DTAs amount from Note 9A1(e)	$30.5	$—	$26.7	$—
Percentage of net admitted adjusted gross DTAs by tax character admitted because of the impact of tax planning strategies	—%	—%	—%	—%
b.The Company’s tax planning strategies does not include the use of reinsurance.
There are no temporary differences for which a DTL has not been established.

Significant components of income taxes incurred as summarized in the table below:

	Years Ended December 31,
	2020	2019	2018
	(in millions)
Federal	$(46.2)	$(19.1)	$7.6
Foreign	—	—	—
Subtotal	(46.2)	(19.1)	7.6
Federal income tax on net capital gains	7.2	17.1	1.2
Utilization of capital loss carry-forwards	—	—	—
Other	(1.3)	3.0	(8.4)
Federal and Foreign income taxes incurred	$(40.3)	$1.0	$0.4

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis
The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are as follows (in millions):

	December 31, 2020			December 31, 2019			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
	(in millions)
DTAs:
Policyholder reserves	$17.1	$—	$17.1	$21.8	$—	$21.8	$(4.7)	$—	$(4.7)
Investments	—	0.3	0.3	—	0.3	0.3	—	—	—
Deferred acquisition costs	56.7	—	56.7	47.5	—	47.5	9.2	—	9.2
Nonadmitted	1.3	—	1.3	1.2	—	1.2	0.1	—	0.1
Net loss carry-forward	4.7	2.7	7.4	11.3	2.3	13.6	(6.6)	0.4	(6.2)
Tax credit carry-forward	—	—	—	0.9	—	0.9	(0.9)	—	(0.9)
Other (including items <5% of total ordinary tax assets)	0.8	—	0.8	0.6	—	0.6	0.2	—	0.2
Total gross DTAs	80.6	3.0	83.6	83.3	2.6	85.9	(2.7)	0.4	(2.3)
Nonadmitted DTAs	50.1	3.0	53.1	56.6	2.6	59.2	(6.5)	0.4	(6.1)
Admitted DTAs	30.5	—	30.5	26.7	—	26.7	3.8	—	3.8

DTLs:
Investments	—	(8.8)	(8.8)	—	(6.9)	(6.9)	—	(1.9)	(1.9)
Deferred and uncollected premium	—	—	—	—	—	—	—	—	—
Policyholder reserves	(2.7)	—	(2.7)	(3.2)	—	(3.2)	0.5	—	0.5
Other (including items <5% of total ordinary tax assets)	—	—	—	—	—	—	—	—	—
Total DTLs	(2.7)	(8.8)	(11.5)	(3.2)	(6.9)	(10.1)	0.5	(1.9)	(1.4)
Net admitted (DTL)/DTA	$27.8	$(8.8)	$19.0	$23.5	$(6.9)	$16.6	$4.3	$(1.9)	$2.4
The change in net deferred income taxes is comprised of the following (in millions):

	December 31,
	2020	2019	Change
	(in millions)
Total deferred tax assets	$83.6	$85.9	$(2.3)
Total deferred tax liabilities	(11.5)	(10.1)	(1.4)
Net deferred tax assets/liabilities	72.1	75.8	(3.7)
Statutory valuation allowance adjustment	—	—	—
Net deferred tax assets/liabilities after SVA	$72.1	$75.8	(3.7)
Tax effect of unrealized gains/(losses)			1.4
Incurred tax items in surplus			—
Change in net deferred income tax			$(2.3)

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis
Reconciliation of total statutory income taxes reported to tax at the statutory tax rate:
The provision for federal and foreign income taxes incurred is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes including realized capital gains/losses.

Description	Amount	21% Tax Effect	Effective Tax Rate
	(in millions)
Income before taxes (including all realized capital gains / (losses))	$(61.0)	$(12.8)	21.00%
Dividends-received deduction	(5.0)	(1.0)	1.71%
Interest maintenance reserve	0.4	0.1	(0.12)%
Deferred gain on reinsurance	(14.9)	(3.1)	5.13%
Incurred through surplus	(6.6)	(1.4)	2.26%
NOL Carryback - CARES Act	(57.3)	(12.0)	19.72%
Change in uncertain tax positions	(16.5)	(3.5)	5.69%
IRS audit adjustment	(18.8)	(4.0)	6.48%
Other, Including Prior Year True-Up	(1.8)	(0.4)	0.60%
Total	$(181.5)	$(38.1)	62.47%

Federal income tax incurred		(40.3)	66.14%
Change in net deferred income tax		2.2	(3.67)%
Total statutory income taxes		$(38.1)	62.47%
Carry-forwards, Recoverable taxes and IRS Section 6603 Deposits
On March 27 2020, in response to the COVID 19 pandemic, the Coronavirus AID, Relief, and Economic Security (CARES) Act was signed into law. Under the CARES Act, NOL’s arising in tax years beginning after December 31, 2017 and before January 1, 2021 may be carried back five years.

As of December 31, 2020 the Company has net operating loss carry-forward of $22.7 million, capital loss carryforward of $13.0 million and an AMT credit carryforward of $0.0 million.

There were no income taxes, ordinary and capital, available for recoupment in the event of future losses.

There are no deposits admitted under Section 6603 of the Internal Revenue Code.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis
The Company is included in a consolidated federal income tax return together with its ultimate domestic parent, Holdings and the following subsidiaries and affiliates.

Equitable Financial Life Insurance Company	Corporate Solutions Life Reinsurance Company
Equitable Financial Life and Annuity Company	EQ AZ Life Re Company
Equitable Distribution Holding Corporation	CS Life RE Company
AllianceBernstein Corp.	U.S. Financial Life Insurance Company
Equitable Structured Settlement Corp.	Alpha Units Holdings II, Inc.
Equitable Casualty Insurance Co.	Alpha Units Holdings, Inc.
JMR Realty Services, Inc.
1740 Advisers, Inc.
MONY Financial Services, Inc.
Financial Marketing Agency, Inc.
Federal income taxes are charged or credited to operations based upon amounts estimated to be payable or receivable as a result of taxable operations for the current year.
In accordance with the tax sharing agreement between Holdings and the Company, tax expense is based on separate company computations. Any loss not currently usable is carried forward and credited when usable by the Company on a separate basis.

At December 31, 2020 and 2019, the total amount of unrecognized tax benefits were $1.2 million and $4.7 million, respectively, all of which would affect the effective tax rate.

EFLOA recognizes accrued interest and penalties related to unrecognized tax benefits in tax (expense) benefit. Interest and penalties included in the amounts of unrecognized tax benefits at December 31, 2020, 2019 and 2018 were $0.1 million, $0.5 million and $0.4 million, respectively.  Tax expense for 2020 reflected an expense of $0.4 million in interest expense related to unrecognized tax benefits.

A reconciliation of unrecognized tax benefits (excluding interest and penalties) follows:

	Years Ended December 31,
	2020	2019	2018
	(in millions)
Balance at January 1	$4.2	$4.2	$4.0
Additions for tax positions of prior years	—	—	0.2
Reduction for tax positions of prior years	(3.0)	—	—
Settlements with tax authorities	—	—	—
Balance at December 31	$1.2	$4.2	$4.2
It is reasonably possible that the total amounts of unrecognized tax benefits will change within the next 12 months. The possible change in the amount of unrecognized tax benefits cannot be estimated at this time.

During the fourth quarter of 2020, the Company agreed to the Internal Revenue Service’s Revenue Agents Report for Equitable Holdings, Inc. & Subsidiaries consolidated Federal 2010 through 2013 corporate income tax returns. The impact on EFLOA’s statement of operations is an income tax benefit $3.5 million. The 2014 through 2020 tax years are open to examination by the IRS.

Repatriation Transition Tax (RTT) - RTT Owed under the TCJA- None

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis
Alternative Minimum Tax (AMT) Credit

		As of December 31, 2020 (in millions)
Was the AMT Credit recognized as a current year recoverable or Deferred Tax Asset (DTA)?
Gross AMT Credit Recognized as:
1a	Current year recoverable	$0.9
1b	Deferred tax asset (DTA)	—
2	Beginning Balance of AMT Credit Carryforward	0.9
3	Amounts Recovered	0.9
4	Adjustments	—
5	Ending Balance of AMT Credit Carryforward (5=2-3-4)	—
6	Reduction for Sequestration	—
7	Nonadmltted by Reporting Entity	—
8	Reporting Entity Ending Balance (8=5-6-7)	$—

8)    INFORMATION CONCERNING PARENT, SUBSIDIARIES AND AFFILIATES
EFLOA does not have any guarantees for the benefit of an affiliate or related party.

The Company received a $200.0 million capital contribution from it's parent EFS on May 21, 2020.

On February 7, 2020, the Arizona Department of Insurance granted the Company permission to accrue a $85.0 million capital contribution from its parent EFS as of December 31, 2019. This amount was settled on February 27, 2020.

On April 11, 2018 the reinsurance agreement with the AXA RE Arizona Company (“AXA RE”) was novated to EQ AZ Life Re Company (“EQAZ”), a captive insurance company, organized under the laws of Arizona, a subsidiary of Equitable Financial Services, LLC. ("EFS"). EQAZ obtained new letters of credit, guaranteed by Holdings, to support the treaties and the letters of credit of AXA RE were canceled. The letter of credit amount as of December 31, 2020 was $45.0 million. Premiums earned from the above mentioned affiliated reinsurance transactions during 2020 and 2019 were $6.1 million, $5.2 million, respectively. There were no claims ceded for any of the years. For additional information see Footnote 12.

EFLOA reported amounts due from affiliates of $10.7 million and $88.3 million at December 31, 2020 and 2019, respectively. The Company reported amounts payable to affiliates of $13.7 million and $7.9 million at December 31, 2020 and 2019, respectively. The receivable and payable amounts are primarily related to capital contributions, expense allocations, reinsurance settlements and commissions payable.

EFLOA reimburses Equitable Financial Life Insurance Company (“EFLIC”) for its use of personnel, property and facilities in carrying out certain of its operations. The associated costs related to the service agreements are allocated to EFLOA based on methods that management believes are reasonable, including a review of the nature of such costs and time studies analyzing the amount of employee compensation costs incurred by EFLOA. Expenses paid related to these agreements, which are reported as operating expenses, were $136.1 million, $130.5 million and $156.3 million in 2020, 2019 and 2018, respectively.

AllianceBernstein provides investment advisory and management services to EFLOA on a fee basis which amounted to $2.1 million, $1.8 million and $1.8 million in 2020, 2019 and 2018, respectively. EFLOA incurred distribution fee charges from Equitable Network, LLC of $92.6 million, $103.7 million and $113.2 million in 2020, 2019 and 2018, respectively, and from Equitable Distributors, LLC of $52.9 million, $52.0 million and $47.5 million in 2020, 2019 and 2018, respectively, for distributing EFLOA’s products.

Investment SCA

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis
The Company’s carrying value of its investment in AllianceBernstein was $65.5 million and $58.7 million as of December 31, 2020 and 2019, respectively. The AllianceBernstein security was updated with the NAIC on June 16, 2020. It has been valued under Part 5, Section 2(c)(i) A1 of the NAIC valuation procedures relating to the valuation of common stocks of subsidiary, controlled or affiliated companies.

9)    CAPITAL AND SURPLUS AND SHAREHOLDERS DIVIDEND RESTRICTIONS
EFLOA has 5,000,000 shares of common stock authorized, 2,500,000 shares issued, and 2,500,000 outstanding. All outstanding shares are held by EFS. On February 7, 2020, the Arizona Department of Insurance granted the Company permission to accrue a $85.0 million capital contribution from its parent EFS as of December 31, 2019. This amount was settled on February 27, 2020.

The Company received a $200.0 million capital contribution from it's parent EFS on May 21, 2020.

Under Arizona Insurance Law, a domestic life insurer may without prior approval of the Superintendent, pay a dividend to its shareholders not exceeding an amount calculated based on a statutory formula. Based on this formula, the Company would not be permitted to pay ordinary shareholder dividends during 2021. Any payment of a dividend would require the Company to file notice of its intent to declare such dividends with the Superintendent who then has 30 days to disapprove the distribution.

The Company did not pay any dividends in 2020, 2019 and 2018.

The Company had no special surplus funds as of December 31, 2020 and 2019.

The portion of unassigned surplus represented or (reduced) by cumulative unrealized gains and (losses) was $(8.6) million, $(15.4) million and $(21.1) million as of December 31, 2020, 2019 and 2018, respectively.

10)    COMMITMENTS AND CONTINGENCIES
Litigation
A number of lawsuits, claims, assessments and regulatory inquiries have been filed or commenced against life insurers in the jurisdictions in which EFLOA does business. These actions and proceedings involve, among other things, insurers’ sales practices, alleged agent misconduct, alleged failure to properly supervise agents, contract administration, product design, features and accompanying disclosure, cost of insurance increases, payments of death benefits and the reporting and escheatment of unclaimed property, alleged breach of fiduciary duties, alleged mismanagement of client funds and other matters. Some of the matters have resulted in the award of substantial fines and judgments against other insurers, including punitive damages, or in substantial settlements. Courts, juries and regulators often have substantial discretion in awarding damage awards and fines, including punitive damages. EFLOA, from time to time, is involved in such actions and proceedings. While the ultimate outcome of such matters cannot be predicted with certainty, in the opinion of management no such matter is likely to have a material adverse effect on EFLOA’s financial position or results of operations. However, it should be noted that the frequency of large damage awards, including large punitive damage awards and regulatory fines that bear little or no relation to actual economic damages incurred, continues to create the potential for an unpredictable judgment in any given matter.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis

Contingent Commitments
Joint Ventures, Partnerships and Limited Liability Company contingent liabilities
To facilitate certain investment related transactions, the Company has provided, from time to time, certain guarantees or commitments to affiliates or investors. These arrangements include commitments for the Company, under certain conditions, to provide equity financing to certain limited partnerships. As of December 31, 2020, there were no commitments outstanding.

Other Contingent Commitments
The Company has no outstanding commitments under existing mortgage loan or mortgage loan commitment agreements at December 31, 2020.
Assessments
(1) As of December 31, 2020 and 2019, the Company had a $0.5 million and $0.7 million liability for the estimated portion of future assessments related to insolvent insurers, primarily Executive Life Ins. Co. and Lincoln Memorial Life Insurance Company. These assessments are expected to be paid over an extended period. The Company also held a $0.3 million and $0.5 million asset for premium tax offsets that are expected to be realized with respect to these assessments as of December 31, 2020 and 2019, and an additional $0.1 million and $0.1 million asset for premium tax offsets for assessments already paid as of December 31, 2020 and 2019. The Company has received no notification in 2020, 2019 or 2018 of any other new insolvencies that are material to the Company’s financial position.

(2)Guaranty Fund Liabilities and Assets Related to Assessments from Insolvencies for Long-Term Care Contracts

The Company had no significant guarantee fund liability as of December 31, 2020 and 2019.

Number of jurisdictions, ranges of years used to discount and weighted average number of years of the discounting time period for payables and recoverables by insolvency:

Name of the Insolvency	Payables			Recoverables
	Number of Jurisdictions	Range of Years	Weighted Average Number of Years	Number of Jurisdictions	Range of Years	Weighted Average Number of Years
Penn Treaty Network America Insurance Company	45	1-67	10	45	1-67	10
American Network Insurance Company	44	1-67	13	44	1-67	13

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis
11)    FAIR VALUE OF OTHER FINANCIAL INSTRUMENTS
Fair Value Measurement at Reporting Date
The following tables provide information as of December 31, 2020 and 2019 about EFLOA’s financial assets measured at fair value:

	As of December 31, 2020
	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
	(in millions)
Assets at Fair Value:
Bonds:
Commercial Mortgage-Backed Securities	$—	$—	$—	$—	$—
Total Bonds	—	—	—	—	—

Common Stocks:
Industrial and Miscellaneous	—	—	0.2	—	0.2
Total Common Stocks	—	—	0.2	—	0.2

Derivative Assets:
Options	—	3.6	—	—	3.6
Total Derivatives	—	3.6	—	—	3.6

Separate Accounts Assets (1)	2,591.8	7.0	—	—	2,598.8
Total Assets at Fair Value	$2,591.8	$10.6	$0.2	$—	$2,602.6

Liabilities at Fair Value:
Derivative Liabilities	$—	$—	$—	$—	$—
Total Liabilities at Fair Value	$—	$—	$—	$—	$—
_______________
(1) Only Cash and Invested Assets.

	As of December 31, 2019
	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total
	(in millions)
Assets at Fair Value :
Bonds:
Commercial Mortgage-Backed Securities	$—	$—	$—	$—	$—
Total Bonds	—	—	—	—	—

Common Stocks:
Industrial and Miscellaneous	—	—	0.2	—	0.2
Total Common Stocks	—	—	0.2	—	0.2

Derivative Assets:
Options	—	15.1	—	—	15.1
Total Derivatives	—	15.1	—	—	15.1

Separate Accounts Assets (1)	2,248.9	14.3	—	—	2,263.2
Total Assets at Fair Value	$2,248.9	$29.4	$0.2	$—	$2,278.5

Liabilities at Fair Value:
Derivative Liabilities	$—	$—	$—	$—	$—
Total Liabilities at Fair Value	$—	$—	$—	$—	$—
_______________
(1) Only Cash and Invested Assets.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis

Fair Value Measurements in Level 3 of the Fair Value Hierarchy
The following tables summarizes the changes in assets classified in Level 3 during the years ended December 31, 2020 and 2019:

	Beginning Balance at January 1, 2020	Total Gains (Losses) Included in Net Income	Total Gains (Losses) Included in Surplus	Purchases	Sales	Total Ending Balance at December 31, 2020
	(in millions)
Common stock - Industrial and Miscellaneous	$0.2	$—	$—	$—	$—	$0.2
Total	$0.2	$—	$—	$—	$—	$0.2

During 2020 there were no transfers between levels 1, 2 or 3.

	Beginning Balance at January 1, 2019	Total Gains (Losses) Included in Net Income	Total Gains (Losses) Included in Surplus	Purchases	Sales	Total Ending Balance at December 31, 2019
	(in millions)
Commercial Mortgage-Backed Securities	$2.0	$—	$—	$—	$(1.8)	$0.2
Total	$2.0	$—	$—	$—	$(1.8)	$0.2

During 2019 there were no transfers between levels 1, 2 or 3.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis
The following tables discloses carrying value and estimated fair value (defined within the fair value hierarchy) as of December 31, 2020 and 2019 for financial instruments:

	As of December 31, 2020
Type of Financial Instrument	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Not Practicable (Carrying Value)
	(in millions)
Bonds	$1,941.4	$1,731.8	$—	$1,927.8	$13.6	$—	$—
Preferred Stock	$25.4	$22.9	$2.3	$23.1	$—	$—	$—
Common Stock (1)	$87.6	$65.7	$—	$—	$87.6	$—	$—
Mortgage Loans on Real Estate	$17.7	$17.0	$—	$—	$17.7	$—	$—
Derivatives	$20.6	$20.6	$17.0	$3.6	$—	$—	$—
Separate Accounts (2)	$3,092.2	$3,055.9	$2,606.6	$485.6	$—	$—	$—
Policy Loans	$136.2	$112.1	$—	$—	$136.2	$—	$—
Policyholders liabilities: Investment contracts	$4.5	$4.5	$—	$—	$4.5	$—	$—

    _______________
(1)The difference between the admitted value and aggregate fair entirely represents affiliated holdings of AllianceBernstein units, which for statutory admitted carrying value is discounted by 25% as of December 31, 2020. The discount is based on SSAP #97 sliding scale and approved by the SVO.
(2)Only Cash and Invested Assets.

	As of December 31, 2019
Type of Financial Instrument	Aggregate Fair Value	Admitted Assets	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Not Practicable (Carrying Value)
	(in millions)
Bonds	$1,433.1	$1,350.9	$—	$1,423.5	$9.6	$—	$—
Preferred Stock	$2.3	$2.3	$2.3	$—	$—	$—	$—
Common Stock (1)	$78.5	$58.9	$—	$—	$78.5	$—	$—
Mortgage Loans on Real Estate	$17.6	$17.0	$—	$—	$17.6	$—	$—
Derivatives	$28.2	$28.2	$13.1	$15.1	$—	$—	$—
Separate Accounts (2)	$2,718.4	$2,699.3	$2,276.5	$441.9	$—	$—	$—
Policy Loans	$89.1	$88.5	$—	$—	$89.1	$—	$—
Policyholders liabilities: Investment contracts	$3.7	$3.7	$—	$—	$3.7	$—	$—
_______________
(1)The difference between the admitted value and aggregate fair entirely represents affiliated holdings of AllianceBernstein units, which for statutory admitted carrying value is discounted by 25% as of December 31, 2019. The discount is based on SSAP #97 sliding scale and approved by the SVO.
(2)Only Cash and Invested Assets.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis
12)     REINSURANCE AGREEMENTS
In 2013, the Company entered into the Reinsurance Agreement with Protective to reinsure an in-force book of life insurance and annuity policies written prior to 2004.  In addition to the Reinsurance Agreement, the Company entered into a long-term administrative services agreement with Protective whereby Protective will provide all administrative and other services with respect to the reinsured business.

For business not reinsured with Protective, the Company generally reinsures its variable life and interest-sensitive life insurance policies on an excess of retention basis. In 2020, the Company generally retained up to a maximum of $4 million of mortality risk on single-life policies and up to a maximum of $6 million of mortality risk on second-to-die policies. For amounts applied for in excess of those limits, reinsurance is ceded to Equitable Financial up to a combined maximum of $20 million of risk on single-life policies and up to a maximum of $25 million on second-to-die policies. For amounts issued in excess of these limits, reinsurance is typically obtained from unaffiliated third parties. These reinsurance arrangements obligate the reinsurers to pay a portion of any death claim in excess of the amount the Company retains in exchange for an agreed-upon premium.

The assumed reinsurance business with AXA Global Re is not a part of the Protective Reinsurance Agreement. This agreement was closed to new business effective December 31, 2018.

Beginning in 2015, group short and long-term disability is being reinsured with Group Reinsurance Plus (GRP) via a quota share arrangement.

Effective January 1, 2020, the Company began a new 50% quota share agreement with Sun Life for group illness and accident policies. The sales of these products were not significant in 2020.

During the second quarter of 2018, the contracts assumed by AXA RE were novated to EQAZ, a newly formed affiliated captive insurance company organized under the laws of Arizona, a subsidiary of EFS. Shortly after the novation of business to EQAZ, AXA RE was merged with and into EFLIC.

The no lapse guarantee riders on the variable life product with issue dates from September 2006 through December 2008 are being reinsured on a 90% first dollar quota share basis through EQ AZ. Beginning in 2009, lapse guarantee riders were no longer offered on the product.

EFLOA has a quota share arrangement with AXA Global Re (formerly AXA Cessions), assuming a percentage of excess Life/Disability/A&H business. Premiums and benefits assumed under this treaty were $1.7 million and $0.7 million, respectively, for the year ended December 31, 2020, $1.2 million and $0.4 million, respectively, for the year ended December 31, 2019 and $2.4 million and $2.1 million, respectively, for the year ended December 31, 2018. The contract is now closed to new business.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis
The following table summarizes the effect of reinsurance:

	2020	2019		2018
	(in millions)
Direct premiums	$780.9	$759.0		$719.1
Considerations for supplementary contracts	5.3	5.6		4.4
Reinsurance assumed	1.7	1.2		2.4
Reinsurance ceded to Protective	(65.0)	(70.0)		(76.1)
Reinsurance ceded - Other	(69.6)	(62.3)		(58.4)
Premiums and annuity considerations	$653.3	$633.5		$591.4

Reduction in insurance - Protective
Reserves, at December 31 (1)	$1,188.9	$1,247.0	* $	$1,314.0

Reduction in insurance - Other
Reserves, at December 31	$240.8	$267.6		$282.1
    ______________
(1)At December 31, 2020 there was $1,155.5 million of assets held in trust at Northern Trust supporting this reinsurance credit.

SSAP No. 61R supplemental disclosure

1. Reinsurance contracts (or multiple contracts with the same reinsurer or its affiliates) subject to A-791 that includes a provision, which limits the reinsurer’s assumption of significant risks identified as in A-791.
None
2. Reinsurance contracts (or multiple contracts with the same reinsurer or its affiliates) not subject to A-791, for which reinsurance accounting was applied and includes a provision that limits the reinsurer’s assumption of risk.
None
3. Reinsurance contracts containing features (except reinsurance contracts with a federal or state facility) described below which result in delays in payment in form or in fact:

a. Provisions which permit the reporting of losses, or settlements are made, less frequently than quarterly or payments due from the reinsurer are not made in cash within ninety (90) days of the settlement date (unless there is no activity during the period).

None

b. Payment schedules, accumulating retentions from multiple years or any features inherently designed to delay timing of the reimbursement to the ceding entity.

None

4. Contracts for which the reporting entity has reflected reinsurance accounting credit for any contracts not subject to Appendix A-791 and not yearly renewable term, which meet the risk-transfer requirements of SSAP 61R.
None

5. Risk ceded which is not subject to A-791 and not yearly renewable term reinsurance, under any reinsurance contract (or multiple contracts with the same reinsurer or its affiliates) during the period covered by the financial statement, and either: a. Accounted for that contract as reinsurance under statutory accounting principles (SAP) and as a deposit under

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis
generally accepted accounting principles (GAAP); or b. Accounted for that contract as reinsurance under GAAP and as a deposit under SAP.
None

13)    RESERVES FOR LIFE CONTRACTS AND DEPOSIT TYPE CONTRACTS
EFLOA waives deduction of deferred fractional premiums upon death of the insured but does not return any portion of the final premium paid beyond the month of death. Surrender values are not promised in excess of the legally computed reserves.

Substandard policies are valued from basic actuarial principles using the policy’s substandard rating.

At December 31, 2020, the Company had $508.1 million of insurance in-force for which the gross premiums are less than the net premiums according to the standard valuation set by the Arizona Department of Insurance. Reserves to cover the above insurance totaled $4.3 million at December 31, 2020.

14)    VARIABLE ANNUITY CONTRACTS - GUARANTEED MINIMUM DEATH BENEFIT ("GMDB") AND GUARANTEED MINIMUM INCOME BENEFIT ("GMIB")
Insurance reserves for all products meet the aggregate statutory requirements under Arizona Insurance Law and recognize the specific risks related to each product. EFLOA issued certain variable annuity contracts with GMDB and GMIB features that guarantee either:

a)Return of Premium: the benefit is the greater of current account value or premium paid (adjusted for withdrawals);

b)Ratchet: the benefit is the greatest of current account value, premiums paid (adjusted for withdrawals), or the highest account value on any anniversary up to contractually specified ages (adjusted for withdrawals);

c)Roll-Up: the benefit is the greater of current account value or premiums paid (adjusted for withdrawals) accumulated at contractually specified interest rates up to specified ages; or

d)Combo: the benefit is the greater of the ratchet benefit or the roll-up benefit.

As a result of the Reinsurance Agreement with Protective, EFLOA reinsured 100% of the insurance risk and benefits associated with the GMIB reinsurance contracts to Protective.

15)    ANALYSIS OF ACTUARIAL RESERVES AND DEPOSIT TYPE CONTRACT BY WITHDRAWAL CHARACTERISTICS
Withdrawal Characteristics of Annuity Actuarial Reserves and Deposit- Type Contract Funds and other Liabilities Without Life or Disability Contingencies :

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis

December 31, 2020:	General Account	Separate Accounts with Guarantees	Separate Accounts Non-guaranteed (1)	Total	% of Total
	(in millions)
A. INDIVIDUAL ANNUITIES:
1. Subject to discretionary withdrawal:
(a) With fair value adjustment	$163.9	$—	$—	$163.9	15.2%
(b) At book value less current surrender charge of 5% or more	1.1	—	—	1.1	0.1%
(c) At fair value	—	—	607.9	607.9	56.4%
(d) Total with adjustment or at fair value (Total of 1 through 3)	165.0	—	607.9	772.9	71.7%

(e) At book value without adjustment (minimal or no charge or adjustment)	236.4	—	—	236.4	21.9%
2. Not subject to discretionary withdrawal	68.9	—	—	68.9	6.4%
3. Total (Gross: Direct + Assumed)	470.3	—	607.9	1,078.2	100.0%

4. Reinsurance ceded	470.3	—	—	470.3
5. Total (net) (3) - (4)	$—	$—	$607.9	$607.9

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date:	$—	$—	$—	$—

	General Account	Separate Accounts with Guarantees	Separate Accounts Non-guaranteed	Total		% of Total
	(in millions)
B. GROUP ANNUITIES:
1. Subject to discretionary withdrawal:
(a) With fair value adjustment	$—	$—	$—	$—		—
(b) At book value less current surrender charge of 5% or more	—	—	—	$—	—	—
(c) At fair value	—	—	—	$—		—
(d) Total with adjustment or at fair value (Total of 1 through 3)	—	—	—	—		—

(e) At book value without adjustment (minimal or no charge or adjustment)	1.4	—	—	$1.4		53.9%
2. Not subject to discretionary withdrawal	1.2	—	—	1.2		46.1%
3. Total (Gross: Direct + Assumed)	2.6	—	—	2.6		100.0%

4. Reinsurance ceded	2.6	—	—	2.6
5. Total (net) (3) - (4)	$—	$—	$—	$—

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date:	$—	$—	$—	$—

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis

	General Account	Separate Accounts with Guarantees	Separate Accounts Non-guaranteed	Total		% of Total
	(in millions)
C. DEPOSIT-TYPE CONTRACTS
1. Subject to discretionary withdrawal:
(a) With fair value adjustment	$—	$—	$—	$—		—
(b) At book value less current surrender charge of 5% or more	—	—	—	—	—	—
(c) At fair value	—	—	—	—		—
(d) Total with adjustment or at fair value (Total of 1 through 3)	—	—	—	—		—

(e) At book value without adjustment (minimal or no charge or adjustment)	51.1	—	—	51.1		98.2%
2. Not subject to discretionary withdrawal	1.0	—	—	1.0		1.8%
3. Total (Gross: Direct + Assumed)	52.1	—	—	52.1		100.0%

4. Reinsurance ceded	47.6	—	—	47.6
5. Total (net) (3) - (4)	$4.5	$—	$—	$4.5

6. Amount included in A(1)b above that will move to A(1)e in the year after the statement date:	$—	$—	$—	$—
_______________
(1) The entire Separate Accounts reserve total of $607.9 million is ceded as part of a modified coinsurance basis treaty with Protective.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis
16)    ANALYSIS OF LIFE ACTUARIAL RESERVES BY WITHDRAWAL CHARACTERISTICS
A. General Account:

(1) Subject to discretionary withdrawal, surrender values, or policy loans:
	General Account
	Account Value	Cash Value	Reserve
a. Term Policies with Cash Value	—	—	—
b. Universal Life	$385.0	$385.0	$395.6
c. Universal Life with Secondary Guarantees	—	—	—
d. Indexed Universal Life	—	—	—
e. Indexed Universal Life with Secondary Guarantees	1,685.9	1,280.3	1,474.0
f. Indexed Life	—	—	—
g. Other Permanent Cash Value Life Insurance	—	—	—
h. Variable Life	98.9	98.9	99.2
i. Variable Universal Life	149.6	132.7	152.5
j. Miscellaneous Reserves	—	—	—
(2) Not subject to discretionary withdrawal or no cash values:
a. Term Policies without Cash Value	XXX	XXX	310.0
b. Accidental Death Benefits	XXX	XXX	—
c. Disability – Active Lives	XXX	XXX	50.0
d. Disability – Disabled Lives	XXX	XXX	18.4
e. Miscellaneous Reserves	XXX	XXX	288.4
(3) Total (gross: direct + assumed)	$2,319.4	$1,896.9	$2,788.1
(4) Reinsurance Ceded	28.0	28.0	890.6
(5) Total (net) (3) - (4)	$2,291.4	$1,868.9	$1,897.5

B. Separate Account with Guarantees:

(1) Subject to discretionary withdrawal, surrender values, or policy loans:
General Account
	Account Value	Cash Value	Reserve
a. Term Policies with Cash Value	—	—	—
b. Universal Life	—	—	—
c. Universal Life with Secondary Guarantees	—	—	—
d. Indexed Universal Life	—	—	—
e. Indexed Universal Life with Secondary Guarantees	—	—	—
f. Indexed Life	—	—	—
g. Other Permanent Cash Value Life Insurance	—	—	—
h. Variable Life	—	—	—
i. Variable Universal Life	$47.6	$37.8	$39.2
j. Miscellaneous Reserves	—	—	—
(2) Not subject to discretionary withdrawal or no cash values:
a. Term Policies without Cash Value	XXX	XXX	—
b. Accidental Death Benefits	XXX	XXX	—
c. Disability – Active Lives	XXX	XXX	—
d. Disability – Disabled Lives	XXX	XXX	—
e. Miscellaneous Reserves	XXX	XXX	—
(3) Total (gross: direct + assumed)	$47.6	$37.8	$39.2
(4) Reinsurance Ceded
(5) Total (net) (3) - (4)	$47.6	$37.8	$39.2

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis
C. Separate Account Nonguaranteed:

(1) Subject to discretionary withdrawal, surrender values, or policy loans:
General Account
	Account Value	Cash Value	Reserve
a. Term Policies with Cash Value	—	—	—
b. Universal Life	—	—	—
c. Universal Life with Secondary Guarantees	—	—	—
d. Indexed Universal Life	—	—	—
e. Indexed Universal Life with Secondary Guarantees	—	—	—
f. Indexed Life	—	—	—
g. Other Permanent Cash Value Life Insurance	—	—	—
h. Variable Life	—	—	—
i. Variable Universal Life	$2,379.8	$2,089.0	$2,146.2
j. Miscellaneous Reserves	—	—	—
(2) Not subject to discretionary withdrawal or no cash values:
a. Term Policies without Cash Value	XXX	XXX	—
b. Accidental Death Benefits	XXX	XXX	—
c. Disability – Active Lives	XXX	XXX	—
d. Disability – Disabled Lives	XXX	XXX	—
e. Miscellaneous Reserves	XXX	XXX	—
(3) Total (gross: direct + assumed)	$2,379.8	$2,089.0	$2,146.2
(4) Reinsurance Ceded	—	—
(5) Total (net) (3) - (4)	$2,379.8	$2,089.0	$2,146.2

17)     PREMIUM AND ANNUITY CONSIDERATIONS DEFERRED AND UNCOLLECTED

	December 31,
	2020		2019
	(in millions)
Line of Business	Gross	Net of Loading	Gross	Net of Loading
Ordinary new business	$—	$—	$(0.1)	$(0.1)
Ordinary renewal	(1.4)	(1.4)	(0.5)	(0.5)
Group life	0.3	0.3	0.3	0.3
Total premium and annuity considerations deferred and uncollected	$(1.1)	$(1.1)	$(0.3)	$(0.3)

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis
18)    SEPARATE ACCOUNTS
Separate Accounts’ Activity
The Company utilizes Separate Accounts to record and account for assets and liabilities for particular lines of business and/or transactions. For the current reporting year, the Company reported assets and liabilities from the following product lines/transactions in Separate Accounts.
•Variable Life
•Variable Annuities
In accordance with the domiciliary state procedures approving items within the Separate Accounts, the Separate Accounts classification of Variable Life and Variable Annuities are supported by Arizona Statute Section 20-651.

In accordance with the products/transactions recorded within the Separate Accounts, some assets are considered legally insulated whereas others are not legally insulated from the General Account. (The legal insulation of the Separate Accounts assets prevents such assets from being generally available to satisfy claims resulting from the General Account.)

As of December 31, 2020 and 2019, the Company’s Separate Accounts statement included legally insulated assets of $3,009.3 million and $2,663.8 million, and not legally insulated of $52.7 million and $40.4 million, respectively. The assets legally insulated include $609.9 million and $580.3 million of variable annuities and $2,399.4 million and $2,083.5 million for variable life as of December 31, 2020 and December 31, 2019, respectively. The non-insulated assets represent variable life.

In accordance with the products/transaction recorded within the Separate Accounts, some Separate Accounts liabilities are guaranteed by the General Account. (In accordance with the guarantees provided, if the investment proceeds are insufficient to cover the rate of return guaranteed for the product, the policyholder proceeds will be remitted by the General Account.)

Most of the Separate Accounts’ products the Company offers with guarantees from the General Account do not have explicit charges broken out from other M & E charges. For products with explicit charges for guarantees from the General Account, the Separate Accounts have paid risk charges of $0.5 million and $0.4 million and $0.4 million for the years ended December 31, 2020, 2019 and 2018, respectively.

For the years ended December 31, 2020, 2019 and 2018, the General Account of the Company has paid $2.1 million, $1.4 million and $1.0 million toward Separate Accounts’ guarantees.

None of the Company’s Separate Accounts engage in securities lending transactions.
General Nature and Characteristics of Separate Accounts Business
Separate and variable accounts held by the Company primarily represent funds for individual flexible payment variable annuity contracts of a non-guaranteed nature. These variable annuities generally provide incidental death benefit of the greater of account value or premium paid less any surrenders and surrender charges. Certain other Separate Accounts are used as funding vehicles for flexible premium variable life insurance policies, variable universal life insurance policies, survivorship variable universal life insurance policies, and corporate sponsored variable universal life insurance policies. The net investment experience of the separate account is credited directly to the policyholder and can be positive or negative. The assets and liabilities of these accounts are carried at market. This business has been included in Column 4 of the table below. Certain other Separate Accounts are used as funding vehicles for variable universal life insurance policies. These policies provide guaranteed interest rates of 4% or less or are segregated assets to support the equity indexed option of these policies. The assets of these Separate Accounts are carried at amortized cost. This business has been included in Column 1 and Column 2 of the table below.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis
Information regarding the Separate Accounts of the Company is as follows (in millions):

	Separate Accounts with Guarantees			Non-Guaranteed Separate Accounts	Total
	Indexed	Non-Indexed Guarantee Less than/equal to 4%	Non-Indexed Guarantee More than 4%
	(in millions)
1. Premiums, considerations or deposits for year ended 12/31/20	$—	$—	$—	$248.2	$248.2

2. Reserves at December 31, 2020 for accounts with assets at:
a. Market value	—	—	—	2,361.6	2,361.6
b. Amortized cost	39.2	392.5	—	—	431.7
c. Total reserves	$39.2	$392.5	$—	$2,361.6	$2,793.3

3. By withdrawal characteristics:
a. Subject to discretionary withdrawal:
b. With market value adjustment	39.2	—	—	—	39.2
c. At book value without market value adjustment and with current surrender charge of 5% or more	—	—	—	2,361.6	2,361.6
d. At market value	—	—	—	—	—
e. At book value without market value adjustment and with current surrender charge less than 5%	—	392.5	—	—	392.5
f. Subtotal	39.2	392.5	—	2,361.6	2,793.3
g. Not subject to discretionary withdrawal	—	—	—	—	—
h. Total (Gross: Direct and Assumed) (1)	$39.2	$392.5	$—	$2,361.6	$2,793.3
    ____________
(1)The Separate Accounts reserves are subject to $1,160.1 million of MODCO Reinsurance with Protective.

Reconciliation of Net Transfers To or (From) Separate Accounts (in millions):

1. Transfers as reported in the Summary of Operations of the Separate Accounts Statement:
a. Transfers to Separate Accounts	$248.2
b. Transfers from Separate Accounts	254.5
c. Net transfers to or (from) Separate Accounts (a) - (b)	$(6.3)
2. Reconciling Adjustments:
a._____________	—
b._____________	—
c._____________	—
3. Transfers as Reported in the Summary of Operations of
the Life, Accident & Health Annual Statement	$(6.3)

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis
19)     UNPAID CLAIM AND CLAIM EXPENSES
The liability for unpaid claims and claim expenses as of December 31, 2020 and 2019 is as follows:
Liability for Unpaid Claims and Claim Expenses

	December 31,
	2020	2019
	(in millions)
Group Employee Benefits	$50.4	$37.1

Gross Balance at January 1,	$37.1	$31.3
Less Reinsurance	16.3	10.9
Net Balance at January 1,	$20.8	$20.4

Incurred Claims (net) Related to:
Current Year	$82.0	$51.4
Prior Year	(5.6)	(10.7)
Total Incurred	$76.4	$40.7

Paid Claims (net) Related to:
Current Year	$56.6	$32.8
Prior Year	10.2	7.3
Total Paid	$66.8	$40.1

Net Balance at December 31,	$30.5	$20.8
Add Reinsurance	19.9	16.3
Gross Balance at December 31,	$50.4	$37.1

The table below presents incurred claims development as of December 31, 2020, net of reinsurance, cumulative claims frequency, and total incurred but not reported liability ("IBNR") for EFLOA's long-term disability business:

	2020	2019	2018	IBNR	Claim Frequency
	(in millions)
Long-term Disability
Incurral Year
2017	$1.8	$2.0	$2.5	$—	119
2018	5.2	5.2	7.4		218
2019	6.6	10.4			278
2020	13.6			4.3	254
Cumulative LTD Incurred Claims	$27.2	$17.6	$9.9	$4.3

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis
The table below presents incurred claims development as of December 31, 2019, net of reinsurance, cumulative claims frequency, and total incurred but not reported liability ("IBNR") for EFLOA's long-term disability business:

	2019	2018	2017	IBNR	Claim Frequency
	(in millions)
Long-term Disability
Incurral Year
2017	$2.0	$2.5	$3.1	$—	108
2018	5.2	7.4	—	—	183
2019	10.4	—	—	3.8	170
Cumulative LTD Incurred Claims	$17.6	$9.9	$3.1	$3.8

The claim frequency for long-term disability represents the number of unique claim events for which benefit payments have been made. Claim events are identified using a unique claimant identifier and incurral date (claim event date). Thus, if an individual has multiple claims for different disabling events (and thus different disability dates), each will be reported as a unique claim event. However, if an individual receives multiple benefits under more than one policy (for example, supplementary disability benefits in addition to the base policy), we treat it as a single claim occurrence because they are related to a single claim event. Claim frequency is expected to be lower for the most recent incurral year because claimants have to satisfy elimination period before being eligible for benefits. The historical claim payout pattern for the long-term disability for the years presented in the development table is not available because this is a relatively new line of business.

EFLOA discounts long-term disability liabilities as benefit payments are made over extended periods. Discount rate assumptions for these liabilities are based on the prescribed Statutory rates by year of incurral.
The following table reconciles the long-term disability net incurred claims development table to the liability for unpaid claims and claim expenses in the Company’s balance sheet as of December 31, 2020 and 2019:

	December 31,
	2020	2019
	(in millions)
Long-Term Disability Claim Development Table, net of reinsurance
Undiscounted LTD Incurred Claims, net of reinsurance	$27.2	$17.6
Subtract Cumulative LTD Paid Claims, net of reinsurance	(6.9)	(3.5)
Subtract Impact of LTD Discounting, net of reinsurance	(2.7)	(1.8)
LTD liabilities for unpaid claim and claim expense, net of reinsurance	$17.6	$12.3

Unpaid Claims and Claim Expenses, net of reinsurance
LTD liabilities for unpaid claim and claim expense, net of reinsurance	$17.6	$12.3
Other short-duration contracts, net of reinsurance	12.9	8.5
Total liabilities for unpaid claim and claim expense, net of reinsurance	$30.5	$20.8

Reinsurance Recoverable on unpaid claims
Long-term disability	$18.2	$14.2
Other short-duration contracts	1.7	2.1
Total Reinsurance Recoverable	$19.9	$16.3

Total liability for unpaid claim and claim expense	$50.4	$37.1

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

Equitable Financial Life Insurance Company of America
Notes to Financial Statements – Statutory Basis
20)    DEBT AND FEDERAL HOME LOAN BANK (“FHLB”)
Debt and Capital Notes

The Company has no debt or capital note obligations outstanding as of December 31, 2020 or 2019.
Federal Home Loan Bank (“FHLB”)

As of December 31, 2020, the Company invested $0.2 million in Class B membership stock in the FHLB. As of December 31, 2019, the Company invested $0.2 million in Class B membership stock in the FHLB. As a result of the investment, the Company has the capacity to borrow up to $300.0 million from the FHLB. As of December 2020, the Company had no borrowings from FHLB.

21)     SHARE-BASED COMPENSATION
Certain employees of EFLIC who perform services for EFLOA participate in various share-based payment arrangements sponsored by Equitable Holdings. EFLOA was allocated $3.2 million, $2.8 million and $2.9 million of compensation costs, included in Operating expenses in the statements of operations - statutory basis, for share-based payment arrangements during each of the years ended December 31, 2020, 2019 and 2018, respectively.

22)     SUBSEQUENT EVENTS
Events and transactions subsequent to the balance sheet date have been evaluated by management, for purpose of recognition or disclosure in these financial statements, through their date of issue on April 9, 2021.

COVID-19 Pandemic

During 2020, the COVID-19 pandemic has negatively impacted the U.S. and global economies and created impacts and risks to the Company’s business. As of December 31 2020, COVID-19 related impacts to the Company, including adverse mortality experience, have been manageable. However, it is expected that the effects from the pandemic are likely to persist for months to come, and as a result, the extent and nature of its full financial impact cannot reasonably be estimated at this time due to the continued uncertainty as to the severity and duration of the pandemic.

APPENDIX: INFORMATION ABOUT EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

PART II

Item 13.   Other Expenses of Issuance and Distribution

Item of Expense	Estimated Expense
Registration fees	$ [—	]
Federal taxes	N/A
State taxes and fees (based on 50 state average)	N/A
Trustees’ fees	N/A
Transfer agents’ fees	N/A
Printing and filing fees	$50,000	*
Legal fees	$10,000	*
Accounting fees	N/A
Audit fees	$20,000	*
Engineering fees	N/A
Directors and officers insurance premium paid by Registrant	N/A

* Approximate amounts

Item 14.   Indemnification of Directors and Officers

The By-Laws of Equitable Financial Life Insurance Company of America provide, in Article VI as follows:

ARTICLE VI

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

Section 1. Nature of Indemnity. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 6. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of Title 10, Arizona Revised Statutes are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based

1

in whole or in part upon any such state of facts. Such a “contract right” may not be modified retroactively without the consent of such director, officer, employee or agent.

The indemnification provided by this Article shall not be deemed exclusive of any other right to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this By-Law.

Item 15. Recent Sales of Unregistered Securities

None

Item 16. Exhibits and Financial Statement Schedules

1(a) Wholesale Distribution Agreement dated April 1, 2005 by and between MONY Life Insurance Company of America, MONY Securities Corporation, and AXA Distributors, LLC, is incorporated herein by reference to the Registration Statement on Form S-3 (File No. 333-177419) filed on October 20, 2011.

https://www.sec.gov/Archives/edgar/data/835357/000119312511276175/d236217dex991a.htm

(i) Form of the First Amendment dated as of October 1, 2013 to the Wholesale Distribution Agreement dated as of April 1, 2005 between MONY Life Insurance Company of America and AXA Distributors, LLC, previously filed with this Registration Statement on Form S-1 (File No. 333-195491) on April 19, 2016.

https://www.sec.gov/Archives/edgar/data/835357/000119312516546594/d170948dex99ai.htm

(ii) Second Amendment dated as of August 1, 2015 to the Wholesale Distribution Agreement dated as of April 1, 2005 between MONY Life Insurance Company of America and AXA Distributors, LLC, previously filed with this Registration Statement on Form S-1 (File No. 333-195491) on April 19, 2016.

https://www.sec.gov/Archives/edgar/data/835357/000119312516546594/d170948dex99aii.htm

1(b) Broker-Dealer Distribution and Servicing Agreement dated June 6, 2005 by and between MONY Life Insurance Company of America and AXA Advisors, LLC, is incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

https://www.sec.gov/Archives/edgar/data/835357/000119312512111970/d310144dex991e.htm

1(c) General Agent Sales Agreement dated June 6, 2005 by and between MONY Life Insurance Company of America and AXA Network, LLC, incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

https://www.sec.gov/Archives/edgar/data/835357/000119312512111970/d310144dex991d.htm

1(i) First Amendment dated as of August 1, 2006 to General Agent Sales Agreement dated as of August 1, 2006 by and between MONY Life Insurance Company of America and AXA Network, incorporated herein by reference to Post-Effective Amendment No. 12 to the Registration Statement on Form N-6 (File No. 333-134304) filed on March 1, 2012.

https://www.sec.gov/Archives/edgar/data/763862/000119312512092348/d236199dex99c9.htm

(ii) Second Amendment dated as of April 1, 2008 to General Agent Sales Agreement dated as of April 1, 2008 by and between MONY Life Insurance Company of America and AXA Network, LLC, incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

https://www.sec.gov/Archives/edgar/data/835357/000119312512111970/d310144dex991dii.htm

(iii) Form of the Third Amendment to General Agent Sales Agreement dated as of October 1, 2013 by and between MONY Life Insurance Company of America and AXA Network, LLC, incorporated herein by reference to registration statement on Form S-1 (333-195491) filed on April 21, 2015.

https://www.sec.gov/Archives/edgar/data/835357/000119312515139891/d829961dex991diii.htm

(iv) Form of the Fourth Amendment to General Agent Sales Agreement dated as of October 1, 2014 by and between MONY Life Insurance Company of America and AXA Network, LLC, incorporated herein by reference to registration statement on Form S-1 (333-195491) filed on April 21, 2015.

https://www.sec.gov/Archives/edgar/data/835357/000119312515139891/d829961dex991div.htm

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(v) Fifth Amendment to General Agent Sales Agreement, dated as of June 1, 2015 by and between MONY Life Insurance Company of America (“MONY America”) and AXA NETWORK, LLC and the additional affiliated entities of AXA Network, LLC, incorporated herein by reference to the Registration Statement on Form N-6 (File No. 333-207014) filed on December 23, 2015.

https://www.sec.gov/Archives/edgar/data/1585490/000119312515412386/d83707dex9926c4e.htm

(vi) Sixth Amendment to General Agent Sales Agreement, dated as of August 1, 2015 by and between MONY Life Insurance Company of America (“MONY America”) and AXA NETWORK, LLC and the additional affiliated entities of AXA Network, LLC., Incorporated herein by reference to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-229747) filed on April 16, 2019.

https://www.sec.gov/Archives/edgar/data/835357/000110465919021713/a19-1256_6ex1dcvi.htm

(vii) Seventh Amendment to General Agent Sales Agreement, dated as of April 1, 2016 by and between MONY Life Insurance Company of America (“MONY America”) and AXA NETWORK, LLC and the additional affiliated entities of AXA Network, LLC., Incorporated here by reference to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-229747) filed on April 16, 2019.

https://www.sec.gov/Archives/edgar/data/835357/000110465919021713/a19-1256_6ex1dcvii.htm

(2) Not Applicable.

https://www.sec.gov/Archives/edgar/data/835357/000119312520037423/d863779dex993ia.htm

https://www.sec.gov/Archives/edgar/data/835357/000119312520037423/d863779dex993iia.htm

(3)(i) Articles of Incorporation.

(a) Articles of Restatement of the Articles of Incorporation of Equitable Financial Life Insurance Company of America (as Amended December 13, 2020), incorporated by reference to the Post-Effective Amendment No.    to the Registration Statement on Form S-1 (File No. 333-223704) filed on Form S-1 on February 14, 2020.

https://www.sec.gov/Archives/edgar/data/835357/000119312520037423/d863779dex993ia.htm

(3)(ii) By-Laws.

(a) By-Laws of Equitable Financial Life Insurance Company of America (as Amended December 13, 2020), incorporated by reference to the Post-Effective Amendment No.    to the Registration Statement on Form S-1 (File No. 333-223704) filed on Form S-1 on February 14, 2020.

https://www.sec.gov/Archives/edgar/data/835357/000119312520037423/d863779dex993iia.htm

(4) Form of Contract.

(a) Proposed form of flexible payment variable annuity contract, incorporated herein by reference to the Registration Statement on Form N-4 (File No. 333-59717) filed on July 23, 1998.

https://www.sec.gov/Archives/edgar/data/814378/0000950123-98-006820.txt

(b) Proposed form of flexible payment variable annuity contract, incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 (File No. 333-72632) filed on January 9, 2002.

https://www.sec.gov/Archives/edgar/data/814378/000095010902000163/dex994.txt

(5) Opinion and consent of counsel regarding legality.

(a) Opinion and consent of Shane Daly as to the legality of securities being registered, incorporated herein by reference to the Registration Statement on Form S-1 (333-229747) filed on February 19, 2019.

https://www.sec.gov/Archives/edgar/data/835357/000110465919009307/a19-1256_6ex5da.htm

(b) Opinion and consent of Shane Daly as to the legality of securities being registered, filed herewith.

(9) Not applicable.

(10) Material Contracts.

(a) Services Agreement between The Mutual Life Insurance Company of New York and MONY Life Insurance Company of America, incorporated herein by reference to Post-Effective Amendment No. 22 to the Registration Statement on Form N-6 (File No. 333-06071) filed on April 30, 2003.

https://www.sec.gov/Archives/edgar/data/763862/000095010903002608/dex999a.txt

(b) Amended and Restated Services Agreement between MONY Life Insurance Company of America and AXA Equitable Life Insurance Company dated as of February 1, 2005, incorporated herein by reference to Annual Report on Form 10-K (File No. 333-65423) filed on March 31, 2005.

https://www.sec.gov/Archives/edgar/data/835357/000077172605000116/e7067_ex10-2.txt

(c) Broker-Dealer and General Agent Servicing Agreement for In-Force MLOA Products dated October 1, 2013, between MONY Life Insurance Company of America, AXA Advisors, LLC and AXA Network, LLC incorporated herein by reference to Post-Effective Amendment No. 24 to the Registration Statement on Form S-6 (333-56969) filed on April 25, 2014.

https://www.sec.gov/Archives/edgar/data/763862/000110465914030591/a14-4001_2ex99d13f.txt

3

(d) Wholesale Level Servicing Agreement for In-Force MLOA Products dated October 1, 2013, between MONY Life Insurance Company of America and AXA Distributors, LLC, incorporated herein by reference to Post-Effective Amendment No. 24 to the Registration Statement on Form S-6 (333-56969) filed on April 25, 2014.

https://www.sec.gov/Archives/edgar/data/763862/000110465914030591/a14-4001_2ex99d13g.txt

(e) Reinsurance Agreement by and among MONY Life Insurance Company of America and Protective Life Insurance Company, dated October 1, 2013, incorporated herein by reference to Post-Effective Amendment No. 24 to the Registration Statement on Form S-6 (333-56969) filed on April 25, 2014.

https://www.sec.gov/Archives/edgar/data/763862/000110465914030591/a14-4001_2ex99d19e.txt

(11) Not Applicable.

(12) Not Applicable.

(15) Not Applicable.

(16) Not Applicable.

(21) Not Applicable.

(23) Consents of Experts and Counsel.

(a) Consent of independent Auditors, filed herewith.

(b) See Item (5) above.

(24) Powers of Attorney.

(a) Powers of Attorney, filed herewith.

(25) Not Applicable.

(26) Not Applicable.

Item 17.   Undertakings

(a)         The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             to include any prospectus required by section 10 (a) (3) of the Securities Act of 1933;

(ii)          to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) (1) (i), (a) (1) (ii) and (a) (1) (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15 (d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424 (b) that is part of this Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4

(5)         That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

5

SIGNATURES

As required by the Securities Act of 1933, the Registrant has caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf, by the undersigned, duly authorized, in the City and State of New York, on the 20th day of April, 2021.

Equitable Financial Life Insurance Company of America
(Registrant)

By:	/s/ Shane Daly
Shane Daly
Vice President and Associate General Counsel
Equitable Financial Life Insurance Company of America

Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICER:

*	Chief Executive Officer and Director
Mark Pearson

PRINCIPAL FINANCIAL OFFICER:

*	Senior Executive Vice President and Chief Financial Officer
Robin Raju

PRINCIPAL ACCOUNTING OFFICER:

*	Senior Vice President, and Chief Accounting Officer
William EcKert

*DIRECTORS:

Daniel G. Kaye	Bertram Scott	Mark Pearson

Francis Hondal	Kristi Matus	George Stansfield

Joan Lamm-Tennant	Charles G.T. Stonehill
Ramon de Oliveira, Chairman of the Board

*BY:	/S/ SHANE DALY
Shane Daly
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description	Tag Value

5(b)	Opinion and Consent
23(a)	Consents of Independent Auditors
(24)(a)	Powers of Attorney